     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 2001

                                                      REGISTRATION NO. 333-67218


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-11


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                        MACQUARIE SECURITISATION LIMITED
                              (ABN 16 003 297 336)
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                            -------------------------

                                    LEVEL 23
                                 20 BOND STREET
                                SYDNEY NSW, 2000
                                    AUSTRALIA
                         TELEPHONE: (011) 612 8232 6090
  (ADDRESS, INCLUDING ZIP CODE/POST CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             -----------------------

                                AGENT FOR SERVICE

                          MACQUARIE EQUITIES (USA) INC.
                              ATTN.: DIANA BERGHERR
                               COMPLIANCE DIRECTOR
                                600 FIFTH AVENUE
                                    LEVEL 22
                            NEW YORK, NEW YORK 10020
                            TELEPHONE: (212) 548-2542
            (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                 WITH A COPY TO:

                BEVAN RICHARDSON                     DIANE CITRON, ESQ.
        MACQUARIE SECURITISATION LIMITED            MAYER, BROWN & PLATT
            LEVEL 23, 20 BOND STREET                    1675 BROADWAY
           SYDNEY NSW 2000, AUSTRALIA             NEW YORK, NEW YORK 10019

                             -----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, AS DETERMINED BY MARKET CONDITIONS.

         IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

         IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

         IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

         IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434 CHECK THE FOLLOWING BOX. [ ]

                         CALCULATION OF REGISTRATION FEE


===========================================================================================================================
                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
          TITLE OF EACH CLASS OF                   AMOUNT TO BE     OFFERING PRICE         AGGREGATE         REGISTRATION
        SECURITIES TO BE REGISTERED                 REGISTERED         PER UNIT        OFFERING PRICE(1)        FEE(2)
---------------------------------------------------------------------------------------------------------------------------
Class A Mortgage Backed Floating Rate Notes ..... $1,158,000,000         100%           $1,158,000,000       $289,500.00
Class B Mortgage Backed Floating Rate Notes ..... $42,000,000            100%             $42,000,000        $10,500.00
Total Mortgage Backed Floating Rate Notes ....... $1,200,000,000          --            $1,200,000,000       $300,000.00
---------------------------------------------------------------------------------------------------------------------------



   (1)   Estimated for the purpose of calculating the registration fee.
   (2)   $250 previously paid with initial filing.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                              CROSS REFERENCE SHEET

                  NAME AND CAPTION IN FORM S-11                                    CAPTION IN PROSPECTUS
                  -----------------------------                                    ---------------------
      1.  Forepart of Registration Statement and Outside Front          Front Cover of Registration Statement; Outside
          Cover Page of Prospectus                                      Front Cover Page of Prospectus

      2.  Inside Front and Outside Back Cover Pages of Prospectus       Inside Front Cover Page of Prospectus; Outside
                                                                        Back Cover Page of Prospectus

      3.  Summary Information, Risk Factors and Ratio of Earnings
          to Fixed Charges                                              Summary; Risk Factors

      4.  Determination of Offering Price                                                     *

      5.  Dilution                                                                            *

      6.  Selling Security Holders                                                            *

      7.  Plan of Distribution                                          Plan of Distribution

      8.  Use of Proceeds                                               Use of Proceeds

      9.  Selected Financial Data                                                             *

     10.  Management's Discussion and Analysis of Financial             Description of the Trust; Description of the
          Condition and Results of Operations                           Assets of the Trust

     11.  General Information as to Registrant                          The Issuer Trustee, Macquarie Bank Limited and the
                                                                        Manager

     12.  Policy with respect to Certain Activities                                           *

     13.  Investment Policies of Registrant                             Description of the Transaction Documents and
                                                                        Parties

     14.  Description of Real Estate                                    Description of the Assets of the Trust; PUMA
                                                                        Residential Loan Program

     15.  Operating Data                                                                      *

     16.  Tax Treatment of Registrant and Its Security Holders          Material United States Federal Income Tax
                                                                        Consequences, Australian Tax Consequences

     17.  Market Price of and Dividends on the Registrant's Common                            *
          Equity and Related Stockholder Matters

     18.  Description of Registrant's Securities                        Description of the US$ Notes

     19.  Legal Proceedings                                                                   *

     20.  Security Ownership of Certain Beneficial Owners and           The Issuer Trustee, Macquarie Bank Limited and the
          Management                                                    Manager

     21.  Directors and Executive Officers                                                    *

     22.  Executive Compensation                                                              *

     23.  Certain Relationships and Related Transactions                                      *

     24.  Selection, Management and Custody of Registrant's             Description of the US$ Notes; Description of the
          Investments                                                   Transaction Documents and Parties; PUMA
                                                                        Residential Loan Program

     25.  Policies with Respect to Certain Transactions                 Description of the US$ Notes

     26.  Limitations of Liability                                      Description of the Transaction Documents and
                                                                        Parties

     27.  Financial Statements and Information                                                *

     28.  Interests of Named Experts and Counsel                                              *

     29.  Disclosure of Commission Position on Indemnification for      Part II of Registration Statement
          Securities Act Liabilities

     30.  Quantitative and Qualitative Disclosures about Market Risk                          *

--------------------
*Not Applicable

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  Subject to Completion, Dated August 24, 2001
[LOGO]                                                                    [LOGO]
                             PRELIMINARY PROSPECTUS

                               THE PUMA PROGRAM


  US$1,158,000,000 (APPROXIMATE) CLASS A MORTGAGE BACKED FLOATING RATE NOTES

    US$42,000,000 (APPROXIMATE) CLASS B MORTGAGE BACKED FLOATING RATE NOTES

[LOGO]                       PUMA GLOBAL TRUST NO. 1                      [LOGO]
          MACQUARIE SECURITISATION LIMITED (ABN 16 003 297 336) MANAGER

           PERPETUAL TRUSTEES AUSTRALIA LIMITED (ABN 86 000 431 827) in its capacity as trustee of PUMA Global Trust No.1 -- ISSUER TRUSTEE

     The Class A notes and the Class B notes, collectively the US$ notes, will be collateralized by a pool of housing loans secured by properties located in Australia. PUMA Global Trust No. 1 and the transaction documents, apart from the underwriting agreement, will be governed by the laws of New South Wales, Australia. The underwriting agreement will be governed by the laws of New York.

     The US$ notes are not deposits and neither the US$ notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The US$ notes represent obligations of the issuer trustee in its capacity as trustee of PUMA Global Trust No.1 only and do not represent obligations of or interests in, and are not guaranteed by, Macquarie Securitisation Limited, Macquarie Bank Limited, Perpetual Trustees Australia Limited or the underwriters.

     Underwriting discounts and commissions will be paid by the manager and are not deducted from the proceeds of issue of the US$ notes.

    INVESTING IN THE US$ NOTES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 34.



                               INITIAL
                              PRINCIPAL                                         UNDERWRITING     PROCEEDS
                               BALANCE             INITIAL        PRICE TO     DISCOUNTS AND     TO ISSUER
                            (APPROXIMATE)       INTEREST RATE      PUBLIC       COMMISSIONS       TRUSTEE
                          -----------------   ----------------   ----------   ---------------   ----------
Class A notes .........   $1,158,000,000      LIBOR + [   ]%     100%              $[   ]       $[   ]
Class B notes .........   $   42,000,000      LIBOR + [   ]%     100%              $[   ]       $[   ]


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE US$ NOTES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




DEUTSCHE BANC ALEX. BROWN
                          CREDIT SUISSE FIRST BOSTON
                                                            SALOMON SMITH BARNEY
                   The date of this prospectus is [ ], 2001.

                                TABLE OF CONTENTS

                                                                          PAGE
Disclaimers With Respect to Sales to
   Non-U.S. Investors ..................................................    3
Australian Disclaimers .................................................    6
Summary ................................................................    7
   Parties to the Transaction ..........................................    7
   Structural Diagram ..................................................    9
   Summary of the Notes ................................................   10
   Establishment of PUMA Global Trust No.1 .............................   11
   Housing Loans .......................................................   11
   The Housing Loan Pool ...............................................   12
Security for the Notes .................................................   13
   Payments on the Notes Limited to Assets of the Trust ................   13
   Acquisition of Additional Housing Loans .............................   13
   Pre-Funding Pool ....................................................   14
   Application of Pre-Funding Pool during the Pre-Funding Period .......   14
   Substitution Period .................................................   14
   Sale of Housing Loans ...............................................   15
   Credit Enhancements .................................................   15
   Liquidity Enhancements ..............................................   17
   Principal Cash Balance ..............................................   17
   Redraws, Further Advances and Subordinate Funded Further Advances ...   18
   Hedging Arrangements ................................................   19
   Collections .........................................................   20
   Interest on the Notes ...............................................   20
   Principal on the Notes ..............................................   21
   Optional Redemption .................................................   22
   Transaction Fees ....................................................   23
   Pre-Enforcement Cashflow Diagrams ...................................   25
   Withholding Tax .....................................................   27
   Redemption of the Notes for Imposition of Withholding or other Taxes    28
   Australian Tax Status ...............................................   28
   U.S. Tax Status .....................................................   29
   Legal Investment ....................................................   29
   ERISA Considerations ................................................   29
   Book Entry Registration .............................................   29
   Registration Details ................................................   30
   Ratings of the Notes ................................................   30
   Investment Risks ....................................................   30
Risk Factors ...........................................................   31
Cautionary Note Regarding Forward-Looking Statements ...................   46
Capitalized Terms ......................................................   46
U.S. Dollar Presentation ...............................................   46
The Issuer Trustee, Macquarie Bank Limited and the Manager .............   46
   The Issuer Trustee ..................................................   46
   Macquarie Bank Limited ..............................................   47
   The Manager .........................................................   48
Description of the Trust ...............................................   48
   PUMA Program ........................................................   48
   PUMA Global Trust No.1 ..............................................   48
   Other Trusts ........................................................   49
Description of the Assets of the Trust .................................   50
   Assets of the Trust .................................................   50
   The Housing Loans ...................................................   50
   Acquisition of the Housing Loans on the Closing Date ................   51
   Acquisition of Housing Loans after the Closing Date .................   51
   Pre-Funding Pool ....................................................   52
   Expected Timing of Principal Repayments..............................   53
   Redraws, Further Advances and Subordinate Funded Further Advances ...   53
   Sale of Housing Loans ...............................................   54
   Certification of Housing Loans ......................................   55
   Substitution of Property securing a Housing Loan ....................   57
   Other Features of the Housing Loans .................................   57
   Tasmanian Housing Loans .............................................   58
   General Insurance ...................................................   58
   Other Assets of the Trust ...........................................   58
Statistical Information on the Housing Loan Pool .......................   60
Housing Loan Information ...............................................   61
PUMA Residential Loan Program ..........................................   72
   Origination and Management of Housing Loans .........................   72
   Approval and Underwriting Process ...................................   74
   PUMA's Product Types ................................................   77
   Special Features of the Housing Loans ...............................   78
   Origination, Settlement and Management of Housing Loans Under
      Constant Review by Manager .......................................   81
The Mortgage Insurance Policies ........................................   81
   General .............................................................   81
   Description of the Mortgage Insurers ................................   82
   Primary Cover .......................................................   84
   Open Policies .......................................................   85
   Cashflow Cover ......................................................   85
   Reductions ..........................................................   86
   Exclusions ..........................................................   87
Description of the US$ Notes ...........................................   88
   General .............................................................   88
   Form of the US$ Notes................................................   89

   Interest on the US$ Notes............................................   95
   Redemption of the US$ Notes .........................................   96
   Prescription ........................................................   98
   Withholding or Tax Deductions .......................................   99
   Directions by US$ Noteholders........................................   99

                                                                          PAGE
   Amendments to US$ Notes and Note
      Trust Deed .......................................................    99
   Reports to Noteholders ..............................................   101
Description of the Cashflows of the Trust ..............................   103
   Principles Underlying the Cashflows .................................   103
   Key Dates and Periods ...............................................   103
   Determination of Collections ........................................   105
   Distribution of Collections .........................................   106
   Pre-Funding Pool ....................................................   109
   Principal Cash Balance ..............................................   110
   Income Reserve ......................................................   111
   Subordination and Deferral of Manager's Fees ........................   112
   Issue of A$ Notes....................................................   112
   Payments of Interest on the US$ Notes................................   113
   Payment of Principal on the US$ Notes and A$ Subordinated Notes......   115
Description of the Transaction Documents and Parties ...................   117
   The Trust Deed and Sub-Fund Notice ..................................   117
   Termination of the Trust ............................................   119
   The Issuer Trustee ..................................................   119
   The Manager .........................................................   124
   Auditing of Accounts ................................................   126
   Limits on Rights of Noteholders .....................................   126
   The Note Trust Deed .................................................   127
   The Security Trust Deed .............................................   129
   The Currency Swaps ..................................................   138
   Interest Rate Swaps .................................................   143
   The Redraw Facility .................................................   145
Servicing of the Housing Loans .........................................   150
   General .............................................................   150
   Collection and Enforcement Procedures ...............................   151
   Collection and Enforcement Process ..................................   152
   PUMA Program's Delinquency Experience ...............................   153
Prepayment and Yield Considerations ....................................   155
   General .............................................................   155
   Prepayments to Noteholders ..........................................   156
   Prepayment Models and Weighted Average Lives ........................   157
Use of Proceeds ........................................................   162
Legal Aspects of the Housing Loans .....................................   162
   General .............................................................   162
   Nature of Housing Loans as Security .................................   162
   Enforcement of Registered Mortgages, Housing Loans and Guarantees ...   165
   Penalties and Prohibited Fees .......................................   166
   Bankruptcy and Insolvency ...........................................   166
   Environmental .......................................................   167
   Insolvency Considerations ...........................................   167
   Tax Treatment of Interest on Australian Housing Loans ...............   168
   Consumer Credit Code ................................................   168
Material United States Federal Income Tax Consequences .................   169
   Overview ............................................................   169
   General .............................................................   170
   Sale of Notes .......................................................   170
   Market Discount .....................................................   170
   Premium .............................................................   171
   Backup Withholding ..................................................   172
Australian Tax Consequences ............................................   172
   Payments of Interest ................................................   172
   Tax Treaty with the United States ...................................   173
   Profit on Sale or Repayments of Principal............................   174
   Goods and Services Tax ..............................................   174
   Australian Income Tax ...............................................   176
   Tax Reform Proposals ................................................   176
   Other Taxes .........................................................   178
Enforcement of Foreign Judgments in Australia ..........................   178
Exchange Controls and Limitations ......................................   179
ERISA Considerations ...................................................   180
Legal Investment Considerations ........................................   181
Available Information ..................................................   181
Ratings of the Notes ...................................................   182
Plan of Distribution ...................................................   182
   Underwriting ........................................................   182
   Offering Restrictions ...............................................   184
General Information ....................................................   185
   UK Paying Agency Matters ............................................   185
   Authorization .......................................................   186
   Litigation ..........................................................   186
   Euroclear and Clearstream, Luxembourg ...............................   186
   Transaction Documents Available for Inspection ......................   186
Announcement ...........................................................   187
Legal Matters ..........................................................   187
Glossary ...............................................................   188

            DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

     This section entitled "Disclaimers with Respect to Sales to Non-U.S. Investors" applies only to the offering of the US$ notes in countries other than the United States of America. In this section, references to Perpetual Trustees Australia Limited are to that company in its capacity as trustee of PUMA Global Trust No.1, and not its personal capacity. Macquarie Securitisation Limited is responsible and liable for this prospectus in the United States of America.

     Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the US$ notes in any country or jurisdiction. The US$ notes may be offered non-publicly in other jurisdictions. The US$ notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers US$ notes or possesses or distributes this prospectus or any other offering material. The distribution of this prospectus and the offer or sale of the US$ notes may be restricted in some jurisdictions. In particular, there are restrictions on the distribution of this prospectus and the offer and sale of the US$ notes in the United Kingdom, Australia and in the United States of America. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the US$ notes, see "Plan of Distribution" in this prospectus.

     This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the US$ notes by or on behalf of Perpetual Trustees Australia Limited or Macquarie Securitisation Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.


     Macquarie Securitisation Limited accepts responsibility for the information contained in "Summary -- The Housing Loan Pool", "The Issuer Trustee, Macquarie Bank Limited and the Manager -- The Manager", "Description of the Assets of the Trust -- The Housing Loans", "-- Substitution of Property Securing a Housing Loan", "-- Other Features of the Housing Loans", "-- General Insurance" and
"-- Statistical Information on the Housing Loan Pool", "Housing Loan Information", "PUMA Residential Loan Program" and "Servicing of the Housing Loans". To the best of the knowledge and belief of Macquarie Securitisation Limited, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information. The information contained in the other sections of this prospectus has been prepared by Macquarie Securitisation Limited based on information available to it. Whilst Macquarie Securitisation Limited believes the contents of this prospectus are correct, it makes no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of such information or any other information supplied in connection with the issue of the US$ notes.


     Macquarie Bank Limited (ABN 46 008 583 542) accepts responsibility for the information contained in "The Issuer Trustee, Macquarie Bank Limited and the Manager -- Macquarie Bank Limited". To the best of the knowledge and belief of Macquarie Bank Limited, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.


     Perpetual Trustees Australia Limited accepts responsibility for the information contained in "The Issuer Trustee, Macquarie Bank Limited and the Manager -- The Issuer Trustee". To the best of the knowledge and belief of Perpetual Trustees Australia Limited, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.


     The Bank of New York accepts responsibility for the information contained in "Description of the Transaction Documents and Parties -- The Note Trust Deed -- Appointment of Note Trustee". To the best of the knowledge and belief of The Bank of New York, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.


     Deutsche Bank AG New York Branch accepts responsibility for the information contained in "Description of the Transaction Documents and Parties -- The Currency Swap -- Currency Swap Provider". To the best of the knowledge and belief of Deutsche Bank AG New York Branch, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

     Each of Deutsche Bank AG Sydney Branch, Morgan Guaranty Trust Company of New York, London Office, UBS Australia Limited and Commonwealth Bank of Australia, as an interest rate swap provider, accepts responsibility for the information contained under the respective section headed by its name in "Description of the Transaction Documents and Parties -- Interest Rate Swaps -- Description of Interest Rate Swap Providers". To the best of the knowledge and belief of each interest rate swap provider, each of which has taken all reasonable care to ensure that such is the case, the information contained in the relevant section is in accordance with the facts and does not omit anything likely to affect the import of that information.

     None of Perpetual Trustees Australia Limited, in its personal capacity and as issuer trustee, Perpetual Trustee Company Limited (ABN 42 001 001 007), as security trustee, The Bank of New York, in its personal capacity and as note trustee, note registrar, principal paying agent, agent bank and paying agent, Macquarie Bank Limited as redraw facility provider, Deutsche Bank AG, New York Branch, as currency swap provider, or Deutsche Bank AG Sydney Branch, Morgan Guaranty Trust Company of New York, London Office, UBS Australia Limited and Commonwealth Bank of Australia, as interest rate swap providers, accept any responsibility for any information contained in this prospectus and has not separately verified the information contained in this prospectus and makes no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the US$ notes except with respect to the information for which it accepts responsibility in the preceding five paragraphs.

     Perpetual Trustees Australia Limited, in its personal capacity and as issuer trustee, Macquarie Securitisation Limited, as manager, Perpetual Trustee Company Limited, in its personal capacity and as security trustee, The Bank of New York, as note trustee, note registrar, principal paying agent, agent bank and paying agent, Macquarie Bank Limited as redraw facility provider, Deutsche Bank AG New York Branch, as currency swap provider, Deutsche Bank AG Sydney Branch, Morgan Guaranty Trust Company of New York, London Office, UBS Australia Limited and Commonwealth Bank of Australia as interest rate swap providers and the underwriters do not recommend that any person should purchase any of the US$ notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the US$ notes.


     Each person receiving this prospectus:

     o acknowledges that he or she has not relied on discussions or correspondence with the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions;

     o acknowledges that this prospectus and any other information supplied in connection with the US$ notes is not intended to provide the basis of any credit or other evaluation;

     o acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in the prospectus during the life of the US$ notes;

     o should make their own independent investigation of the trust and the US$ notes; and

     o should seek their own tax, accounting and legal advice as to the consequences of investing in any of the US$ notes.

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the US$ notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustees Australia Limited, Macquarie Securitisation Limited or any of the underwriters.

     Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

     o there has been no material change in the affairs of the trust or any party named in this prospectus since the date of this prospectus or the date upon which this prospectus has been most recently amended or supplemented; or

     o any other information supplied in connection with the US$ notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

     Perpetual Trustees Australia Limited's liability to make payments of interest and principal on the US$ notes is limited to the assets of the trust available to be applied towards those payments in accordance with the transaction documents. All claims against Perpetual Trustees Australia Limited in relation to the US$ notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

                            AUSTRALIAN DISCLAIMERS

     o Investments in the US$ notes do not represent deposits or other liabilities of Macquarie Bank Limited, Macquarie Securitisation Limited or any other member of the Macquarie Bank Limited group and are subject to investment risk, including possible delays in repayment and loss of income and principal invested.


     o None of Macquarie Bank Limited, Macquarie Securitisation Limited, any other member of the Macquarie Bank Limited group, Perpetual Trustees Australia Limited, Perpetual Trustee Company Limited, The Bank of New York, as note trustee, note registrar, principal paying agent, agent bank and paying agent, Deutsche Bank AG New York Branch, as currency swap provider, nor any underwriter or interest rate swap provider in any way guarantees any particular rate of return on, the performance of or the payment of interest or repayment of principal due on the US$ notes.


     o None of the obligations of Perpetual Trustees Australia Limited, in its capacity as trustee of the trust, or Macquarie Securitisation Limited, as manager, is guaranteed in any way by Macquarie Bank Limited or any other member of the Macquarie Bank Limited group or by Perpetual Trustee Company Limited or any associate of Perpetual Trustee Company Limited.

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.

                           PARTIES TO THE TRANSACTION

TRUST.......................   PUMA Global Trust No. 1

ISSUER TRUSTEE..............   Perpetual Trustees Australia Limited, in its
                               capacity as trustee of the trust

MANAGER.....................   Macquarie Securitisation Limited, Level 23, 20
                               Bond Street, Sydney NSW 2000 Australia +
                               612-8232-6486

NOTE TRUSTEE................   The Bank of New York, New York Branch

SECURITY TRUSTEE............   Perpetual Trustee Company Limited

PRINCIPAL PAYING AGENT......   The Bank of New York, New York Branch

PAYING AGENT................   The Bank of New York, London Branch

AGENT BANK..................   The Bank of New York, New York Branch

NOTE REGISTRAR..............   The Bank of New York, New York Branch

INCOME AND CAPITAL
 UNITHOLDER.................   Macquarie Securitisation Limited


UNDERWRITERS................   Deutsche Banc Alex. Brown Inc.
                               Credit Suisse First Boston Corporation
                               Salomon Smith Barney Inc.


REDRAW FACILITY PROVIDER....   Macquarie Bank Limited

MORTGAGE INSURERS...........   CGU Lenders Mortgage Insurance Limited (ABN49
                               000 781 171)

                               GE Mortgage Insurance Pty. Ltd. (ABN61 071 466
                               334)

                               GE Capital Mortgage Insurance Corporation
                               (Australia) Pty. Ltd. (ABN 51 081 488 440)

                               PMI Mortgage Insurance Ltd. (ABN 70 000 511 071)

                               Royal & Sun Alliance Lenders Mortgage Insurance Limited (ABN 55 001 825 725)

                               Commonwealth of Australia


INTEREST RATE
 SWAP PROVIDRRS..............  Deutsche Bank AG Sydney Branch (ABN 13 064 165
                               162)

                               Morgan Guaranty Trust Company of New York,
                               London Office (ABN 19 065 326 356)

                               UBS Australia Limited (ABN 81 003 059 461)

                               Commonwealth Bank of Australia (ABN 48 123 123
                               124)


CURRENCY SWAP PROVIDER......   Deutsche Bank AG New York Branch


RATING AGENCIES.............   Fitch, Inc.
                               Moody's Investors Service, Inc.
                               Standard & Poor's Ratings Group

AUDITOR.....................   PricewaterhouseCoopers

                               STRUCTURAL DIAGRAM

                               [GRAPHIC OMITTED]

                                                     ORIGINATION AND SERVICING
                                                  MORTGAGE MANAGERS ORIGINATE AND
                                                SERVICE HOUSING LOANS IN THE NAME OF
                                               THE ISSUER TRUSTEE, AS TRUSTEE OF THE
                                                  PUMA WAREHOUSE TRUST, WHICH ARE                                SECURITY TRUSTEE
                                                SUBSEQUENTLY TRANSFERRED TO THE PUMA                            PERPETUAL TRUSTEE
                                                      GLOBAL TRUST NO. 1 TRUST                                   COMPANY LIMITED
                                                                                                                THE HOUSING LOANS
                                                                                                                    AND OTHER
                                                               ASSETS                                               AUTHORISED
                                                 HOUSING LOANS AND OTHER AUTHORIZED                              INVESTMENTS ARE
                                                            INVESTMENTS                                         SECURED IN FAVOUR
                                                                                                                 OF THE SECURITY
                                                                                                               TRUSTEE AS SECURITY
                                                          $A PAYMENTS FROM                                      FOR THE NOTES AND
                                                         THE HOUSING LOANS                                        OTHER SECURED
                                                                                                                   OBLIGATIONS
      MANAGER                  MANAGER                                                    FLOATING CHARGE
     MACQUARIE              ESTABLISHES AND                ISSUER TRUSTEE                 OVER THE ASSETS
   SECURITISATION            MANAGES PUMA       PERPETUAL TRUSTEE AUSTRALIA LIMITED         OF THE TRUST         MORTGAGE INSURER
      LIMITED             GLOBAL TRUST NO. 1                                                 UNDER THE
                                                                                           SECURITY TRUST        o CGU LENDERS
                                                      PUMA GLOBAL TRUST NO. 1                   DEED               MORTGAGE
    REDRAW FACILITY        REDRAW FACILITY            -----------------------                                      INSURANCE LIMITED
        PROVIDER             ADVANCES AND                                                                        o GE MORTGAGE
MACQUARIE BANK LIMITED       REPAYMENTS                                                                            INSURANCE PTY LTD
                                                        A$ PAYMENTS ON THE                 PAYMENTS FROM         o GE CAPITAL
                                                          CURRENCY SWAPS                      MORTGAGE             MORTGAGE
     INTEREST RATE           A$ PAYMENTS                                                     INSURANCE             INSURANCE
     SWAP PROVIDERS         AND RECEIPTS                                                      POLICIES             CORPORATION
                              UNDER THE                   CURRENCY SWAP                                            (AUSTRALIA) PTY
o DEUTSCHE BANK AG          INTEREST RATE                    PROVIDER                                              LTD
o MORGAN GUARANTY               SWAPS                    DEUTSCHE BANK AG                                        o PMI MORTGAGE
  TRUST COMPANY OF                                       NEW YORK BRANCH                                           INSURANCE LTD
  NEW YORK, LONDON                                                                                               o ROYAL & SUN
  OFFICE                                                                                                           ALLIANCE LENDERS
o UBS AUSTRALIA                                     US$ PAYMENTS ON US$ NOTES                                      MORTGAGE
  LIMITED                                                                                                          INSURANCE LIMITED
o COMMONWEALTH                                                                                                   o COMMONWEALTH OF
  BANK OF AUSTRALIA                                      PRINCIPAL PAYING                                          AUSTRALIA
                                                               AGENT
                                                       THE BANK OF NEW YORK,
                                                          NEW YORK BRANCH                RESIDUAL PAYMENTS       INCOME AND CAPITAL
                                                                                                                     UNITHOLDER
                                                                                                                      MACQUARIE
                                                                                                                   SECURITISATION
                                                                                                                      LIMITED

                                                          THE DEPOSITORY                   ISSUE OF US$
                                                           TRUST COMPANY                     NOTES BY                US$ NOTES
                                                         CLEARING SYSTEM                  ISSUER TRUSTEE

                                                                                                                  NOTE TRUSTEE AND
                                                                                                                     REGISTRAR
                                                                                                               THE BANK OF NEW YORK,
                                                        US$ NOTE INVESTORS                                        NEW YORK BRANCH
                                                                                                               THE NOTE TRUSTEE ACTS
                                                                                                                 AS TRUSTEE FOR THE
                                                                                                                   BENEFIT OF US$
                                                                                                                    NOTEHOLDERS

                              SUMMARY OF THE NOTES

     The issuer trustee will issue Class A notes, along with Class B notes, all of which will be limited recourse obligations of the issuer trustee collateralized by the same pool of housing loans. Unless otherwise specified, payments and priorities are described in relation to noteholders' rights prior to any enforcement under the security trust deed. When used in this prospectus the term "US$ notes" will mean the Class A notes and the Class B notes and the term "US$ noteholders" means the holders of any Class A and/or Class B notes. The issuer trustee may in some circumstances also issue A$ redraw notes and/or A$ subordinated notes, together referred to as "A$ notes" (and references to "A$ noteholders" will be construed accordingly), which will be limited recourse obligations of the issuer trustee collateralized by the same pool of housing loans. The A$ redraw notes and the A$ subordinated notes will not be registered in the United States and are not being offered by this prospectus. When used in this prospectus the term "notes" will mean both the US$ notes and the A$ notes and references to "noteholders" will be construed accordingly.


                US$ NOTES                           CLASS A                     CLASS B
------------------------------------------------------------------------------------------------------
Initial Principal Balance
  (approximate)                           US$1,158,000,000            US$42,000,000
------------------------------------------------------------------------------------------------------
% of Total Initial Principal Balance
  of all notes                            96.5%                       3.5%
------------------------------------------------------------------------------------------------------
Anticipated Ratings:
  Fitch, Inc.                             AAA                         AA--

  Moody's Investors Service, Inc.         Aaa                         Not rated

  Standard& Poor's Ratings Group          AAA                         AA-
------------------------------------------------------------------------------------------------------
Interest rate up to but excluding
  the quarterly payment date in
  September, 2008                         three-month LIBOR +[   ]%   three-month LIBOR +[   ]%
------------------------------------------------------------------------------------------------------
Interest rate after and including
  the quarterly payment date in
  September, 2008                         three-month LIBOR +[   ]%   three-month LIBOR +[   ]%
------------------------------------------------------------------------------------------------------
Interest Accrual Method                   actual/360
------------------------------------------------------------------------------------------------------
Closing Date                              On or about September 20, 2001
------------------------------------------------------------------------------------------------------
Quarterly Payment Dates                   The 20th day or, if the 20th day is not a business day, then the next business day, of each of March, June, September and
                                          December, beginning on December 20, 2001.
------------------------------------------------------------------------------------------------------

                US$ NOTES                           CLASS A                     CLASS B
------------------------------------------------------------------------------------------------------
Pre-Funding Period                        During the period from the closing date up to and including the seventh business day prior to the first quarterly
                                          payment date, the issuer trustee may acquire additional
                                          housing loans by applying the prefunding pool. See
                                          "Description of Assets of the Trust -- Acquisition of
                                          Housing Loans after the Closing Date -- The Pre-Funding
                                          Period" below.
------------------------------------------------------------------------------------------------------
Anticipated Revolving Period              During the substitution period, which is the period from
                                          the closing date up to and including the seventh business
                                          day prior to the second quarterly payment date, collections otherwise available to repay principal on the notes may be used to acquire additional housing loans. See "Description of the Assets of the Trust -- Acquisition of Housing Loans
                                          after the Closing Date -- the Substitution Period" in
                                          this prospectus.
------------------------------------------------------------------------------------------------------
Business Day                              New York, London, Sydney.
------------------------------------------------------------------------------------------------------
Clearance/Settlement                      DTC/Euroclear/Clearstre Luxembourg
------------------------------------------------------------------------------------------------------
Final Maturity Date                       The quarterly payment date falling in September 2033
------------------------------------------------------------------------------------------------------


ESTABLISHMENT OF PUMA GLOBAL TRUST NO.1

       The PUMA Program was established pursuant to a trust deed dated July 13, 1990. The trust deed provides the general terms and structure for securitization under the PUMA Program. A sub-fund notice from Macquarie Securitisation Limited, as the manager of the PUMA Program, to the issuer trustee, sets out the specific details of the PUMA Global Trust No.1. These details may vary from the terms set forth in the trust deed. Each securitization under the program is a separate transaction with a separate trust. The assets of the PUMA Global Trust No.1 will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of the PUMA Global Trust No.1. See "Description of the Trust" below.

       The ultimate beneficial interest in the trust is held by Macquarie Securitisation Limited as capital and income unitholder. The capital and income unitholder is only entitled to receive payments or distributions subject to prior-ranking entitlements described under the heading "Description of the Cashflows of the Trust -- Distributions of Collections" below.

HOUSING LOANS

       The PUMA Global Trust No.1 involves the securitization of housing loans originated by appointed mortgage managers in the name of Perpetual Trustees Australia Limited, in its capacity as trustee on behalf of the PUMA Program and secured by mortgages on residential property located in Australia. The manager is responsible for the day to day servicing of the housing loans but generally delegates part of this servicing responsibility to the mortgage manager which originated the relevant housing loan. Perpetual Trustees Australia Limited will issue the floating rate US$ notes to fund the acquisition of the beneficial interest in the housing loans by the PUMA Global Trust No.1 from other trusts within the PUMA Program.

THE HOUSING LOAN POOL

     The housing loan pool will consist of fixed rate and/or variable rate residential housing loans secured by mortgages on owner occupied and non-owner occupied one-to-four family residential properties. The housing loans will have terms to stated maturity of no more than 30 years and 1 month. Macquarie Securitisation Limited expects the pool of housing loans that is to be acquired as at the closing date to have characteristics similar to the following:


             SELECTED PRELIMINARY HOUSING LOAN POOL DATA AS OF THE
                     CLOSE OF BUSINESS ON AUGUST 13, 2001

     Number of Housing Loans .....................................13,198
     Number of Housing Loan Accounts .............................15,317
     Housing Loan Pool Size .............................A$1,982,109,868
     Average Current Housing Loan Balance .....................A$150,183
     Maximum Current Housing Loan Balance .....................A$849,378
     Minimum Current Housing Loan Balance ......................A$10,095
     Total Valuation of the Properties ..................A$2,954,773,709
     Maximum Remaining Term to Maturity in months ...................361
     Weighted Average Remaining Term to Maturity in months ..........338
     Weighted Average Seasoning in months ............................19
     Weighted Average Original Loan-to-Value Ratio ...............77.51%
     Maximum Original Loan-to-Value Ratio ........................95.00%

       The original loan-to-value ratio of a housing loan is calculated by comparing the initial approved principal amount of the housing loan, being the maximum amount of principal that can be drawn on the housing loan, to the valuation of the property which is determined by the mortgage manager for the purposes of approving the housing loan as described in "PUMA Residential Loan Program -- Approval and Underwriting Process -- Valuation of Mortgaged Property" below. In some circumstances, the original loan-to-value ratio at the origination of the housing loan may not reflect the original loan-to-value ratio at the closing date. Such circumstances include if one of the properties securing a housing loan that is secured by two or more properties has been released from the related mortgage securing the housing loan, if one property securing a housing loan is substituted for another property or if a borrower has been given a further advance. In all such circumstances, the loan-to-value ratio will be based on the then approved principal amount of the housing loan and the applicable valuation of the security properties at the time of the revaluation.

       There has not been any revaluation of the housing loan security for the specific purpose of the issue of the US$ notes. Revaluations are only conducted in the circumstances described in the paragraph above. An insignificant proportion of the properties securing the housing loans have been revalued in this manner.

     Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. Additionally, new housing loans may be substituted for housing loans that are removed from the housing loan pool. This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. On this basis, the housing loan pool characteristics shown in the preceding table are indicative only and the final housing loan pool will, subject to any changes as described in the following paragraph, be finalized on the closing date. The manager will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table, unless a revised prospectus is delivered to prospective investors which contains an update of the pool characteristics described in the table above.

       In addition, it is expected that the issuer trustee will utilize part of the proceeds from the issuance of the US$ notes, along with collections from the housing loans, to acquire additional housing loans and to make further advances, other than subordinate funded further advances, in the period from the closing date up to and including the date falling seven business days prior to the second quarterly payment date.

       The issuer may make subordinate funded further advances on existing housing loans at any time. The subordinate funded further advances may only be funded by way of subordinated drawings under the redraw facility.

       The issuer trustee may also sell housing loans in limited circumstances and, in some cases, may acquire replacement housing loans from the proceeds of such a sale. See "Description of the Assets of the Trust -- Acquisition of Housing Loans after the Closing Date" and "-- Sale of Housing Loans". Any such acquisition or sale of housing loans, or making of further advances, will affect the housing loan pool characteristics set out above.

       The manager has selected, and will select, the housing loans based on its selection criteria. Any housing loans so selected must comply with the criteria described in "Description of the Assets of the Trust -- The Housing Loans" and any applicable rating agency requirements.

SECURITY FOR THE NOTES

       To secure the trust's payment obligations to the US$ noteholders, all other noteholders and its other secured creditors, all of the assets of the trust will be charged by the issuer trustee under the security trust deed in favor of Perpetual Trustee Company Limited, a separate security trustee, see "Description of the Transaction Documents and Parties -- The Security Trust Deed -- Nature of the Charge". The security trustee's role in the transaction will be to maintain the security over the assets of the trust and to take steps to liquidate the assets of the trust upon the occurrence of certain events of default, see "Description of the Transaction Documents and Parties -- The Security Trust Deed -- Events of Default" and "Description of the Transaction Documents and Parties -- The Security Trust Deed -- Enforcement of the Charge".

PAYMENTS ON THE NOTES LIMITED TO ASSETS OF THE TRUST

       Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.

ACQUISITION OF ADDITIONAL HOUSING LOANS

       In addition to the acquisition of the housing loan pool on the closing date, the issuer trustee, at the direction of the manager, may acquire additional housing loans during the:

 o Pre-Funding Period -- being the period from the closing date up to and including the date falling on the seventh business day prior to the first quarterly payment date, by utilizing pre-funding pool amounts first and then by utilizing collections received during the pre-funding period; and

 o Substitution Period -- being the period from the closing date up to and including the date falling on the seventh business day prior to the second quarterly payment date, by utilizing the principal cash balance and collections received during the substitution period that are not applied in payment of expenses or held as a reserve as described under the heading "-- Liquidity Enhancements -- Application of Principal Collections and Principal Cash Balance towards Expenses" below.

       After the end of the substitution period, no additional housing loans may be acquired by the issuer trustee except in the limited circumstances described in the final paragraph under the heading "-- Sale of Housing Loans" below.

       All of the additional housing loans acquired by the issuer trustee must comply with the criteria described in "Description of the Assets of the Trust -- The Housing Loans" and any applicable rating requirements.

PRE-FUNDING POOL


       On the closing date, an amount representing approximately [ ]% of the US$ aggregate original principal balance of the US$ notes, after conversion to A$ at the fixed exchange rate under the currency swaps, will be held in a prefunding pool. The prefunding pool will be established on the closing date and held in A$ and will be initially invested in authorized investments other than housing loans to be applied as set out in the immediately succeeding paragraph. See "Description of the Cashflows of the Trust -- Pre-Funding Pool" below.


APPLICATION OF PRE-FUNDING POOL DURING THE PRE-FUNDING PERIOD

       Amounts held in the pre-funding pool may be applied towards the acquisition of additional housing loans during the pre-funding period. If at the end of the pre-funding period the balance held in the pre-funding pool is equal to or more than A$1 million, the whole of that amount will be used on the first quarterly payment date in making repayments: first of the senior principal component of any advances which may have been made under the redraw facility; second of principal in relation to the A$ redraw notes (if any); and third of principal in relation to the Class A notes.

       If at the end of the pre-funding period the balance held in the pre-funding pool is less than A$1 million, that amount will be added to the collections of the trust and applied accordingly on the first quarterly payment date. For a fuller description of the application of the pre-funding pool at the end of the pre-funding period, see "Description of the Cashflows of the Trust -- Distribution of Collections" and "Description of the Cashflows of the Trust -- Pre-Funding Pool" below.

SUBSTITUTION PERIOD

       During the period from the closing date up to and including the date falling seven business days prior to the second quarterly payment date, additional housing loans may be acquired by the issuer trustee as described under the heading "-- Acquisition of Additional Housing Loans" above. The issuer trustee may also, only during this substitution period, fund further advances (that are not subordinate funded further advances) from collections on the housing loans or the principal cash balance (see "Description of the Assets of the Trust -- Acquisition of Housing Loans after the Closing Date" below). No principal repayments are expected to be made to noteholders prior to the third quarterly payment date.

SALE OF HOUSING LOANS

       The issuer trustee, on the direction of the manager, may sell housing loans at any time if:

        o the borrower under the housing loan wishes to convert from a floating to a fixed rate of interest and the manager is unable to arrange an appropriate interest rate swap on terms acceptable to the manager; or

        o the borrower under the housing loan wishes to vary the terms of the housing loan in a manner which the issuer trustee cannot agree to in accordance with the transaction documents but which the issuer trustee could agree to if the housing loan was held by another PUMA trust.

       In case of a sale under the first bullet point above, the manager may direct the issuer trustee to use the whole or part of the proceeds of sale of the housing loan to acquire one or more new housing loans. The additional housing loans acquired by the issuer trustee will conform with the standards used to select the housing loan pool on the closing date and any applicable rating requirements.

CREDIT ENHANCEMENTS

       Payments of interest and principal on the US$ notes will be supported by the following forms of credit enhancement:

(a) FORMS OF CREDIT ENHANCEMENTS

       Subordination provided to the Class A notes by Class B Notes

       The Class B notes will always be subordinated to the Class A notes in their right to receive interest payments.


       Prior to the enforcement of the charge under the security trust deed, the Class B notes will be subordinated to the Class A notes in their right to receive principal payments only in the circumstances and to the extent described under the heading

"Description of the Cashflows of the Trust --
Payment of Principal on the US$ Notes and A$ Subordinated Notes" below. Following the enforcement of the charge under the security trust deed, the Class B notes will be fully subordinated to the Class A notes in their right to receive principal payments. The support provided to the Class A notes by the Class B notes is intended to enhance the likelihood that the Class A notes will receive expected quarterly payments of interest and principal. The following table shows the initial amount of support provided by the Class B notes to the Class A notes:

                              INITIAL
               CREDIT         SUPPORT
CLASS         SUPPORT        PERCENTAGE
-----         -------        ----------
A         Class B notes          3.5%

       The initial support percentage in the preceding table is the initial principal balance of the Class B notes, as a percentage of the initial principal balance of the US$ notes to be issued on the closing date. The ongoing support percentage will be affected by the issuance of any A$ redraw notes and/or any A$ subordinated notes, see "-- (b) Factors which may affect the level of Credit Enhancement" below.

Mortgage Insurance Policies


     Mortgage insurance policies issued by CGU Lenders Mortgage Insurance Limited, GE Mortgage Insurance Pty. Ltd., GE Capital Mortgage Insurance Corporation (Australia) Pty. Ltd., PMI Mortgage Insurance Ltd, Royal & Sun Alliance Lenders Mortgage Insurance Limited, or transferred to the Commonwealth of Australia, will, except as noted below, provide full coverage for all principal due and unpaid interest on the housing loans acquired by the trust. The obligations of GE Mortgage Insurance Pty. Ltd. under the mortgage insurance policies issued by it prior to December 12, 1997 have subsequently been transferred to, and now represent obligations of, the Commonwealth of Australia. For further details in relation to the mortgage insurers and a fuller description of the terms and limitations of the mortgage insurance policies see "The Mortgage Insurance Policies" below.

       The mortgage insurance policies do not provide coverage in respect of subordinate funded further advances, which are described below under the heading "Description of the Assets of the Trust -- Redraws, Further Advances and Subordinate Funded Further Advances" below.

Excess Interest Collections

       Any interest collections on the housing loans remaining after payments of interest on the notes and the trust's expenses on each payment date will be available to cover any losses on the housing loans or on any other authorized investment which arise during the current accrual period or a prior accrual period and that are not, in the case of the housing loans, met under the mortgage insurance policies.

(b) FACTORS WHICH MAY AFFECT THE LEVEL OF CREDIT ENHANCEMENT

A$ Redraw Notes

       In some circumstances, the issuer trustee may issue A$ redraw notes as described in "Description of the

Cashflows of the Trust -- Issue of A$ Notes" below. If issued, A$ redraw notes will, prior to the enforcement of the charge under the security trust deed, rank equally with the Class A notes, and in priority to the Class B notes, in their right to receive interest payments. The A$ redraw notes will also, prior to enforcement of the charge under the security trust deed, rank in priority to the Class A notes, and the Class B notes, in their right to receive principal payments. Following the enforcement of the charge under the security trust deed, A$ redraw notes will rank equally with the Class A notes, and in priority to the Class B notes, in their right to receive both interest and principal payments.

       The issue of A$ redraw notes, and any advances under the redraw facility, will reduce the level of support provided to the Class A notes as compared to the level of support immediately preceding the issuance of A$ redraw notes or such an advance.

A$ Subordinated Notes

     In some circumstances, the issuer trustee may issue A$ subordinated notes as described in "Description of the Cashflows of the Trust -- Issue of A$ Notes" below. If issued, A$ subordinated notes will always be subordinated to the Class A notes and any A$ redraw notes, and will rank equally with the Class B notes, in their right to receive interest payments. Prior to the enforcement of the charge under the security trust deed, the A$ subordinated notes will be fully subordinated to any A$ redraw notes, will be subordinated to the Class A notes only in the circumstances and to the extent described in "Description of the Cashflows of the Trust -- Payment of Principal on the US$ Notes and A$ Subordinated Notes" below and will rank equally with the Class B notes, in their right to receive principal payments. Following the enforcement of the charge under the security trust deed, the A$ subordinated notes will be fully subordinated to the Class A notes and any A$ redraw notes and will rank equally with the Class B notes, in their right to receive principal payments.

       The issuance of A$ subordinated notes will increase the level of support provided to the Class A notes and any A$ redraw notes as compared to the level of support immediately preceding the issuance of the A$ subordinated notes.

LIQUIDITY ENHANCEMENTS

MORTGAGE INSURANCE CASHFLOW COVER

       Each mortgage insurance policy currently includes cashflow cover entitling the trust to receive scheduled payments of principal and interest for a certain period in respect of a housing loan which is more than 30 days delinquent.

APPLICATION OF PRINCIPAL COLLECTIONS AND PRINCIPAL CASH BALANCE TOWARDS
EXPENSES

       All collections on the housing loans are initially applied on each payment date towards the expenses of the trust, including interest on the US$ notes, and then towards principal payments as described under the heading "Description of the Cashflows of the Trust -- Distribution of Collections" below. If there is insufficient income held by the trust on a payment date to meet the expenses of the trust, principal collections on the housing loans held by the trust on that payment date will be applied to meet those expenses.

       In addition, the issuer trustee will hold a reserve, known as the principal cash balance,which is invested in authorized investments other than housing loans. If collections on the housing loans, and other collections, on a payment date are insufficient to meet the expenses of the trust, including interest on the US$ notes, the principal cash balance will be applied towards those expenses. Further details of the operation of the principal cash balance are given under the heading "-- Principal Cash Balance" below.

PRINCIPAL CASH BALANCE

       On the closing date, an A$ amount representing approximately 0.5% of the US$ aggregate original principal balance of the US$ notes, after conversion to A$ at the fixed exchange rate under the currency swaps, will be held as principal cash balance and invested in authorized investments other than housing loans.

       Following the closing date, the manager will determine the A$ amount to be held as principal cash balance from time to time. This is known as the required principal cash balance. Subject to any change in the limits which the ratings agencies confirm will not result in a downgrading of the then ratings of the US$ notes, the principal cash balance must not at any time be greater than 2% of the then principal balance of all the notes nor less than 0.25% of the then principal balance of all the notes unless there are insufficient funds available to be applied to the principal cash balance.

       To the extent that the actual principal cash balance on a payment date is less than the amount of the required principal cash balance, the shortfall may be funded by any excess collections available for this purpose. See "Description of the Cashflows of the Trust -- Distribution of Collections".

APPLICATION OF PRINCIPAL CASH BALANCE

       Principal cash balance may be used:

        o     as liquidity for the trust as described under the heading
              "-- Liquidity Enhancements -- Application of Principal Collections and Principal Cash Balance towards Expenses" above; or

        o where the actual amount of the principal cash balance exceeds, on a payment date, the amount of the required principal cash balance or, on any other day, the minimum amount of principal cash balance, to the extent of that excess,

               o to acquire additional loans during the substitution period from the closing date up to and including the date falling seven business days prior to the second quarterly payment date, as described in "Description of the Assets of the Trust -- Acquisition of Housing Loans after the Closing Date";

               o to fund further advances, other than subordinate funded further advances at any time during the above substitution period;

               o      to fund redraws at any time; or

               o to repay A$ redraw notes or the senior principal component of the redraw facility as described under the heading "Description of the Transaction Documents and Parties -- The Redraw Facility -- Repayment of Redraw Advances" below.

       To the extent that there is an excess of the amount of the actual principal cash balance over the amount of the then required principal cash balance, which has not been utilized on or prior to the relevant quarterly payment date, it will be passed through to US$ noteholders as a principal repayment on their notes, although no such payments are expected to be made prior to the third quarterly payment date. See "Description of the Cashflows of the Trust -- Distribution of Collections".

REDRAWS, FURTHER ADVANCES AND SUBORDINATE FUNDED FURTHER ADVANCES

REDRAWS

       Under the terms of most variable rate housing loans, a borrower may, subject to certain conditions, redraw previously prepaid principal. In addition, some of the housing loans may not have been drawn down in full by the borrower when they are acquired by the trust and the borrower will, subject to certain conditions, be entitled to draw down the housing loan to its approved limit. A borrower may draw or redraw an amount equal to the difference between the scheduled principal balance, being the principal balance if the housing loan had been drawn down in full and no amount had been prepaid, of his or her housing loan and the current principal balance of the housing loan. Any such advance by the issuer trustee to a borrower under a housing loan is referred to as a redraw in this prospectus. Each loan on which a redraw has been advanced continues to retain the benefit of the related mortgage insurance policy.

FURTHER ADVANCES

       The issuer trustee may also agree to make further advances to a borrower in excess of the scheduled principal balance of his or her loan. Further advances are divided into two categories, which in turn govern the priority of repayment between the sources of funding used by the issuer trustee to make those further advances. The two categories are:

 o further advances, which are not subordinate funded further advances, must meet the requirements of a credit assessment based on the then current PUMA origination standards, be approved by the relevant mortgage insurer and enjoy the benefit of a mortgage insurance policy; and

 o subordinate funded further advances, as described in "-- Subordinate Funded Further Advances" below.

FUNDING OF REDRAWS AND FURTHER ADVANCES WHICH ARE NOT SUBORDINATE FUNDED FURTHER ADVANCES

       The issuer trustee will be able to fund:

 o   any redraws by borrowers; and

 o during the substitution period only, any further advances to borrowers, which are not subordinate funded further advances,

from collections on the housing loans. Thus, the trust will have less funds available to pay principal on the notes on the next payment date, but will have a corresponding greater amount of assets with which to make future payments. In addition, in order to fund redraws, the issuer trustee may, but is not obliged to, borrow funds under a redraw facility currently provided by Macquarie Bank Limited and/or issue A$ notes. See "PUMA Residential Loan Program", "Description of the Assets of the Trust -- Redraws, Further Advances and Subordinate Funded Further Advances" and "Description of the Transaction Documents and Parties -- The Redraw Facility" below. If there are insufficient funds available to fund either a redraw or a further advance the issuer trustee must decline the redraw or further advance request.

SUBORDINATE FUNDED FURTHER ADVANCES

       If a further advance on a housing loan is made at any time without the benefit of a mortgage insurance policy then that further advance is known as a subordinate funded further advance. A subordinate funded further advance may only be funded by the issuer trustee making a borrowing under the redraw facility. The redraw facility provider will be subordinated to noteholders in payment of principal and interest on the redraw facility, prior to and after enforcement of the security trust deed, to the extent of an amount, determined at the time of such payment, representing subordinate funded further advances which have not been repaid by borrowers. See "Description of the Cashflows of the Trust -- Distribution of Collections" and "Description of the Transaction Documents and Parties -- The Security Trust Deed -- Priorities under the Security Trust Deed" below.


HEDGING ARRANGEMENTS

       To manage its interest rate and currency exposures:

 o the issuer trustee may enter into various interest rate swaps to manage the basis risk between the interest rate on the housing loans which accrue interest at a variable rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps;

 o the issuer trustee will enter into various interest rate swaps to manage the basis risk between the interest rate on the housing loans which accrue interest at a fixed rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps; and

 o the issuer trustee will enter into two currency swaps, one each in respect of the Class A notes and the Class B notes, to hedge the currency risk and the interest rate risk between:

      o the collections on the housing loans and the amounts received by the issuer trustee under the interest rate swaps, which are denominated in Australian dollars and, in the case of the interest rate swaps, calculated by reference to the Australian bank bill rate; and

      o the obligation of the trust to pay interest and principal on the US$ notes, which are denominated in U.S. dollars and, in the case of interest, calculated by reference to LIBOR.

COLLECTIONS

AMOUNTS RECEIVED BY ISSUER TRUSTEE

       The issuer trustee will receive amounts, which are known as collections, which include amongst other amounts:

 o payments of interest, principal, fees and other amounts under the housing loans;

 o proceeds from the enforcement of the housing loans and mortgages and other securities relating to those housing loans;

 o   amounts received under mortgage insurance and title insurance policies;

 o amounts received from mortgage managers for breaches of representations or undertakings; and

 o interest on amounts in the trust bank account and income received on authorized investments of the trust.

       Collections will be paid or allocated by the issuer trustee on each quarterly payment date and, where A$ redraw notes are outstanding or where amounts are outstanding under the redraw facility, on monthly payment dates, first to the expenses of the trust, including interest on the US$ notes, and then to principal payments of the trust, including repayment of principal on the US$ notes, in a set order of priorities (see "Pre-Enforcement Cashflow Diagrams" below). Amounts will be set aside on each monthly payment date in respect of expenses, including interest on the US$ notes, accrued but not payable until the next quarterly payment date.

COVENANTS BY MANAGER

       The manager will endeavor to ensure, using the measures available to it in its capacity as manager of the trust, that:

 o on each payment date there are sufficient collections available, other than principal collections and the principal cash balance, to pay all interest payable on that payment date on the notes; and

 o the issuer trustee is able to repay the principal of each note in full by the final maturity date.

       The measures available to the manager include the ability to direct the issuer trustee as to the interest rates to be set on the variable rate housing loans subject to the terms of those housing loans and any applicable laws.

INTEREST ON THE NOTES

       Prior to enforcement of the charge under the security trust deed, interest on the US$ notes and A$ subordinated notes is payable quarterly in arrears on each quarterly payment date. Interest on the A$ redraw notes is payable monthly in arrears on each monthly payment date. The amount available on a quarterly payment date to pay interest on the notes will be paid ratably between: the currency swap provider, which in turn will pay an amount to be applied towards interest on the Class A notes, and the A$ redraw notes. Interest will be paid on the Class B notes and the A$ subordinated notes on a quarterly payment date only after the payments of interest on the Class A notes and the A$ redraw notes are made. The amount available on a quarterly payment date to pay interest on the Class B notes and the A$ subordinated notes will be paid ratably between: the currency swap provider, which in turn will pay an amount to be applied towards interest on the Class B notes, and the A$ subordinated notes. Interest on each class of notes is calculated for a quarterly period, in the case of the US$ notes and the A$ subordinated notes, or a monthly period, in the case of the A$ redraw notes, as follows:

 o   at the note's interest rate;

 o on the outstanding principal balance of that note at the beginning of that period; and

 o on the basis of the actual number of days in that period and a year of 360 days for the US$ notes or a year of 365 days for the A$ notes.

PRINCIPAL ON THE NOTES

       Prior to enforcement of the charge under the security trust deed, principal on the US$ notes and the A$ subordinated notes will be payable on each quarterly payment date. However, as described under the heading "Description of the Cashflows of the Trust -- Payment of Principal on the US$ Notes and A$ Subordinated Notes", no principal repayments are expected to be made on the notes until the third quarterly payment date. Principal on the A$ redraw notes will be repayable on each monthly payment date.

       The amount available to be paid in respect of principal on the US$ notes and the A$ redraw notes will be paid first to A$ redraw noteholders with priority given to A$ redraw notes with earlier issue dates until the outstanding principal balance of the A$ redraw notes is reduced to zero.

       After the outstanding principal of the A$ redraw notes has been reduced to zero:

 o if, on any quarterly payment date, the level of subordination provided by the Class B notes and the A$ subordinated notes, if any, to the Class A notes and any A$ redraw notes outstanding on such quarterly payment date and the redraw facility limit is less than 35%, or if the trust has sustained or incurred (or in the opinion of the manager may sustain or incur) a loss or default in relation to the principal amount of an authorized investment and in the opinion of the manager that loss or default will not be fully mitigated in a timely manner, the available principal on the quarterly payment date will:

      o first, be paid to the currency swap provider, which in turn will pay an amount towards principal on the Class A notes until the outstanding principal balance of the Class A notes is reduced to zero; and

      o       second, be paid ratably (based
              on the A$ equivalent, converted at the fixed exchange rate under the currency swaps, of the aggregate principal balance of the Class B notes and the aggregate principal balance of the A$ subordinated notes prior to any repayments of principal on that quarterly payment date) to the currency swap provider, which in turn will pay an amount towards principal on the Class B notes until the outstanding principal balance of the Class B notes is reduced to zero, and to the A$ subordinated noteholders towards repayment of principal of the A$ subordinated notes until the outstanding principal balance of the A$ subordinated notes is reduced to zero.

 o otherwise, the available principal on the quarterly payment date will be paid ratably (based on the A$ equivalent, converted at the fixed exchange rate under the currency swaps, of the aggregate principal balance of the Class A notes and the Class B notes and the aggregate principal balance of the A$ subordinated notes prior to any repayments of principal on that quarterly payment date) to the currency swap provider in respect of principal on the Class A notes and the Class B notes, and to the A$ subordinated noteholders towards repayment of principal on the A$ subordinated notes, if any, until the principal balance of all the Class A notes, the Class B notes and the A$ subordinated notes has been reduced to zero.

       The outstanding principal balance of each note on a payment date will be reduced by the amount of the principal payment made on that date on that note.

       If the security trust deed is enforced after an event of default, the proceeds from the enforcement, after payment of prior ranking amounts, will be distributed ratably among all of the Class A notes and the A$ redraw notes, if any, and prior to any distributions to the Class B notes and the A$ subordinated notes, if any.

       There are not expected to be any principal repayments on the notes prior to the third quarterly payment date because there is a probability that funds which would otherwise be applied for making repayments of principal on the notes will be utilized prior to the third quarterly payment date to acquire additional housing loans, to fund redraws or to make further advances on housing loans.

       However, if there are insufficient eligible housing loans available in the PUMA Program to be acquired by the trust, and insufficient requests for further advances or redraws on housing loans held by the trust, or the manager, in its discretion, otherwise does not direct the issuer trustee to acquire additional housing loans, to fund redraws or make further advances, principal repayments on the notes may occur prior to the third quarterly payment date.

OPTIONAL REDEMPTION

       The issuer trustee will, if the manager at its sole discretion directs it to do so, redeem all, but not a portion, of the notes on any quarterly payment date falling on or after the earlier of:

 o   the quarterly payment date falling in September 2008; or


 o the date when the aggregate principal balance of all the US$ notes is less than 10% of the aggregate original principal balance of all the US$ notes on the closing date.

       If the issuer trustee redeems the notes, the noteholders will receive a payment equal to the outstanding principal balance of the notes plus accrued interest on the outstanding principal balance of the notes.

                               TRANSACTION FEES

     The principal parties involved in the provision of services or facilities to PUMA Global Trust No.1 will be entitled to certain fees for the provision of such services and facilities, of which all, except fees payable to the redraw facility provider, are payable in priority to the payment of interest and principal of the notes. Fees payable to the redraw facility provider are generally payable ratably with payments of interest on the Class A notes and ahead of payments of interest on the Class B notes but, to a limited extent, may be subordinated to payments of interest on all of the notes. The following table shows each party's fee rate or other basis of calculation of their fee compensation current, except where stated otherwise, as of the date of this prospectus:


                         ANNUAL
PARTY                   FEE RATE    EXPLANATION
  Issuer Trustee          *         The trust will pay a single quarterly fee to
  Security Trustee                  the issuer trustee in respect of these duties
  Note Trustee                      to be allocated among the issuer trustee, the
                                    security trustee and the note trustee,
                                    calculated by multiplying the annual fee rate
                                    by the total principal balance of the notes as
                                    of the beginning of each quarter and
                                    multiplying such product by the number of
                                    days in the quarterly period divided by 365.

  Manager              0.25%        The senior amount of the manager's fee is
                                    calculated by multiplying the annual senior
                                    fee rate by the total principal balance of the
                                    notes as of the beginning of each quarter
                                    and multiplying such product by the number
                                    of days in the quarterly period divided by
                                    365.

  Redraw Facility      0.10%        A quarterly commitment fee based on the
  Provider                          product of the undrawn portion of the
                                    redraw facility limit and the annual fee rate
                                    (and multiplying such product by the number
                                    of days in the quarterly period divided by
                                    365). In addition, drawings under the redraw
                                    facility must be repaid by the trust with
                                    interest at the Australian bank bill rate, plus
                                    a specified margin.

                    ANNUAL
PARTY              FEE RATE      EXPLANATION
  Mortgage      on average       Each mortgage manager's fee is calculated
  Managers      0.337%           on a daily basis by multiplying the annual
                                 fee rate applicable to that mortgage manager
                                 by the outstanding principal balance of the
                                 housing loans originated into PUMA Global
                                 Trust No.1 by that mortgage manager and
                                 multiplying such product by the number of
                                 days in the fee period divided by 365. The
                                 annual fee rate paid to mortgage managers
                                 may differ from one mortgage manager to
                                 another mortgage manager and may be
                                 varied from time to time as agreed by the
                                 issuer trustee, the relevant mortgage
                                 manager and the manager. For some
                                 mortgage managers, the annual fee rate is
                                 variable based on the amount of the net
                                 income of the trust for the relevant period.
                                 The figure shown is indicative only and
                                 represents the weighted average fee paid to
                                 each mortgage manager in respect of the
                                 pool of housing loans for the period from
                                 April 1, 2001 to June 30, 2001.

  Mortgage          --           Mortgage insurance premiums are payable
  Insurers                       as a once only, upfront premium either by
                                 the borrower or Macquarie Securitisation
                                 Limited and not by the trust. Any other fees
                                 payable to mortgage insurers will be payable
                                 from the trust assets.


* The aggregate amount of the fees payable to the issuer trustee, security trustee and note trustee, expressed as a percentage of the total principal balances of the notes at any time, is not expected to exceed 0.10%.

                       PRE-ENFORCEMENT CASHFLOW DIAGRAMS

            DETERMINATION OF COLLECTIONS ON A QUARTERLY PAYMENT DATE

--------------------------------------------------------------------------------
                            HOUSING LOAN COLLECTIONS

Amounts received by the issuer trustee and held by it on that quarterly payment date in respect of principal, interest and other amounts in relation to the housing loans including amounts received under mortgage insurance policies, title insurance policies or from mortgage managers in respect of housing loans and amounts received from the sale of housing loans but excluding:

o any such amounts received after 5pm on the seventh business day prior to the quarterly payment date; and

o an installment under a housing loan paid by a borrower in advance but not yet due for payment where the manager has directed the issuer trustee to retain the installment until its scheduled payment date.
--------------------------------------------------------------------------------
                                        +
--------------------------------------------------------------------------------
                               SUPPORT FACILITIES

Amounts received by the issuer trustee and held by it on that quarterly payment date under any interest rate swaps, the redraw facility, the currency swaps, any other stand-by arrangements, any guaranteed investment contract or any security enhancement but excluding:

o any prepayment amount under an interest rate swap, the currency swaps, the redraw facility, any other stand-by arrangement, any guaranteed investment contract or any security enhancement or income or other interest earned on a prepayment amount, unless otherwise provided in the relevant transaction document; and

o any US$ amount received by the issuer trustee under a currency swap which is to be applied towards payments on the US$ notes.
--------------------------------------------------------------------------------
                                        +
--------------------------------------------------------------------------------
                     INCOME ON OTHER AUTHORIZED INVESTMENTS

Income on authorized investments other than housing loans received by the issuer trustee and held by it on that quarterly payment date.
--------------------------------------------------------------------------------
                                        +
--------------------------------------------------------------------------------
         PRINCIPAL CASH BALANCE, INCOME RESERVE AND RETAINED COLLECTIONS

Amounts held by the issuer trustee on that quarterly payment date in respect of principal cash balance, income reserve or collections retained from a previous payment date.
--------------------------------------------------------------------------------
                                        +
--------------------------------------------------------------------------------
                                PRE-FUNDING POOL

In the case of the first quarterly payment date, the amount held in the pre-funding pool at the end of the pre-funding period but only if this amount is less than A$1 million.
--------------------------------------------------------------------------------
                                        +
--------------------------------------------------------------------------------
                           PROCEEDS OF ISSUE OF NOTES

The proceeds of issue of notes.
--------------------------------------------------------------------------------
                                        -
--------------------------------------------------------------------------------
  AMOUNT APPLIED OR TO BE APPLIED TO HOUSING LOANS, REDRAWS OR FURTHER ADVANCES

Amounts applied, or to be applied on a subsequent date, towards the acquisition of additional housing loans or the funding of redraws of further advances (other than subordinate funded further advances).
--------------------------------------------------------------------------------
                                        =
--------------------------------------------------------------------------------
                                   COLLECTIONS
--------------------------------------------------------------------------------

            DISTRIBUTION OF COLLECTIONS ON A QUARTERLY PAYMENT DATE

--------------------------------------------------------------------------------
Pay ratably, or make provision for, the fees and expenses of the trust other than those set out below.
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
Pay to the manager its quarterly fee to the extent of the senior fee amount.
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
Pay ratably to the support facility providers, if any, or make provision for, amounts payable under the support facilities, if any, other than those set out below.
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
Pay ratably to:

o the currency swap provider payment under the Class A currency swap relating to interest due on the Class A notes;

o   the A$ redraw noteholders interest due on the redraw notes, if any; and

o the redraw facility provider interest due on the A$ redraw facility to the extent of the senior redraw facility interest amount, if any.
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
Pay ratably to:

o the currency swap provider payment under the Class B currency swap relating to interest due on the Class B notes;

o the A$ subordinated noteholders interest due on the A$ subordinated notes, if any.
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
Pay to the redraw faciltiy provider the balance of interest due on the A$ redraw facility.
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
Pay to the manager the balance of its quarterly fee except in some circumstances where it is to be deferred.
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
Pay to the income unitholder any outstanding net income amounts.
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
Allocate an amount, as determined by the manager subject to certain restrictions, to be retained as principal cash balance.
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
Repay to the redraw facility provider outstanding advances under the redraw facility made on prior distribution dates to the extent of the senior redraw facility principal.
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
Apply, if the manager so directs, towards funding redraws or further advances, other than subordinate funded further advances, on housing loans on that quarterly payment date.
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
Repay to A$ redraw noteholders principal on the A$ redraw notes until these are repaid in full.
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
Apply, if the manager so directs and subject to certain restrictions, towards acquiring additional housing loans on that quarterly payment date.
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
Apply all, or the required portion, of the balance as distributable principal towards repayment of outstanding principal due on the US$ notes and A$ subordinated notes as described in the following diagram.
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
Repay to the redraw facility provider the balance of outstanding advances under the redraw facility made on prior distribution dates.
--------------------------------------------------------------------------------
                                        |
                                       \|/
--------------------------------------------------------------------------------
Distribute any remaining amounts to the capital unitholder.
--------------------------------------------------------------------------------

APPLICATION OF DISTRIBUTABLE PRINCIPAL ON A QUARTERLY PAYMENT DATE TO US$ NOTES
                            AND A$ SUBORDINATED NOTES

---------------------------------------------------              ---------------------------------------------------
        DISTRIBUTION FIRST TO CLASS A NOTES                                      SUBORDINATION LEVEL

The whole of the distributable principal is:                     Is the level of subordination provided by the
                                                     --- NO ---  Class B notes and the A$ subordinated notes to the
o   first, paid to the currency swap provider to                 Class A notes, the A$ redraw notes and the redraw
    be applied, following exchange to US$ at the                 facility limit equal to or greater than 35%?
    fixed A$ exchange rate, towards repayment of
    principal on the Class A notes until these are               ---------------------------------------------------
    repaid in full; and                                                                   |
                                                                                         YES
o   second, ratably to:                                                                   |
                                                                 ---------------------------------------------------
    o    the currency swap provider to be applied,                                  TRUST LOSSES
         following exchange to US$ at the fixed A$
         exchange rate, towards repayment of                     Has the trust sustained or incurred, or in the
         principal on the Class B notes until                    opinion of the manager may sustain or incur, a
         these are repaid in full; and              --- YES ---  loss or default in the principal amount of any housing loan or other authorised investment which,
    o    the A$ subordinated noteholders (if any)                in the opinion of the manager, will not be, or is
         towards repayment of the A$ subordinated                unlikely to be, fully mitigated in a timely manner
         notes until these are repaid in full.                   by a mortgage insurance policy, other security
---------------------------------------------------              enhancement or the allocation of certain amounts
                                                                 to principal cash balance?
                                                                 ---------------------------------------------------
                                                                                          |
                                                                                          NO
                                                                                          |
                                                                 ---------------------------------------------------
                                                                                DISTRIBUTION RATABLY

                                                                 The distributable principal is distributed ratably
                                                                 (based on the respective principal balances of the
                                                                 notes, converted to A$ at the fixed A$ exchange
                                                                 rate in the case of the US$ notes) as follows:

                                                                 o   to the currency swap provider to be applied,
                                                                     following exchange to US$ at the fixed A$
                                                                     exchange rate, towards repayment of principal
                                                                     on the Class A notes until these are repaid in
                                                                     full;

                                                                 o   to the currency swap provider to be appllied,
                                                                     following exchange to US$ at the fixed A$
                                                                     exchange rate, towards repayment of principal
                                                                     on the Class B notes until these are repaid in
                                                                     full; and

                                                                 o   to the A$ subordinated noteholders (if any)
                                                                     towards repayment of principal on the A$
                                                                     subordinated notes until these are repaid in
                                                                     full.
                                                                 ---------------------------------------------------

WITHHOLDING TAX

       Payments of principal and interest on the US$ notes will be reduced by any applicable withholding taxes. The issuer trustee is not obligated to pay any additional amounts to the US$ noteholders to cover any withholding taxes. In the opinion of Clayton Utz, Australian tax counsel for the manager, under present Australian law, in particular section 128-F (as described under the heading "-- Australian Tax Status" below), the US$ notes will not be subject to Australian withholding tax if they are issued in accordance with certain prescribed conditions and they are not held by associates of the issuer trustee or Macquarie Securitisation Limited. The issuer trustee will seek to issue the US$ notes in a manner which will satisfy the conditions for an exemption from


Australian withholding tax. One of these conditions is that the issuer trustee must not know or have reasonable grounds to suspect that a US$ note, or an interest in a US$ note, was being, or would later be, acquired directly or indirectly by associates of the issuer trustee or Macquarie Securitisation Limited. Accordingly, persons who are associates of the issuer trustee or Macquarie Securitisation Limited, for the purposes of the Australian Income Tax Assessment Act 1936, should not acquire US$ notes. See "Australian Tax Consequences" below. Clayton Utz, Australian tax counsel for the manager, believes, on the basis of factual information supplied by the manager, that the withholding tax exemption will be available to noteholders not associated with the issuer trustee or Macquarie Securitisation Limited.



REDEMPTION OF THE NOTES FOR IMPOSITION OF WITHHOLDING OR OTHER TAXES

       If the manager satisfies the issuer trustee and the note trustee that by virtue of a change in law:

 o the issuer trustee will be required to withhold or deduct amounts from payment of principal or interest to any class of noteholders due to taxes, duties, assessments or governmental charges; or

 o the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans due to taxes, duties, assessments or other governmental charges,

the manager may, at its sole option, direct the issuer trustee to redeem on the next quarterly payment date all, but not some only, of the notes. If the issuer trustee redeems the notes, the noteholders will receive a payment equal to the outstanding principal balance of the notes plus accrued interest on the outstanding principal balance of the notes. However, if the withholding or deduction relates only to the US$ notes, US$ noteholders owning 75% of the aggregate outstanding principal balance of the US$ notes may direct the issuer trustee not to redeem the notes. See "Description of the US$ Notes -- Redemption of the US$ Notes -- Redemption of the Notes for Taxation or Other Reasons".

       If a US$ noteholder is an Australian resident, withholding tax of 48.5% must be deducted, unless the US$ noteholder supplies the issuer trustee with their Australian Business Number or Tax File Number.

AUSTRALIAN TAX STATUS

       In the opinion of Clayton Utz, Australian tax counsel for the manager, based on Australian tax law and the rulings and approach of the Australian Commissioner of Taxation, and subject to certain assumptions regarding the operation of the trust, the trust has been structured in a manner that neither the trust nor the issuer trustee, only in its capacity as trustee of the trust, will be liable to Australian income tax.

       Some activities of the trust may require the trust to pay Australian goods and services tax. In the opinion of Clayton Utz, no goods and services tax would be payable by the trust on the issue of the US$ notes or the payment of principal or interest on those notes. Based on the current Australian legislation, in the opinion of the manager and Clayton Utz the amount of Australian goods and services tax (net of recoveries) that the trust may incur is not likely to be material.

       In the opinion of Clayton Utz, under existing Australian tax law, non-resident holders who do not hold the notes as part of a business carried on in Australia, or through an Australian permanent establishment, are not subject to Australian income tax on payments of interest where the section 128F interest withholding tax exemption applies. In the opinion of Clayton Utz, nonresident holders satisfying the above criteria will also not be subject to Australian income tax on any profits derived from the sale or disposal of the notes, including by way of part or full repayment of principal on the notes by the issuer trustee, provided the profits do not have an Australian source If the section 128F exemption does not apply and Australian withholding tax applies to payments of interest, in the opinion of Clayton Utz, any withholding tax will be a final tax and no further amount of Australian tax will be levied. See "Australian Tax Consequences" below.

U.S. TAX STATUS

       In the opinion of Mayer, Brown & Platt, U.S. tax counsel for the manager, the US$ notes will be characterized as debt for U.S. federal income tax purposes. Each US$ noteholder, by acceptance of a US$ note, agrees to treat the notes as indebtedness. In addition and subject to the representations of the manager described under the heading "Material United States Federal Income Tax Consequences" in the opinion of Mayer, Brown & Platt, U.S. tax counsel for the manager, the issuer trustee and the trust will not be subject to United States federal income tax. See "Material United States Federal Income Tax Consequences" below.

LEGAL INVESTMENT

       The US$ notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, a federal law of the United States. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult your own legal advisors concerning the status of the

US$ notes as legal investments for you. See "Legal Investment Considerations" below.

ERISA CONSIDERATIONS

       In general, the US$ notes will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act or Section 4975 of the U.S. Internal Revenue Code. Investors should consult their counsel with respect to the consequences under the Employee Retirement Income Security Act and the Internal Revenue Code of the plan's acquisition and ownership of the certificates.

BOOK ENTRY REGISTRATION

       The US$ notes will be initially issued in book entry form only. Persons acquiring beneficial ownership of interests in the US$ notes will hold their interests through The Depository Trust Company in the United States or Clearstream Banking societe anonyme or Euroclear Bank S.A./N.V. as operator of the Euroclear System outside of the United States. Transfers within The Depository Trust Company, Clearstream Banking societe anonyme or Euroclear Bank S.A./N.V. will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream Banking societe anonyme or Euroclear Bank S.A./N.V., on the other hand, will take place in The Depository Trust Company through the relevant depositories of Clearstream Banking societe anonyme or Euroclear Bank S.A./N.V. You should also note that there can be no guarantee that a secondary market will exist for the US$ notes. See "Risk Factors -- You may not be able to resell your US$ notes" below.

REGISTRATION DETAILS

       The offering of the US$ notes will be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended. There is no current intention to seek a listing for the US$ notes on any recognized stock exchange or to register the US$ notes under the Securities Exchange Act of 1934, as amended.

RATINGS OF THE NOTES

       It is anticipated that the Class A notes will be rated AAA by Standard & Poor's Ratings Group, Aaa by Moody's Investors Service, Inc. and AAA by Fitch, Inc. and that the Class B notes will be rated AA-- by both Standard & Poor's Ratings Group and Fitch, Inc. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating of the US$ notes addresses the likelihood of the payment of principal and interest on the US$ notes pursuant to their terms. See "Ratings of the Notes" below.

INVESTMENT RISKS

       There are material risks associated with an investment in notes. See "Risk Factors" below.

                                 RISK FACTORS

     The US$ notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors, which are the primary risks of investing in the US$ notes, in deciding whether to purchase the US$ notes. There may be other unforeseen reasons why you might not receive principal or interest on your US$ notes. You should also read the detailed information set out elsewhere in the prospectus.

THE US$ NOTES WILL BE PAID ONLY         o The US$ notes are debt obligations of
FROM THE ASSETS OF THE TRUST AND          the issuer trustee only in its
YOU MAY EXPERIENCE A LOSS IF THE          capacity as trustee of the trust. The
ASSETS OF THE TRUST ARE INSUFFICIENT      US$ notes do not represent an interest
TO REPAY THE US$ NOTES                    in or obligation of the issuer trustee
                                          in its individual capacity or of any
                                          of the other parties to the
                                          transaction. The assets of the trust
                                          will be the sole source of payments on
                                          the US$ notes. The issuer trustee's
                                          other assets will only be available to
                                          make payments on the US$ notes if the
                                          issuer trustee is negligent, commits
                                          fraud or in some circumstances where
                                          the issuer trustee fails to comply
                                          with or breaches an obligation imposed
                                          upon it under the transaction
                                          documents. Therefore, if the assets of
                                          the trust are insufficient to pay the
                                          interest and principal on your US$
                                          notes when due, there will be no other
                                          source from which to receive these
                                          payments and you may not get back your
                                          entire investment or the yield you
                                          expected to receive.

THERE IS NO WAY TO PREDICT THE          o The rate of principal and interest
ACTUAL RATE AND TIMING OF                 payments on pools of housing loans
PAYMENTS ON THE HOUSING LOANS             varies among pools, and is influenced
OR TO INSURE THAT THE TRUST WILL BE       by a variety of economic, demographic,
ABLE TO ACQUIRE SUFFICIENT HOUSING        social, tax, legal and other factors,
LOANS OR MAKE FURTHER ADVANCES,           including prevailing market interest
IN THE PERIOD FROM THE CLOSING            rates for housing loans and the
DATE UP TO AND INCLUDING THE              particular terms of the housing loans.
SEVENTH BUSINESS DAY PRIOR TO THE         Australian housing loans have features
SECOND QUARTERLY PAYMENT DATE,            and options that are different from
SO AS TO PREVENT REPAYMENTS ON            housing loans in the United States and
YOUR US$ NOTES DURING THIS                Europe, and thus will have different
PERIOD, WHICH MAY AFFECT THE              rates and timing of payments from
YIELD ON YOUR INVESTMENT                  housing loans in the United States and
                                          Europe. Moreover, it is not unusual
                                          for Australian borrowers to make
                                          voluntary prepayments of principal in
                                          significant amounts. The reasons for
                                          voluntary prepayments include the
                                          absence of prepayment penalties under
                                          variable rate housing loans,
                                          Australia's strong home ownership
                                          ethos, the lack of tax deductibility
                                          for interest on housing loans used to
                                          purchase a primary residence under
                                          Australia's tax laws, and the fact
                                          that certain loans allow the borrower
                                          to redraw prepaid funds. These factors
                                          could encourage borrowers to make
                                          payments in excess of the scheduled
                                          payments on their housing loans, and
                                          to make lump sum prepayments from time
                                          to time. There is no guarantee as to
                                          the actual rate of prepayment on the
                                          housing loans, or that the actual rate
                                          of prepayments will conform to any
                                          model described in this prospectus.
                                          The rate and timing of principal and
                                          interest payments and the ability to
                                          redraw principal or request a further
                                          advance on the housing loans will
                                          affect the rate and timing of payments
                                          of principal and interest on your US$
                                          notes which in turn could affect the
                                          yield on your investment.

                                        o Unexpected prepayment rates, or a
                                          failure by the trust to acquire
                                          sufficient additional housing loans,
                                          make further advances or
                                          fund redraws from the closing date up
                                          to and including the seventh business
                                          day prior to the second quarterly
                                          payment date, could affect the yield
                                          on your investment. If you bought your
                                          US$ notes for more than their face
                                          amount, the yield on your US$ notes
                                          will drop if principal payments on
                                          your US$ notes occur at a faster rate
                                          than you expect. If you bought your
                                          US$ notes for less than their face
                                          amount, the yield on your US$ notes
                                          will drop if principal payments on
                                          your US$ notes occur at a slower rate
                                          than you expect.

ALTHOUGH IT IS EXPECTED THAT NO         o It is expected that no principal
PRINCIPAL REPAYMENTS WILL BE              repayments will be made on the US$
MADE ON THE US$ NOTES UNTIL THE           notes until the third quarterly
THIRD QUARTERLY PAYMENT DATE, YOU         payment date because there is a
MAY RECEIVE PRINCIPAL REPAYMENTS          probability that funds collected
ON YOUR US$ NOTES SOONER THAN             during this period which would
YOU EXPECTED                              otherwise be applied for making
                                          repayments of principal on the US$
                                          notes will instead be utilized to
                                          acquire additional housing loans, fund
                                          redraws or further advances, other
                                          than subordinate funded further
                                          advances, and repay the A$ redraw
                                          notes and the redraw facility. See
                                          "Description of the Transaction
                                          Documents and Parties -- The Redraw
                                          Facility -- Repayment of Redraw
                                          Advances" below.

                                          However, there can be no guarantee
                                          that these funds will be used in the
                                          manner described in the preceding
                                          paragraphs such that no principal
                                          repayments are made on the US$ notes
                                          in this period. Therefore, you may
                                          receive principal payments on your
                                          notes sooner than expected which could
                                          affect the yield on your investment.

PREPAYMENTS COULD RESULT FROM           o If the principal amount remaining in
PREFUNDING                                the pre-funding pool following
                                          acquisition of additional housing
                                          loans by the trust during the period
                                          from the closing date up to and
                                          including the seventh business day
                                          prior to the first quarterly payment
                                          date is
                                          equal to or exceeds A$1 million, this
                                          would result in the entire amount
                                          remaining in the pre-funding pool at
                                          that time being applied in repayment
                                          of principal to the redraw facility
                                          provider, to the extent of the senior
                                          redraw facility principal, to the A$
                                          redraw noteholders (if any) and to the
                                          Class A noteholders in the priority
                                          described in "Description of the
                                          Cashflows of the Trust -- Pre-Funding
                                          Pool" below. Any prepayment will
                                          shorten the average weighted life of
                                          the notes so prepaid. The amount of
                                          any prepayment is not known at the
                                          date of this prospectus, but the
                                          greater the prepayment, the shorter
                                          the weighted average life of the
                                          affected notes. A shorter weighted
                                          average life for the US$ notes may
                                          affect the yield on your investment.

LOSSES AND DELINQUENT PAYMENTS          o If borrowers fail to make payments of
ON THE HOUSING LOANS MAY AFFECT           interest and principal under the
THE RETURN ON YOUR US$ NOTES              housing loans when due and the credit
                                          enhancement described in this
                                          prospectus is not enough to protect
                                          your US$ notes from the borrowers'
                                          failure to pay, the issuer trustee may
                                          not have enough funds to make full
                                          payments of interest and principal due
                                          on your US$ notes. Consequently, the
                                          yield on your US$ notes could be lower
                                          than you expect and you could suffer
                                          losses.

                                        o A wide variety of factors of a legal,
                                          economic, political or other nature
                                          could affect the performance of
                                          borrowers in making payments of
                                          principal and interest under the
                                          housing loans. In particular, if
                                          interest rates increase significantly,
                                          borrowers may experience distress and
                                          an increase in default rates on the
                                          housing loans may result. Under
                                          Australia's Consumer Credit Code,
                                          among other remedies, a court may
                                          order a housing loan to be varied on
                                          the grounds of hardship. See "Legal
                                          Aspects of the Housing Loans" below.
                                          Any such variance
                                          may reduce the principal or interest
                                          payable under a particular housing
                                          loan.

LIQUIDATION OF A HOUSING LOAN           o Substantial delays could be
MAY CAUSE DELAYS IN PAYMENT TO            encountered in connection with the
YOU AND AFFECT THE YIELD ON YOUR          liquidation of a housing loan, which
NOTES                                     could impact the timing of payments to
                                          you on your US$ notes, to the extent
                                          those delays are not covered by
                                          cashflow cover under a mortgage
                                          insurance policy, and as a consequence
                                          the yield on your US$ notes could be
                                          lower than you expect.

SHORTFALLS IN PROCEEDS RECEIVED         o If the security provided by a mortgage
FROM THE ENFORCEMENT OF THE               is enforced and the proceeds of the
MORTGAGE RELATED TO THE HOUSING           sale of a mortgaged property, net of
LOAN MAY CAUSE LOSSES TO YOU              preservation and liquidation expenses,
                                          are less than the amount due under the
                                          related housing loan, the issuer
                                          trustee may not have enough funds to
                                          make full payments of interest and
                                          principal due to you, to the extent
                                          that the difference is not covered
                                          under a mortgage insurance policy.

PRINCIPAL ON THE A$ REDRAW NOTES        o If A$ redraw notes are issued they
WILL BE PAID BEFORE PRINCIPAL ON          will be entitled to principal payments
YOUR US$ NOTES                            before the Class A notes prior to
                                          enforcement of the charge under the
                                          security trust deed, and will be
                                          entitled to principal and interest
                                          payments before the Class B notes with
                                          respect to payment of principal and
                                          interest at all times, and you may not
                                          receive full repayment of principal on
                                          your US$ notes.

PRINCIPAL ON PART OF THE A$             o If an amount is outstanding under the
REDRAW FACILITY WILL BE PAID BEFORE       redraw facility, repayment of that
PRINCIPAL ON YOUR US$ NOTES               outstanding amount, to the extent of
                                          the senior redraw facility principal,
                                          will rank ahead of the Class A notes
                                          prior to enforcement of the charge
                                          under the security trust deed and will
                                          rank ahead of the Class B notes at all
                                          times, and interest on that amount, to
                                          the extent of the senior redraw
                                          facility interest, will rank equally
                                          with interest on the Class A notes and
                                          ahead of the Class B notes, and you
                                          may not receive full repayment of
                                          principal on your US$ notes.

THE CLASS B NOTES ARE                   o Prior to the enforcement of the charge
SUBORDINATED TO THE CLASS A               under the security trust deed, the
NOTES AND THEREFORE CLASS B               Class B notes will, in some
NOTEHOLDERS MAY NOT BE PAID ALL           circumstances, be subordinated to the
PRINCIPAL AND INTEREST ON THE             Class A notes in their right to
CLASS B NOTES                             receive principal payments and will be
                                          subordinated to the Class A notes at
                                          all times in their right to receive
                                          interest payments. Accordingly, Class
                                          B noteholders may not be paid
                                          principal and interest in full in
                                          respect of their Class B notes.
                                          Following the occurrence of an event
                                          of default and enforcement of the
                                          charge under the security trust deed,
                                          the Class B notes will be fully
                                          subordinated to the Class A notes in
                                          their right to receive principal and
                                          interest payments. Accordingly, Class
                                          B noteholders may not be paid
                                          principal and interest in full in
                                          respect of the Class B notes.
                                          Therefore you may not get back your
                                          entire investment or the yield you
                                          expected to receive.

LOSSES IN EXCESS OF THE                 o The amount of credit enhancement
PROTECTION AFFORDED BY THE                provided through the subordination of
SUBORDINATION OF THE CLASS B              the Class B notes and the A$
NOTES AND A$ SUBORDINATED NOTES           subordinated notes, if any, to the
MAY RESULT IN LOSSES ON YOUR              Class A notes, the A$ redraw notes, if
CLASS A NOTES                             any, and the redraw facility is
                                          limited and could be depleted prior to
                                          the payment in full of the Class A
                                          notes, the A$ redraw notes and the
                                          redraw facility. If losses incurred by
                                          the trust exceed the principal amount
                                          of the Class B notes and A$
                                          subordinated notes, if any, you may
                                          suffer losses on your Class A notes.

THE MORTGAGE INSURANCE POLICIES         o The mortgage insurance policies are
MAY NOT BE AVAILABLE TO COVER             subject to some exclusions from
LOSSES ON THE HOUSING LOANS               coverage and rights of refusal or
                                          reduction of claims, some of which are
                                          described under the heading "The
                                          Mortgage Insurance Policies" below.
                                          Therefore, a
                                          borrower's payments that are expected
                                          to be covered by the mortgage
                                          insurance policies may not be covered
                                          because of these exclusions, refusals
                                          or reductions and the issuer trustee
                                          may not have enough money to make full
                                          payments of principal and interest on
                                          your US$ notes.


YOU MAY NOT BE ABLE TO RESELL           o The underwriters are not required to
YOUR US$ NOTES                            assist you in reselling your US$
                                          notes. A secondary market for your US$
                                          notes may not develop. If a secondary
                                          market does develop, it might not
                                          continue or might not be sufficiently
                                          liquid to allow you to resell any of
                                          your US$ notes readily or at the price
                                          you desire. The market value of your
                                          US$ notes is likely to fluctuate,
                                          which could result in significant
                                          losses to you.

THE TERMINATION OF ANY OF THE           o The issuer trustee will enter into
SWAPS MAY SUBJECT YOU TO LOSSES           interest rate swaps to exchange the
FROM INTEREST RATE OR CURRENCY            interest payments from the fixed rate
FLUCTUATIONS                              housing loans for variable rate
                                          payments. If an interest rate swap is
                                          terminated, an interest rate swap
                                          provider fails to perform its
                                          obligations, an interest rate swap is
                                          held unenforceable under applicable
                                          law or a judgment against an interest
                                          rate swap provider cannot be enforced,
                                          you may be exposed to the risk that
                                          the floating rate of interest payable
                                          on the US$ notes will be greater than
                                          the fixed rates set by the issuer
                                          trustee, acting on the direction of
                                          the manager, on the fixed rate housing
                                          loans, which may lead to losses to
                                          you.

                                        o The issuer trustee may enter into
                                          interest rate swaps to manage the
                                          mismatch between the variable rate of
                                          interest charged on the variable rate
                                          housing loans and the interest rate
                                          payable under the Class A currency
                                          swap, the Class B currency swap and
                                          interest payable on the A$ redraw
                                          notes, the A$ subordinated notes and
                                          the redraw facility. If the issuer
                                          trustee does not enter into the
                                          relevant
                                          interest rate swaps, any of the
                                          interest rate swaps are terminated, an
                                          interest rate swap provider fails to
                                          perform its obligations, any of the
                                          interest rate swaps are held
                                          unenforceable under applicable law or
                                          any judgments against any interest
                                          rate swap provider cannot be enforced,
                                          you may be exposed to the risk that
                                          the floating rate of interest payable
                                          on the US$ notes will be greater than
                                          the variable rate of interest charged
                                          on the variable rate housing loans,
                                          which may lead to losses to you.

                                        o The issuer trustee will receive
                                          payments from borrowers at a
                                          discretionary rate of interest on the
                                          variable rate housing loans and from
                                          interest rate swap providers by
                                          reference to the Australian bank bill
                                          rate plus a margin in respect of fixed
                                          rate housing loans, in both cases in
                                          Australian dollars and will make
                                          payments to you in U.S. dollars
                                          calculated, in the case of interest,
                                          by reference to LIBOR. Under the
                                          currency swaps, the currency swap
                                          provider will exchange Australian
                                          dollar obligations for U.S. dollars
                                          and, in the case of interest, amounts
                                          calculated by reference to the
                                          Australian bank bill rate for amounts
                                          calculated by reference to LIBOR. If
                                          the currency swap provider fails to
                                          perform its obligations, a currency
                                          swap is terminated, a currency swap is
                                          held unenforceable under applicable
                                          law or a judgment against the currency
                                          swap provider cannot be enforced, the
                                          issuer trustee might have to exchange
                                          its Australian dollars for U.S.
                                          dollars and its Australian bank bill
                                          rate obligations for LIBOR obligations
                                          at a rate that does not provide
                                          sufficient U.S. dollars to make
                                          payments to you in full.

THE MANAGER'S RESPONSIBILITY TO         o The manager is obligated under the
MANAGE THE INTEREST RATE                  transaction documents to endeavor at
EXPOSURE MAY AFFECT THE RATE OF           all times -- including if any of the
PREPAYMENTS AND THE YIELD ON              above swaps are not entered into or
YOUR INVESTMENT                           are terminated or if a swap provider
                                          fails to perform its obligations and
                                          in its management of the variable
                                          interest rate exposure referred to
                                          above -- to ensure, using the measures
                                          available to it in its capacity as
                                          manager of the trust, that:

                                          o on each payment date there are
                                            sufficient collections available,
                                            other than principal collections and
                                            principal cash balance, to pay all
                                            interest payable on that payment
                                            date on the notes; and

                                          o the issuer trustee is able to repay
                                            the principal of each note in full
                                            by the final maturity date.

                                          The measures available to the manager
                                          include the ability to direct the
                                          issuer trustee to set the interest
                                          rates on the variable rate housing
                                          loans, subject to the terms of those
                                          housing loans and any applicable laws.
                                          These measures could cause higher
                                          rates of principal prepayment and
                                          delinquent payments by borrowers than
                                          you expected and affect the yield on
                                          your US$ notes.

TERMINATION PAYMENTS RELATING TO        o Upon termination of a swap, a
A CURRENCY SWAP OR AN INTEREST            termination payment will be due either
RATE SWAP ARE SUBJECT TO CREDIT           from the issuer trustee to the swap
RISKS AND MAY REDUCE PAYMENTS             provider or vice versa. If the swap
TO YOU                                    provider is required to make a
                                          termination payment to the issuer
                                          trustee upon the termination of a
                                          swap, then the trust will be exposed
                                          to credit risk in relation to the
                                          capacity of that swap provider to make
                                          that termination payment. If the
                                          issuer trustee is required to make a
                                          termination payment to the swap
                                          provider upon the termination of a
                                          swap, the issuer trustee will make the
                                          termination payment from the assets of
                                          the trust and, prior to enforcement of
                                          the
                                          security trust deed, in priority to
                                          payments on the US$ notes. Thus, if
                                          the issuer trustee makes a termination
                                          payment, there may not be sufficient
                                          funds remaining to pay interest on
                                          your US$ notes on the next quarterly
                                          payment date, and the principal on
                                          your US$ notes may not be repaid in
                                          full.

PREPAYMENTS DURING A COLLECTION         o If a prepayment is received on a
PERIOD MAY RESULT IN YOU NOT              housing loan during a quarterly
RECEIVING YOUR FULL INTEREST              period, interest on the housing loan
PAYMENTS                                  will cease to accrue on that portion
                                          of the housing loan that has been
                                          prepaid, starting on the date of
                                          prepayment. The amount prepaid will be
                                          invested in investments that may earn
                                          a rate of interest lower than that
                                          paid on the housing loan. If it is
                                          less, the issuer trustee may not have
                                          sufficient funds to pay you the full
                                          amount of interest due to you on the
                                          next quarterly payment date.

PAYMENT HOLIDAYS MAY RESULT IN          o If a borrower prepays principal on his
YOU NOT RECEIVING YOUR FULL               or her housing loan, the direct debit
INTEREST PAYMENTS                         or automatic salary deduction in
                                          relation to that borrower may, at
                                          request of the borrower and at the
                                          manager's sole discretion, be
                                          suspended in respect of each
                                          installment paid in advance. If a
                                          significant number of borrowers are
                                          permitted to suspend payments for this
                                          reason at the same time, the issuer
                                          trustee may not have sufficient funds
                                          to pay you the full amount of interest
                                          on the US$ notes on the next quarterly
                                          payment date.

THE PROCEEDS FROM THE                   o If the security trustee enforces the
ENFORCEMENT OF THE SECURITY TRUST         security interest on the assets of the
DEED MAY BE INSUFFICIENT TO PAY           trust after an event of default under
AMOUNTS DUE TO YOU                        the security trust deed, there is no
                                          assurance that the market value of the
                                          assets of the trust will be equal to
                                          or greater than the outstanding
                                          principal and interest due on the US$
                                          notes and the other secured
                                          obligations that rank ahead of or
                                          equally with the US$ notes, or that
                                          the security trustee will be able to
                                          realize the full value
                                          of the assets of the trust. Perpetual
                                          Trustees Australia Limited, in its
                                          capacity as trustee of all the other
                                          PUMA trusts, has the right to acquire
                                          all the housing loans upon enforcement
                                          of the security trust deed for an
                                          amount equal to their then outstanding
                                          principal balances plus or minus an
                                          adjustment for any fixed rate housing
                                          loans not transferred with the benefit
                                          of an interest rate swap. If the
                                          issuer trustee, at the direction of
                                          the manager, exercises this right, the
                                          security trustee will not be able to
                                          realize any value on the housing loans
                                          in excess of their outstanding
                                          principal balances other than any
                                          adjustment in its favor in respect of
                                          fixed rate housing loans. The issuer
                                          trustee, the security trustee, the
                                          note trustee, the principal paying
                                          agent and any receiver, to the extent
                                          they are owed any fees or expenses
                                          will generally be entitled to receive
                                          the proceeds of any sale of the assets
                                          of the trust before payments on the
                                          Class A notes. Payments in respect of
                                          the Class A notes, any A$ redraw
                                          notes, a proportion of the redraw
                                          facility, any other standby
                                          arrangement, the interest rate swaps
                                          and the Class A currency swap will in
                                          turn be made from the proceeds of a
                                          sale of assets of the trust before
                                          payments on the Class B notes and any
                                          A$ subordinated notes. Consequently,
                                          the proceeds from the sale of the
                                          assets of the trust after an event of
                                          default under the security trust deed
                                          may be insufficient to pay you
                                          principal and interest in full.

IF THE MANAGER DIRECTS THE ISSUER       o If the manager directs the issuer
TRUSTEE TO REDEEM THE US$ NOTES           trustee to redeem the notes early, as
EARLY, THE YIELD ON YOUR US$              described in "Description of the US$
NOTES COULD BE LOWER THAN                 Notes -- Redemption of the US$ Notes
EXPECTED                                  -- Optional Redemption of the Notes",
                                          the early retirement of your US$
                                          notes will shorten
                                          their average lives and may result in
                                          a lower yield on your US$ notes than
                                          expected.

THE IMPOSITION OF A WITHHOLDING         o If a withholding tax is imposed on
TAX WILL REDUCE PAYMENTS TO YOU           payments of interest on your US$
AND MAY LEAD TO AN EARLY                  notes, you will not be entitled to
REDEMPTION OF THE US$ NOTES               receive grossed up amounts to
                                          compensate for such withholding tax.
                                          Thus, you will receive less interest
                                          than is scheduled to be paid on your
                                          US$ notes.

                                        o If the option to redeem the notes
                                          early, as a result of the imposition
                                          of a withholding or other tax on any
                                          notes or in respect of the housing
                                          loans, is exercised, as described
                                          under the heading "Description of the
                                          US$ Notes -- Redemption of the US$
                                          Notes -- Redemption of the Notes for
                                          Taxation or Other Reasons" below, the
                                          early retirement of your US$ notes
                                          will shorten their average lives and
                                          potentially lower the yield on your
                                          US$ notes.

PERPETUAL TRUSTEES AUSTRALIA            o The interest rates on the variable
LIMITED'S ABILITY TO SET THE              rate housing loans are not tied to an
INTEREST RATE ON VARIABLE RATE            objective interest rate index, but are
HOUSING LOANS MAY LEAD TO                 set at the sole discretion of the
INCREASED DELINQUENCIES OR                issuer trustee acting on the direction
PREPAYMENTS                               of the manager. If the issuer trustee
                                          increases the interest rates on the
                                          variable rate housing loans, borrowers
                                          may be unable to make their required
                                          payments under the housing loans, and
                                          accordingly, may become delinquent or
                                          may default on their payments. In
                                          addition, if the interest rates are
                                          raised above market interest rates,
                                          borrowers may refinance their loans
                                          with another lender to obtain a lower
                                          interest rate. This could cause higher
                                          rates of principal prepayment than you
                                          expected and affect the yield on your
                                          US$ notes.

THIS PROSPECTUS PROVIDES                o This prospectus describes only the
INFORMATION REGARDING ONLY A              characteristics of the housing loan
PORTION OF THE HOUSING LOAN POOL,         pool as of August 13, 2001. While they
AND ADDITIONAL HOUSING LOANS              must satisfy the criteria specified in
ADDED TO THE HOUSING LOAN POOL            this prospectus, the housing loans
COULD HAVE DIFFERENT                      acquired on the closing date, and any
CHARACTERISTICS                           additional housing loans transferred
                                          to the trust during the prefunding
                                          period and the substitution period,
                                          may not have the characteristics or
                                          statistical composition of the housing
                                          loan pool described in this
                                          prospectus. For example, such housing
                                          loans may be of a different credit
                                          quality or seasoning. The manager does
                                          not expect the characteristics or
                                          statistical composition of the housing
                                          loan pool acquired on the closing date
                                          or the additional housing loans
                                          acquired after the closing date to
                                          differ materially from the
                                          characteristics of the housing loan
                                          pool described in this prospectus. If
                                          you purchase a US$ note, you must not
                                          assume that the characteristics of the
                                          housing loan pool, including the
                                          additional housing loans acquired
                                          after the closing date, will be
                                          identical to the characteristics of
                                          the housing loan pool disclosed in
                                          this prospectus.


THE FEATURES OF THE HOUSING LOANS       o The features of the housing loans,
MAY CHANGE, WHICH COULD AFFECT            including their interest rates, may be
THE TIMING AND AMOUNT OF                  changed by the issuer trustee acting
PAYMENTS TO YOU                           on the direction of the manager,
                                          either on its own initiative or at a
                                          borrower's request. Some of these
                                          changes may include the addition of
                                          newly developed features which are not
                                          described in this prospectus. As a
                                          result of these changes and borrowers'
                                          payments of principal, the
                                          concentration of housing loans with
                                          specific characteristics is likely to
                                          change over time, which may affect the
                                          timing and amount of payments you
                                          receive.

                                        o If the issuer trustee, at the
                                          direction of the manager, changes the
                                          features of the housing loans or fails
                                          to offer desirable
                                          features offered by its competitors,
                                          borrowers might elect to refinance
                                          their loans with another lender to
                                          obtain more favorable features. In
                                          addition, the housing loans included
                                          in the trust are not permitted to have
                                          some features. If a borrower opts to
                                          add one of these features to his or
                                          her housing loan, the housing loan may
                                          be transferred to another PUMA trust
                                          or may be repaid and a new housing
                                          loan written which will not form part
                                          of the assets of the trust. The
                                          refinancing or removal of housing
                                          loans could cause you to experience
                                          higher rates of principal prepayment
                                          than you expected, which could affect
                                          the yield on your US$ notes.

COLLECTIONS MAY NOT BE SUFFICIENT       o If the collections during a quarterly
TO ENSURE PAYMENTS OF INTEREST TO         period are insufficient to cover fees
YOU                                       and expenses of the trust and the
                                          interest payments due on the
                                          US$ notes on the next quarterly
                                          payment date, you may not receive a
                                          full payment of interest on that
                                          quarterly payment date, which will
                                          reduce the yield on your US$ notes.

THE MANAGER OR ITS RELATED              o In some circumstances, the manager or
COMPANIES MAY COMMINGLE                   a company related to the manager may
COLLECTIONS ON THE HOUSING LOANS          in the future, in order to facilitate
WITH THEIR ASSETS                         the clearing of payments on the
                                          housing loans, receive collections on
                                          behalf of the issuer trustee which the
                                          manager or its related company may
                                          retain for a period of 1 business day,
                                          or longer if approved by the rating
                                          agencies, before remitting them to the
                                          issuer trustee. During this period the
                                          collections may be commingled with the
                                          assets of the manager or its related
                                          company. If the manager or its related
                                          company becomes insolvent, the issuer
                                          trustee may only be able to claim
                                          those collections as an unsecured
                                          creditor of the insolvent company.
                                          This could lead to a failure to
                                          receive the collections on the housing
                                          loans, delays in receiving the
                                          collections, or losses to you.

A FURTHER DECLINE IN AUSTRALIAN         o The Australian economy is experiencing
ECONOMIC CONDITIONS MAY LEAD TO           a downturn following a prolonged
LOSSES ON YOUR US$ NOTES                  period of expansion with relatively
                                          low interest rates and steadily
                                          increasing property values. If the
                                          Australian economy were to experience
                                          a further downturn, an increase in
                                          interest rates, a fall in property
                                          values or any combination of these
                                          factors, delinquencies or losses on
                                          the housing loans might increase,
                                          which might cause losses on your US$
                                          notes.

CONSUMER PROTECTION LAWS MAY            o Some of the borrowers may attempt to
AFFECT THE TIMING OR AMOUNT OF            make a claim to a court requesting
INTEREST OR PRINCIPAL PAYMENTS TO         changes in the terms and conditions of
YOU                                       their housing loan or compensation or
                                          penalties for breaches of any
                                          legislation relating to consumer
                                          credit. Any changes which allow the
                                          borrower to pay less principal or
                                          interest under his or her housing
                                          loan, or to delay such payments, may
                                          delay or decrease the amount of
                                          payments to you.

                                        o In addition, the issuer trustee is
                                          subject to the penalties and
                                          compensation provisions of the
                                          applicable consumer protection laws.
                                          The issuer trustee has a limited
                                          indemnity from the manager in respect
                                          of such liabilities. To the extent
                                          that the issuer trustee is unable to
                                          recover any such liabilities under the
                                          consumer protection laws from the
                                          manager, the assets of the trust will
                                          be used to indemnify the issuer
                                          trustee prior to payments to you. This
                                          may delay or decrease the amount of
                                          collections available to make payments
                                          to you.


THE CONCENTRATION OF HOUSING            o The trust contains a high
LOANS IN PARTICULAR STATES OR             concentration of mortgage loans
REGIONS MAY INCREASE THE                  secured by properties located within
POSSIBILITY OF LOSS ON YOUR NOTES         the states of New South Wales,
                                          Victoria and Queensland. Any
                                          deterioration in the real estate
                                          values in or the economy of any
                                          Australian state or region, and any
                                          deterioration in these two states in
                                          particular, could result in higher
                                         rates of delinquencies, foreclosures
                                         and losses than expected on the
                                         housing loans. In addition, these two
                                         states, or any other Australian states
                                         or regions, may experience natural
                                         disasters, which may not be fully
                                         insured against and which may result
                                         in property damage and losses on the
                                         housing loans. These events may in
                                         turn have a disproportionate impact on
                                         funds available to the trust, which
                                         could cause you to suffer losses.


YOU WILL NOT RECEIVE PHYSICAL          o You will not receive physical notes,
NOTES REPRESENTING YOUR US$              except in limited circumstances. This
NOTES, WHICH CAN CAUSE DELAYS IN         could:
RECEIVING DISTRIBUTIONS AND
HAMPER YOUR ABILITY TO PLEDGE OR         o cause you to experience delays in
RESELL YOUR US$ NOTES                      receiving payments on the US$
                                           notes because the principal paying
                                           agent will be sending
                                           distributions on the US$ notes to
                                           DTC instead of directly to you;

                                         o limit or prevent you from using your
                                           US$ notes as collateral; and

                                         o hinder your ability to resell the
                                           US$ notes or reduce the price that
                                           you receive for them.

RATINGS OF THE US$ NOTES DO NOT        o It is a condition to the issuance of
INSURE THEIR PAYMENT AND                 the Class A notes that they be rated
WITHDRAWAL OF ANY RATINGS MAY            Aaa by Moody's Investors Service, Inc.,
AFFECT THE VALUE OF THE US$ NOTES        AAA by Standard & Poor's Ratings Group
                                         and AAA by Fitch, Inc. and that the
                                         Class B notes be rated at least AA--
                                         by Standard & Poor's Ratings Group and
                                         AA-- by Fitch, Inc. A rating is not a
                                         recommendation to purchase, hold or
                                         sell the US$ notes, inasmuch as such
                                         rating does not address the market
                                         price or the suitability for a
                                         particular investor of a security. The
                                         rating of the US$ notes addresses the
                                         likelihood of the payment of principal
                                         and interest on the US$ notes pursuant
                                         to their terms. There is no assurance
                                         that a rating will remain for any
                                         given period of time or that a rating
                                         will not be lowered or withdrawn
                                         entirely by a rating agency, if
                                          in its judgment circumstances in the
                                          future so warrant. The ratings of the
                                          US$ notes will be based primarily on
                                          the creditworthiness of the housing
                                          loans, the subordination provided by
                                          the Class B notes and the A$
                                          subordinated notes (if any) with
                                          respect to the Class A notes, the
                                          availability of excess interest
                                          collections after payment of interest
                                          on the notes and the trust's expenses,
                                          the mortgage insurance policies and
                                          the creditworthiness of the swap
                                          providers and the mortgage insurers.

AUSTRALIAN TAX REFORM PROPOSALS         o The Australian federal government
COULD AFFECT THE TAX TREATMENT OF         proposes to reform business taxation
THE TRUST                                 as part of its current tax reform
                                          program. There are several proposed
                                          measures, including the taxation of
                                          consolidated groups, that, if enacted
                                          in their current form, could impact
                                          upon the tax treatment of the trust.
                                          For more details you should read the
                                          section titled "Australian Tax
                                          Consequences -- Tax Reform Proposals"
                                          below.


SINCE THE MANAGER AND THE ISSUER        o Each of Macquarie Securitisation
TRUSTEE ARE AUSTRALIAN ENTITIES,          Limited and Perpetual Trustees
THERE REMAINS UNCERTAINTY AS TO           Australia Limited is an Australian
THE ENFORCEABILITY IN AUSTRALIAN          public company and has agreed to
COURTS OF JUDGMENTS OBTAINED IN           submit to the jurisdiction of New York
U.S. COURTS BY ANY OF THE US$             state and federal courts for purposes
NOTEHOLDERS                               of any suit, action or proceeding
                                          arising out of the offering of the US$
                                          notes. Generally, a final and
                                          conclusive judgment obtained by
                                          noteholders in U.S. courts would be
                                          recognized and enforceable against the
                                          manager or the issuer trustee, as the
                                          case may be, in the relevant
                                          Australian court without reexamination
                                          of the merits of the case. However,
                                          because of the foreign location of the
                                          manager and the issuer trustee and
                                          their directors, officers and
                                          employees (and their respective
                                          assets), it may be difficult for you
                                          to effect service of process over
                                          these persons or to enforce against
                                          them judgments obtained in United
                                          States
                                          courts based upon the civil liability
                                          provisions of the federal securities
                                          laws of the United States. See
                                          "Enforcement of Foreign Judgments in
                                          Australia."


THE APPOINTMENT OF MORTGAGE             o The appointment of persons as mortgage
MANAGERS MAY BE TERMINATED                managers can be terminated in some
                                          circumstances. If this occurs, then
                                          the management of the housing loans
                                          managed by that mortgage manager will
                                          be undertaken by the manager or a
                                          related company of the manager until a
                                          replacement mortgage manager is found.
                                          During this temporary period, you may
                                          face additional risks, including the
                                          possibility that the housing loans may
                                          not be serviced by the manager or its
                                          related company in the same manner as
                                          the mortgage manager and accordingly
                                          borrowers may decide to refinance or
                                          repay their housing loans, resulting
                                          in an early repayment of the principal
                                          of your US$ notes.

INABILITY TO FIND A REPLACEMENT         o The redraw facility may be terminated
REDRAW FACILITY PROVIDER                  in some circumstances. If a
                                          replacement redraw facility is not
                                          entered into and A$ redraw notes are
                                          not issued the issuer trustee may be
                                          required to reject some or all
                                          requests for redraws made by
                                          borrowers. This may in turn cause
                                          borrowers to refinance or repay their
                                          housing loans, resulting in an early
                                          repayment of principal on your US$
                                          notes.

             CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements made in this prospectus constitute forward-looking statements. These statements typically contain words such as "believes", "estimates", "expects", "intends" or similar words indicating that the future outcomes are uncertain. Because forward-looking statements made in this prospectus involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: those described under the heading "Risk Factors"; the actions of competitors in the mortgage industry; general economic conditions (especially in Australia); changes in interest rates, unemployment, the rate of inflation, consumer perceptions of the economy and home values; and compliance with US and Australian federal and state laws, including consumer protection laws, tort laws and, in relation to the US, ERISA, and changes in any such laws.

                               CAPITALIZED TERMS

     The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary.


                           U.S. DOLLAR PRESENTATION

     In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$0.5130 = A$1.00, being the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on August 10, 2001. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.


     Prior to enforcement under the security trust deed, determinations and payments to US$ noteholders in respect of principal and interest will be converted from Australian dollars to U.S. dollars at the A$ Exchange Rate.

     Determination of the amounts owed to the US$ noteholders under the security trust deed are made in the manner described in "Description of the Transaction Documents and Parties -- The Security Trust Deed -- Priorities under the Security Trust Deed". Actual payments made to US$ noteholders under the security trust deed will be converted from Australian dollars to U.S. dollars at the spot rate available in the Australian spot foreign exchange market at the time of such payment.

          THE ISSUER TRUSTEE, MACQUARIE BANK LIMITED AND THE MANAGER

THE ISSUER TRUSTEE

     The issuer trustee, Perpetual Trustees Australia Limited (ABN 86 000 431
827), was incorporated on July 31, 1963 and is the holding company of

Perpetual Trustee Company Limited, the security trustee The registered office of the issuer trustee is at Level 7, 39 Hunter Street, Sydney, New South Wales, Australia. Perpetual Trustees Australia Limited was incorporated as, and continues to operate as, a limited liability company under the Australian Corporations Act 2001. Perpetual Trustees Australia Limited is listed on the Australian Stock Exchange and its shares are quoted on that exchange.


     As at June 30, 2001, Perpetual Trustees Australia Limited has issued 37,499,969 fully paid ordinary shares. The principal activities of the issuer trustee are the provision of trustee and other commercial services. The issuer trustee is an authorized trustee corporation. The issuer trustee and its subsidiaries provide a range of services including custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. The issuer trustee and its subsidiaries are leading trustee companies in Australia with in excess of A$100 billion under administration.

     The directors of the issuer trustee as at August 20, 2001 are as follows:


NAME                     BUSINESS ADDRESS     PRINCIPAL ACTIVITIES
--------------------   -------------------   ---------------------
R. John Lamble         39 Hunter Street      Director
                       Sydney, NSW, 2000
Charles P. Curran      39 Hunter Street      Director
                       Sydney, NSW, 2000
Bonita L. Boezeman     39 Hunter Street      Director
                       Sydney, NSW, 2000
Stephen J. Chapman     39 Hunter Street      Director
                       Sydney, NSW, 2000
Ken W. Court           39 Hunter Street      Director
                       Sydney, NSW, 2000
John S. Curtis         39 Hunter Street      Director
                       Sydney, NSW, 2000
Warwick G. Kent        39 Hunter Street      Director
                       Sydney, NSW, 2000
Linda B. Nicholls      39 Hunter Street      Director
                       Sydney, NSW, 2000
Graham J. Bradley      39 Hunter Street      Director
                       Sydney, NSW, 2000
Robert Savage          39 Hunter Street      Director
                       Sydney, NSW, 2000

MACQUARIE BANK LIMITED

     Macquarie Bank Limited is the holding company of the manager, Macquarie Securitisation Limited, the initial redraw facility provider and the beneficial owner of the PUMA warehouse trust. Macquarie Bank Limited, a licensed Australian Bank, is a pre-eminent provider of financial services offering a full range of investment and commercial banking and retail financial services in Australia and in selected markets around the world. Macquarie Bank Limited is the only independent Australian-headquartered, full service investment bank and one of only a relatively small number of substantially independent investment banks remaining globally.


     Macquarie Bank Limited has reported successive years of record profits and growth since 1992 and now employs over 4,400 people in Australia and in 22 international locations. During 1999, Macquarie completed the acquisition and integration of the Bankers Trust Australian investment bank. Macquarie listed on the Australian Stock Exchange in 1996 and currently ranks as one of Australia's top 30 listed companies by market capitalization. As of March 31, 2001, Macquarie Bank Limited had total assets of A$27.8 billion as well as funds under management of A$30.9 billion, total shareholders' equity of A$1.3 billion and tier 1 and total capital adequacy ratios of 12.9% and 16.0%, respectively.


     Macquarie Bank Limited is currently rated, short term, A-1 by Standard & Poor's, F1 by Fitch and P1 by Moody's and, long term, A by Standard & Poor's, A+ by Fitch and A2 by Moody's.

     The activities of Macquarie Bank Limited come under the regulatory supervision of the Australian financial industry regulator, the Australian Prudential Regulation Authority.

THE MANAGER

     The manager, Macquarie Securitisation Limited, is a registered Australian company and is a wholly owned subsidiary of Macquarie Bank Limited. Its principal business activity is the origination, servicing and securitization of mortgage and other assets, and it is the manager of all the trusts in the PUMA Program. Macquarie Securitisation Limited is a market leader in the securitization of Australian residential mortgages and the PUMA trusts are the largest Australian issuers of mortgage-backed securities. To date, over A$10 billion of mortgage-backed securities have been issued by PUMA trusts into the Australian and European capital markets. The manager's business address is Level 23, 20 Bond Street, Sydney, New South Wales, Australia.

                           DESCRIPTION OF THE TRUST

PUMA PROGRAM

     The PUMA Program is an umbrella term for a number of separate trust funds that are subject to the Trust Deed. There are two classes of trust funds which may be created under the Trust Deed -- warehouse funds and sub-funds. A warehouse fund may be used to originate housing loans in preparation for the securitization of those housing loans in the future and currently there is one warehouse fund. The purpose of a subfund is to issue debt instruments and to use the proceeds from the issuance of the notes to acquire housing loans. Each warehouse fund and sub-fund are separate and independent trusts within the PUMA Program and the assets and liabilities of each fund are segregated from those of any other PUMA warehouse fund or sub-fund.

     The trust issuing the US$ notes under this prospectus is a sub-fund, known as "PUMA Global Trust No.1" and is to be established under the Trust Deed and the sub-fund notice. The PUMA Global Trust No.1 will be a common law trust upon its creation on or about the Closing Date. This prospectus contains the material terms and conditions of the PUMA Global Trust No.1 trust and the other trusts relating to the US$ notes. The manager of the PUMA trusts is Macquarie Securitisation Limited and the trustee is Perpetual Trustees Australia Limited. The assets of the trust are not available to meet the liabilities of any other PUMA trust and none of the assets of any other PUMA trust are available to meet the liabilities of the trust.

PUMA GLOBAL TRUST NO.1

     The detailed terms of the trust are set out in the Trust Deed and the sub-fund notice. The sub-fund notice, which supplements the general framework under the Trust Deed with respect to the trust, does the following:

     o specifies the details of the notes, other than for the US$ notes which are contained in the note trust deed and the note terms and conditions annexed to the US$ notes;

     o    establishes the cash flow allocation;

     o describes the conditions for the acquisition by the issuer trustee of additional housing loans from other PUMA trusts during the Substitution Period and for the acquisition and sale of housing loans by the issuer trustee, as further described under the heading "Description of the Assets of the Trust -- Sale of Housing Loans"; and

     o amends the Trust Deed to the extent necessary to give effect to the specific aspects of the trust and the issue of the notes.

OTHER TRUSTS

     In addition to the PUMA Global Trust No.1, two other trusts are established in relation to the issue of the US$ notes as follows:

    o NOTE TRUST

      The note trust is created under the note trust deed for the benefit of US$ noteholders. The assets of the note trust consist of the note trustee's rights, remedies and powers under the note trust deed and as a beneficiary under the security trust deed. The note trustee therefore acts for the benefit of the US$ noteholders under the terms of the note trust deed. The note trustee is able to enforce obligations of the issuer trustee for the benefit of US$ noteholders and will vote on behalf of US$ noteholders, based on their directions, at meetings held under the terms of the Trust Deed or the security trust deed, including upon an event of default and enforcement under the security trust deed. The note trustee is entitled to delegate its duties, powers and authorities, and is indemnified from the assets of the trust against all liabilities, expenses and costs incurred by it in the performance of its duties. Details of the terms of the note trust deed are outlined under the heading "Description of the Transaction Documents and Parties -- The Note Trust Deed" below.


    o SECURITY TRUST

      The security trust is created under the security trust deed for the benefit of noteholders and all other Secured Creditors. The assets of the security trust consist of the right, title and interest of the security trustee as holder of the charge created under the security trust deed over the assets of PUMA Global Trust No.1 held by the issuer trustee. The security trustee therefore acts for the benefit of the noteholders and the other Secured Creditors under the terms of the security trust deed. If an event of default occurs under the security trust deed and the charge is enforced, the security trustee, or a receiver appointed by it, will be responsible for realizing the assets of the trust and the security trustee will be responsible for distributing the proceeds of realization to Secured Creditors in the order prescribed under the security trust deed. The security trustee is required to give priority to the interests of the noteholders as a whole in the event of a conflict of interest with other secured creditors. In the event of conflict of interests between classes of noteholders, the security trustee must give priority to the interests of the Class A and A$ redraw noteholders -- as described under the heading "Description of the Transaction Documents and Parties -- The Security Trust Deed" below.

                    DESCRIPTION OF THE ASSETS OF THE TRUST

ASSETS OF THE TRUST

     The assets of the trust will include the following:

     o    the pool of housing loans, including all:

          o principal payments paid or payable on the housing loans from the Closing Date;

          o interest payments paid or payable on the housing loans from the Closing Date;

          o rights under the mortgages and any collateral securities securing the housing loans and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

     o rights under the mortgage insurance policies in relation to the housing loans;

     o the other Authorised Investments of the trust including amounts on deposit in the bank accounts established in connection with the trust and any instruments in which these amounts or other assets of the trust are invested; and

     o    the issuer trustee's rights under the transaction documents.

THE HOUSING LOANS

     The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans have been originated in the name of Perpetual Trustees Australia Limited in its capacity as trustee of the PUMA Program. Each housing loan will be one of the types of products described in "PUMA Residential Loan Program -- PUMA's Product Types" below. Each housing loan may have some or all of the features described in "PUMA Residential Loan Program -- Special Features of the Housing Loans" below. The housing loans are fixed rate and/or variable rate loans. The mortgaged properties consist of one-to-four family owner-occupied properties and one-to-four family non-owner occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.

     In addition, the housing loans must at the date of origination comply with the following criteria:

     o housing loans must be secured by registered first legal mortgages or by mortgages registrable as first legal mortgages over freehold land or leasehold land with a lease term at least 15 years longer than the loan term (this first legal mortgage may be subject to any prior statutory charges and any prior charges of a body corporate, service company or equivalent, whether registered or otherwise, which in the opinion of the manager, do not prevent the mortgage from being considered a first-ranking mortgage in accordance with standard lending practice in the relevant State or Territory of Australia at the time the mortgage is granted or transferred to the issuer trustee);

     o the mortgage is to be registered under the appropriate statute of the State or Territory in which the property is located;

     o all evidence of title and ancillary documents and insurance must be verified by the issuer trustee or the manager prior to the housing loan being originated or acquired, and the corresponding mortgage being treated as an approved housing loan. The issuer trustee or the manager will be taken to have verified evidence of title and ancillary documents and insurances if it sights a certificate given by an approved lawyer verifying those matters (or obtains such other confirmation, enhancement or warranty (which may include, without limitation, title insurance in relation to the approved housing loans) as it is directed to obtain by the manager in lieu of a certificate given by an approved lawyer); and

     o the housing loan must be a loan made in Australian dollars and repayable in Australia in Australian dollars.

     If any housing loan did not comply with the criteria listed above at the date of its origination, the issuer trustee may be able to claim damages from the manager subject to the terms and conditions of the restated management agreement and the Trust Deed or, in specific circumstances, the issuer trustee may be able to require the mortgage manager responsible for the origination of the housing loan to repurchase the housing loan (in accordance with the requirements of the applicable mortgage origination deed).

ACQUISITION OF THE HOUSING LOANS ON THE CLOSING DATE

     All of the housing loans acquired by the trust have been, or will be, originated by Perpetual Trustees Australia Limited in its capacity as trustee of the PUMA warehouse trust. Some of the housing loans, prior to their acquisition by the trust, may be held by other trusts within the PUMA Program. On the Closing Date, Perpetual Trustees Australia Limited will cease to hold the pool of housing loans for the PUMA warehouse trust and those other PUMA trusts and will instead hold them for the trust -- in return for which, but subject to the following, an amount equal to the Principal Balance outstanding of those housing loans on the Closing Date will be paid from the trust to the PUMA warehouse trust and those other PUMA trusts. The amount paid by the trust in respect of the acquisition of housing loans may be increased or decreased by an adjustment for any fixed rate housing loans not transferred with the benefit of an interest rate swap. In addition, the issuer trustee, if so directed by the manager, may make an adjustment for accrued interest.

ACQUISITION OF HOUSING LOANS AFTER THE CLOSING DATE
THE PRE-FUNDING PERIOD

     At any time during the period up to and including the date falling on the seventh Business Day prior to the first Quarterly Payment Date, the issuer trustee, at the direction of the manager, may acquire additional housing loans by applying the Pre-Funding Pool as described in "Description of the Cashflows of the Trust -- Pre-Funding Pool" below. Any additional housing loan acquired during the Pre-Funding Period must comply with the PUMA Parameters and approval and origination process described under the heading "PUMA Residential Loan Program -- Approval and Underwriting Process" below and any rating agency requirements relating to the maintenance of the respective ratings of the notes.

THE SUBSTITUTION PERIOD

     At any time during the period up to and including the date falling on the seventh Business Day prior to the second Quarterly Payment Date, the issuer trustee, at the direction of the manager, may acquire additional housing loans:

     o on a Payment Date, by applying available funds under the set order of priorities as described in "Description of the Cashflows of the Trust -- Distribution of Collections" below;

     o on any day other than a Payment Date, by applying Collections provided that:

          o the amount of Collections, other than the Principal Cash Balance, applied does not exceed the then Principal Collections;

          o the Principal Cash Balance, if applied, will not be reduced below 0.25% of the A$ Equivalent of the aggregate Principal Balance of the notes; and

          o the manager is of the opinion that the funds applied will not be required for the expenses of the trust set out in the first five bullet points of "Description of the Cashflows of the Trust -- Distribution of Collections" below, including interest on the US$ notes, on the following Payment Date.

     Any additional housing loan acquired during the Substitution Period must comply with the PUMA Parameters and the approval and origination process described under the heading "PUMA Residential Loan Program -- Approval and Underwriting Process" below and any rating agency requirements relating to the maintenance of the respective ratings of the notes.

AFTER THE END OF THE SUBSTITUTION PERIOD

     The issuer trustee may no longer acquire additional housing loans as assets of the trust after the end of the Substitution Period except in the limited circumstances described in "Description of the Assets of the Trust -- Sale of Housing Loans" below.

     All housing loans acquired by the trust must have a maturity date of no later than one year prior to the scheduled maturity date of the US$ notes.

PRE-FUNDING POOL

     An amount equal to approximately [   ]% of the US$ notes, after conversion
to A$ at the fixed exchange rate under the currency swaps, will be held as a "PRE-FUNDING POOL" and will be invested on the Closing Date in Authorized Investments (other than housing loans) which meet the criteria described under the heading "-- Other Assets of the Trust -- Other Authorized Investments" below. During the Pre-Funding Period, the Pre-Funding Pool will be used solely for the purposes of acquiring additional housing loans. At the end of the Pre-Funding Period the Pre-Funding Pool will be distributed as described in "Description of the Cashflows of the Trust -- Pre-Funding Pool" below.

     Information about the additional housing loans acquired during the Pre-Funding Period and the characteristics of the housing loan pool after the acquisition of these housing loans will be provided in the first quarterly servicing report following the Closing Date, as described under the heading "Description of the US$ Notes -- Reports to Noteholders" below.

EXPECTED TIMING OF PRINCIPAL REPAYMENTS

     It is expected that no principal repayments will be made on the US$ notes prior to the third Quarterly Payment Date because it is expected that funds which would otherwise be applied for making repayments of principal on the US$ notes will be utilized during the Substitution Period to:

     o    acquire additional housing loans;

     o fund Redraws or Further Advances, other than Subordinate Funded Further Advances; or

     o repay the Senior Redraw Facility Principal (described in "Description of the Transaction Documents and Parties -- The Redraw Facility -- Repayment of Redraw Advances" below) and the A$ redraw notes.

     However, there can be no guarantee that these funds will be used in the manner described in the three preceding bullet points such that no principal repayments are made on the US$ notes in this period.

     The PUMA Program may at anytime have several PUMA trusts which contain "substitution" and/or "pre-funding" arrangements similar to those described in "Description of the Assets of the Trust -- Acquisition of Housing Loans after the Closing Date" and "-- Pre-Funding Pool", respectively. Accordingly, the manager, when exercising its discretion to direct the issuer trustee to acquire housing loans from the PUMA warehouse trust, will allocate such acquisitions amongst those PUMA trusts, including the trust. This allocation is made having regard to the respective requirements that those PUMA trusts have for acquiring housing loans from time to time.

REDRAWS, FURTHER ADVANCES AND SUBORDINATE FUNDED FURTHER ADVANCES

     The issuer trustee, at the direction of the manager, may make Redraws and Further Advances in respect of the housing loans. The manager however is under no obligation to approve a Redraw or Further Advance request from a borrower or to direct the issuer trustee to make Redraws or Further Advances.

     Further Advances are divided into two categories, which in turn govern the priority of repayment between the sources of funding utilized by the issuer trustee to make those Further Advances. The two categories are:

     o    Further Advances which are not Subordinate Funded Further Advances;
          and

     o    Subordinate Funded Further Advances.

     If the manager approves a Further Advance which is not a Subordinate Funded Further Advance then it must do so in accordance with the PUMA Parameters, see "PUMA Residential Loan Program -- Special Features of the Housing Loans -- Further Advances" below, and having regard to its duty in relation to the rating of the notes as described in "Description of the Transaction Documents and Parties -- The Manager -- Powers" below.

     A Subordinate Funded Further Advance is a Further Advance which is made at any time to the extent that it is made without the benefit of insurance under a mortgage insurance policy.

     A Redraw or a Further Advance, which is not a Subordinate Funded Further Advance, may be funded by the issuer trustee:

     o on a Payment Date, by applying available funds under the set order of priorities, as described in "Description of the Cashflows of the Trust -- Distribution of Collections" below;

     o in the case of Redraws, on any day other than a Payment Date, and in the case of a Further Advance, which is not a Subordinated Funded Further Advance, on any day other than a Payment Date during the Substitution Period, by applying Collections provided that:

          o the amount of Collections, other than Principal Cash Balance, applied does not exceed the then Principal Collections;

          o the Principal Cash Balance, if applied, will not be reduced below 0.25% of the A$ Equivalent of the aggregate Principal Balance of the notes; and

          o the manager is of the opinion that the funds applied will not be required for expenses of the trust set out in the first five bullet points of "Description of the Cashflows of the Trust -- Distribution of Collections" below, on the following Payment Date; or

     o in the case of Redraws, on any day by applying advances under the redraw facility or the issue proceeds of A$ redraw notes.

     If the issuer trustee has insufficient funds available to it to fund a Redraw or a Further Advance then it must decline the Redraw or Further Advance request. Furthermore, the manager is not obliged to draw on the redraw facility or to issue A$ redraw notes in order to fund a Redraw or a Further Advance.

     A Subordinate Funded Further Advance may be funded by the issuer trustee only by making a subordinated drawing under the redraw facility. The repayment of this subordinated drawing is described under the heading "Description of the Transaction Documents and Parties -- The Redraw Facility -- Repayment of Redraw Advances" below.

SALE OF HOUSING LOANS

     The issuer trustee, on the direction of the manager, may sell housing loans which are assets of the trust to another PUMA trust, if:

     o the borrower wishes to convert a floating rate of interest in respect of the housing loan to a fixed rate and the manager is unable to arrange an appropriate interest rate swap upon terms acceptable to the manager; or

     o the borrower requests a variation of the terms of the housing loan which the issuer trustee cannot agree to, in accordance with the transaction documents of the trust, but which the issuer trustee could agree to if the housing loan was held by another PUMA trust.

     If a housing loan is sold by the trust in accordance with the foregoing, the trust will receive, subject to the following, the Principal Balance of the housing loan from the acquiring PUMA trust and will be entitled to accrued interest on the housing loan up to the date of sale. The amount paid to the trust in respect of the sale of housing loans may be increased or decreased by an adjustment for any fixed rate housing loans not transferred with the benefit of an interest rate swap. In addition, the PUMA trust acquiring the housing loan, if so directed by the manager, may make an adjustment for accrued interest.

     If a housing loan is sold by the trust in accordance with the first bullet point above only, the issuer trustee, upon the direction of the manager, may acquire a replacement housing loan or housing loans by applying the funds received in respect of the sale of the housing loan. The manager is under no obligation to direct the issuer trustee to acquire or sell housing loans and may do so in its absolute discretion.

CERTIFICATION OF HOUSING LOANS

     Prior to the transfer of each housing loan to the trust, the manager will give certain certifications to the issuer trustee regarding each housing loan. Those certifications include that, to the best of the manager's knowledge and belief:

     o on the date of its first settlement by Perpetual Trustees Australia Limited, as trustee of the PUMA warehouse trust, each housing loan and mortgage was an approved housing loan, as described in "Description of the Assets of the Trust -- The Housing Loans", for the purposes of the Trust Deed and, as of the date of the certification, nothing has come to its actual attention that the housing loan and mortgage is not still an approved housing loan;

     o nothing has come to the manager's actual attention which would lead it to believe that any of the warranties, statements, certificates or other information provided to the manager or the issuer trustee by the corresponding mortgage manager, any panel lawyer, any title insurer, any panel valuer or any other person prior to the first settlement of the housing loan or mortgage by Perpetual Trustees Australia Limited, as trustee of the PUMA Program, were incorrect, untrue or misleading in any material respect at the time they were made or given, other than as disclosed in writing to the issuer trustee;

     o nothing has come to the manager's actual attention which would lead it to believe that there has been any material change in respect of any of the matters referred to in the warranties, statements, certificates or other information referred to in the preceding paragraph which would adversely affect the benefit of the security provided by the mortgage in relation to each housing loan or its coverage under the corresponding mortgage insurance policy, other than as disclosed in writing to the issuer trustee;

     o the borrower under the housing loan is not more than 30 days in arrears, as at the date of transfer of the housing loans to PUMA Global Trust No.1, other than as disclosed in writing to the issuer trustee;

     o between the date of first settlement of the housing loan by Perpetual Trustees Australia Limited, as trustee of the PUMA Program, and the date of the certification, there has been no material default by the borrower under the housing loan, other than as disclosed in writing to the issuer trustee;

     o    no event of default under the security trust deed has occurred;

     o upon settlement of the transfer of the beneficial interest in the housing loans to PUMA Global Trust No.1 under the Trust Deed and the subfund notice, the issuer trustee as trustee of PUMA Global Trust No.1 will obtain the benefit of all mortgages, collateral securities, and other benefits in relation to the housing loans;

     o the loan contract, mortgage, guarantee, if applicable, and each other collateral document executed in connection with the housing loan and mortgage is genuine, properly executed and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to the laws relating to insolvency, bankruptcy or similar laws;

     o the loan contract, mortgage, guarantee, if applicable, and each other collateral document executed in connection with the housing loan and mortgage has been, or will be, fully stamped; the mortgage has been registered or is in registrable form; there are no impediments to its registration or continued registration; the mortgage is, or will on registration be, a registered first legal mortgage over the whole of the relevant security property affording first priority to the issuer trustee;

     o the mortgagor is registered or entitled to be registered as registered proprietor of the relevant security property;

     o there are no encumbrances, easements, covenants or restrictions affecting the relevant security property, other than the mortgage, which have not been disclosed to the manager or which have not been taken into consideration by the approved valuer, if applicable; and

     o the housing loan and the mortgage complied with the PUMA Parameters at the date they were settled or if they did not, they were approved by a senior credit officer of the manager.

     The manager is not obliged to make any inquiry or investigation of the matters referred to in the certification. However, in the event that any of these certifications are untrue, the trust may have recourse, in appropriate circumstances, to the relevant party from whom the manager obtained such information or to the manager in accordance with the provisions of the Trust Deed, subject to certain limitations including the limitation of the manager's liability under the transaction documents. See "Description of the Transaction Documents and Parties -- The Manager -- Limitation of Manager's Liability".

     Additionally, at the time that each housing loan is first transferred out of the PUMA warehouse trust, Macquarie Bank Limited, as beneficial owner of the PUMA warehouse trust, will give certain certifications to the issuer trustee. The time at which these certifications will be given will not necessarily coincide with transfer of the housing loan to the trust. In many cases the housing loan is transferred first to another PUMA trust where it is held for a period of time before being transferred to the trust. In this latter circumstance no fresh certifications are given by the beneficial owner of the PUMA warehouse trust in conjunction with the ultimate transfer from that other PUMA trust to the trust, although, as explained below, the benefit of the initial certifications will be held by the issuer trustee for the trust.

     The certifications given by Macquarie Bank Limited, as the beneficial owner of the PUMA warehouse trust, are that:

     o it is, and will continue to be until the time of transfer out of the PUMA warehouse trust, the sole beneficial owner of the housing loan and the corresponding mortgages and collateral securities, mortgage insurance policy and title insurance policy, free of any security interest whatsoever;

     o the housing loan is secured by a first ranking mortgage over the residential real property located in Australia;

     o the security property for the housing loan was valued by a panel valuer no more than three months before the date on which it was first settled -- or falls within that category of housing loans for which a valuation is not required;

     o the housing loan had a LTV at first settlement not exceeding 95% -- where the loan-to-value ratio means the ratio of the initial face value of the loan secured by the mortgage to the value referred to in the bullet point immediately above, expressed as a percentage; and

     o upon settlement of the transfer of the housing loan in accordance with the Trust Deed and the documents required under the Trust Deed to give effect to that transfer, the housing loan and the corresponding loan, collateral securities, Security Enhancements and guaranteed investment contracts, if any, will be transferred validly and absolutely to Perpetual Trustees Australia Limited as trustee of whichever PUMA trust is acquiring that housing loan.

     Each of the certifications from the manager and Macquarie Bank Limited, as the beneficial owner of the PUMA warehouse trust referred to above, is given to Perpetual Trustees Australia Limited and is held by it as trustee of the PUMA trust that holds the housing loan to which the certifications relate. In making any such certification, the manager may rely on certain certifications provided in its favor by the issuer trustee in its capacity as trustee of the PUMA sub-fund from whom the trust is acquiring the housing loans to which the certification provided by the manager relates. Accordingly, in the case of a housing loan acquired by the trust, the corresponding certifications and any related recourse will be held by the issuer trustee as trustee for the trust and will form part of the assets charged as security for the notes under the security trust deed.

SUBSTITUTION OF PROPERTY SECURING A HOUSING LOAN

     Borrowers may request the issuer trustee to substitute a property securing a housing loan. That request may be accepted or rejected in the issuer trustee's sole discretion which the issuer trustee will exercise on the direction of the manager. Further details of the security substitution process are described below in "PUMA Residential Loan Program -- Special Features of the Housing Loans -- Substitution of Security".

OTHER FEATURES OF THE HOUSING LOANS

     The housing loans have the following features.

     o    Interest is calculated daily and charged monthly in arrears.

     o Payments are made monthly or on a shorter cycle. Payments are generally made by borrowers by way of automatic transfer.

     o They are governed by the laws of one of the following Australian States or Territories:

     o    New South Wales;

     o    Victoria;

     o    Western Australia;

     o    Queensland;

     o    South Australia;


     o    Northern Territory; or


     o    the Australian Capital Territory.


TASMANIAN HOUSING LOANS

     Currently, the issuer trustee would be liable for ad valorem stamp duty on the amount of consideration payable in respect of the acquisition of a housing loan secured by Tasmanian property or in respect of which the borrower or guarantor is a Tasmanian resident. Until the issuer trustee has received a legal opinion confirming that the acquisition of a Tasmanian housing loan of that type would not in fact give rise to an ad valorem stamp duty liability, the manager undertakes not to include any housing loans of that type in the trust.


GENERAL INSURANCE

     Mortgagors are obliged to effect full fire and general insurance cover, noting the issuer trustee's interest as mortgagee, for all properties securing a housing loan, and to maintain that cover throughout the term of the housing loan.

     In addition, the issuer trustee currently has the benefit of a Lloyds Mortgage Protection Policy, which provides coverage in the event of a physical damage loss arising from the failure of the original insurance policy to cover the loss, subject to some exclusions. That failure may arise from:

     o    the nonexistence or inadequacy of the original insurance policy; or

     o the issuer trustee being unable to collect the loss, whether wholly or partially, under the original insurance policy, despite reasonable efforts and expenditure incurred, for any reason other than dishonesty on the part of the issuer trustee.

     Subject to the manager's duty in relation to the ratings of existing notes described under the heading "Description of the Transaction Documents and Parties -- The Manager -- Powers" below, the manager may vary the terms of, replace or terminate the Lloyds Mortgage Protection Policy at any time.


OTHER ASSETS OF THE TRUST
OTHER AUTHORIZED INVESTMENTS

     Apart from housing loans, the issuer trustee as trustee for the trust may invest in the following investments (along with the housing loans the "AUTHORIZED INVESTMENTS") only:

     o    cash;

     o bonds, debentures, stock or treasury bills or notes or other securities issued by the Commonwealth of Australia or the government of any State or Territory of the Commonwealth;

     o debentures or stock of any Commonwealth or State public statutory authority where the repayment of principal and the payment of interest is guaranteed by the Commonwealth or the government of that State;

     o deposits with, or the acquisition of certificates of deposits issued by, a bank;

     o bills of exchange accepted or endorsed by a bank which have a maturity date of not more than 200 days; and

     o    certain mortgage-backed securities.

     All Authorized Investments, apart from cash and housing loans, are required to have maturity dates such that their proceeds will be available to meet the issuer trustee's obligations in respect of the notes as they fall due.

     Unless otherwise agreed by the relevant rating agency, all of the above Authorized Investments (other than cash and housing loans) having a remaining maturity of 12 months or more must have a long term credit rating with Standard & Poor's of AAA, with Fitch of AAA and with Moody's of Aaa.

     Where the remaining maturity is less than 12 months, then unless otherwise agreed by the relevant rating agency, those Authorized Investments must satisfy the following requirements:

     o    a short term credit rating from Moody's of P-1;

     o    the following long term Moody's ratings:

          o each of the Authorized Investments described above having a remaining maturity at the date of acquisition of one month or less must have a credit rating of A2 or better;

          o each of the Authorized Investments described above having a remaining maturity at the date of acquisition of greater than one month and not more than 3 months must have a credit rating of A1 or better;

          o each of the Authorized Investments described above having a remaining maturity at the date of acquisition of greater than 3 months and not more than 6 months must have a credit rating of Aa3 or better; and

          o Authorized Investments having a remaining maturity at the date of acquisition of greater than 6 months must have a credit rating of Aaa;

     o a short term credit rating from Standard & Poor's of A-1, provided that if the aggregate of such investments held by the trust exceeds 20% of the then A$ Equivalent of the aggregate Principal Balance of all notes:

          o any additional such investment must have a short term credit rating of A-1+; and

          o the issuer trustee must transfer the funds of the trust held in any bank account with a financial institution with a short term credit rating of less than A-1+ to an account held with a financial institution with a credit rating of A-1+ to the extent necessary such that the aggregate of such investments held by the trust no longer exceeds 20% of the then A$ Equivalent of the aggregate Principal Balance of all the notes; and

     o if the Authorized Investment is cash held on a call basis, be held by a bank with a short-term credit rating from Fitch of at least F1, or for any other Authorized Investment, have a shortterm credit rating from Fitch of F1+ or be held with a bank with a shortterm credit rating from Fitch of F1+.

TRUST BANK ACCOUNT

     The issuer trustee will establish and maintain one or more bank accounts for the trust. Each bank account must be an Authorized Investment as described in the preceding paragraphs. The initial bank account for the trust will be established with Australia and New Zealand Banking Group Limited, ABN 11 005 357 522 at its 68 Pitt Street, Sydney branch.

COMBINED BANK ACCOUNT

     Perpetual Trustees Australia Limited may also hold other bank accounts, which must be Authorized Investments, as trustee of a number of PUMA trusts, into which payments in respect of the trust may be made. Perpetual Trustees Australia Limited holds such bank accounts as trustee of each PUMA trust to the extent that it has funds in the account. Amounts may only be withdrawn from such an account in respect of a PUMA trust to the extent of funds held in the account in respect of that PUMA trust. The bank which holds the account must agree not to setoff the funds in the account against any liability to the bank nor to combine the account with any other account. If one particular trust becomes insolvent, the creditors of that trust will only have recourse to so much in the account that is held by Perpetual Trustees Australia Limited as trustee of that trust. At present the only such account is held with Westpac Banking Corporation, ABN 33 007 457 141 at its 273 George Street, Sydney branch.

               STATISTICAL INFORMATION ON THE HOUSING LOAN POOL


     The information in the following tables sets forth in summary format various details relating to the pool of housing loans proposed to be acquired by the issuer trustee on the Closing Date. This information is provided by the manager as of the close of business on August 13, 2001. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.


     Note that the statistical information provided in the following tables may not reflect the actual housing loan pool as of the Closing Date because the manager may add, substitute or remove housing loans at any time up until the Closing Date.


     The manager will not add or remove any housing loans prior to the Closing Date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the table under the heading "Summary -- The Housing Loan Pool -- Selected Preliminary Housing Loan Pool Data as of the Close of Business on August 13, 2001", unless a revised prospectus is delivered to prospective investors which contains an update of the pool characteristics described in the following tables.


     In addition, it is expected that the issuer trustee will utilize the Pre-Funding Pool, being part of the proceeds of issue of the US$ notes, to acquire additional housing loans during the PreFunding Period and will also utilize Collections from the housing loans and Principal Cash Balance:

     o to acquire additional housing loans or to make Further Advances, other than Subordinate Funded Further Advances on existing housing loans, during the Substitution Period; or

     o    to fund Redraws on existing housing loans at any time.

     The issuer trustee may also make Subordinate Funded Further Advances on existing housing loans at any time. The Subordinate Funded Further Advances may only be funded by way of subordinated drawings under the redraw facility.

     The issuer trustee may also sell housing loans in limited circumstances and, in some cases, may acquire replacement housing loans from the proceeds of such a sale. Any such acquisition or sale of housing loans, or making of Redraws or Further Advances, will affect the housing loan pool characteristics set out below.

                           HOUSING LOAN INFORMATION


                        YEAR AND PERIOD OF ORIGINATION

                                                                            WEIGHTED
                                         TOTAL               TOTAL           AVERAGE      AVERAGE
                         NO. OF         SECURITY              LOAN          ORIGINAL        LOAN         % BY
YEAR AND PERIOD OF      HOUSING        VALUATIONS           BALANCE            LTV        BALANCE        LOAN
ORIGINATION              LOANS            (A$)                (A$)             (%)          (A$)        BALANCE
--------------------   ---------   -----------------   -----------------   ----------   -----------   ----------
1994 Q3 ............         3     $      420,000      $      279,497         80.28%    $ 93,166          0.01%
1994 Q4 ............        41     $    9,412,000      $    4,029,283         63.07%    $ 98,275          0.20%
1995 Q1 ............        74     $   15,962,388      $    7,468,256         65.62%    $100,922          0.38%
1995 Q2 ............       101     $   26,053,000      $   12,118,654         64.91%    $119,987          0.61%
1995 Q3 ............       136     $   31,924,750      $   14,458,790         63.79%    $106,315          0.73%
1995 Q4 ............       135     $   32,618,000      $   14,404,453         64.88%    $106,700          0.73%
1996 Q1 ............        64     $   16,077,000      $    8,262,191         67.44%    $129,097          0.42%
1996 Q2 ............       122     $   29,567,900      $   15,979,906         65.65%    $130,983          0.81%
1996 Q3 ............       123     $   30,578,400      $   15,873,837         65.56%    $129,056          0.80%
1996 Q4 ............        99     $   24,298,950      $   12,636,906         64.77%    $127,646          0.64%
1997 Q1 ............       126     $   32,090,696      $   18,912,974         68.21%    $150,103          0.95%
1997 Q2 ............       168     $   46,648,230      $   27,339,168         67.80%    $162,733          1.38%
1997 Q3 ............       305     $   76,540,998      $   46,093,439         70.76%    $151,126          2.33%
1997 Q4 ............       303     $   74,827,250      $   45,560,545         71.21%    $150,365          2.30%
1998 Q1 ............       283     $   68,335,132      $   42,271,676         72.90%    $149,370          2.13%
1998 Q2 ............       861     $  181,601,071      $  108,250,735         74.95%    $125,727          5.46%
1998 Q3 ............       621     $  131,126,297      $   81,536,242         75.66%    $131,298          4.11%
1998 Q4 ............       271     $   59,336,781      $   39,950,553         76.05%    $147,419          2.02%
1999 Q1 ............       256     $   60,004,480      $   39,416,278         76.11%    $153,970          1.99%
1999 Q2 ............       313     $   74,597,841      $   49,994,172         75.44%    $159,726          2.52%
1999 Q3 ............       345     $   71,553,649      $   51,368,071         81.62%    $148,893          2.59%
1999 Q4 ............       297     $   68,801,775      $   49,747,291         80.84%    $167,499          2.51%
2000 Q1 ............       455     $  105,997,686      $   74,031,845         79.79%    $162,707          3.74%
2000 Q2 ............     1,012     $  211,023,950      $  150,354,876         80.42%    $148,572          7.59%
2000 Q3 ............     1,094     $  207,304,440      $  149,840,427         80.58%    $136,966          7.56%
2000 Q4 ............     1,309     $  260,071,119      $  192,256,327         80.82%    $146,873          9.70%
2001 Q1 ............     1,087     $  225,777,928      $  162,929,872         80.38%    $149,889          8.22%
2001 Q2 ............     1,926     $  455,272,034      $  323,658,705         79.39%    $168,047         16.33%
2001 Q3 ............     1,268     $  326,949,964      $  223,084,898         77.61%    $175,934         11.25%
                         -----     --------------      --------------         -----     --------        ------
TOTAL ..............    13,198     $2,954,773,709      $1,982,109,868         77.51%    $150,183        100.00%
                        ======     ==============      ==============         =====     ========        ======

                    POOL PROFILE BY GEOGRAPHIC DISTRIBUTION

                                                                            WEIGHTED
                                             TOTAL             TOTAL         AVERAGE    AVERAGE
                               NO. OF       SECURITY            LOAN        ORIGINAL      LOAN       % BY
                              HOUSING      VALUATIONS         BALANCE          LTV      BALANCE      LOAN
REGION                         LOANS          (A$)              (A$)           (%)        (A$)      BALANCE
---------------------------- --------- ----------------- ----------------- ---------- ----------- ----------
AUSTRALIAN CAPITAL TERRITORY
 Metro .....................     492    $   89,311,438    $   64,450,196      81.17%   $130,996       3.25%
 Other .....................       0    $            0    $            0       0.00%   $      0       0.00%
                                 ---    --------------    --------------      -----    --------     ------
NEW SOUTH WALES
 Metro .....................   4,353    $1,317,334,430    $  820,098,943      74.13%   $188,399      41.38%
 Other .....................   1,312    $  270,620,688    $  186,278,892      78.74%   $141,981       9.40%
                               -----    --------------    --------------      -----    --------     ------
QUEENSLAND
 Metro .....................   1,479    $  249,387,586    $  188,363,787      82.89%   $127,359       9.50%
 Other .....................     739    $  123,165,946    $   90,010,945      81.63%   $121,801       4.54%
                               -----    --------------    --------------      -----    --------     ------
VICTORIA
 Metro .....................   3,559    $  707,690,299    $  490,278,039      78.63%   $137,757      24.74%
 Other .....................     463    $   65,765,824    $   48,737,047      80.75%   $105,264       2.46%
                               -----    --------------    --------------      -----    --------     ------
WESTERN AUSTRALIA
 Metro .....................     283    $   55,290,862    $   38,300,327      78.22%   $135,337       1.93%
 Other .....................       9    $    1,489,000    $      986,964      76.57%   $109,663       0.05%
                               -----    --------------    --------------      -----    --------     ------
SOUTH AUSTRALIA
 Metro .....................     454    $   67,390,986    $   49,493,897      80.99%   $109,017       2.50%
 Other .....................      52    $    6,979,150    $    4,810,119      79.64%   $ 92,502       0.24%
                               -----    --------------    --------------      -----    --------     ------
NORTHERN TERRITORY
 Metro .....................       2    $      240,500    $      216,352      92.90%   $108,176       0.01%
 Other .....................       1    $      107,000    $       84,361      80.00%   $ 84,361       0.00%
                               -----    --------------    --------------      -----    --------     ------
TOTAL ......................  13,198    $2,954,773,709    $1,982,109,868      77.51%   $150,183     100.00%
                              ======    ==============    ==============      =====    ========     ======

For the purposes of preparing the information in the "Pool Profile by Geographical Distribution" table above each housing loan has been classified based on the location of the property which is securing the housing loan. Where there is more than one property securing a housing loan, the housing loan is generally categorized according to the security property with the higher value at the time the loan was established.

                  POOL PROFILE BY CURRENT BALANCE OUTSTANDING

                                                                                      WEIGHTED
                                                   TOTAL               TOTAL           AVERAGE      AVERAGE
                                   NO. OF         SECURITY              LOAN          ORIGINAL        LOAN         % BY
CURRENT BALANCE                   HOUSING        VALUATIONS           BALANCE            LTV        BALANCE        LOAN
OUTSTANDING (A$)                   LOANS            (A$)                (A$)             (%)          (A$)        BALANCE
------------------------------   ---------   -----------------   -----------------   ----------   -----------   ----------
0 to 50,000 ..................       429     $   75,785,100      $   16,069,342         53.99%    $ 37,458          0.81%
50,001 to 100,000 ............     2,993     $  436,997,494      $  241,356,044         72.27%    $ 80,640         12.18%
100,001 to 150,000 ...........     4,512     $  817,020,667      $  563,036,914         78.55%    $124,787         28.41%
150,001 to 200,000 ...........     2,669     $  647,306,041      $  461,355,743         79.04%    $172,857         23.28%
200,001 to 250,000 ...........     1,329     $  410,763,307      $  296,698,783         79.24%    $223,250         14.97%
250,001 to 300,000 ...........       718     $  269,453,873      $  196,208,224         79.27%    $273,271          9.90%
300,001 to 350,000 ...........       268     $  121,047,624      $   86,440,093         76.70%    $322,538          4.36%
350,001 to 400,000 ...........       127     $   65,988,947      $   47,524,314         76.04%    $374,207          2.40%
400,001 to 450,000 ...........        71     $   45,159,250      $   30,009,340         72.00%    $422,667          1.51%
450,001 to 500,000 ...........        48     $   33,646,406      $   22,910,176         75.14%    $477,295          1.16%
500,001 to 550,000 ...........        11     $    7,630,000      $    5,824,671         78.74%    $529,516          0.29%
550,001 to 600,000 ...........        12     $   11,810,000      $    6,944,466         65.57%    $578,705          0.35%
600,001 to 650,000 ...........         3     $    2,710,000      $    1,887,422         70.91%    $629,141          0.10%
650,001 to 700,000 ...........         3     $    3,840,000      $    2,045,500         61.51%    $681,833          0.10%
700,001 to 750,000 ...........         3     $    3,135,000      $    2,149,458         69.44%    $716,486          0.11%
750,001 to 800,000 ...........         1     $    1,000,000      $      800,000         80.00%    $800,000          0.04%
800,001 to 850,000 ...........         1     $    1,480,000      $      849,378         57.43%    $849,378          0.04%
850,001 to 900,000 ...........         0     $            0      $            0          0.00%    $      0          0.00%
900,001 to 950,000 ...........         0     $            0      $            0          0.00%    $      0          0.00%
950,001 to 1,000,000 .........         0     $            0      $            0          0.00%    $      0          0.00%
                                   -----     --------------      --------------         -----     --------        ------
TOTAL ........................    13,198     $2,954,773,709      $1,982,109,868         77.51%    $150,183        100.00%
                                  ======     ==============      ==============         =====     ========        ======

              POOL PROFILE BY ORIGINAL LOAN-TO-VALUE RATIO (LTV)


                                                                                WEIGHTED
                                             TOTAL               TOTAL           AVERAGE      AVERAGE
                             NO. OF         SECURITY              LOAN          ORIGINAL        LOAN         % BY
                            HOUSING        VALUATIONS           BALANCE            LTV        BALANCE        LOAN
ORIGINAL LTV (%)             LOANS            (A$)                (A$)             (%)          (A$)        BALANCE
------------------------   ---------   -----------------   -----------------   ----------   -----------   ----------
0 -- 10.00 .............         4     $    2,975,000      $      265,003          9.40%    $ 66,251          0.01%
10.01 -- 15.00 .........        19     $    9,340,000      $    1,030,850         13.24%    $ 54,255          0.05%
15.01 -- 20.00 .........        37     $   16,366,000      $    2,660,724         17.86%    $ 71,911          0.13%
20.01 -- 25.00 .........        95     $   39,134,000      $    7,634,524         22.83%    $ 80,363          0.39%
25.01 -- 30.00 .........       123     $   43,901,500      $   10,885,496         27.86%    $ 88,500          0.55%
30.01 -- 35.00 .........       171     $   56,112,581      $   16,020,678         32.69%    $ 93,688          0.81%
35.01 -- 40.00 .........       233     $   78,222,500      $   25,600,274         37.71%    $109,872          1.29%
40.01 -- 45.00 .........       278     $   93,405,821      $   35,666,005         42.66%    $128,295          1.80%
45.01 -- 50.00 .........       389     $  121,234,272      $   49,635,420         47.73%    $127,597          2.50%
50.01 -- 55.00 .........       367     $  110,715,762      $   51,740,470         52.66%    $140,982          2.61%
55.01 -- 60.00 .........       504     $  145,991,122      $   74,768,116         57.60%    $148,349          3.77%
60.01 -- 65.00 .........       573     $  160,378,309      $   90,503,878         62.78%    $157,947          4.57%
65.01 -- 70.00 .........       706     $  183,708,450      $  112,081,932         67.67%    $158,756          5.65%
70.01 -- 75.00 .........       996     $  240,413,320      $  158,952,655         72.95%    $159,591          8.02%
75.01 -- 80.00 .........     2,843     $  612,126,543      $  448,148,640         78.91%    $157,632         22.61%
80.01 -- 85.00 .........       871     $  175,013,499      $  137,550,663         83.34%    $157,923          6.94%
85.01 -- 90.00 .........     3,250     $  582,840,824      $  499,087,517         89.07%    $153,565         25.18%
90.01 -- 95.00 .........     1,739     $  282,894,206      $  259,877,022         94.41%    $149,440         13.11%
                             -----     --------------      --------------         -----     --------        ------
TOTAL ..................    13,198     $2,954,773,709      $1,982,109,868         77.51%    $150,183        100.00%
                            ======     ==============      ==============         =====     ========        ======

                        POOL PROFILE BY YEAR OF MATURITY


                                                                              WEIGHTED
                                           TOTAL               TOTAL           AVERAGE      AVERAGE
                           NO. OF         SECURITY              LOAN          ORIGINAL        LOAN         % BY
                          HOUSING        VALUATIONS           BALANCE            LTV        BALANCE        LOAN
YEAR OF MATURITY           LOANS            (A$)                (A$)             (%)          (A$)        BALANCE
----------------------   ---------   -----------------   -----------------   ----------   -----------   ----------
2001 -- 2019 .........         0     $            0      $            0          0.00%    $      0          0.00%
2020 .................       856     $  206,624,438      $  100,197,934         65.10%    $117,054          5.06%
2021 -- 2025 .........         0     $            0      $            0          0.00%    $      0          0.00%
2026 .................        11     $    3,499,000      $    1,640,938         61.20%    $149,176          0.08%
2027 .................       830     $  211,269,374      $  125,922,894         69.77%    $151,714          6.35%
2028 .................     2,029     $  443,123,074      $  272,180,026         74.72%    $134,145         13.73%
2029 .................     1,201     $  269,400,223      $  185,997,297         78.35%    $154,869          9.38%
2030 .................     3,475     $  708,195,620      $  509,550,268         80.54%    $146,633         25.71%
2031 .................     4,796     $1,112,661,980      $  786,620,511         79.17%    $164,016         39.69%
                           -----     --------------      --------------         -----     --------        ------
TOTAL ................    13,198     $2,954,773,709      $1,982,109,868         77.51%    $150,183        100.00%
                          ======     ==============      ==============         =====     ========        ======

                 POOL PROFILE BY MONTHS REMAINING TO MATURITY

                                                                                   WEIGHTED
                                                TOTAL               TOTAL           AVERAGE      AVERAGE
                                NO. OF         SECURITY              LOAN          ORIGINAL        LOAN         % BY
 RANGE OF MONTHS REMAINING     HOUSING        VALUATIONS           BALANCE            LTV        BALANCE        LOAN
TO MATURITY                     LOANS            (A$)                (A$)             (%)          (A$)        BALANCE
---------------------------   ---------   -----------------   -----------------   ----------   -----------   ----------
1 -- 216 ..................         0     $            0      $            0          0.00%    $      0          0.00%
217 -- 228 ................       856     $  206,624,438      $  100,197,934         65.10%    $117,054          5.06%
229 -- 300 ................         0     $            0      $            0          0.00%    $      0          0.00%
301 -- 312 ................       445     $  115,967,876      $   67,515,650         68.74%    $151,721          3.41%
313 -- 324 ................     1,778     $  403,271,601      $  245,042,654         73.37%    $137,819         12.36%
325 -- 336 ................     1,410     $  318,071,901      $  206,584,829         75.84%    $146,514         10.42%
337 -- 348 ................     2,310     $  491,085,507      $  351,356,058         80.70%    $152,102         17.73%
349 -- 361 ................     6,399     $1,419,752,386      $1,011,412,742         79.56%    $158,058         51.03%
                                -----     --------------      --------------         -----     --------        ------
TOTAL .....................    13,198     $2,954,773,709      $1,982,109,868         77.51%    $150,183        100.00%
                               ======     ==============      ==============         =====     ========        ======

                    POOL PROFILE BY PROPERTY OWNERSHIP TYPE


                                                                                 WEIGHTED
                                              TOTAL               TOTAL           AVERAGE      AVERAGE
                              NO. OF         SECURITY              LOAN          ORIGINAL        LOAN          % BY
                             HOUSING        VALUATIONS           BALANCE            LTV        BALANCE         LOAN
PROPERTY OWNERSHIP TYPE       LOANS            (A$)                (A$)             (%)          (A$)        BALANCE
-------------------------   ---------   -----------------   -----------------   ----------   -----------   -----------
Owner-occupied ..........     9,861     $2,168,153,806      $1,449,978,112         77.68%    $147,042          73.15%
Investment/Non
 owner-occupied .........     3,337     $  786,619,903      $  532,131,756         77.03%    $159,464          26.85%
                              -----     --------------      --------------         -----     --------         ------
TOTAL ...................    13,198     $2,954,773,709      $1,982,109,868         77.51%    $150,183         100.00%
                             ======     ==============      ==============         =====     ========         ======



For the purposes of preparing the information in the "Pool Profile by Property Ownership Type" table above each housing loan has been classified based on the ownership type of the property which is securing the housing loan. Where there is more than one property securing a housing loan, the housing loan is generally categorized according to the security property with the higher value at the time the loan was established.


                    POOL PROFILE BY NO. OF DAYS DELINQUENT


                                                                       WEIGHTED
                                               TOTAL        TOTAL       AVERAGE     AVERAGE
                                 NO. OF      SECURITY        LOAN      ORIGINAL       LOAN       % BY
                                HOUSING     VALUATIONS     BALANCE        LTV       BALANCE      LOAN
NUMBER OF DAYS DELINQUENT        LOANS         (A$)          (A$)         (%)         (A$)      BALANCE
----------------------------   ---------   ------------   ---------   ----------   ---------   --------
30-59 days .................       0            $0            $0          0%           $0          0%
60-89 days .................       0            $0            $0          0%           $0          0%
90 days or greater .........       0            $0            $0          0%           $0          0%
                               ---------        --            --      ----------       --      --------
TOTAL ......................       0            $0            $0          0%           $0          0%
                               =========        ==            ==      ==========       ==      ========




The information in the "Pool Profile by No. of Days Delinquent" table above has been prepared as at the opening of business on August 1, 2001.

                         MORTGAGE INSURER DISTRIBUTION


                                                                                      WEIGHTED
                                                   TOTAL               TOTAL           AVERAGE      AVERAGE
                                   NO. OF         SECURITY              LOAN          ORIGINAL        LOAN          % BY
                                  HOUSING        VALUATIONS           BALANCE            LTV        BALANCE         LOAN
MORTGAGE INSURER                   LOANS            (A$)                (A$)             (%)          (A$)        BALANCE
------------------------------   ---------   -----------------   -----------------   ----------   -----------   -----------
CGU Lenders
 Mortgage Insurance
 Limited .....................     3,648     $  894,111,896      $  558,957,584         73.83%    $153,223          28.20%
GE Capital Mortgage
 Insurance
 Corporation
 (Australia) Pty Ltd .........       504     $  140,368,335      $   96,133,543         78.52%    $190,741           4.85%
GE Mortgage
 Insurance Pty Ltd ...........     1,166     $  264,886,602      $  174,795,966         76.81%    $149,911           8.82%
PMI Mortgage
 Insurance Ltd ...............     4,395     $  893,151,086      $  657,946,321         81.78%    $149,703          33.19%
Royal & Sun Alliance
 Lenders Mortgage
 Insurance Limited ...........     3,140     $  680,315,944      $  449,974,403         76.66%    $143,304          22.70%
Commonwealth of
 Australia ...................       345     $   81,939,846      $   44,302,051         69.61%    $128,412           2.24%
                                   -----     --------------      --------------         -----     --------         ------
TOTAL ........................    13,198     $2,954,773,709      $1,982,109,868         77.51%    $150,183         100.00%
                                  ======     ==============      ==============         =====     ========         ======


                         POOL PROFILE BY AMORTIZATION


                                                      TOTAL          WEIGHTED      AVERAGE
                                     NO. OF            LOAN           AVERAGE        LOAN          % BY
                                     HOUSING         ACCOUNT         ORIGINAL      ACCOUNT         LOAN
                                      LOANS          BALANCE            LTV        BALANCE       ACCOUNT
AMORTIZATION                        ACCOUNTS           (A$)             (%)          (A$)        BALANCE
--------------------------------   ----------   -----------------   ----------   -----------   -----------
Principal and Interest .........     13,547     $1,724,330,031         77.81%    $127,285          86.99%
Interest only ..................      1,770     $  257,779,837         75.47%    $145,638          13.01%
                                     ------     --------------         -----     --------         ------
TOTAL ..........................     15,317     $1,982,109,868         77.51%    $129,406         100.00%
                                     ======     ==============         =====     ========         ======

                      POOL PROFILE BY INTEREST RATE TYPE


                                                      TOTAL          WEIGHTED      AVERAGE
                                     NO. OF            LOAN           AVERAGE        LOAN          % BY
                                     HOUSING         ACCOUNT         ORIGINAL      ACCOUNT         LOAN
                                      LOANS          BALANCE            LTV        BALANCE       ACCOUNT
INTEREST RATE TYPE                  ACCOUNTS           (A$)             (%)          (A$)        BALANCE
--------------------------------   ----------   -----------------   ----------   -----------   -----------
Variable rate ..................     14,123     $1,832,452,378         77.32%    $129,750          92.45%
Fixed Rate .....................
Remaining period to end of fixed
 rate period
 1 -- 12 months ................        269     $   33,903,571         79.96%    $126,036           1.71%
 13 -- 24 months ...............        384     $   47,979,922         79.46%    $124,948           2.42%
 25 -- 36 months ...............        193     $   24,977,315         80.13%    $129,416           1.26%
 37 -- 48 months ...............         87     $   10,347,181         79.21%    $118,933           0.52%
 49 -- 60 months ...............        261     $   32,449,502         80.21%    $124,328           1.64%
                                     ------     --------------         -----     --------         ------
TOTAL ..........................     15,317     $1,982,109,868         77.51%    $129,406         100.00%
                                     ======     ==============         =====     ========         ======

             INTEREST RATES DISTRIBUTION BY CURRENT INTEREST RATE


                                                                            TOTAL          WEIGHTED      AVERAGE
                                                           NO. OF            LOAN           AVERAGE        LOAN         % BY
                                                           HOUSING         ACCOUNT         ORIGINAL      ACCOUNT        LOAN
                                                            LOANS          BALANCE            LTV        BALANCE       ACCOUNT
CURRENT INTEREST RATE (%)                                 ACCOUNTS           (A$)             (%)          (A$)        BALANCE
------------------------------------------------------   ----------   -----------------   ----------   -----------   ----------
Mortgages with discretionary variable or discounted discretionary variable interest rates
4.501% -- 5.00% ......................................         18     $    4,072,362         72.72%    $226,242          0.21%
5.001% -- 5.50% ......................................          0     $            0          0.00%    $      0          0.00%
5.501% -- 6.00% ......................................        135     $   28,133,235         72.11%    $208,394          1.42%
6.001% -- 6.50% ......................................        642     $  111,114,500         78.03%    $173,076          5.61%
6.501% -- 7.00% ......................................     13,041     $1,647,346,344         77.56%    $126,321         83.11%
7.001% -- 7.50% ......................................        154     $   22,844,271         72.67%    $148,339          1.15%
7.501% -- 8.00% ......................................        133     $   18,941,666         66.28%    $142,419          0.96%
                                                           ------     --------------         -----     --------        ------
Sub--Total ...........................................     14,123     $1,832,452,378         77.32%    $129,750         92.45%
                                                           ======     ==============         =====     ========        ======
Mortgages with fixed interest rates
6.001% -- 6.50% ......................................         95     $   13,497,487         80.97%    $142,079          0.68%
6.501% -- 7.00% ......................................        253     $   32,916,171         80.17%    $130,103          1.66%
7.001% -- 7.50% ......................................        239     $   28,964,944         78.15%    $121,192          1.46%
7.501% -- 8.00% ......................................        505     $   63,064,069         80.45%    $124,879          3.18%
8.001% -- 8.50% ......................................         89     $   10,054,897         77.71%    $112,976          0.51%
8.501% -- 9.00% ......................................         13     $    1,159,923         83.47%    $ 89,225          0.06%
                                                           ------     --------------         -----     --------        ------
Sub--Total ...........................................      1,194     $  149,657,491         79.83%    $125,341          7.55%
                                                           ======     ==============         =====     ========        ======
TOTAL ................................................     15,317     $1,982,109,868         77.51%    $129,406        100.00%
                                                           ======     ==============         =====     ========        ======

                         PUMA RESIDENTIAL LOAN PROGRAM

ORIGINATION AND MANAGEMENT OF HOUSING LOANS
MORTGAGE MANAGERS

     All of the housing loans comprising the trust will be originated and will be, to the extent agreed with the manager and the issuer trustee, managed by appointed mortgage managers. Each housing loan will be originated in the name of Perpetual Trustees Australia Limited in its capacity as trustee of the PUMA Program.

     Before being appointed, each mortgage manager must demonstrate to the manager satisfactory loans management experience supported by industry references, adequate systems and procedures, and sufficient professional indemnity insurance cover. Once these criteria are met then, subject to approval by the manager, the issuer trustee and the relevant mortgage insurers, the mortgage manager is appointed by way of a mortgage origination deed between the issuer trustee, the manager and the mortgage manager.

     The mortgage origination deed sets out, amongst other things:

     o the rights and obligations of the mortgage manager in relation to housing loans originated, settled and subsequently managed by it;

     o procedures for the approval of loan applications and subsequent settlement of housing loans;

     o certain indemnities given by the mortgage manager for the benefit of the manager and the issuer trustee;

     o certain warranties and covenants given by the mortgage manager in relation to each housing loan as of its settlement date; and

     o provisions for the termination of the mortgage manager's appointment in some circumstances, including various events of insolvency in relation to the mortgage manager and unremedied default in performance of the mortgage manager's obligations.

     The mortgage origination deed also obliges the mortgage manager to comply with the requirements of the PUMA Parameters. The PUMA Parameters require mortgage managers to use standard PUMA documentation, for example, loan contracts, mortgages and approval letters, and for any amendments to that standard documentation to be approved by the manager.


     The systems, procedures and insurances of the mortgage managers are regularly reviewed by the manager to review systems, procedures and insurances. In addition, each mortgage origination deed allows the manager access at any reasonable time to books and records held by the mortgage manager in relation to housing loans.


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

     Arrangements with mortgage managers are regularly reviewed by the manager. Subject to the manager's duty in relation to the ratings of existing notes, as described under the heading "Description of the Transaction Documents and Parties -- The Manager -- Powers" below, changes may be made to those arrangements at any time as a result of these reviews.

     The housing loans to be acquired by the trust comprise a portfolio of variable and/or fixed rate loans which were originated by a number of mortgage managers. All such housing loans will be secured by registered first ranking mortgages on one-to-four unit, owner-occupied or non-owner-occupied residential properties located in the Commonwealth of Australia, and will comply with the PUMA Parameters.

SOLICITATION OF HOUSING LOAN APPLICATIONS

     Housing loan applications are solicited by the mortgage managers through various means, depending on the particular sales strategies of each mortgage manager. Some of the typical means by which housing loan applications are solicited include the following:

     o through the referral of individual housing loan applicants received by the mortgage manager from brokers and other third parties;

     o through direct marketing, including direct mail campaigns, marketing material appearing on websites and advertising campaigns via television, print media and radio; and

     o through housing loan applicants making or filing a housing loan application at an office of the mortgage manager or via websites established by the mortgage manager.

     In addition, each mortgage manager may also have:

     o its own mobile sales personnel (either employed directly or contracted by the mortgage manager) who visit potential loan applicants either in their homes or their offices; and

     o telephone call centers which can be used for direct marketing purposes, for answering telephone inquiries from potential housing loan applicants and for initiating the mailing out of housing loan applications to potential customers.


     The mortgage manager that has originated the greatest number of housing loans in the trust is Aussie Home Loans Limited, ABN 15 002 119 511, Australia's largest non-bank lender.


ORIGINATION AND SETTLEMENT OF HOUSING LOANS

     The current origination and settlement process for a housing loan involves the following key steps:

     o an application from an intending borrower is made to the mortgage manager;

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

     o the application is reviewed for approval by the manager, or where limited credit approval authority has been delegated to the mortgage manager, by the mortgage manager;

     o an approved valuer is instructed to value the security property, unless the housing loan falls within that category of housing loan for which a valuation is not required as described in "-- Approval and Underwriting Process -- Valuation of Mortgaged Property" below;

     o the application is forwarded to the relevant mortgage insurer for approval unless the housing loan is to be covered by an open policy, as described in "The Mortgage Insurance Policies -- Open Policies" below, in which case, it is approved by the manager or the mortgage manager, if approval authority has been delegated to the mortgage manager. Where applicable, the mortgage managers record and file the applications for the loans that they approve; and

     o the manager or the mortgage manager, where authority to do so has been delegated to the mortgage manager, prepares the loan contract, and a panel lawyer or title insurer is instructed to prepare mortgage documentation and settle the housing loan. Panel lawyers or title insurers are responsible for serving all documentation in accordance with all applicable requirements of the Australian Consumer Credit Code, and are instructed to use standard PUMA housing loan documentation.

     Immediately prior to the settlement of a housing loan, in accordance with the requirements of the mortgage origination deed, the mortgage manager provides warranties and certifications in respect of that housing loan in favor of the issuer trustee and the manager. On receipt of those warranties and certifications the issuer trustee authorizes the advance of the housing loan and makes the necessary funds available for the settlement of that housing loan.

     The origination and settlement process is regularly reviewed by the manager. Subject to the manager's duty in relation to the ratings of existing notes, as described in "Description of the Transaction Documents and Parties -- The Manager -- Powers" below, changes may be made to the process at any time as a result of these reviews.

APPROVAL AND UNDERWRITING PROCESS

     When a housing loan application is received, it is processed in accordance with the PUMA Parameters. These parameters are monitored and are subject to continuous review by the manager. Amongst other things, the PUMA Parameters set out the underwriting criteria that are used in assessing housing loan applications, determining the suitability of loan applicants and evaluating the value and adequacy of the property to be used as security for the housing loan. Underwriting criteria include:

     o    the applicant must be a minimum of 18 years of age;

     o the legal capacity of the applicant of entering into the loan contract;

     o    the applicant's employment/eligible income sources;

     o    satisfactory credit checks;

     o    satisfactory savings history/loan repayment history;

     o    sound asset/liability position; and

     o    financial capacity to repay the housing loan.


     The minimum loan amount available is forty thousand Australian dollars (A$40,000) and the maximum amount available is one million Australian dollars (A$1,000,000). There is no minimum term for a housing loan and the maximum term of a loan is 30 years and 1 month. The majority of housing loans acquired by the trust will have a term of 30 years and 1 month.


     An amount will be lent up to a maximum of 95% of the value of the property securing the housing loan. Lender's mortgage insurance, providing 100% coverage against loss on the entire loan (except in relation to any Subordinate Funded Further Advance and subject to any relevant policy exceptions), is mandatory for all housing loans.

     Where circumstances warrant, giving overall consideration of the strength of the application, a housing loan may be made with the approval of a senior credit officer of the manager or a mortgage manager where certain elements are outside the usual PUMA Parameters.

     The manager may divide its borrowers into groups of differing credit quality for the purposes of setting different interest rates for its residential housing loans, including, where appropriate, charging a higher rate of interest where non-standard documentation verification is accepted from a borrower. In limited situations, discounted interest rates may be provided to retain existing borrowers or to attract certain categories of new borrowers.

     All borrowers must satisfy the manager's approval criteria described in this section. The approval process includes verifying the borrower's application details, assessing their ability to repay the housing loan and determining the value of the mortgaged property.

VERIFICATION OF APPLICATION DETAILS


     In the majority of cases, the current verification process involves borrowers providing proof of identity, evidence of income and evidence of a savings pattern. For an employed applicant, it includes confirming employment and income levels by way of recent payslips or tax assessments. For a self-employed or business applicant it includes checking annual accounts and tax assessments. Statements or records of savings are reviewed to identify any recent additional borrowings or gifts. Where applicants are refinancing debts from another financial institution, a check of the last six months' statements of the existing loan is made to determine the regularity of debt payments. In addition, the credit history of each borrower and guarantor is searched by reference to Credit Advantage Ltd formerly known as the Credit Reference Association of Australia. Where certain criteria are satisfied however, a borrower is not required to provide evidence of income and a savings pattern, but provides a statement of income and expenditure which the manager will rely upon in assessing the loan. Currently, the main criteria are that a borrower is a self-employed or business applicant, the loan amount does not exceed $500,000 and that the maximum amount lent does not exceed 80% of the value of the property securing the housing loan.


ASSESSING ABILITY TO REPAY


     Based upon the application, once verified, an assessment is made of the applicant's ability to repay the housing loan. This is primarily based on the applicant's debt servicing commitment to income ratio along with any risk factors identified in verifying the applicant's income, savings or credit history. Applicants must demonstrate the capacity to repay that housing loan and satisfy all other commitments including general living expenses. For the purpose of these calculations, scheduled repayments on the housing loan are presently calculated on the basis of an interest rate 2% higher than the current standard loan variable interest rate. As a general rule, which is subject to change from time to time, the amount of the scheduled repayment on the housing loan applied for cannot exceed 30% of combined gross income for dual income applicants and 35% of gross income for single income applicants, although higher payments may be allowed for higher quality and lower risk applicants. Reliance is not placed on irregular income (such as overtime or bonuses) to meet fixed commitments.


     The credit decision is made using a process of delegated credit approval authorities. Housing loan applications are initially assessed by a loan officer of either the manager or a mortgage manager and the final credit decision is made, except where credit authority has been delegated to the mortgage manager, by the manager. Each loan officer within the manager or, where relevant, the mortgage manager, is allocated a credit approval authority by the manager based on their level of experience and past performance. Loans which have certain risk characteristics, such as loan size or a high commitment level, are assessed by more experienced loan officers. The manager monitors the quality of lending decisions and conducts regular audits of approvals.

     Borrowers in respect of housing loans may be natural persons, corporations or trusts. Housing loans to corporations and trusts may also be secured, if deemed necessary, by guarantees from directors. Guarantees may also be obtained in other circumstances.

VALUATION OF MORTGAGED PROPERTY

     For applications which successfully pass the credit decision process, the LTV, being the ratio of the housing loan amount to the lesser of the value of the mortgaged property, where a valuation is obtained, or the purchase price of the mortgaged property, if the purpose of the housing loan is to purchase a property, is calculated. If the LTV so calculated is equal to or below the maximum LTV for the loan type, as set out in the PUMA Parameters, an offer for finance is made conditional upon any other outstanding conditions being satisfied. The amount of the housing loan that will be approved for a successful applicant is based on an assessment of the applicant's ability to service the proposed housing loan and the LTV.

     For the purposes of calculating the LTV, the value of a mortgaged property in relation to a housing loan comprising the trust has been determined at origination by one of the following methods:

     o Valuation by valuer -- Valuations by qualified professional valuers who are accredited to the PUMA valuers panel are carried out in all circumstances unless certain attributes of the housing loan or the mortgaged property apply in accordance with the manager's policies and parameters. If a valuation is obtained, it must be less than or equal to 3 months old at the time of settlement of the housing loan.

     o Valuation on contract price -- The value of the mortgaged property is based on the purchase price under a contract for purchase by the borrower of the mortgaged property where the loan has the following attributes:

       o the loan purpose is to purchase a property;

       o the LTV is less than or equal to 80%;

       o the mortgaged property has a value less than or equal to the ceiling set for certain metropolitan and country regions of each State or Territory; and

       o the purchase of the property is an armslength transaction conducted through a real estate agent and a contract for the sale of the property is available.

     All valuations of properties securing housing loans are addressed to the mortgage manager, the relevant mortgage insurer, the manager and the issuer trustee. The terms of the mortgage manager's instructions to valuers are specified by the manager and may vary depending on the LTV in accordance with policies determined by the manager from time to time. In setting such policies, the manager must comply with its duty in relation to the ratings of existing notes.

     The maximum LTV that is permitted for any loan is determined according to the manager's credit policies and is dependent on the size of the proposed loan, the nature and location of the proposed mortgaged property and other relevant factors. Overall, the maximum LTV for housing loans comprising the trust will be 95%. For some types of housing loans, the maximum LTV will in fact be less. Where more than one mortgaged property is offered as security for a housing loan, the sum of the valuations for each mortgaged property is assessed against the housing loan amount sought.

DOCUMENTATION AND SETTLEMENT PROCEDURES

     Once an applicant's loan has been approved, the applicant is notified of the approval of the loan. At the same time, the associated loan documentation is prepared, using the manager's computerized loan processing and management system. This documentation is then forwarded to an approved panel lawyer or title insurer with instructions to prepare the associated security documentation and serve all documentation on the parties to the loan in accordance with the Australian Consumer Credit Code.

     The panel lawyer or title insurer is responsible for ensuring that all loan and security documentation has been executed, that the proposed security property is acceptable and complies with the PUMA Parameters, and that all conditions of approval have been met. Following this, the panel lawyer then certifies in writing to the manager, the mortgage manager and the issuer trustee that the loan is in order to settle or, if the housing loan is to have title insurance, the title insurer issues a certificate of insurance to the manager. The mortgage manager subsequently certifies to the manager that the loan is ready to settle and requests the manager to arrange for the funding of the loan to proceed. If this request is approved by the manager, the manager then arranges for funds to be provided to the panel lawyer or title insurer, who attends the settlement of the loan.

     One of the conditions of settlement is that the borrower establish and maintain full replacement general home owner's insurance on the mortgaged property. After settlement of the housing loan has been effected, the panel lawyer attends to the stamping and registration of the loan and security documentation. Following this, the documentation is returned for retention by, or on behalf of, the issuer trustee.

TITLE INSURANCE

     The issuer trustee may purchase title insurance policies to cover some or all of the housing loans, subject to the manager's duty in relation to the ratings of existing notes as explained in "Description of the Transaction Documents and Parties -- The Manager -- Powers" below. Subject to various exclusions, that title insurance will cover losses arising from a deficiency to the relevant housing loan caused by an adverse affectation, use restriction, encroachment or documentary invalidity.

PUMA'S PRODUCT TYPES

HOUSING LOAN TYPES

     Housing loans to be acquired by the trust will have a variety of interest and principal payment characteristics, each corresponding to the specific loan products provided to borrowers. Those products currently include the loan types described below.

Amortizing Principal and Interest Housing Loans with a variable interest rate

     These are amortizing "principal and interest" housing loans with a variable rate of interest. Interest rates for these housing loans are variable at the discretion of the issuer trustee and the manager. This discretion to vary the interest rate is, in relation to some housing loans, only exercisable at specified times. Subject to the consent of the issuer trustee and the manager, borrowers have the option at specified times to convert to a fixed rate.

Amortizing Principal and Interest Housing Loans with a fixed interest rate

     These are amortizing "principal and interest" housing loans with an interest rate that is fixed for a specified period of time. The manager currently allows fixed rate terms of up to 5 years. At the end of the fixed rate period the rate will convert to a variable rate unless the issuer trustee and the manager consent at the request of the borrower to refix for a further specified period of time.

"Interest Only" Housing Loans converting to amortizing Principal and Interest Housing Loans

     These are "interest only" housing loans, converting to amortizing "principal and interest" housing loans after a specified date. The interest rate under the housing loans may be a variable rate or a fixed rate. Under these housing loans, borrowers will make payments of interest only for a period of up to 10 years from settlement. Borrowers' monthly installments of principal and interest will commence on the first day of the first month following the expiration of the interest only period.

"Multi Credit" or "Split Loan" Housing Loans

     These are housing loan facilities which enable the loan to be divided into two or more portions. These portions generally remain separated for the life of the loan and may comprise any of the three loan types described above. The minimum size of each portion is at the discretion of the issuer trustee and the manager.

New Mortgage Types

     Prospective investors should note that from time to time the manager may introduce new housing loan products and product variations. New housing loan products and product variations developed for the PUMA Program by the manager in the future will only be made available to existing PUMA borrowers under housing loans in this trust on arm's length commercial terms. The manager will, when offering new housing loan types, comply with its obligation to maintain the rating of the notes as described in "Description of the Transaction Documents and Parties -- The Manager -- Powers" below.

SPECIAL FEATURES OF THE HOUSING LOANS

     Each housing loan may have some or all of the features described in this section. In addition, during the term of any housing loan, the issuer trustee and the manager may agree on an arm's length commercial basis to change any of the terms of that housing loan from time to time at the request of the borrower.

SWITCHING INTEREST RATES

     Some of the housing loans comprising the trust will be on a fixed rate. Additionally, borrowers who have a variable interest rate applying to their housing loan may have an opportunity to fix their rate. The trust has entered into and will enter into interest rate swaps with interest rate swap providers to manage the interest rate exposure associated with fixed rate housing loans.

     If the trust for any reason is unable to enter into the required interest rate swaps, the issuer trustee and the manager can:

     o exercise any rights under the loan documentation to not allow borrowers to fix the rate on their housing loans; and/or

     o limit the term, and/or control the price, of any fixed rates that they will make available to borrowers; and/or

     o replace a housing loan which converts to a fixed rate with a "substitute" housing loan bearing a floating rate, in the manner explained in the section "Description of the Assets of the Trust -- Sale of Housing Loans" above.

SUBSTITUTION OF SECURITY

     Borrowers may request the manager to substitute or release a property securing a housing loan. That request may be accepted or rejected in the manager's sole discretion.

     The manager will only consider approving such a request if:

     o the relevant mortgage insurer approves of the request; and

     o each of the following conditions is satisfied (where applicable):

        o a satisfactory valuation from a panel valuer is obtained in respect of the substitute security property unless certain specified criteria are satisfied, including that the LTV based on a recent purchase price of the relevant property is less than or equal to 80%;

        o the substitute security property is otherwise to the satisfaction of the issuer trustee, the manager and the relevant mortgage insurer;

        o the substitute security property complies in all other respects with the requirements of the PUMA Parameters;

        o the borrower pays all costs relating to the substitution or release of property;

        o the issuer trustee or manager is not required to provide bridging finance;

        o the substitution is simultaneous with the release of the security property; and

        o if required, a permanent reduction is made in the approved principal amount of the loan to achieve a LTV in accordance with PUMA Parameters.

     A borrower may request a security property substitution in conjunction with a request for a principal increase. The manner in which a principal increase will be funded, both during and after the Substitution Period, is explained under the headings "Description of the Transaction Documents and Parties -- The Redraw Facility" and "Description of the Assets of the Trust -- Redraws, Further Advances and Subordinate Funded Further Advances" in this prospectus.

PARTIAL LOAN DRAWDOWN

     Some of the housing loans acquired by the trust may only be partially drawdown at the time of origination. For such housing loans, borrowers may, subject to certain conditions, make further drawdowns up to the original approved loan amount.

REDRAWS

     All the housing loans acquired by the trust will have a redraw feature. There is no limit on the number or value of housing loans in the trust that may have this feature.


     Under the redraw feature a borrower is able to redraw amounts of principal prepaid ahead of the payment schedule required to amortize the original Principal Balance of the loan over its full term. Borrowers may request a Redraw at any time. The issuer trustee may, at its discretion, refuse to allow a Redraw if a borrower is in default, the issuer trustee is not satisfied that the mortgage from the borrower will retain its priority or if the issuer trustee does not have sufficient funds available in its capacity as trustee of the trust to fund that Redraw.


     The issuer trustee does not permit Redraws on fixed rate housing loans. A Redraw will not result in the housing loan being removed from the trust.

FURTHER ADVANCES

     Borrowers may from time to time request that a Further Advance which is not a Subordinate Funded Further Advance be provided by the issuer trustee. The manager is under no obligation to agree to this request. If the manager agrees to the request then it must:

     o do so in accordance with the PUMA Parameters;

     o obtain the consent of the relevant mortgage insurer, if applicable;

     o if required by the relevant mortgage insurer, first obtain a new valuation of the property or properties secured by the mortgage; and

     o comply with its duty in relation to the rating of the notes, as described in "Description of the Transaction Documents and Parties -- The Manager -- Powers" below.

     The LTV of the housing loan and the debtservicing capacity of the borrower is also reassessed at this time.

PAYMENT HOLIDAY

     Installment payments of principal and interest under housing loans are either:

     o debited from each borrower's account by direct debit on a monthly or shorter cycle and credited to a single issuer trustee controlled collection account dedicated to the trust; and/or

     o deducted from a borrower's salary on a monthly or shorter cycle and credited to a single clearing account as described in "Description of the Assets of the Trust -- Other Assets of the Trust -- Combined Bank Account" above.

     Borrowers are able to pay scheduled installments of principal in advance. Upon request, but subject to the consent of the manager, direct debit arrangements or salary deductions for that borrower may be suspended in respect of each installment paid in advance. Principal paid in advance in this way will be applied to reduce the balance owed by the borrower as soon as practicable after receipt. Scheduled installments paid in advance may, at the discretion of the manager, become part of Collections of the trust upon payment, or alternatively may be held by the issuer trustee until their scheduled payment date, at which time they will become part of the Collections of the trust. The payment of scheduled installments in advance will not result in the housing loan being removed from the trust.

EARLY REPAYMENT

     Borrowers may discharge their housing loan early upon the repayment of all principal, accrued interest and other amounts due under the housing loan. Break costs may be payable by borrowers under fixed rate housing loans, on full and partial prepayments, to compensate the trust for costs and losses of income arising on reinvestment of the prepaid principal during the period from the prepayment date to the scheduled maturity of the fixed rate period. However, fixed rate housing loans currently allow for early repayment by the borrower of up to 5% of the loan amount within a 12 month period, calculated by reference to the loan amount at the beginning of that 12 month period, without any break costs being payable. Additionally, some borrowers with fixed rate and/or variable rate housing loans may be charged a deferred establishment fee if they discharge their housing loan early.

DISCOUNTED INTEREST RATES

     Some housing loans have a fixed percentage discount to the standard variable or fixed rate set by the issuer trustee acting on the direction of the manager. This discount may be either for a defined period or for the complete duration of the particular housing loan.

ADDITIONAL FEATURES

     The manager may from time to time offer additional features in relation to a housing loan which are not described in the preceding sections, or may cease to offer features that have been previously offered, and may add, remove or vary any fees or other conditions applicable to such features.

ORIGINATION, SETTLEMENT AND MANAGEMENT OF HOUSING LOANS UNDER CONSTANT REVIEW BY MANAGER

     Investors should note that the processes by which housing loans are originated, approved, settled and managed, the key features and characteristics of which are described above, are regularly reviewed by the manager and as a result of these reviews, may change from time to time. Any changes made to these processes would be subject to the manager's duty not to knowingly take any action that would result in a reduction or withdrawal of the ratings given to the notes by the ratings agencies.

                        THE MORTGAGE INSURANCE POLICIES

GENERAL

     Each housing loan acquired by the trust will be insured by one of CGU Lenders Mortgage Insurance Limited, GE Mortgage Insurance Pty Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, the Commonwealth of Australia, PMI Mortgage Insurance Ltd or Royal & Sun Alliance Lenders Mortgage Insurance Limited. The mortgage insurance policy in relation to each housing loan is provided by the mortgage insurer at the time that the housing loan is originated and will be acquired by the trust at the same time as the trust acquires the housing loan. The insurance provided under each mortgage insurance policy covers 100% of the principal balance and any unpaid interest of the housing loan insured regardless of the LTV of that housing loan.

     The mortgage insurance policies do not provide cover in relation to Subordinate Funded Further Advances. See "Description of the Assets of the Trust -- Redraws, Further Advances and Subordinate Funded Further Advances" above for more details.

DESCRIPTION OF THE MORTGAGE INSURERS


CGU LENDERS MORTGAGE INSURANCE LIMITED

     CGU Lenders Mortgage Insurance Limited, previously named Commercial Union Lenders Mortgage Insurance Limited, was formed in 1971 as a specialist insurer to provide mortgage lenders with protection against loss arising from borrower default. CGU Lenders Mortgage Insurance Limited currently insures approximately 216,000 mortgage loans in excess of A$23.7 billion. The business address of CGU Lenders Mortgage Insurance Limited is Level 7, 181 Miller Street, North Sydney, New South Wales.


     CGU Lenders Mortgage Insurance Limited's ability to meet claims under its mortgage insurance policies is, in addition to its capital and reserves, supported by reinsurance contracts with international reinsurance companies. These contracts are reviewed annually and the level of cover provided complies with the Australian Prudential Regulation Authority's conditions of authorization.


     As of December 31, 2000, CGU Lenders Mortgage Insurance Limited had total assets of A$188 million, shareholders' equity of A$109 million and statutory reserves (claims equalization reserve) of A$30 million and currently has a claims paying ability rating of A--2 by Moody's, AA by Fitch and AA- by Standard & Poor's.

     In a joint announcement on June 29, 2001, it was announced that PMI Mortgage Insurance Australia (Holdings) Pty Ltd, subject to regulatory approvals, was to acquire CGU Lenders Mortgage Insurance Limited. The three major rating agencies Standard & Poor's, Fitch and Moody's each confirmed that the ratings of PMI Mortgage Insurance Limited and CGU Lenders Mortgage Insurance Limited would be reaffirmed on completion, which is targeted to occur no later than September 30, 2001.

     At August 14, 2001, the following regulatory approvals for the acquisition to proceed had been granted New Zealand Commerce Commission, Foreign Investment Review Board in Australia and the Australian Competition & Consumer Commission. Approvals outstanding at August 14, 2001 are the Australian Prudential Regulation Authority and The PMI Group's US based Arizona insurance regulator.

     Following completion, CGU Lenders Mortgage Insurance Limited's obligations to its policyholders will be managed by PMI Mortgage Insurance Ltd. Transition and integration is expected to be completed by no later than first quarter 2002.


PMI MORTGAGE INSURANCE LTD


     PMI Mortgage Insurance Ltd, previously known as MGICA Ltd, has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since 1988. It is currently Australia's second largest lenders' mortgage insurer with a market share of approximately 25 per cent. The business address of PMI Mortgage Insurance Ltd is Level 23, 50 Bridge Street, Sydney, New South Wales.

     PMI Mortgage Insurance Ltd's parent is PMI Mortgage Insurance Australia (Holdings) Pty Ltd, a subsidiary of PMI Mortgage Insurance Co. is a subsidiary of the PMI Group Inc. PMI Mortgage Insurance Co. is a leading monoline


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mortgage insurer in the United States currently having claims paying ability ratings of AA+ by Standard & Poor's and Fitch and Aa2 by Moody's.

     As of December 31, 2000, PMI Mortgage Insurance Ltd had total assets of A$359 million, shareholder's equity of A$192 million and statutory reserves (claims equalization reserve) of A$50 million. PMI Mortgage Insurance Ltd currently has a claims paying ability rating by Standard & Poor's of AA (recently upgraded from AA-), by Fitch of AA and by Moody's of A1.

     In a joint announcement on June 29, 2001, it was announced that PMI Mortgage Insurance Australia (Holdings) Pty Ltd, subject to regulatory approvals, was to acquire CGU Lenders Mortgage Insurance Limited. The three major rating agencies Standard & Poor's, Fitch and Moody's each confirmed that the ratings of PMI Mortgage Insurance Limited and CGU Lenders Mortgage Insurance Limited would be reaffirmed on completion, which is targeted to occur no later than September 30, 2001.

     At August 14, 2001, the following regulatory approvals for the acquisition to proceed had been granted -- New Zealand Commerce Commission, Foreign Investment Review Board in Australia and the Australian Competition & Consumer Commission. Approvals outstanding at August 14, 2001 are the Australian Prudential Regulation Authority and The PMI Group's US based Arizona insurance regulator.

     Following completion, CGU Lenders Mortgage Insurance Limited's obligations to its policyholders will be managed by PMI Mortgage Insurance Ltd. Transition and integration is expected to be completed by no later than first quarter 2002.


GE MORTGAGE INSURANCE PTY LIMITED, GE CAPITAL MORTGAGE INSURANCE CORPORATION (AUSTRALIA) PTY LIMITED AND COMMONWEALTH OF AUSTRALIA

     Housing Loan Insurance Corporation was an Australian Commonwealth Government statutory authority established under the Housing Loan Insurance Act 1965 and was, prior to its abolition, Australia's leading lenders' mortgage insurer with approximately 50% of the Australian lenders' mortgage insurance market.

     On December 12, 1997, the Commonwealth Government:

     o transferred the liabilities of Housing Loan Insurance Corporation in relation to contracts of insurance entered into by Housing Loan Insurance Corporation before December 12, 1997 to the Commonwealth Government;

     o appointed a new corporation, Housing Loan Insurance Corporation Ltd, ABN 61 071 466 334, which has since changed is name to Housing Loan Insurance Corporation Pty Ltd, to manage these contracts of insurance on behalf of the Commonwealth of Australia; and

     o sold Housing Loan Insurance Corporation Pty Ltd to GE Capital Australia Ltd, ABN 60 008 562 534, an indirect wholly-owned subsidiary of the


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       General Electric Company, a corporation chartered under the laws of the
       State of New York with its corporate headquarters in Fairfield, Connecticut.

     Housing Loan Insurance Corporation Pty Ltd changed its name to GE Mortgage Insurance Pty Ltd as of February 14, 2000.

     GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd, ABN 52 081 488 440, commenced operations in March 1998. Along with GE Mortgage Insurance Pty. Ltd., it is a wholly-owned subsidiary of GE Capital Australia Limited, whose ultimate parent is General Electric Company. General Electric Company is a diversified industrial and financial services company with operations in over 100 countries. General Electric Company is currently rated AAA by Standard & Poor's and Fitch and Aaa by Moody's. General Electric Company is the indirect owner of lenders' mortgage insurance businesses in the United States, United Kingdom, Canada and Australia which collectively insure over US$165 billion of loans worldwide.


     As of December 31, 2000, GE Mortgage Insurance Pty Ltd had total assets of A$299.65 million, shareholders' equity of A$165.78 million and statutory reserves (claims equalization reserve) of A$12.01 million. GE Mortgage Insurance Pty Ltd currently has a claims paying ability rating of AAA by Standard & Poor's and Fitch and Aa1 by Moody's.

     As of December 31, 2000, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd had total assets of A$136.82 million, shareholders' equity of A$61.77 million and statutory reserves (claims equalization reserve) of A$2.44 million. GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd currently has a claims paying ability rating of AA- by Standard & Poor's and by Fitch and Aa2 by Moody's.


     The Commonwealth of Australia currently has a local currency rating of AAA by Standard & Poor's and Fitch and Aaa by Moody's.

     The business address of each of GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd is Level 23, 259 George Street, Sydney, New South Wales.

ROYAL & SUN ALLIANCE LENDERS MORTGAGE INSURANCE LIMITED

     Following the merger of Sun Alliance Australia and Royal Insurance Australia in 1992, Sun Alliance Mortgage Insurance Limited became known as Royal & Sun Alliance Lenders Mortgage Insurance Limited. It has been operating in the lenders mortgage insurance market in Australia since 1989.

     Following the merger, Royal & Sun Alliance Lenders Mortgage Insurance Limited business displayed solid growth and operates as one of the major business of the Royal & Sun Alliance Australia group. Royal & Sun Alliance Lenders Mortgage Insurance Limited is a subsidiary of Royal and Sun Alliance Insurance Australia Limited, which is one of the 5 largest insurers in Australia.

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     As of December 31, 2000, the assets of Royal & Sun Alliance Lenders
Mortgage Insurance Limited were A$295 million and it had shareholders' equity of A$134 million and statutory reserves (claims equalisation reserve) of A$38 million. Royal & Sun Alliance Lenders Mortgage Insurance Limited has a claims paying ability rating of AA- by Standard & Poor's and AA- by Fitch.


     The business address of Royal & Sun Alliance Lenders Mortgage Insurance Limited is Level 15, 465 Victoria Avenue, Chatswood, NSW, Australia.

PRIMARY COVER

     Subject to the exclusions mentioned below and compliance with policy conditions, the insurance provided under each mortgage insurance policy covers losses and costs of the following kinds after all securities in respect of a defaulting housing loan are enforced:

     o any amount of principal loss arising;

     o any amount of interest loss at the non-default rate payable under the housing loan;

     o as agreed, in some cases, with the relevant mortgage insurer, any amount of breakcosts for a fixed rate housing loan not recovered from enforcement;

     o costs of sale and enforcement reasonably and necessarily incurred which are not recovered from enforcement; and

     o all sums properly paid by the issuer trustee in respect of the relevant mortgaged property for insurance premiums, rates, land tax and other statutory charges.

     The insurance provided under each mortgage insurance policy covers 100% of the principal balance and any unpaid interest of the housing loan insured regardless of the LTV of that housing loan.

OPEN POLICIES

     Housing loans may be insured under open policies provided that they meet certain criteria. At present these criteria include the following:

     o the loan amount is A$300,000 or less;

     o the loan-to-value ratio is 80% or less; and

     o the loan is not for business purposes.

     If a housing loan is insured under an open policy, the manager or the relevant mortgage manager, rather than the mortgage insurer, will assess whether the housing loan meets the mortgage insurer's underwriting parameters. If an incorrect assessment is made, the issuer trustee will be unable to claim on the mortgage insurance policy. Some mortgage insurers carry out periodic reviews of a sample of the housing loans insured under open policies to ensure that those housing loans meet that mortgage insurer's underwriting parameters.

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CASHFLOW COVER

     Currently, each mortgage insurance policy includes cashflow cover entitling the trust to receive installments of principal and interest in respect of a housing loan following a borrower's failure to make payment when due under that housing loan. This cover continues until that payment failure is remedied or until enforcement of the housing loan is complete, whichever is sooner, and is subject to a maximum period specified in each mortgage insurance policy. The shortest of these maximum periods is 2 years. However, in the case of GE Mortgage Insurance Pty. Ltd., this maximum period will be reduced to one year, in relation to a housing loan, if the issuer trustee, as the insured, is ordered under the Australian Consumer Credit Code to take action in relation to that housing loan and the issuer trustee fails to take that action within one year of that order being made.

     Each mortgage insurer is required to pay cashflow claims within 14 days of that mortgage insurer having received a proper claim from the mortgage manager or the manager.

     The issuer trustee as insured has an obligation to account to the mortgage insurer where it subsequently recovers from the borrower amounts previously claimed and paid under cashflow cover, whether that recovery is a payment received from the borrower or by way of capitalization of the outstanding amount into the principal balance of the housing loan pursuant to a rescheduling. Where previous cashflow cover claims are repaid to the mortgage insurer in this way, the available maximum period of cashflow cover under the relevant mortgage insurance policy will be reinstated to an extent equal to the amount repaid.

REDUCTIONS

     The amount of a claim under a mortgage insurance policy may be reduced in some circumstances. These include a reduction by the amount of:

     o all monies received for rents and profits in respect of the mortgaged property and by way of compensation for resumption, compulsory acquisition or the like in respect of any part of the mortgaged property;

     o any monies received by way of the proceeds of payment of any insurance policy or the refund of any premium in respect of the mortgaged property;

     o all monies received from the enforcement of any collateral security or from any surety or guarantor of the mortgage;

     o any other monies received by the insured from any source in reduction of the amount due under the mortgage;

     o the estimated cost of restoration of the buildings and the mortgaged property itself to their condition as at the commencement of the policy, reasonable wear and tear excepted, free of any contamination, pollution


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       or environmental hazard and free of any actual and contingent liability for the cost of reducing, eliminating or cleaning up any contamination, pollution or environmental hazard;

     o any stamp duty included in the housing loan;

     o if the valuer -- upon whose valuation the insured relied in respect of the housing loan -- was negligent or in breach of a duty of care, but the valuer is not liable to the insured, the amount for which the valuer would have been liable by reason of any act or omission of the insured;

     o if a valuer -- upon whose valuation the insured relied in respect of the housing loan -- was negligent or in breach of a duty of care, but the valuer's liability is reduced by contributory negligence on the part of the insured, the amount of the reduction for contributory negligence;

     o any loss which is a result of the negligence of the insured in the preparation, administration or management of an insured mortgage or a housing loan account, in the protection of any mortgaged property or the insured's interest in that property or in the exercise of the remedies of the insured as mortgagee on default under the insured mortgage;

     o any amount payable by the insured to discharge any mortgage or other security that has priority over the insured mortgage (other than where that prior security has been consented to by the insurer or constitutes a statutory charge); and

     o the amount by which the insured's loss is increased due to the happening of any of the events below, without the prior consent of the insurer:

        o the creation of any lease, licence, easement, restriction or other notification affecting any mortgaged property;

        o the creation of any further mortgage, charge or encumbrance over any part of the mortgaged property, except under any statute, regulation or ordinance in respect of the non-payment of any rates, taxes or other charges;

        o the insured mortgage not, or not fully, securing any applicable break costs or early repayment fee;

        o any alteration in an insured mortgage, other than an increase in the amount of installments payable under the insured mortgage, which has the consequence of materially increasing or accelerating payment of the relevant housing loan account or the exposure of the insurer;

        o any material derogation, relinquishment, abandonment, compromise, waiver or discharge of the insured's rights against any borrower, the mortgaged property, any security provider or in respect of a housing loan;

        o any failure to fully and accurately disclose the happening of any material event or circumstance relating to the housing loan account;

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        o the failure by the insured to submit a claim for loss as required by the policy;

        o the insured entering into possession, selling, taking foreclosure action or appointing any receiver or manager in respect of the mortgaged property; and

        o the insured making a false or misleading statement, assurance or representation to the borrower or any guarantor.

EXCLUSIONS

     A mortgage insurance policy may not cover losses arising as a result of, amongst other things:

     o any claim that is made fraudulently;

     o the liability of the issuer trustee as mortgagee or mortgagee in possession under any environmental legislation;

     o the fraud of any person (other than the borrower or any security provider) including (without limitation) the insured, the mortgage manager, the manager or any of their respective employees, agents or contractors;

     o the payment of any fine, further penalty or liability to pay damages or compensation of any kind;

     o a mortgage which, at the time the claim is made, is not managed by a mortgage manager or the manager;

     o war, invasion, insurrection, act of foreign enemy, hostilities (whether war is declared or not), rebellion, revolution or like events;

     o government or local authority confiscation, nationalization, requisition, destruction or damage of any property securing a housing loan;


     o ionizing radiations or contamination by radioactivity from any nuclear waste from the combustion of nuclear fuel, including nuclear fusion;


     o refusal or failure to comply with reasonable directions of the mortgage insurer;

     o the breach of any condition or warranty in the policy by the issuer trustee as the insured or the manager or mortgage manager;

     o the housing loan or any security in respect of the housing loan (including the mortgage) becoming invalid, unenforceable or losing priority;

     o any loss, damage or destruction to the mortgaged property (excluding reasonable wear and tear). In this regard the trust relies on insurance coverage under the general insurance policies which borrowers are required to hold and keep current. In addition, the Lloyds Mortgage Protection Policy currently held by the issuer trustee, described in


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       "Description of the Assets of the Trust -- General Insurance" above, may afford additional coverage in the event of a physical loss damage arising from the failure of the original insurance policy;

     o any defence, right of setoff or counterclaim by the borrower against the insured;

     o a further encumbrance being created on the mortgaged property without the consent of the relevant mortgage insurer;

     o an additional sum being advanced to the borrower without the consent of the relevant mortgage insurer; or

     o a reopening of the housing loan in the manner contemplated by Section 70 of the Australian Consumer Credit Code. This section empowers a court to reopen transactions giving rise to a contract, mortgage or guarantee or a change thereto, if satisfied that, in the circumstances when it was entered into or changed, it was unjust.

     Further, a mortgage insurer may reduce claims payable based on the extent to which the rights of the issuer trustee to the housing loan or the property securing the housing loan have been reduced as a result of the negligence of the issuer trustee, the mortgage manager or the manager. In this regard, mortgage managers are required under the current PUMA Parameters to hold current professional indemnity insurance policies for an amount of not less than A$2 million.

     In addition, under the Australian Insurance Contracts Act 1984, a prospective insured has a duty to disclose to the insurer every matter known to the insured, or which could reasonably be expected to be known by the insured, relevant to the insurer's decision whether to accept the risk of the insurance and, if so, on what terms. The duty also applies in respect of a renewal, extension, variation or reinstatement of a contract of general insurance. If the insured fails to comply with the duty of disclosure and the nondisclosure is fraudulent, the insurer may be able to avoid the policy from the beginning.

     Where the nondisclosure is not fraudulent, the insurer may be able to reduce its liability under the policy in respect of a claim by the amount that would place the insurer in a position in which the insurer would have been if the nondisclosure had not occurred.

                         DESCRIPTION OF THE US$ NOTES

GENERAL

     The issuer trustee will issue the US$ notes on the Closing Date pursuant to a direction from the manager to the issuer trustee to issue the US$ notes under the terms of the Trust Deed, the subfund notice, the note trust deed and the underwriting agreement. The US$ notes will be governed by the laws of New South Wales, Australia. There are no limitations imposed by Australian


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law or under the applicable constituent documents of the issuer trustee on the rights of non-Australian resident owners to hold the notes. However, certain Australian tax, regulatory and foreign exchange restrictions applicable in relation to all holders of the notes and their right to receive payments in respect of the notes are detailed under the headings "Australian Tax Consequences", "Enforcement of Foreign Judgments in Australia" and "Exchange Controls and Limitations" below.

     The following summary describes the material terms of the US$ notes. The summary does not purport to be complete and is subject to the terms and conditions of the US$ notes and to the terms and conditions of the note trust deed and the other transaction documents. The US$ noteholders are bound by, and deemed to have notice of, all of the provisions of the transaction documents. The note trust deed has been duly qualified under the Trust Indenture Act of 1939 of the United States.

FORM OF THE US$ NOTES

BOOK-ENTRY REGISTRATION

     The US$ notes will be issued only in permanent book-entry format in minimum denominations of US$100,000. While the US$ notes are in book-entry format, all references to actions by the US$ noteholders will refer to actions taken by the Depository Trust Company, DTC, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to US$ noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the US$ notes in accordance with DTC's procedures.

     US$ noteholders may hold their interests in the US$ notes through DTC, in the United States, or Clearstream Banking, societe anonyme, Luxembourg (previously named Cedelbank) or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will hold the US$ notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC has advised the manager and the underwriters that it is:

     o a limited purpose trust company organized under the New York Banking
       Law;

     o a "banking organization" within the meaning of the New York Banking Law;

     o a member of the Federal Reserve System;

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     o a "clearing corporation" within the meaning of the New York Uniform
       Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

     DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants in Clearstream, Luxembourg and participants in the Euroclear System will occur in accordance with their rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these crossmarket transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the Business Day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that Business Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date.

     However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the Business Day following settlement in DTC.

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     Purchases of US$ notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the US$ notes on DTC's records. The ownership interest of each actual US$ noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. US$ noteholders will not receive written confirmation from DTC of their purchase. However, US$ noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the US$ noteholder entered into the transaction. Transfers of ownership interests in the US$ notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the US$ noteholders. US$ noteholders will not receive notes representing their ownership interest in offered US$ notes unless use of the book-entry system for the US$ notes is discontinued.

     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual US$ noteholders of the US$ notes. DTC's records reflect only the identity of the DTC participants to whose accounts the US$ notes are credited, which may or may not be the actual beneficial owners of the US$ notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to US$ noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote on behalf of the US$ notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee, the security trustee or the note trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the US$ notes are credited on the record date, identified in a listing attached to the proxy.

     Principal and interest payments on the US$ notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable Quarterly Payment Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that Quarterly Payment Date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to US$ noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to US$ noteholders is the responsibility of DTC participants and indirect participants.

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     The register for the US$ notes, while in book-entry form, will be closed for the purposes of determining the entitlements of US$ noteholders, 2 Business Days prior to the relevant Payment Date.

     DTC may discontinue providing its services as a securities depository for the US$ notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

     According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars.

     Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 32 currencies, including U.S. dollars.

     The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, (the "Euroclear operator"). The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

     Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law. These Euroclear terms and conditions govern transfers of


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securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these Euroclear terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Distributions on the US$ notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a US$ noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in US$ notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE NOTES

     US$ notes issued in definitive form are referred to in this prospectus as "definitive notes". US$ notes will be issued as definitive notes, rather than in book entry form to DTC or its nominee, only if one of the following events occurs:

    o DTC or any replacement clearing agency, advises the note trustee in writing that DTC or such replacement clearing agency is no longer willing or able to discharge properly its responsibilities as depository for the US$ notes, and the manager is not able to locate a qualified successor;

    o the manager, at its option, advises the issuer trustee, the note trustee and DTC or any replacement clearing agency in writing that definitive notes are to be issued in replacement of the book-entry notes; or

    o an event of default under the security trust deed has occurred and is subsisting and the beneficial owners of US$ notes with an aggregate Principal Balance of greater than 50% of the aggregate Principal Balance of all the US$ notes, advise the issuer trustee, through DTC or any


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

      replacement clearing agency, that the continuation of a book-entry system is no longer in the best interests of the beneficial owners of the US$ notes.

     If any of these events occurs, the issuer trustee, at the direction of the manager, must within 30-days of such event instruct DTC, or its replacement, to notify all of the beneficial owners of the US$ notes of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the book-entry notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the note trustee will authenticate and deliver definitive notes of the same aggregate Principal Balance as those book-entry notes. US$ notes will be serially numbered if issued in definitive form.

     No noteholder will be entitled to receive a definitive note representing its interest, except as described in the preceding paragraphs.

     The register for the US$ notes, while in definitive form, will be closed for the purposes of determining the entitlements of US$ noteholders, 30 days prior to the relevant Quarterly Payment Date.

     Definitive notes will be transferable and exchangeable at the specified offices of the note registrar. The Bank of New York, New York Branch is the initial note registrar and its initial specified offices are located at 101 Barclay Street, 21W, New York, New York, 10286 and c/o The Bank of New York, London Branch, One Canada Square, Corporate Trust Services, 48th Floor, London E14 5AL, U.K. The note registrar must at all times have specified offices in London and New York. The note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The note registrar will not be required to register the transfer or exchange of definitive notes within the thirty days preceding a Quarterly Payment Date or within a period, not exceeding thirty days, specified by the note trustee prior to any meeting which includes US$ noteholders under the Trust Deed or the security trust deed.

INTEREST ON THE US$ NOTES
CALCULATION OF INTEREST PAYABLE ON THE NOTES


     The period that any US$ notes accrue interest is divided into accrual periods. The first accrual period in respect of the US$ notes commences on and includes the Closing Date and ends on but excludes the first Quarterly Payment Date. Each subsequent accrual period commences on and includes a Quarterly Payment Date and ends on but excludes the following Quarterly Payment Date. The US$ notes accrue interest from and including the Closing Date to but excluding the day upon which the final accrual period ends. The final accrual period for a US$ note will end on, but exclude, the earlier of:


     o the date upon which the Principal Balance of that US$ note is reduced to zero;

     o the date upon which that US$ note is redeemed, unless upon presentation payment is improperly withheld, in which case interest will continue to accrue until the earlier of the day on which the US$ noteholder receives all sums due in respect of the relevant US$ note or the seventhday after notice is given to the US$ noteholder, where this is required, that upon presentation of the US$ note such payment will be made, provided that payment is in fact made; and

     o the date upon which the US$ note is deemed to be redeemed. See "Description of the US$ Notes -- Redemption of the US$ Notes -- Redemption upon Final Payment" below.


     Up to, but excluding, the Quarterly Payment Date falling in September 2008, the interest rate for the Class A notes for each accrual period will be
equal to LIBOR for that accrual period plus [   ]%. If the issuer trustee has
not redeemed all of the Class A notes by the Quarterly Payment Date falling in September 2008, then the interest rate for each accrual period commencing on or
after that date will be equal to LIBOR for that accrual period plus [   ]%.

     Up to, but excluding, the Quarterly Payment Date falling in September 2008, the interest rate for the Class B notes for each accrual period will be
equal to LIBOR for that accrual period plus [   ]%. If the issuer trustee has
not redeemed all of the Class B notes by the Quarterly Payment Date falling in September 2008, then the interest rate for each accrual period commencing on or
after that date will be equal to LIBOR for that accrual period plus [   ]%.


     The interest rates for the A$ redraw notes will be calculated by the manager for a monthly period and will be equal to the one month Bank Bill Rate for that monthly period plus the relevant margin applicable to those A$ redraw notes determined by the manager at the time of their issue. The interest rates for the A$ subordinated notes will be calculated for a quarterly period and will be equal to the three month Bank Bill Rate for that quarterly period plus the relevant margin applicable to those A$ subordinated notes determined by the manager at the time of their issue. If the first quarterly period in relation to the A$ subordinated notes is less than 3 months, then the manager will determine the Bank Bill Rate for that quarterly period by straight-line interpolation using the next shorter and next longer Bank Bill Rates then available. The interest rates for the A$ notes, if any, for each period are calculated by the manager.

     With respect to any Payment Date, interest on a note will be calculated as the product of:

     o the Principal Balance of that note as of the firstday of the relevant accrual period, after giving effect to any payments of principal made with respect to such note on such day;

     o the interest rate for such note for that period; and


     o a fraction, the numerator of which is the actual number of days in that period and the denominator of which is 360 days for the US$ notes, or 365 days for the A$ notes.


     Interest will accrue on any unpaid interest in relation to a note at the interest rate that applies from time to time to that note until that unpaid interest is paid.

CALCULATION OF LIBOR

     On the second Business Day in London and New York before the beginning of each accrual period, the agent bank will determine LIBOR for the next accrual period.


REDEMPTION OF THE US$ NOTES

PARTIAL REDEMPTION OF THE CLASS A NOTES ON QUARTERLY PAYMENT DATES


     On each Quarterly Payment Date until the Principal Balance of the Class A notes is reduced to zero, the issuer trustee must:

     o pay to the currency swap provider, in accordance with the directions of the manager, the Australian dollar amount, if any, allocated to repayment on that Quarterly Payment Date of principal on the Class A notes as described in "Description of the Cashflows of the Trust -- Distribution of Collections" and "-- Payment of Principal on the US$ Notes and A$ Subordinated Notes" below;

     o direct the currency swap provider to pay on that Quarterly Payment Date the US$ Equivalent of that Australian dollar amount to the principal paying agent; and

     o direct the principal paying agent to pay that amount received from the currency swap provider ratably to the Class A noteholders towards repayment of the Principal Balances of the Class A notes until these are reduced to zero in accordance with the agency agreement and the terms and conditions of the US$ notes.

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

PARTIAL REDEMPTION OF THE CLASS B NOTES ON QUARTERLY PAYMENT DATES

     On each Quarterly Payment Date until the Principal Balance of the Class B notes is reduced to zero the issuer trustee must:

     o pay to the currency swap provider, in accordance with the directions of the manager, the Australian dollar amount, if any, allocated to repayment on that Quarterly Payment Date of principal on the Class B notes as described in "Description of the Cashflows of the Trust -- Distribution of Collections" and "-- Payment of Principal on the US$ Notes and A$ Subordinated Notes" below;

     o direct the currency swap provider to pay on that Quarterly Payment Date the US$ Equivalent of that Australian dollar amount to the principal paying agent; and

     o direct the principal paying agent to pay that amount received from the currency swap provider ratably to the Class B noteholders towards repayment of the Principal Balances of the Class B notes until these are reduced to zero in accordance with the agency agreement and the terms and conditions of the US$ notes.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

     If the manager satisfies the issuer trustee and the note trustee, immediately before giving the notice to the US$ noteholders as described in this section, that because of a change of law in Australia, or any other jurisdiction to which the issuer trustee becomes subject, that:

     o on the next Quarterly Payment Date, the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of the US$ notes or any other class of notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction; or

     o the total amount payable in respect of interest in relation to the housing loans for a quarterly period ceases to be receivable, whether or not actually received, by the issuer trustee during such quarterly period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction, and, in each case, such obligation cannot be avoided by the issuer trustee taking reasonable measures available to it, the issuer trustee must, when so directed by the manager at the manager's option, redeem all, but not some, of the notes on any subsequent Quarterly Payment Date at their then Principal Balance, together with accrued but unpaid interest to but excluding the date of redemption. However, the manager will not direct the issuer trustee to, and the issuer trustee will not, redeem the notes unless it is in a position on the relevant Quarterly Payment Date to repay the then Principal Balance of the notes together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes if the charge under the security trust deed were enforced.

     US$ noteholders must be given notice of a redemption not more than 60 nor less than 30days prior to the date of redemption.

     If a tax, duty or other amount described above applies only to the US$ notes and the issuer trustee gives notice that it proposes to redeem the notes, the holders of 75% of the aggregate Principal Balance of the US$ notes, as a single class, may elect, in accordance with the terms of the note trust deed, that they do not require the issuer trustee to redeem the US$ notes. Upon being notified of such an election at least 21days before the Quarterly Payment Date upon which redemption was to occur, the issuer trustee must not redeem the notes.

     In order to assist the issuer trustee to fund such a redemption or any redemption described under "-- Optional Redemption of the Notes" below, the issuer trustee has vested in it the power to sell the housing loans to the trustee of any other PUMA trust. This power may only be exercised if all noteholders are paid the Principal Balance and all accrued but unpaid interest on their notes.

OPTIONAL REDEMPTION OF THE NOTES

     The issuer trustee must, when directed by the manager at the manager's option, redeem all, but not some, of the notes at their then Principal Balance together with accrued but unpaid interest to, but excluding, the date of redemption, on any Quarterly Payment Date falling on or after the earlier of:

     o the date when the aggregate Principal Balance of all of the US$ notes is less than 10% of the aggregate original Principal Balance of all of the US$ notes on the Closing Date; and


     o the Quarterly Payment Date falling in September 2008.


     However, the issuer trustee will not redeem the notes unless it is in a position on the relevant Quarterly Payment Date to repay the then Principal Balance of the notes together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes if the charge under the security trust deed were enforced.

     US$ noteholders must be given notice of a redemption not more than 60 nor less than 30 days prior to the date of redemption.

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

FINAL MATURITY DATE


     Unless previously redeemed, the issuer trustee must redeem the notes by paying the Principal Balance, together with all accrued and unpaid interest, in relation to each note on or by the Quarterly Payment Date falling in September 2033.


EVENT OF DEFAULT AND ENFORCEMENT

     If an event of default occurs under the security trust deed, the security trustee upon becoming aware of the event of default and subject to certain exceptions and conditions, including the requirement in most circumstances of an Extraordinary Resolution of Voting Secured Creditors , must enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed. See "Description of the Transaction Documents and Parties -- The Security Trust Deed -- Priorities under the Security Trust Deed" below.

REDEMPTION UPON FINAL PAYMENT

     Upon final distribution being made in respect of any notes following termination of the trust or enforcement of the charge under the security trust deed, those notes will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest or the Principal Balance in relation to the notes will be extinguished in full.

NO PAYMENTS OF PRINCIPAL IN EXCESS OF PRINCIPAL BALANCE

     No amount of principal will be repaid in respect of a note in excess of its Principal Balance.

PRESCRIPTION

     A US$ note will be void in its entirety if not surrendered for final payment within ten years of the relevant date in respect of that payment of principal or interest on the US$ note which would have the effect of reducing the Principal Balance of, and all accrued but unpaid interest on, the US$ note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the paying agent or the note trustee on or prior to that date, it is the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant US$ note. After the date on which a US$ note becomes void in its entirety, no claim may be made in respect of it.

WITHHOLDING OR TAX DEDUCTIONS

     All payments in respect of the US$ notes will be made without withholding or deduction for, or on account of, any present or future taxes,


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

duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make such a withholding or deduction. In that event the issuer trustee or the paying agent, as the case may be, shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent nor the note trustee will be obligated to make any additional payments to holders of the US$ notes with respect to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the issuer trustee will notify the note trustee, the principal paying agent and the US$ noteholders.

DIRECTIONS BY US$ NOTEHOLDERS

     Under the note trust deed, the note trustee may seek directions from the US$ noteholders, or a class of US$ noteholders, from time to time including following the occurrence of an event of default under the security trust deed.

     The note trustee, if acting in good faith, will not be responsible for acting upon a direction given by US$ noteholders holding US$ notes with a Principal Balance of greater than 50% of the aggregate Principal Balance of all the US$ notes.

     If the note trustee is entitled under the Trust Deed or the security trust deed to vote at any meeting on behalf of US$ noteholders, or a class of US$ noteholders, the note trustee must vote in accordance with the directions of the US$ noteholders, or that class of US$ noteholders, and otherwise in its absolute discretion. In acting in accordance with the directions of US$ noteholders the note trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Principal Balance of the US$ notes held by US$ noteholders on whose behalf it is acting and who have directed the note trustee to vote for or against that proposal.

     For the purposes of seeking any consent, direction or authorization from US$ noteholders, the note trustee may, by notice to the US$ noteholders, specify a date, not earlier than the date of the notice upon which the persons who are the US$ noteholders and the Principal Balance of the US$ notes held by them will be determined based upon the details recorded in the note register as at 5.30pm on that date.

AMENDMENTS TO US$ NOTES AND NOTE TRUST DEED

     The issuer trustee, the manager and the note trustee, may alter, add to or modify any provision of the note trust deed or the US$ notes, without the consent or sanction of any US$ noteholder, subject to the limitations described below, if the alteration, addition or modification is not a Payment Modification and:

     o in the opinion of the note trustee, is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

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

     o in the opinion of the note trustee, is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any statutory authority;

     o in the opinion of the note trustee, is appropriate or expedient as a consequence of an alteration to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency or any decision of any court including an alteration, addition or revocation which is appropriate or expedient as a result of an alteration to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the trust or to the trust under the note trust deed; or

     o in the opinion of the note trustee and the issuer trustee, is otherwise desirable for any reason and:

       o is not in the opinion of the note trustee likely, upon coming into effect, to be materially prejudicial to the interests of the US$ noteholders, or any class of the US$ notes; or

       o if it is in the opinion of the note trustee likely, upon coming into effect, to be materially prejudicial to the interests of the US$ noteholders, or any class of the US$ notes, the consent is obtained of US$ noteholders owning 75% of the aggregate Principal Balance of the US$ notes, or owning 75% of the aggregate Principal Balance of that class of the US$ notes, as applicable, excluding notes beneficially owned by the issuer trustee or the manager or any person controlling or controlled by or under common control with the issuer trustee or the manager.

     Notice of any alteration, addition or revocation must be delivered to the rating agencies and the note trustee 5 Business Days in advance of any amendment taking effect.

     The note trustee will be entitled to assume that any proposed alteration, addition or revocation, other than a Payment Modification, will not be materially prejudicial to the interests of US$ noteholders if each of the rating agencies confirms in writing that the alteration, addition or revocation, if effected, will not lead to a reduction, qualification or withdrawal of the rating given to the US$ notes by that rating agency.

     The issuer trustee, the manager and the note trustee may make or effect any Payment Modification to the note trust deed or the US$ notes, or a class of the US$ notes, only if the consent has first been obtained of each corresponding US$ noteholder to the Payment Modification.

     "PAYMENT MODIFICATION" means any alteration, addition or revocation of any provision of the note trust deed, the US$ notes, the Trust Deed so far as it applies to the trust, the subfund notice or the security trust deed which modifies:

     o the amount, timing, currency or manner of payment of principal or interest in respect of the US$ notes, including, without limitation, any modification to the Principal Balance, interest rate or maturity date of the US$ notes or the orders of payment of the proceeds of the trust assets under the sub-fund notice, the US$ notes or the security trust deed or which would impair rights of US$ noteholders to institute suit for enforcement of such payment;

     o the manner of determining whether US$ noteholders owning 75% of the aggregate Principal Balance of the US$ notes have provided a consent or direction or the circumstances in which such a consent or direction is required or to reduce the percentage of the aggregate Principal Balance of the US$ notes required for such a consent or direction;

     o the provision of the security trust deed that prohibits the issuer trustee from creating or permitting to exist any security interest, other than the Prior Interest, over the assets of the trust; or

     o the requirements for altering, adding to or revoking any provision of the note trust deed, the US$ notes, the Trust Deed so far as it applies to the trust, the sub-fund notice or the security trust deed.

     The issuer trustee must distribute to all US$ noteholders a copy of any amendment made as soon as reasonably practicable after the amendment has been made.

REPORTS TO NOTEHOLDERS

     No later than 5 Business Days prior to a Quarterly Payment Date, the manager will, in respect of that Quarterly Payment Date, deliver to the principal paying agent, the note trustee, the issuer trustee and the US$ noteholders, a quarterly servicing report containing the following information:

     o the aggregate Principal Balance of each class of notes at the end of the immediately preceding Quarterly Payment Date;

     o the amounts to be applied towards payment of interest and principal on each class of notes on that Quarterly Payment Date;

     o the amounts, if any, which were applied towards payment of interest and principal on any A$ redraw notes and/or the redraw facility on any Monthly Payment Dates occurring after the end of the immediately preceding Quarterly Payment Date;

     o only in relation to the first quarterly servicing report after the Closing Date:

       o the amount withdrawn from the Pre-Funding Pool during the Pre-Funding Period and applied towards the acquisition of housing loans;

       o the number of housing loans purchased during the Pre-Funding Period and details of the aggregate Principal Balance and the weighted average rate of interest payable on those housing loans;

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


       o the housing loan information provided in the table under the heading "Summary -- The Housing Loan Pool -- Selected Preliminary Housing Loan Pool Data as of the Close of Business on August 13, 2001" which shall be updated to reflect the characteristics of the housing loan pool at the end of the Pre-Funding Period;

       o if applicable, the amount remaining in the Pre-Funding Pool at the end of the Pre-Funding Period;

     o only in relation to the first two quarterly servicing reports after the Closing Date, the aggregate amount of Further Advances (other than Subordinate Funded Further Advances) made during the period from the close of business on the seventh Business Day prior to the immediately preceding Quarterly Payment Date (or, with respect to the first Quarterly Payment Date, the Closing Date) to the close of business on the seventh Business Day prior to the related Quarterly Payment Date;

     o the Collections in relation to that Quarterly Payment Date;

     o the Principal Collections in relation to that Quarterly Payment Date;

     o the Income Reserve at the commencement and at the end of that Quarterly Payment Date;

     o the Principal Cash Balance at the commencement and at the end of that Quarterly Payment Date;

     o the Collections other than the Principal Collections, Principal Cash Balance and Income Reserve at the end of that Quarterly Payment Date;

     o the outstanding principal of the redraw facility at the commencement and at the end of that Quarterly Payment Date;

     o the aggregate of the Subordinate Funded Further Advance Amounts as at opening of business on the sixth Business Day immediately preceding that Quarterly Payment Date;

     o the note factor for each class of US$ notes on that Quarterly Payment
       Date;

     o the aggregate outstanding principal balance of the housing loans forming part of the assets of the trust being charged a fixed rate of interest and the aggregate outstanding principal balance of the housing loans forming part of the assets of the trust being charged a variable rate of interest as at opening of business on the sixth Business Day immediately preceding that Quarterly Payment Date; and

     o delinquency and loss statistics, as determined by the manager, with respect to the housing loans forming part of the assets of the trust as at opening of business on the first Business Day of the calendar month that includes that Quarterly Payment Date.

     Unless and until definitive notes are issued, beneficial owners of the US$ notes will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations or by way of information published on a Reuters Screen or the electronic information system made available to subscribers by Bloomberg L.P. or a similar electronic reporting service.

     Unless and until definitive notes are issued, periodic and annual unaudited reports containing information concerning the trust and the US$ notes will be prepared by the manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the US$ notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the US$ notes are in book-entry form. Upon the issuance of US$ notes in definitive form such reports will be sent directly to each US$ noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles in the United States.


     The manager will file with the SEC a Form 8--K shortly after each Quarterly Payment Date, which shall include the related quarterly servicing report, and will file an annual report on Form 10--K, which will contain aggregate information related to the four quarterly servicing reports distributed that year. The manager does not expect that this information will be audited by independent public accountants. In addition, this financial information will not be prepared according to, or reconciled with, generally accepted accounting principles in the United States, and any other periodic reports required under the Exchange Act and the rules and regulations of the SEC thereunder. In accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the manager expects that the obligation to file such reports will be terminated following the end of March, 2003.


                   DESCRIPTION OF THE CASHFLOWS OF THE TRUST

PRINCIPLES UNDERLYING THE CASHFLOWS

     The sub-fund notice provides for Collections in relation to the housing loans, and other amounts received by the issuer trustee, to be allocated, if there are A$ redraw notes outstanding or if there is any amount outstanding under the redraw facility agreement, on a monthly basis or, otherwise, on a quarterly basis in accordance with a set order of priorities to satisfy the issuer trustee's payment obligations in relation to the trust.

     Some of the issuer trustee's payment obligations, including the payment of interest on the US$ notes, are payable quarterly rather than monthly On each Monthly Payment Date which is not a Quarterly Payment Date, amounts will be set aside, to the extent of funds available in accordance with the set order of priorities, to meet payment obligations which have accrued and which will be payable on the next Quarterly Payment Date.

     Monthly Payment Dates are required in order to meet the monthly obligations to pay interest and repay principal on the redraw facility and any

A$ redraw notes. If no amounts are payable by the issuer trustee in respect of any redraw note or the redraw facility on a Monthly Payment Date, the issuer trustee will not be required to make any payments or allocations from Collections on that Monthly Payment Date.

KEY DATES AND PERIODS

     The following are the relevant dates and periods for the allocation of cashflows and their payments.


MONTHLY PAYMENT DATE ....................... the 20th day of each calendar month up to
(This date is only relevant where A$         and including the final maturity date,
redraw notes are outstanding or where        provided that where any of these dates is
amounts are outstanding under the            not a Business Day, the Monthly Payment
redraw facility)                             Date will be the next following Business
                                             Day.

MONTHLY PERIOD ............................. each period from and including a Monthly
(This period is only relevant where A$       Payment Date to but excluding the next
redraw notes are outstanding or where        Monthly Payment Date, except that the
amounts are outstanding under the            first monthly period, to the extent that the
redraw facility)                             A$ redraw notes are outstanding or
                                             amounts are outstanding under the
                                             redraw facility, is the period from and
                                             including the Closing Date to but
                                             excluding the first Monthly Payment Date.

QUARTERLY PAYMENT DATE ..................... the 20th day of March, June,
                                             September and December in each year up
                                             to and including the final maturity date,
                                             provided that where any of these dates is
                                             not a Business Day, the Quarterly
                                             Payment Date will be the next following
                                             Business Day. The first Quarterly Payment
                                             Date will be on December 20, 2001.

QUARTERLY PERIOD ........................... each period from and including a
                                             Quarterly Payment Date to but excluding
                                             the next Quarterly Payment Date, except
                                             that the first quarterly period is the period
                                             from and including the Closing Date to
                                             but excluding the first Quarterly Payment
                                             Date.

CUT-OFF TIME FOR HOUSING LOANS               5pm, Sydney time, on the seventh
COLLECTIONS ................................ Business Day prior to each Payment Date.

CUT-OFF TIME FOR OTHER COLLECTIONS ......... the relevant Monthly Payment Date or
                                             Quarterly Payment Date.

EXAMPLE CALENDAR


     The following example calendar for a quarter assumes that the Closing Date occurs on September 20, 2001, that all references are to Sydney time, all relevant days are Business Days and that Monthly Payment Dates are relevant because amounts are outstanding in respect of A$ redraw notes or the redraw facility:



FIRST MONTHLY PERIOD ................. September 20, 2001 to October 19, 2001

CUT-OFF TIME FOR HOUSING LOANS
COLLECTIONS FOR FIRST MONTHLY PAYMENT
DATE ................................. 5pm on October 11, 2001

FIRST MONTHLY PAYMENT DATE ........... October 20, 2001

SECOND MONTHLY PERIOD ................ October 20, 2001 to November 19, 2001

CUT-OFF TIME FOR HOUSING LOANS
COLLECTIONS FOR SECOND MONTHLY PAYMENT
DATE ................................. 5pm on November 9, 2001

SECOND MONTHLY PAYMENT DATE .......... November 20, 2001

THIRD MONTHLY PERIOD ................. November 20, 2001 to December 19, 2001

CUT-OFF TIME FOR HOUSING LOANS
COLLECTIONS FOR THIRD MONTHLY PAYMENT
DATE ................................. 5pm on December 11, 2001

THIRD MONTHLY PAYMENT DATE ........... December 20, 2001


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
QUARTERLY PERIOD ............................... September 20, 2001 to December 19, 2001
                                                 Interest accrual period for US$ notes

CUT-OFF TIME FOR HOUSING LOANS
COLLECTIONS FOR QUARTERLY PAYMENT DATE ......... 5pm on December 11, 2001

QUARTERLY PAYMENT DATE ......................... December 20, 2001
                                                 Date for payments on US$ notes


DETERMINATION OF COLLECTIONS

     The manager will determine the Collections for each Monthly Payment Date, where relevant, and for each Quarterly Payment Date at the close of business on the seventh Business Day prior to the Payment Date. In the case of Collections which are not Collections on the housing loans, such as income from other Authorized Investments or payments under interest rate swaps, the manager's determination will be based upon the amounts that the manager reasonably expects the issuer trustee to receive in the period up to and including the Payment Date. The manager will notify, among others, the issuer trustee of such determinations by no later than 5 Business Days prior to the relevant Payment Date.

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     The "COLLECTIONS" in relation to a Payment Date are all receipts of the issuer trustee held by it on that Payment Date as trustee of the trust of any nature whatever, including, but not limited to, receipts:

     o of principal, interest and other amounts in relation to housing loans, including receipts in relation to the sale of a housing loan;

     o of payments under mortgage insurance policies or title insurance policies in respect of housing loans;

     o from mortgage managers under mortgage origination deeds;

     o of other payments under interest rate swaps, the redraw facility or other Support Facilities;

     o of income from other Authorized Investments;

     o of proceeds of issue of notes or units;

     o remaining in the Pre-Funding Pool at the end of the Pre-Funding Period where the amount remaining in the Pre-Funding Pool is less than A$1 million;

     o held as Principal Cash Balance or Income Reserve; and

     o held following a previous Payment Date as Collections,

     but do not include:

     o amounts applied, or to be applied on a subsequent date, towards the acquisition of additional housing loans or the funding of Further Advances, during the Substitution Period, or towards the funding of Redraws;

     o amounts held in the Pre-Funding Pool during the Pre-Funding Period and, if at the end of the Pre-Funding Period the amount held in the Pre-Funding Pool is equal to or exceeds A$1 million, the whole of that amount;

     o amounts referred to in the first 3 bullet points above received by the issuer trustee, or by the manager or a related body corporate of the manager on behalf of the issuer trustee, after 5pm, Sydney time, on the seventh Business Day prior to the Payment Date;

     o any installment under a housing loan paid by a borrower in advance but not yet due for payment where the manager has directed the issuer trustee to retain that installment until its scheduled payment date. The manager will make the direction at its discretion. Amongst other things, it will take into account the liquidity of the trust;

     o any Prepayment Amount or interest or other income earned on a Prepayment Amount, unless otherwise provided in the relevant transaction document; nor

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     o any US$ amount received by the issuer trustee from the currency swap provider under the ClassA currency swap or ClassB currency swap where such amount has been or is to be paid directly by the relevant swap provider to the principal paying agent for the US$ notes, other than certain settlement amounts payable on early termination of such currency swaps.

DISTRIBUTION OF COLLECTIONS

     At any time prior to enforcement of the charge under the security trust deed and at least five Business Days prior to each monthly and Quarterly Payment Date, the manager must determine the payments or allocations to be made by the issuer trustee on that Payment Date from Collections in relation to that Payment Date and must direct the issuer trustee to apply those Collections in the following order of priority:

     o first, in payment ratably of Fees and Expenses and towards provision for Fees and Expenses accrued and payable on subsequent Payment Dates or for which the manager otherwise determines to make provision;

     o second, in payment towards the manager's fees or, if the Payment Date is not a Quarterly Payment Date, towards provision for the manager's fees payable on the next Quarterly Payment Date, in each case up to a limit equal to the Senior Fee Amount;

     o third, in payment ratably towards any amounts payable by the issuer trustee to Support Facility Providers under Support Facilities on that Payment Date, other than any amounts referred to in the following bullet points, and towards provision for such amounts payable on subsequent Payment Dates;

     o fourth, in payment or allocation, ratably:

       o to the currency swap provider towards the A$ Class A Interest Amount and any Unpaid A$ Class A Interest Amount from previous Quarterly Payment Dates in relation to that Payment Date or, if the Payment Date is not a Quarterly Payment Date, towards provision for the A$ Class A Interest Amount and any Unpaid A$ Class A Interest Amount from previous Quarterly Payment Dates payable on a subsequent Quarterly Payment Date. In return for its receipt of the A$ Class A Interest Amount and the Unpaid A$ Class A Interest Amount from previous Quarterly Payment Dates, on each Quarterly Payment Date the currency swap provider will pay to the principal paying agent amounts in respect of interest on the Class A notes for distribution to Class A noteholders as described in "-- Payments of Interest on the US$ Notes" below;

       o to the A$ redraw noteholders ratably, towards interest due on the A$ redraw notes on that Payment Date and any unpaid interest on the A$ redraw notes from prior Payment Dates and interest on such unpaid interest; and



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       o  to the redraw facility provider towards an amount not exceeding the
          Senior Redraw Facility Interest Amount in respect of interest and fees due on the redraw facility on that Payment Date and any unpaid interest and fees on the redraw facility from prior Payment Dates and interest on such amounts;

     o fifth, in payment or allocation, ratably:

       o to the currency swap provider towards the A$ Class B Interest Amount and any Unpaid A$ Class B Interest Amount from previous Quarterly Payment Dates in relation to that Payment Date or, if the Payment Date is not a Quarterly Payment Date, towards provision for the A$ Class B Interest Amount and any Unpaid A$ Class B Interest Amount from previous Quarterly Payment Dates payable on a subsequent Quarterly Payment Date. In return for its receipt of the A$ Class B Interest Amount and the Unpaid A$ Class B Interest Amount from previous Quarterly Payment Dates, on each Quarterly Payment Date the currency swap provider will pay to the principal paying agent amounts in respect of interest on the Class B notes for distribution to Class B noteholders as described in "-- Payment of Interest on the US$ Notes" below; and

       o to the A$ subordinated noteholders ratably, towards interest due on the A$ subordinated notes on that Payment Date and any unpaid interest on the A$ subordinated notes from prior Payment Dates and interest on that unpaid interest or, if the Payment Date is not a Quarterly Payment Date, towards provision for such interest payable on a subsequent Quarterly Payment Date;

     o sixth, payment to the redraw facility provider towards the balance of interest and fees due on the redraw facility on that Payment Date subject to any deferral of such interest and fees as described in "Description of the Transaction Documents and Parties -- The Redraw Facility -- Deferral of Subordinate Redraw Facility Interest";

     o seventh, payment towards or provision for the balance of the manager's fees subject to any deferral of those fees as described under the heading "-- Subordination and Deferral of Manager's Fees" below;

     o eighth, to the income unitholder towards the Net Income Amount in relation to that Payment Date and any Net Income Amount from prior Payment Dates which has not previously been paid or applied to the income unitholder;

     o ninth, towards an amount to be retained by the issuer trustee as additional Principal Cash Balance as described in "-- Principal Cash Balance" below;

     o tenth, towards an amount not exceeding the Senior Redraw Facility Principal (less, in relation to the first Quarterly Payment Date, any amount of the Pre-Funding Pool applied towards repayment of the


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       principal outstanding of the redraw facility as described below in "--
       Pre-Funding Pool") to the redraw facility provider in repayment of the principal outstanding of the redraw facility as at the Business Day immediately prior to that Payment Date;

     o eleventh, at any time towards any Redraws or, during the Substitution Period only, towards Further Advances, other than Subordinate Funded Further Advances, to be made on that Payment Date;

     o twelfth, to the A$ redraw noteholders towards repayment of principal on the A$ redraw notes in the following order, until the Principal Balances of the A$ redraw notes have been reduced to zero:

       o first, ratably amongst those A$ redraw notes with the earliest issue date until the Principal Balance of those A$ redraw notes is reduced to zero;

       o second, ratably amongst those A$ redraw notes with the next earliest issue date until the Principal Balance of those A$ redraw notes is reduced to zero; and

       o subsequently, ratably amongst each subsequent group of A$ redraw notes with the same issue date until the Principal Balance of those A$ redraw notes is reduced to zero on the basis that an A$ redraw note will not be entitled to any payment in respect of principal until the Principal Balance of all A$ redraw notes with an earlier issue date than that redraw note has been reduced to zero;

     o thirteenth, during the Substitution Period only, towards the permitted acquisition of housing loans on that Payment Date as described in "Description of the Assets of the Trust -- Acquisition of Housing Loans after the Closing Date";

     o fourteenth, if the Payment Date is a Quarterly Payment Date, to be paid to the currency swap provider and the A$ subordinated noteholders, to be applied towards repayment of principal on the US$ notes, after exchange under the currency swaps, and repayment of principal on the A$ subordinated notes, in the order described in "-- Payment of Principal on the US$ Notes and A$ Subordinated Notes", until the Principal Balances of the US$ notes and the A$ subordinated notes have been reduced to zero;

     o fifteenth, if the Payment Date is not a Quarterly Payment Date, and outstanding principal on the notes has not been repaid or deemed to be repaid in full, the balance is to be retained by the issuer trustee in Authorized Investments as Principal Collections;

     o sixteenth, if the notes have been repaid in full, to the redraw facility provider towards repayment of the balance of the outstanding principal of the redraw facility as at the Business Day immediately prior to that Payment Date; and

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     o seventeenth, if the notes have been repaid in full, the balance, if any, is to be paid to the capital unitholder.

     The obligation of the issuer trustee to make any payment or allocation under each of the above paragraphs is limited in each case to the balance of the Collections after payment in accordance with the preceding paragraphs. The determination by the manager of the payments and allocations to be made by the issuer trustee as described above will be based upon the manager's reasonable expectations of amounts to be received by the issuer trustee after the date of determination and which will be included in Collections on the relevant Payment Date. The manager may revise any direction it gives to the issuer trustee, in relation to the above payments and allocations, at any time before a payment is made by the issuer trustee pursuant to that direction. If the manager revises a direction previously given by it, then it must notify the relevant parties of that revision.

     In addition, the Collections, which represent all the funds that the issuer trustee has which are available for distribution, are divided into sub-categories which must be applied in a particular order and are subject to some restrictions in their application In applying Collections in the above order of priorities on a Payment Date, the issuer trustee must:

     o first, apply Collections not falling into any of the sub-categories below;

     o second, apply the Income Reserve;

     o third, apply any Principal Collections on that Payment Date; and

     o fourth, apply the Principal Cash Balance.

     The Income Reserve may not be applied to principal payments, set out in the ninth to seventeenth bullet points above, and can only be applied to the balance of interest and fees on the redraw facility, the balance of the manager's fees and the Net Income Amount, in the sixth, seventh and eighth bullet points above, to the extent that there is excess Income Reserve over the required Income Reserve on that Payment Date as described under the heading "-- Income Reserve" below.

     Principal Collections and Principal Cash Balance may not be applied to the balance of interest and fees on the redraw facility, the balance of the manager's fees and the Net Income Amount referred to in the sixth, seventh and eighth bullet points above. In addition, Principal Cash Balance may only be applied to relevant principal payments, set out in the tenth to fourteenth bullet points above, to the extent that there is excess Principal Cash Balance over the required Principal Cash Balance on that Payment Date as described under the heading "-- Principal Cash Balance" below.

     The proceeds of the issue of the A$ notes may only be applied towards the Principal Cash Balance, repayment of principal on the redraw facility to the extent of the Senior Redraw Facility Principal, the funding of Further Advances, other than Subordinate Funded Further Advances, the funding of Redraws, the repayment of existing A$ redraw notes or, in relation to the A$ subordinated notes only, in the manner set out in the fourteenth bullet point above.

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     A principal advance under the redraw facility may only be applied towards making Redraws, Further Advances or repaying existing principal outstanding on the redraw facility. Amounts received under any other Support Facility may only be used in the manner set out under the terms of that Support Facility.

PRE-FUNDING POOL


     Approximately [ ]% of the proceeds of issue of the US$ notes, after being exchanged for Australian dollars under the currency swaps, will be held by the issuer trustee as a Pre-Funding Pool and invested on the Closing Date in Authorized Investments other than housing loans. The Pre-Funding Pool will be used for the purpose of acquiring additional eligible housing loans during the Pre-Funding Period, being the period from the Closing Date until 5 pm (Sydney time) on the seventh Business Day prior to the first Quarterly Payment Date. For a description of this pre-funding see the heading "Description of the Assets of the Trust -- Pre-Funding Pool" above.


     If at the end of the Pre-Funding Period the amount held in the Pre-Funding Pool is equal to or exceeds A$1million then the issuer trustee must, at the direction of the manager, make an additional principal distribution on the first Quarterly Payment Date of the amount held in the Pre-Funding Pool as follows:

     o first, to the redraw facility provider, an amount not exceeding the Senior Redraw Facility Principal, towards repayment of the principal outstanding on the redraw facility as at the Business Day immediately preceding that Quarterly Payment Date;

     o second, to any A$ redraw noteholders in the order set out in the twelfth bullet point under "Distribution of Collections" above until the Principal Balances of the A$ redraw notes are reduced to zero; and


     o finally, the balance if any, is to be applied as Distributable Principal and paid to the currency swap provider and applied, after exchange to US$, towards repayment of the principal of the Class A Notes as described in "-- Payment of Principal on the US$ Notes and A$ Subordinated Notes" below.


     If at the end of the Pre-Funding Period the amount held in the Pre-Funding Pool is less than A$1million, the amount in the Pre-Funding Pool will be added to Collections on the first Quarterly Payment Date and will be applied as described in "Distribution of Collections" above.

PRINCIPAL CASH BALANCE

     Initially, approximately 0.5% of the proceeds of issue of the US$ notes, after being exchanged for Australian dollars under the currency swaps, will be held by the issuer trustee as "PRINCIPAL CASH BALANCE" and invested in Authorized Investments other than housing loans. The Principal Cash Balance functions:

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

     o as a liquidity reserve for the trust which may be applied towards certain income payments of the trust, including payments to the currency swap provider which will be exchanged for amounts to be applied toward interest on the US$ notes, if other Collections are insufficient;

     o during the Substitution Period, as a reserve allowing the issuer trustee to fund the acquisition of additional housing loans and to fund Further Advances, other than Subordinate Funded Further Advances, in that period; and

     o at any time, as a reserve to fund Redraws.

     The Principal Cash Balance may be increased by:

     o applying a portion of the manager's fees as described under the heading "-- Subordination and Deferral of Manager's Fees" below or applying a portion of the subordinated portion of interest and fees on the redraw facility as described in "Description of the Transaction Documents and Parties -- The Redraw Facility -- Deferral of Subordinated Redraw Facility Interest" below;

     o applying Collections available for this purpose as described under the heading "-- Distribution of Collections" above. The manager will determine the required Principal Cash Balance for each Payment Date and available Collections will be applied when necessary to increasing the amount of the Principal Cash Balance to the required Principal Cash Balance; and

     o amounts allocated to the Principal Cash Balance by the manager from the issue proceeds of A$ redraw notes or A$ subordinated notes.

     The Principal Cash Balance will be reduced to the extent that it is applied on a Payment Date towards payments and allocations for liabilities of the trust as described under the heading "-- Distribution of Collections".

     The Principal Cash Balance may only be applied on a Payment Date to principal payments, set out in the tenth to fourteenth bullet points under "-- Distribution of Collections" above, to the extent that the then Principal Cash Balance exceeds the required Principal Cash Balance as determined by the manager. In determining the required Principal Cash Balance for a Payment Date, or the amount to be allocated to Principal Cash Balance from the issue proceeds of A$ notes, the manager must ensure that the Principal Cash Balance:

     o does not exceed 2% of the then A$ Equivalent of the aggregate Principal Balance of the notes or such other percentage as is determined by the manager provided that each rating agency has confirmed that the change to the percentage will not result in a downgrading, withdrawal or qualification of the ratings of the notes; and

     o at all times, is not less than 0.25% of the then A$ Equivalent of the aggregate Principal Balance of the notes unless, in relation to determining the required Principal Cash Balance on a Payment Date, there are insufficient other Collections available to be applied to the Principal Cash Balance on that Payment Date in accordance with the set order of priorities for payments and allocations of Collections.

     In addition, the Principal Cash Balance may be reduced on a day which is not a Payment Date by application, during the Substitution Period, towards the acquisition of housing loans or the funding of Further Advances or by application at any time towards the funding of Redraws. Any such application, however, must not reduce the Principal Cash Balance below 0.25% of the then
A$ Equivalent of the aggregate Principal Balance of the notes. See "Description of the Assets of the Trust -- Acquisition of Housing Loans after the Closing Date" and "-- Redraws, Further Advances and Subordinate Funded Further Advances".

INCOME RESERVE

     The manager may, at its sole discretion, elect to defer the payment of some or all of the amount to be paid, or allocated for provision towards, the balance of its manager's fees, after payment of or allocation towards the Senior Fee Amount of the manager's fees for that Payment Date and any other prior ranking outgoings for that Payment Date, by allocating amounts that would otherwise be paid or allocated to manager's fees to the "INCOME RESERVE".

     The Income Reserve, like the Principal Cash Balance, functions as a liquidity reserve for the trust and may be applied towards certain income payments of the trust, including payments to the currency swap provider which will be exchanged for amounts to be applied toward interest on the US$ notes, if other Collections are insufficient and will be applied before the Principal Cash Balance. The Income Reserve will be invested in Authorized Investments -- other than housing loans -- in the name of the issuer trustee. See "Description of the Assets of the Trust -- Other Assets of the Trust -- Other Authorized Investments".

     The manager will determine the required amount of the Income Reserve prior to each Payment Date and funds will be applied, to the extent available from the deferral of manager's fees as described in "-- Subordination and Deferral of Manager's Fees" below, to increasing the Income Reserve to its required amount. The manager may determine the required amount of the Income Reserve in its absolute discretion and may determine that there is to be no Income Reserve following a Payment Date.

SUBORDINATION AND DEFERRAL OF MANAGER'S FEES

     The amount to be paid, or allocated for provision towards, the balance of manager's fees on a Payment Date, after payment of or allocation towards the Senior Fee Amount of the manager's fees for that Payment Date and any other prior ranking outgoings for that Payment Date, may instead be applied towards the Principal Cash Balance, the reimbursement of Net Losses or the Income Reserve. This will occur:

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     o if any amounts of Principal Collections or Principal Cash Balance have previously been paid or applied towards income liabilities of the trust, referred to in the first to fifth bullet points of "-- Distribution of Collections" above or if there are any Net Losses from preceding quarterly periods which have not been reimbursed. The aggregate of these amounts is, without double counting, known as the "PRINCIPAL SHORTFALL". An amount that would otherwise be paid or allocated towards the balance of manager's fees on a Payment Date must instead be applied to Principal Cash Balance until the Principal Shortfall has been reimbursed in this manner. The Principal Shortfall may also be reimbursed by deferral of payment of the subordinate portion of interest and fees under the redraw facility as described in "Description of the Transaction Documents and Parties -- The Redraw Facility -- Deferral of Subordinated Redraw Facility Interest" below;

     o if the Income Reserve is less than the required Income Reserve on that Payment Date, and there is an amount available to be applied to the balance of manager's fees after the application to Principal Cash Balance referred to in the preceding paragraph, this amount must instead be allocated to the Income Reserve until the Income Reserve is equal to the required Income Reserve for that Payment Date.

     Any remaining amount available to be applied towards the balance of manager's fees on a Payment Date will be applied towards payment of, or allocation for provision towards, those manager's fees To the extent that any manager's fees are not paid on a Quarterly Payment Date, the due date for payment of such manager's fees will be deferred until the next Quarterly Payment Date to be paid from funds available, subject to the above requirements, on that Quarterly Payment Date.

ISSUE OF A$ NOTES

     The issuer trustee, upon the direction of the manager, may issue A$ redraw notes and/or A$ subordinated notes at any time. No A$ redraw notes or A$ subordinated notes will be issued in the United States. A$ redraw notes will only be issued when the manager deems it desirable in order to raise money for the purposes described below. Although the proceeds from the issuance of A$ subordinated notes may be used for the same purposes, A$ subordinated notes will only be issued to raise money for these purposes if the manager deems it desirable to increase the level of support provided to the Class A notes and any A$ redraw notes. In addition, A$ subordinated notes may be issued if the manager deems it desirable to raise money to repay US$ notes or existing
A$ subordinated notes. However, the manager is not under any obligation to issue either A$ redraw notes or A$ subordinated notes. The manager must not direct the issuer trustee to issue any A$ notes unless it has received written confirmation from each rating agency that such an issue will not result in a downgrading, qualification or withdrawal of any credit rating assigned by the rating agency to the notes.

      The proceeds of issue of A$ redraw notes may only be applied towards:

     o Redraws on housing loans;

     o Principal Cash Balance;

     o repayment of the redraw facility to the extent of the Senior Redraw Facility Principal; or

     o repaying existing A$ redraw notes.

     The proceeds of issue of A$ subordinated notes may only be applied towards:

     o Redraws on housing loans;

     o Principal Cash Balance;

     o repayment of the redraw facility to the extent of the Senior Redraw Facility Principal; or

     o repayment of US$ notes, A$ redraw notes or existing A$ subordinated notes.


     The interest rate for any A$ redraw notes will be the one month Bank Bill Rate plus a margin determined at the time that the relevant A$ redraw notes are issued. Interest will be payable on any A$ redraw notes monthly in arrears on each Monthly Payment Date. The interest rate for any A$ subordinated notes will be the three month Bank Bill Rate (or if their initial interest period is shorter than three months, the interest rate will be determined by reference to the Bank Bill Rate available for the next shorter interest period and the next longer interest period) plus a margin determined at the time that the relevant A$ subordinated notes are issued. Interest will be payable on any A$ subordinated notes quarterly in arrears on each Quarterly Payment Date.

     The A$ notes will be redeemed in part on each Monthly Payment Date, in the case of A$ redraw notes, or each Quarterly Payment Date, in the case of A$ subordinated notes, by the issuer trustee applying the funds available for this purpose as described under "Distribution of Collections" above and under "Payments of Principal on the US$ Notes and the A$ Subordinated Notes" below. The A$ notes may also be redeemed in full upon the exercise of an option to redeem all the notes by the manager as described in "Description of the US$ Notes -- Redemption of the US$ Notes -- Redemption of the Notes for Taxation or Other Reasons" and "-- Optional Redemption of the Notes". Unless previously redeemed, the issuer trustee must redeem the A$ notes by paying the Principal Balance, together with all accrued and unpaid interest, in relation to each A$ note on or by the Quarterly Payment Date falling in September, 2033. Upon final distribution being made in respect of any A$ notes following termination of the trust or enforcement of the charge under the security trust deed, those A$ notes will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest or the Principal Balance in relation to the A$ notes will be extinguished in full.

PAYMENTS OF INTEREST ON THE US$ NOTES

     Prior to the enforcement of the charge under the security trust deed and except as stated below, in return for payment of the A$ Class A Interest Amount on a Quarterly Payment Date, the currency swap provider, under the Class A currency swap, must pay to the principal paying agent an amount equal to the US$ amount of interest due on the Class A notes on that Quarterly Payment Date, calculated as described in "Description of the US$ Notes -- Interest on the US$ Notes" above, to be distributed by the principal paying agent to the Class A noteholders.

     Prior to the enforcement of the charge under the security trust deed and except as stated below, in return for payment of the A$ Class B Interest Amount on a Quarterly Payment Date, the currency swap provider, under the Class B currency swap, must pay to the principal paying agent an amount equal to the US$ amount of interest due on the Class B notes on that Quarterly Payment Date, calculated as described in "Description of the US$ Notes -- Interest on the US$ Notes" above, to be distributed by the principal paying agent to the Class B noteholders.

     If the issuer trustee does not have sufficient funds, under the order of priorities described under the heading "-- Distribution of Collections" above, to pay the currency swap provider the A$ Class A Interest Amount on a Quarterly Payment Date, the currency swap provider will not be required to make the corresponding US$ payment to the principal paying agent and, after the applicable grace period, the currency swap provider may terminate the currency swaps. The failure by the issuer trustee to pay the full amount of the A$ Class A Interest Amount to the currency swap provider, and a consequent failure to pay the full amount of interest on the Class A notes, are, following an applicable grace period, each events of default under the security trust deed.


     If the issuer trustee does not have sufficient funds to pay the currency swap provider the A$ Class A Interest Amount on a Quarterly Payment Date, the currency swap provider may, at its option, elect to pay to the principal paying agent a US$ payment which bears the same proportion to the interest due on the Class A notes on that Quarterly Payment Date as the A$ funds which are available to be applied towards the A$ Class A Interest Amount bear to the A$ Class A Interest Amount. If the currency swap provider so elects to make a proportionate payment, the issuer trustee will pay the funds available to be applied towards the A$ Class A Interest Amount to the currency swap provider.
If this occurs, the payment of such proportion by the currency swap provider will replace the currency swap provider's obligation to make the relevant payment which would otherwise have been made on that Quarterly Payment Date. However, the acceptance by the currency swap provider of payment by the issuer trustee of less than the full amount of the A$ Class Interest Amount will not prevent the currency swap provider from terminating the currency swaps, after the applicable grace period, nor will it prevent an event of default from occurring under the security trust deed If, in these circumstances, the currency swaps are not terminated and the security trust deed is not enforced, the issuer trustee must on subsequent Quarterly Payment Dates, to the extent of funds available as described under the heading "-- Distribution of Collections" above, pay to the currency swap provider the Unpaid A$ Class A Interest Amount in return for which the currency swap provider must pay to the principal paying agent a proportionate US$ amount to be applied ratably amongst Class A noteholders towards unpaid interest on the Class A notes and interest on that unpaid interest.

     If the issuer trustee does not have sufficient funds, under the order of priorities described under the heading "-- Distribution of Collections" above, to pay the currency swap provider the A$ Class B Interest Amount on a Quarterly Payment Date, the issuer trustee must pay to the currency swap provider those funds, if any, that are available for this purpose and the currency swap provider will be required to pay to the principal paying agent a US$ payment which bears the same proportion to the interest due on the Class B notes on that Quarterly Payment Date as the A$ funds which it receives bear to the A$ Class B Interest Amount This US$ payment must be applied ratably to the Class B noteholders by the principal paying agent towards payment of interest due on the Class B notes on that Payment Date. A failure by the issuer trustee to pay the full amount of the A$ Class B Interest Amount to the currency swap provider on a Quarterly Payment Date while there are any ClassA notes or A$ redraw notes outstanding will not entitle the currency swap provider to terminate either of the currency swaps The consequent failure to pay the full amount of interest due on the Class B notes will not, if there are any ClassA notes or A$ redraw notes outstanding, be an event of default under the security trust deed If the full amount of the A$ Class B Interest Amount is not paid, the issuer trustee must on subsequent Quarterly Payment Dates, to the extent of funds available as described under the heading "-- Distribution of Collections" above, pay to the currency swap provider the Unpaid A$ Class B Interest Amount in return for which the currency swap provider must pay to the principal paying agent a proportionate US$ amount to be applied ratably amongst Class B noteholders towards unpaid interest on the Class B notes and interest on that unpaid interest.


PAYMENT OF PRINCIPAL ON THE US$ NOTES AND A$ SUBORDINATED NOTES

     If A$ redraw notes are issued by the issuer trustee they will be repaid, prior to enforcement of the security trust deed, in priority to the repayment of the US$ notes and A$ subordinated notes as described under the heading "-- Distribution of Collections" above.

     The A$ amount which is available to be applied towards the repayment of principal on the US$ notes and the A$ subordinated notes on a Quarterly Payment Date, being the aggregate of the funds available to be applied in the fourteenth bullet point under the heading "-- Distribution of Collections" above and, in relation to the first Quarterly Payment Date, any funds to be applied under the third bullet point under the heading "-- Pre-Funding Pool" above, is known as the "DISTRIBUTABLE PRINCIPAL".

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     The method of apportionment of the Distributable Principal between the
Class A noteholders and the Class B and A$ subordinated noteholders varies depending on whether the Subordination Level at that time is greater than or less than 35%.

     The "SUBORDINATION LEVEL" with respect to any Quarterly Payment Date is the relevant percentage which the sum of the A$ Equivalent of the aggregate Principal Balance of the Class B and A$ subordinated notes bears to the sum of A$ Equivalent of the aggregate Principal Balance of all notes and the amount of the redraw facility limit.

     If on any Quarterly Payment Date the Subordination Level is less than 35% the Distributable Principal will be applied towards the repayment of principal on the notes in the following order:

     o firstly, an amount not exceeding the A$ Equivalent of the aggregate Principal Balances of the Class A notes will be paid to the currency swap provider under the Class A currency swap and, after exchange to US$ at the A$ Exchange Rate, will be applied towards repayment of the Class A notes, as described below, until the Principal Balances of the Class A notes have been reduced to zero; and

     o secondly, if the Principal Balances of the Class A notes have been, or will on that Quarterly Payment Date be, reduced to zero, the balance will be applied ratably (based on the then A$ Equivalent of the aggregate Principal Balance of the Class B notes and the then aggregate Principal Balance of the A$ subordinated notes) between:

       o payment to the currency swap provider of an amount not exceeding the A$ Equivalent of the aggregate Principal Balances of the Class B notes which will be paid under the Class B currency swap and, after exchange to US$ at the A$ Exchange Rate, will be applied towards repayment of the Class B notes, as described below, until the Principal Balances of the Class B notes have been reduced to zero; and

       o repayment of the A$ subordinated notes until the aggregate Principal Balances of the A$ subordinated notes have been reduced to zero.

     Except in the circumstances described in the next paragraph, if on any Quarterly Payment Date the Subordination Level is equal to or is greater than 35%, the Distributable Principal will be applied ratably (based on the aggregate Principal Balance of the A$ subordinated notes and the then
A$ Equivalent of the aggregate Principal Balances of the Class A notes and the Class B notes) between:

     o payment to the currency swap provider of an amount not exceeding the A$ Equivalent of the aggregate Principal Balances of the Class A notes which will be paid under the Class A currency swap and, after exchange



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       to US$ at the A$ Exchange Rate, will be applied towards repayment of the
       Class A notes, as described below, until the Principal Balances of the Class A notes have been reduced to zero;

     o payment to the currency swap provider of an amount not exceeding the A$ Equivalent of the aggregate Principal Balances of the Class B notes which will be paid under the Class B currency swap and, after exchange to US$ at the A$ Exchange Rate, will be applied towards repayment of the Class B notes, as described below, until the Principal Balances of the Class B notes have been reduced to zero; and

     o repayment of the A$ subordinated notes until the aggregate Principal Balances of the A$ subordinated notes have been reduced to zero.

     However, if:

     o the trust has sustained or incurred or in the opinion of the manager based on events or circumstances then continuing, may sustain or incur, a loss or default in relation to the principal amount of any Authorized Investment, including any housing loan; and

     o in the opinion of the manager that loss or default will not be or is unlikely to be fully mitigated in a timely manner by the proceeds of any mortgage insurance policy or other Security Enhancement or by allocation of amounts to the Principal Cash Balance, then, the whole of the Distributable Principal on that Quarterly Payment Date must be applied in the manner first set out above as if the Subordination Level were less than 35%.

     The amount of the Distributable Principal available to be applied towards repayment of the principal of the Class A notes, in accordance with the preceding paragraphs, is referred to as the "A$ CLASS A PRINCIPAL AMOUNT".

     On each Quarterly Payment Date, the A$ Class A Principal Amount for that Quarterly Payment Date, if any, must be paid by the issuer trustee to the currency swap provider. The currency swap provider in return must pay, under the Class A currency swap, the US$ Equivalent of the A$ Class A Principal Amount to the principal paying agent for distribution ratably to Class A noteholders in repayment of principal on the Class A notes until the Principal Balance of the Class A notes is reduced to zero, as described above under the heading "Description of the US$ Notes -- Redemption of the US$ Notes -- Partial Redemption of the Class A Notes on Quarterly Payment Dates".

     The amount of the Distributable Principal available to be applied towards repayment of the principal of the Class B notes, in accordance with the preceding paragraphs, is referred to as the "A$ CLASS B PRINCIPAL AMOUNT". On each Quarterly Payment Date the A$ Class B Principal Amount for that Quarterly Payment Date, if any, must be paid by the issuer trustee to the currency swap provider. The currency swap provider in return must pay, under the Class B currency swap, the US$ Equivalent of the A$ Class B Principal


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Amount to the principal paying agent for distribution ratably to Class B noteholders in repayment of principal on the Class B notes until the Principal Balance of the Class B notes is reduced to zero, as described above under the heading "Description of the US$ Notes -- Redemption of the US$ Notes -- Partial Redemption of the Class B Notes on Quarterly Payment Dates".

     Because the issuer trustee may acquire additional housing loans and may make Further Advances on housing loans during the Substitution Period, it is not expected that there will be any repayments of principal on the US$ notes in that period. See "Description of the Assets of the Trust -- Expected Timing of Principal Repayments".

             DESCRIPTION OF THE TRANSACTION DOCUMENTS AND PARTIES


     The following summary describes the material terms of the transaction documents including the Trust Deed, the sub-fund notice, the note trust deed, the security trust deed, the currency swap agreement, the interest rate swap agreements, the redraw facility agreement and the management deed except as already described above. The summary does not purport to be complete and is subject to the provisions of the transaction documents. The transaction documents other than the underwriting agreement are governed by the laws of New South Wales, Australia. The underwriting agreement is governed by the laws of the State of New York. A copy of the Trust Deed and the form of the security trust deed, the note trust deed and each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.


THE TRUST DEED AND SUB-FUND NOTICE

     The Trust Deed and the sub-fund notice contain provisions governing the transfer to the trust of housing loans held by Perpetual Trustees Australia Limited, as trustee of the various trusts comprised within the PUMA Program. By issuing a written transfer proposal in accordance with the Trust Deed and the sub-fund notice, the manager may propose that Perpetual Trustees Australia Limited should purchase the housing loans specified in the transfer proposal on behalf of the trust from one or more selling funds comprised within the PUMA Program. If the transfer proposal is accepted, then upon settlement of the transfer of the housing loans, Perpetual Trustees Australia Limited will thereafter hold the beneficial interest in those housing loans as issuer trustee on behalf of the trust and not the selling funds.

     In addition to the powers, duties and other rights relating to the Trust Deed and the subfund notice, the issuer trustee and the manager are empowered to vary the Trust Deed, to the extent that it applies to the trust, and the sub-fund notice, to make amendments which are:

     o to correct a manifest error or ambiguity or are of a formal, technical or administrative nature only;

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     o in the opinion of the issuer trustee necessary to comply with the provisions of any statute or regulation or with the requirements of any governmental authority;

     o in the opinion of the issuer trustee appropriate or expedient as a consequence of the enactment of, or an amendment to any statute or regulation or altered requirements of any governmental authority or the decision of any court, including, without limitation, an alteration, addition or modification which is in the opinion of the issuer trustee appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the PUMA trusts;

     o in the opinion of the issuer trustee neither prejudicial nor likely to be prejudicial to the interests of noteholders or the unitholders of the trust;

     o an alteration, addition or modification to the Authorized Investments where without such alteration, addition or modification, any stamp duty concession in respect of the issue or transfer of notes would be prejudiced;

     o necessary to ensure that neither the Trust Deed nor any offer or transfer in respect of notes is required to be registered with or approved by any regulatory authority in any State or Territory of the Commonwealth of Australia; or

     o in the opinion of the issuer trustee will enable the provisions of the Trust Deed or any transaction document to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason.

     Where, in the opinion of the issuer trustee, a proposed variation as described in the last bullet point above, is prejudicial or likely to be prejudicial to the interests of noteholders, or a class of noteholders, such variation may be effected by the issuer trustee if approved by a resolution of 75% of the votes that may be cast at a meeting of noteholders, or that class of noteholders. The issuer trustee may assume that any amendment to the Trust Deed or the sub-fund notice is not prejudicial, or likely to be prejudicial, to the interests of noteholders or a class of noteholders if the issuer trustee receives written confirmation from each rating agency that the proposed amendment will not result in a reduction, qualification or withdrawal of a credit rating then assigned by the rating agency to the relevant notes.

     However, any amendment to the Trust Deed or the sub-fund notice that effects a Payment Modification may only be made with the consent of each US$ noteholder that is affected by that Payment Modification. See "Description of the US$ Notes -- Amendments to US$ Notes and Note Trust Deed".

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     The Trust Deed may be amended with respect to other existing PUMA trusts, or future PUMA trusts, without reference to the noteholders of PUMA Global Trust No. 1.

TERMINATION OF THE TRUST

     The trust will continue until the earliest to occur of:

     o the day notified by the manager to the issuer trustee in writing following the date of the payment of all moneys due to any person under or pursuant to the provisions of the Trust Deed, as it relates to the trust, or in the event of a deficiency such lesser amounts as are finally available for payment and distribution upon full and final liquidation and realization of the Authorized Investments comprised in the trust and the exercise by the issuer trustee of all rights which the issuer trustee thinks appropriate (including in relation to any Security Enhancement) in relation to the trust;

     o the earlier of December 31, 2069 and twenty years from the date of death of the last survivor of the descendants of His Late Majesty King George V of the United Kingdom of Great Britain and Northern Ireland, living on 8 June 1993; and

     o the date that the charge under the security trust deed is released.

THE ISSUER TRUSTEE

GENERAL DUTIES OF ISSUER TRUSTEE

     Perpetual Trustees Australia Limited is appointed to act as trustee of all the PUMA trusts established under the Trust Deed. The Trust Deed provides that the issuer trustee has only those duties expressly imposed on it. Those duties include a general obligation to exercise all due care and diligence in carrying out its roles as trustee, a duty to protect the interests of noteholders and a duty to conduct all transactions relating to the trust in a proper and efficient manner.

     In addition, there are a number of more specific duties imposed upon the issuer trustee, some of which are delegated to the manager as discussed below. These include maintaining a register of noteholders and records of all Authorized Investments; holding Authorized Investments and all relevant title documents, either itself or by its agents, and keeping records of all such documents held by it; performing and enforcing the terms of all credit enhancements and hedge arrangements relating to the trust; and providing notices to the rating agencies as required by the Trust Deed or by any other agreement.

     The issuer trustee is required to act continuously as trustee until the PUMA trusts are terminated or the issuer trustee has retired or been removed as trustee.

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     The issuer trustee retains custody of all loan contracts and security documents in relation to the housing loans and other related securities.

POWERS OF THE ISSUER TRUSTEE

     In addition to having all of the powers conferred by statute, the issuer trustee is given wide ranging powers by the express terms of the Trust Deed. Among these powers, the Trust Deed confers on the issuer trustee all the rights over the Authorized Investments in the trust which the issuer trustee would have if it was the beneficial owner of those Authorized Investments. In some circumstances, the Trust Deed restricts the issuer trustee's rights to only exercising its powers in accordance with the manager's instructions.

     The Trust Deed confers on the issuer trustee a number of specific powers. One of the most important of these is the power to make the Authorized Investments discussed under the heading "Description of the Assets of the Trust -- Other Assets of the Trust". Some of the other significant powers are identified in this section.

Hedge Arrangements

     The issuer trustee has power to enter into and perform hedge arrangements, such as interest rate swap contracts, forward rate agreements, futures contracts and options agreements, where directed to do so by the manager in relation to an Authorized Investment. Each such hedge arrangement must be entered into with a counterparty that satisfies the requirements contained in the Trust Deed in relation to maintenance of the ratings of the notes.

     It is this power that the issuer trustee exercises, based on a direction by the manager, on behalf of the trust in entering into the interest rate swap contracts referred to under the heading "Description of the Transaction Documents and Parties -- Interest Rate Swaps" and the currency swap contracts referred to under the heading "Description of the Transaction Documents and Parties -- The Currency Swap".

Stand-by Arrangements

     Subject to some restrictions, the issuer trustee has power to enter into and perform certain standby arrangements whereby a third party undertakes to meet shortfalls of funds available for payment of noteholders. Again, the provider of such arrangements must satisfy the requirements contained in the Trust Deed in relation to maintenance of the ratings of the notes. It is this power that the issuer trustee exercises, based on a direction by the manager, on behalf of the trust in entering into the redraw facility agreement referred to in "Description of the Transaction Documents and Parties -- The Redraw Facility".

Power to Borrow

     The issuer trustee has the power, at the written direction of the manager, to borrow on behalf of the trust other than by issuing notes or entering into


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stand-by arrangements, provided this does not adversely affect the rating of notes. Any such borrowings must be fully subordinated to the rights of all noteholders to be paid interest and principal.

ANNUAL COMPLIANCE STATEMENT

     The issuer trustee will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the note trust deed including compliance with its material obligations under the transaction documents.

DELEGATION

     While the issuer trustee is expressly prohibited from delegating certain duties under the Trust Deed, it is generally free to delegate the balance of its powers and duties, including, in relation to its payment obligations in respect of the US$ notes, to the paying agents under the agency agreement.

     Notably, there are some powers and duties which the issuer trustee must delegate. The Trust Deed provides that once these particular powers and duties have been delegated the issuer trustee has no further duty and obligation, other than as provided by the Trust Deed, for their due performance. The extent to which delegation of these and other powers and duties has been made to the manager is described below.

ISSUER TRUSTEE FEES AND EXPENSES

     The issuer trustee's fees, or the method of calculation of those fees, are agreed between the issuer trustee and the manager from time to time. The amount of these fees will be determined prior to the issue of any notes by the issuer trustee in its capacity as trustee of the trust and will be notified by the manager to each rating agency.

     The Trust Deed entitles the issuer trustee to meet certain Fees and Expenses incurred in relation to the trust by payment from the assets of the trust. These include the following expenses:

     o the issuer trustee's fee as referred to above;

     o amounts payable in respect of Security Enhancements, including mortgage insurance policies;

     o bank charges in respect of cashflows occurring in respect of the trust;

     o audit fees applicable to the trust;

     o any stamp duty payable in respect of the transaction documents;

     o fees payable to any mortgage manager in respect of the trust;

     o amounts payable in respect of or arising in relation to any hedge arrangement, including any amounts payable to an interest rate swap provider, or guaranteed investment contract;

     o fees charged by a clearing house;

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     o any costs incurred by the issuer trustee in complying with its obligations under the security trust deed;

     o any costs incurred by the issuer trustee in exercising its powers under the Trust Deed;

     o liabilities arising under the Australian Consumer Credit Code;

     o liabilities under or Fees and Expenses payable by the issuer trustee under a distribution agreement in respect of the notes; and

     o all other liabilities, taxes and costs properly incurred or which in the reasonable opinion of the issuer trustee may be incurred by the issuer trustee, the manager, any mortgage manager or any delegate of the issuer trustee or the manager in respect of the trust.

     The above amounts, excluding any amounts payable in respect of the notes, amounts referred to in the second to seventeenth bullet points under the heading "Description of the Cashflows of the Trust -- Distribution of Collections" and liabilities of the issuer trustee in respect of Prepayment Amounts, are referred to as the "FEES AND EXPENSES".

RETIREMENT AND REMOVAL OF THE ISSUER TRUSTEE

     The issuer trustee may retire on not less than 90 days written notice to the manager, or such shorter period as is agreed by the manager, but this will not become effective until a new trustee has been appointed. The new issuer trustee will be appointed by the manager or if the manager fails to do so within 60 days, the retiring issuer trustee may do so. If no new trustee is appointed within 120 days of the issuer trustee giving such notice, the issuer trustee is not entitled to retire but will, subject to the following, continue as trustee of the trust until termination of all PUMA trusts. During this period, the issuer trustee will not accept further subscriptions from investors or allow further investments to be vested with it and may appoint a suitably qualified entity as a new trustee in its place. The issuer trustee can also be made to retire by the manager in some circumstances, including the commencement of winding up proceedings and the appointment of a receiver to the issuer trustee in its personal capacity.

LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

     The issuer trustee is relieved from any personal liability in relation to its performance except to the extent that such liability results from its own fraud, negligence or willful default or that of its officers, employees, agents or delegates. For this purpose, an agent or delegate of the issuer trustee does not include the manager, a mortgage manager or a clearing house.

     Apart from that general exclusion of liability, the issuer trustee is entitled to rely, in good faith, on the genuineness and correctness of documents and certificates furnished to it by the manager, any mortgage manager or any other person provided it has no reason to believe that such document or


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certificate is not genuine or correct. The issuer trustee is also entitled to rely and act upon advice or opinions provided by the manager, any mortgage manager, barrister, lawyer, banker or other person believed by it in good faith to be expert in relation to the relevant matter.

     Subject to the terms of the Trust Deed, the issuer trustee is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the manager, any mortgage manager, any other delegate, agent or adviser or any other person appointed by the issuer trustee or the manager or upon whom the issuer trustee or the manager is entitled to rely (other than a related body corporate of the issuer trustee).

     A number of limitations on the issuer trustee's liability are set out in full in the Trust Deed and the other transaction documents. These include the limitation that the issuer trustee will not be liable for any loss, costs, liabilities or expenses:

     o arising out of the exercise or non-exercise of its discretions or for any other act or omission on its part under any transaction document or otherwise in relation to the trust;

     o arising out of the exercise or non-exercise of a discretion on the part of the manager or any act or omission of the manager; or

     o caused by it acting on any instruction or direction given to it by the manager, except to the extent that they are caused by the issuer trustee's or any of its officer's, employee's, agent's or delegate's own fraud, negligence or willful default.

RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

     The issuer trustee is indemnified out of the assets of the trust for any liability, cost or expense properly incurred by the issuer trustee in performing or exercising any of its powers or duties. This indemnity is in addition to any indemnity allowed to the issuer trustee by law, but does not extend to any liabilities arising from the issuer trustee's fraud, negligence or willful default.

     The issuer trustee is indemnified out of the assets of the trust against certain payments it may be liable to make under the Australian Consumer Credit Code. The manager also indemnifies the issuer trustee in relation to such payments to a certain extent, as described under the heading "Legal Aspects of the Housing Loans -- Consumer Credit Code" below, and the issuer trustee is required to first call on the indemnity from the manager before calling on the indemnity from the assets of the trust.


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THE MANAGER

POWERS

     Under the management deed, the issuer trustee has appointed the manager to perform a wide range of duties and responsibilities relating to the management of the PUMA trusts. The scope of those management functions includes:

     o the appointment of mortgage managers and thereafter management of the origination of housing loans in accordance with the provisions of the mortgage origination deed, the PUMA Parameters, the management deed and the Trust Deed and all other relevant transaction documents;

     o co-ordinating the raising of funds by the issue of instruments such as the notes;

     o the selection and management of Authorized Investments; and

     o the establishment and monitoring of mortgage insurance policies, stand-by arrangements and other Security Enhancements and hedge arrangements in respect of the trust.

     In addition to the above, the issuer trustee has delegated to the manager both the general administration and management of the PUMA trusts and the conduct of the day to day operation of the PUMA trusts.

     Under the Trust Deed, the manager must not knowingly direct the issuer trustee to make any investment or enter into any contractual commitment to make an investment, or knowingly do any other thing in relation to the trust, that would result in a reduction or withdrawal of the ratings given to the notes by the rating agencies.

COVENANTS

     The manager covenants that it will endeavor to ensure, using the measures available to it in its capacity as manager of the trust, that:

     o on each Payment Date there are sufficient Collections available, other than Principal Collections and Principal Cash Balance, to pay all interest payable on that Payment Date on the notes; and

     o the issuer trustee is able to repay the Principal Balance of each note in full by the final maturity date.

     The measures available to the manager include the ability to direct the issuer trustee as to the interest rates, to be set on the variable rate housing loans, subject to the terms of those housing loans and any applicable laws.

DELEGATION

     The manager may, in carrying out and performing its duties and obligations in relation to the trust, appoint in writing any person as agent, delegate or nominee of the manager with such powers as the manager thinks


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fit but not exceeding those vested in the manager. However, the manager is not able to delegate particular functions which are specified in the management deed. These functions which cannot be delegated include the certification that the housing loan secured by a mortgage meets the required criteria, managing the relevant Security Enhancements, compliance with mortgage insurer requirements, including the preparation of reports to the mortgage insurer, and managing the origination process.

MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

     The manager is entitled to two fees under the terms of the management deed. These are a manager's income fee and a manager's residual asset fee.

     The manager's income fee is payable on each Quarterly Payment Date, or such other dates that may be agreed between the issuer trustee and the manager, throughout the duration of the trust. The manager's income fee is determined on the basis of a certified fee statement issued by the manager to the issuer trustee, which sets out the calculation of the manager's income fee. The issuer trustee may either pay the amount of the manager's income fee specified in the fee statement or refer the fee statement to the auditor of the trust for determination. The determination of the auditor of the trust will be conclusive and binding.

     The manager is entitled to the manager's residual asset fee if upon termination of the trust, and after all distributions that are required under the transaction documents have been made, there are assets remaining in the trust with a value greater than A$1,000. The amount of the manager's residual asset fee is equal to the amount by which the remaining assets of the trust exceed A$1,000.

     A portion of the manager's fee on each Quarterly Payment Date, equal to the Senior Fee Amount on that Payment Date, is paid in priority to interest on the notes on that Payment Date.

     The manager is indemnified out of the assets of the trust for any liability properly incurred by the manager in performing or exercising any of its powers or duties. This indemnity does not extend to any liabilities arising from the manager's fraud, negligence or willful default.

REMOVAL OR RETIREMENT OF THE MANAGER

     As with the issuer trustee, the manager is entitled to retire on 90 days notice to the issuer trustee, or such shorter period as the issuer trustee agrees, but such retirement will not become effective until a new manager has been appointed. The new manager will be appointed by the manager, or if the manager fails to do so within 60 days, the issuer trustee may do so. The issuer trustee may require the manager to retire in some circumstances. Those circumstances include the commencement of the winding up of the manager, the appointment of a receiver in respect of the manager and the failure by the manager to remedy any material breach of its obligations within 14 days of written notice.

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LIMITATION OF MANAGER'S LIABILITY

     The manager is relieved from any personal liability in relation to its performance except to the extent that such liability results from its own fraud, negligence or willful default or that of its officers, employees, agents or delegates.

     Apart from that general exclusion of liability, the manager is entitled to rely, in good faith, on the genuineness and correctness of documents and certificates furnished to it by the issuer trustee, any mortgage manager or any other person provided it has no reason to believe that such document or certificate is not genuine or correct. The manager is also entitled to rely and act upon advice or opinions provided by the issuer trustee, any mortgage manager, barrister, lawyer, banker or other person believed by it in good faith to be expert in relation to the relevant matter.

     Subject to the terms of the Trust Deed, the manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee, any mortgage manager, any other delegate, agent or adviser or any other person appointed by the issuer trustee or the manager or upon whom the issuer trustee or the manager is entitled to rely (other than a related body corporate of the manager).

     The manager is not personally liable to indemnify the issuer trustee or to make any payments to any other person in relation to the trust except where arising from any fraud, negligence, willful default or breach of duty by it in its capacity as manager of the trust. A number of limitations on the manager's liability are set out in full in the Trust Deed and the other transaction documents. These include the limitation that the manager will not be liable for any loss, costs, liabilities or expenses:

     o arising out of the exercise or non-exercise of its discretions or for any other act or omission on its part under any transaction document or otherwise in relation to the trust;

     o arising out of the exercise or non-exercise of a discretion on the part of the issuer trustee or any act or omission of the issuer trustee; or

     o caused by it acting on any instruction or direction given to it by the issuer trustee,

except to the extent that they are caused by the manager's or any of its officer's, employee's, agent's or delegate's own fraud, negligence or willful default.

AUDITING OF ACCOUNTS

     The issuer trustee must keep or cause to be kept proper and timely records of the accounts of the trust in accordance with generally accepted Australian accounting principles and practices. The manager must prepare annual accounts for the trust and the issuer trustee must arrange for these to be audited.

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     The initial auditor of the trust will be PricewaterhouseCoopers.

LIMITS ON RIGHTS OF NOTEHOLDERS

     Apart from their beneficial interest in the security conferred by the security trust deed, the noteholders do not own and have no interest in the trust or any of its assets. In particular, no noteholder is entitled to:

     o an interest in any particular part of the trust or any asset of the trust;

     o require the transfer to it of, or dealing by the issuer trustee with, any asset of the trust;

     o interfere with or question the exercise or non-exercise of the duties, powers, authorities and discretions of the manager or the issuer trustee or any of their delegates or agents in their dealings with the trust or any assets of the trust;

     o exercise any rights, powers or privileges in respect of any asset of the trust;

     o lodge a caveat or other notice forbidding the registration of any person as transferee or proprietor of or any instrument affecting any asset of the trust or claiming any estate or interest in any asset of the trust;

     o negotiate or communicate in any way with any borrower or security provider under any housing loan assigned to the issuer trustee;

     o seek to wind up or terminate the trust;

     o take proceedings against the issuer trustee, the manager, or in respect of the trust or the assets of the trust. This will not limit the right of noteholders to compel the issuer trustee, the manager and the security trustee to comply with their respective obligations under the Trust Deed, the sub-fund notice and the security trust deed, in the case of the issuer trustee and the manager, and the security trust deed, in the case of the security trustee; or

     o have any recourse to the issuer trustee or the manager in their personal capacity, except to the extent of fraud, negligence or wilful default on the part of the issuer trustee or the manager respectively.

THE NOTE TRUST DEED

APPOINTMENT OF NOTE TRUSTEE

     The Bank of New York, New York Branch will serve as the initial note trustee. The Bank of New York is a banking corporation duly organized and existing under the laws of New York. The corporate trust office of the note trustee responsible for the administration of the note trustee's obligations in relation to the trust is located at 101 Barclay Street, 21W, New York, New York 10286.

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NOTE TRUSTEE'S FEES

     The issuer trustee must pay the note trustee's fees out of its personal funds, other than fees in respect of any additional duties outside the scope of the note trustee's normal duties under the transaction documents.

DELEGATION BY NOTE TRUSTEE

     The note trustee will be entitled to delegate its duties, powers, authorities, trusts and discretions under the note trust deed to any related company of the note trustee or to any other person in accordance with the note trust deed or as agreed by the manager.

INDEMNITY OF NOTE TRUSTEE

     The note trustee will be entitled to be indemnified from the assets of the trust against all liability, expense, costs, charges, taxes and stamp duties other than general overhead costs and expenses properly incurred by the note trustee, or its properly appointed agents or delegates, in the performance of its obligations under the note trust deed or any other transaction document.

     However, the note trustee will not be entitled to be indemnified against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of fraud or willful default of which it may be guilty in relation to its duties under the note trust deed.

QUALIFICATIONS OF NOTE TRUSTEE

     The note trustee is, and will at all times be, a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of U.S.$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

REMOVAL OF NOTE TRUSTEE

     The note trustee will retire as note trustee if:

     o an Insolvency Event occurs in relation to the note trustee in its personal capacity or in respect of its personal assets and not in its capacity as trustee of any trust or in respect of any assets it holds as trustee;

     o it ceases to carry on business;

     o it ceases to be an Eligible Trust Corporation;

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     o it is so directed by US$ noteholders holding no less than 75% of the aggregate Principal Balance of the US$ notes;

     o when required to do so by the manager or the issuer trustee by notice in writing, it fails or neglects within 20 Business Days after receipt of such notice to carry out or satisfy any material duty imposed on it by the note trust deed or any other transaction document; or

     o there is a change in ownership of 50% or more of the issued equity share capital of the note trustee from the position as at the date of the note trust deed or effective control of the note trustee alters from the position as at the date of the note trust deed unless in either case approved by the manager, whose approval must not be unreasonably withheld.

     If any of these events occurs and the note trustee refuses to retire, the manager may remove the note trustee from office immediately by notice in writing. On the retirement or removal of the note trustee:

     o the manager must promptly notify the rating agencies; and

     o subject to any approval required by law, the manager must use reasonable endeavors to appoint in writing some other Eligible Trust Corporation approved by the rating agencies to be the substitute note trustee.

NOTE TRUSTEE MAY RETIRE

     The note trustee may retire at any time on 3 months, or such lesser period as the manager, the issuer trustee and the note trustee agree, notice in writing to the issuer trustee, the manager and the rating agencies, without giving any reason and without being responsible for any liabilities incurred by reason of its retirement provided that the period of notice may not expire within 30 days before a Quarterly Payment Date. Upon retirement the note trustee, subject to any approval required by law, may appoint in writing any other Eligible Trust Corporation approved by the rating agencies and the manager, which approval must not be unreasonably withheld by the manager, as note trustee. If the note trustee does not propose a replacement at least onemonth prior to its proposed retirement, the manager may appoint a substitute note trustee, which must be an Eligible Trust Corporation approved by the rating agencies.

APPOINTMENT BY NOTEHOLDERS

     No retirement or removal of the note trustee will be effective until a substitute note trustee has been appointed.

     If a substitute note trustee has not been appointed at a time when the position of note trustee would, but for the foregoing requirement, become vacant, the issuer trustee must promptly advise the US$ noteholders. A special majority of US$ noteholders, being US$ noteholders who hold not less than 75% of the aggregate Principal Balance of all US$ notes, may appoint an Eligible Trust Corporation to act as note trustee.

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NOTEHOLDERS' RIGHT TO RECEIVE PRINCIPAL AND INTEREST

     Each noteholder will have an absolute and unconditional right to receive payment of the principal of and interest in respect of its note as principal and interest become due and payable, and to institute suit for the enforcement of any payment of principal and interest then due and payable and those rights may not be impaired without the consent of that noteholder.

TRUST INDENTURE ACT

     The note trust deed contains a provision that, if any other provision of the note trust deed qualifies or conflicts with another provision which is required to be included in the note trust deed under the Trust Indenture Act of 1939, as amended, and is not subject to contractual waiver under the Trust Indenture Act, the Trust Indenture Act will prevail.

THE SECURITY TRUST DEED

GENERAL

     Perpetual Trustee Company Limited of Level 7, 39 Hunter Street, Sydney, Australia is the security trustee. The issuer trustee will grant a floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets in favor of the security trustee. The floating charge will secure the Secured Moneys owing to the noteholders, the note trustee in its personal capacity and for and on behalf of the noteholders, each agent, the redraw facility provider, any other stand-by arrangement provider, the currency swap provider and each interest rate swap provider. These secured parties are collectively known as the "SECURED CREDITORS". There is no other security or guarantee of the issuer trustee's obligations under the notes.

NATURE OF THE CHARGE

     A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the trust subject to the floating charge except in accordance with the Trust Deed, the sub-fund notice or any other transaction document and the manager has agreed not to direct the issuer trustee to take any such actions. If, however, the issuer trustee disposes of any of the trust assets, including any housing loan, other than in accordance with the Trust Deed, the sub-fund notice or any other transaction document, the person acquiring the property may nevertheless take it free of the floating charge. The floating charge granted over the trust assets will crystallize, which means it becomes a fixed charge, upon the occurrence of an event of default or will become fixed over the affected assets in the case of certain events of


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default including any dealing with an asset of the trust by the issuer trustee in contravention of the transaction documents. Once the floating charge crystallizes, the issuer trustee will still be obliged not to dispose of or create interests in the assets of the trust except in accordance with the transaction documents and, as a result of the crystallization of the charge, any attempt to do so in violation of the transaction documents will not generally be effective to create interests in the assets of the trust ranking in priority to the charge.

THE SECURITY TRUSTEE

     The security trustee is appointed to act as trustee on behalf of the Secured Creditors and holds the benefit of the charge over the trust assets in trust for each Secured Creditor on the terms and conditions of the security trust deed. If, in the security trustee's opinion, there is a conflict between the duties owed by the security trustee to any Secured Creditor or class of Secured Creditors and the interests of noteholders as a whole, the security trustee must give priority to the interests of the noteholders as a whole. In addition, the security trustee must give priority to the interests of the Class A noteholders and A$ redraw noteholders if, in the security trustee's opinion, there is a conflict between the interests of Class A noteholders and A$ redraw noteholders, on the one hand, and the interests of the Class B noteholders, the A$ subordinated noteholders and the other Secured Creditors, on the other hand.

DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

     The security trustee's liability to the Secured Creditors is limited to the amount the security trustee recovers through its right of indemnity from the assets held on trust by it under the security trust deed. However, this limitation will not apply to the extent that the security trustee limits its right of indemnity as a result of its own fraud, negligence or willful default.

     The security trust deed contains a range of other provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

     o the security trustee is not required to monitor whether an event of default has occurred or compliance by the issuer trustee or manager with the transaction documents or their other activities;

     o the security trustee is not required to do anything unless its liability is limited in a manner satisfactory to it;

     o the security trustee is not responsible for the adequacy or enforceability of any transaction documents;

     o except as expressly stated in the security trust deed, the security trustee need not give to the Secured Creditors information concerning the issuer trustee or the trust which comes into the possession of the security trustee;

     o the issuer trustee gives wide ranging indemnities to the security trustee in relation to its role as security trustee; and

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     o the security trustee may rely on documents and information provided by the issuer trustee or manager.

EVENTS OF DEFAULT

     Each of the following is an event of default under the security trust deed:

     o the issuer trustee retires or is removed, or is required to retire or be removed, as trustee of the trust and is not replaced within 60 days in accordance with the Trust Deed;

     o the security trustee has actual notice or is notified by the manager or the issuer trustee that the issuer trustee is not entitled for any reason to fully exercise its right of indemnity against the assets of the trust to satisfy any liability to a Secured Creditor and the circumstances are not rectified to the reasonable satisfaction of the security trustee within 14 days of the security trustee requiring this;

     o the trust is not properly constituted or is imperfectly constituted in a manner or to an extent that is regarded by the security trustee acting reasonably to be materially prejudicial to the interests of any class of Secured Creditor and is incapable of being, or is not within 30 days of the discovery thereof, remedied;

     o an Insolvency Event occurs in relation to the issuer trustee in its capacity as trustee of the trust;

     o distress or execution is levied or a judgment, order or encumbrance is enforced, or becomes enforceable, over any of the assets of the trust for an amount exceeding A$1,000,000, either individually or in aggregate, or can be rendered enforceable by the giving of notice, lapse of time or fulfillment of any condition;

     o the charge under the security trust deed:

       o is or becomes wholly or partly void, voidable or unenforceable; or

       o loses its priority, subject only to the Prior Interest, as a first ranking charge, other than as mandatorily preferred by law or by an act or omission of the security trustee;

     o subject only to the Prior Interest, the issuer trustee attempts to create or allows to exist a security interest over the assets of the trust or transfers, assigns or otherwise disposes of, or creates or allows to exist, any other interest over the assets of the trust, otherwise than in accordance with the Trust Deed, the sub-fund notice or the security trust deed;

     o the Australian Commissioner of Taxation, or its delegate, determines to issue a notice under any legislation that imposes a tax requiring any person obliged or authorized to pay money to the issuer trustee to instead pay such money to the Commissioner in respect of any tax or any fines and costs imposed on the issuer trustee; and


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     o any Secured Moneys are not paid within 10 days of when due, other than, for so long as any Class A notes or A$ redraw notes are outstanding, amounts that are due to the redraw facility provider in respect of Subordinate Funded Further Advances, the Class B noteholders, the A$ subordinated noteholders or under the Class B currency swap.

     The security trustee may determine that any event that would otherwise be an event of default under the security trust deed will not be treated as an event of default, where this will not in the opinion of the security trustee be materially prejudicial to the interests of the Secured Creditors. However, it must not do so in contravention of any prior directions in an Extraordinary Resolution of Voting Secured Creditors. Unless the security trustee has made such an election, and providing that the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly and, in any event, within 2 Business Days, convene a meeting of the Voting Secured Creditors at which it shall seek directions from the Voting Secured Creditors by way of Extraordinary Resolution regarding the action it should take as a result of that event of default.

MEETINGS OF VOTING SECURED CREDITORS

     The security trust deed contains provisions for convening meetings of the Voting Secured Creditors to enable the Voting Secured Creditors to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. Meetings may also be held of a class or classes of Secured Creditors under the security trust deed.

VOTING PROCEDURES

     Every question submitted to a meeting of Voting Secured Creditors shall be decided in the first instance by a show of hands. If a vote results in a tie, the chairman shall, both on a show of hands and on a poll, have a casting vote. A representative is a person or body corporate appointed as a proxy for a Voting Secured Creditor or a representative of a corporate Voting Secured Creditor under the Australian Corporations Act 2001. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote. If at any meeting a poll is demanded, every person who is present shall have one vote, rounded down, for every A$10 of Secured Moneys owing to it, converted, in the case of the US$ noteholders, to Australian dollars at either the A$ Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the Class A currency swap, in the case of the Class A notes, or on early termination of the Class B currency swap, in the case of the Class B notes (provided in each case that such an early termination has occurred), whichever produces the lowest amount in Australian dollars.

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     A resolution of all the Voting Secured Creditors, including an
Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notice in writing which has been signed by all of the Voting Secured Creditors.

ENFORCEMENT OF THE CHARGE

     Upon a vote at a meeting of Voting Secured Creditors called following an event of default under the security trust deed, or by a resolution in writing signed by all Voting Secured Creditors, the Voting Secured Creditors may direct the security trustee by Extraordinary Resolution to do any or all of the following:

     o declare all Secured Moneys immediately due and payable;

     o appoint a receiver over the trust assets and determine the remuneration to be paid to that receiver;

     o sell and realize the assets of the trust and otherwise enforce the charge; or

     o take any other action as the Voting Secured Creditors may specify in the terms of such Extraordinary Resolution.


     Any enforcement action taken by the security trustee will only relate to the same rights in relation to the assets of the trust as are held by the issuer trustee and subject to rights granted over those assets to others (including the PUMA trustee in other capacities). In particular, Perpetual Trustees Australia Limited, in its capacity as trustee of all the other PUMA trusts, has the right to acquire all the housing loans upon enforcement of the security trust deed for an amount equal to their then outstanding principal plus or minus an adjustment for any fixed rate housing loans not transferred with the benefit of an interest rate swap. If Perpetual Trustees Australia Limited, as trustee of the other PUMA trusts, at the direction of the manager, exercises this right, the security trustee will not be able to realize any value in the housing loans in excess of their outstanding principal balances other than any adjustment in its favor in respect of fixed rate housing loans. In addition, the aggregate amount recoverable under the security trust deed at any time may not exceed the value of the assets then charged under the security trust deed.


     No Secured Creditor is entitled to enforce the charge under the security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the security trust deed.

THE NOTE TRUSTEE AS VOTING SECURED CREDITOR

     If an event of default, or any event which, with the giving of notice or lapse of time or both, would constitute an event of default, under the security trust deed occurs and is continuing, the note trustee must deliver notice of that event to each US$ noteholder within 10 days, or sooner if required by the


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rules of any stock exchange on which, or listing authority with whom, the
US$ notes are listed, of becoming aware of that event provided that, except in the case of a default in payment of interest and principal on the US$ notes, the note trustee may withhold such notice if it determines in good faith that withholding the notice is in the interests of US$ noteholders.

     The rights, remedies and discretion of the US$ noteholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the US$ noteholders except in limited circumstances as specified in the security trust deed. The security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the US$ noteholders without inquiry about compliance with the note trust deed.
     If any of the Class A notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A notes, the note trustee must not vote under the security trust deed to dispose of the assets of the trust unless:

     o a sufficient amount would be realized to discharge in full all amounts owing to the Class A noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the Class A notes;

     o the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a investment bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph; or

     o the note trustee is so directed by the holders, on whose behalf it is acting at the meeting, of 75% of the aggregate Principal Balance of the Class A notes.

LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

     The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by an Extraordinary Resolution of the Voting Secured Creditors in accordance with the security trust deed, unless, in the opinion of the security trustee, the delay required to obtain such directions would be prejudicial to Secured Creditors as a class. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Secured Creditors and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

     If the security trustee convenes a meeting of the Voting Secured Creditors, or is required by an Extraordinary Resolution to take any action under the


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security trust deed and advises the Voting Secured Creditors before or during the meeting that it will not act in relation to the enforcement of the security trust deed, unless it is personally indemnified by the Voting Secured Creditors to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is given funds to the extent to which it may become liable, including costs and expenses, and the Voting Secured Creditors refuse to grant the requested indemnity, and give the security trustee funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Secured Creditors may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

PRIORITIES UNDER THE SECURITY TRUST DEED

     The proceeds from the enforcement of the charge are to be applied in the following order of priority, subject to any statutory or other priority which may be given priority by law and subject to the application of proceeds of the termination of the currency swaps as described in the next paragraph:

     o first, ratably to pay amounts owing or payable under the security trust deed to indemnify the security trustee against all loss and liability incurred by the security trustee or any receiver in acting under the security trust deed, except the receiver's remuneration and the note trustee's and agents' fees for which the issuer trustee is personally liable, and in payment of the Prior Interest;

     o second, to pay ratably any fees and any liabilities, losses, costs, claims, expenses, actions, damages, demands, charges, stamp duties and other taxes due to the security trustee, the note trustee or any agent and the receiver's remuneration;

     o third, to pay ratably other outgoings and liabilities that the receiver, the security trustee or the note trustee have incurred in acting under the security trust deed, and, in the case of the note trustee, under the note trust deed;

     o fourth, to pay any security interests over the assets of the trust of which the security trustee is aware having priority to the charge under the security trust deed, other than the Prior Interest, in the order of their priority;

     o fifth, to pay ratably the Class A noteholders the proceeds, if any, of any termination payment received from a currency swap provider in relation to the Class A currency swap, towards satisfaction of any Secured Moneys owing in relation to the Class A notes;

     o sixth, to pay ratably any Secured Creditor any Prepayment Amount lodged with the issuer trustee by that Secured Creditor;

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     o seventh, to pay ratably:

       o the Class A noteholders and A$ redraw noteholders all other Secured Moneys owing in relation to the Class A notes and A$ redraw notes. For this purpose, the Secured Moneys owing in respect of the Class A notes and the A$ redraw notes will be calculated based on their Principal Balance and in the case of the Class A notes will be converted from US dollars to Australian dollars at the A$ Exchange Rate or the spot exchange rate used for the calculation of any termination payment upon the termination of the Class A currency swap, as determined by the security trustee in each case, which ever rate produces the lesser amount of Australian dollars. This will be applied:

         o first, ratably towards all interest accrued but unpaid on the Class A notes and A$ redraw notes; and

         o second, ratably to reduce the Principal Balance of the Class A notes and A$ redraw notes;

       o any Secured Moneys owing to the redraw facility provider of the then Senior Redraw Facility Principal and the Senior Redraw Facility Interest Amount;

       o any Secured Moneys owing to each interest rate swap provider;

       o any Secured Moneys owing to the currency swap provider under the Class A currency swap; and

       o any Secured Moneys owing to any other standby arrangement provider;

     o eighth, if there are still Secured Moneys owing in respect of the Class A notes after the application of the preceding paragraphs, to pay the remaining Secured Moneys owing in relation to the Class A notes;

     o ninth, to pay ratably the Class B noteholders the proceeds, if any, of any termination payment received from a currency swap provider in relation to the Class B currency swap, towards satisfaction of any Secured Moneys owing in relation to the Class B notes;

     o tenth, to pay ratably:

       o the Class B noteholders all other Secured Moneys owing in relation to the Class B notes. For this purpose, the Secured Moneys owing in respect of the Class B notes will be calculated based on their Principal Balance and will be converted from US dollars to Australian dollars at the A$ Exchange Rate or the spot exchange rate used for the calculation of any termination payment upon the termination of the Class B currency swap, as determined by the security trustee in each case, which ever rate produces the lesser amount of Australian dollars. This will be applied:

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         o first, ratably towards all interest accrued but unpaid on the Class B notes; and

         o second, ratably to reduce the Principal Balance of the Class B Notes;

         o any Secured Moneys owing to the currency swap provider under the Class B currency swap; and

         o any Secured Moneys owing to the A$ subordinated noteholders:

         o first, ratably towards all interest accrued but unpaid on the A$ subordinated notes; and

         o second, ratably to reduce the Principal Balance of the A$ subordinated notes;

     o eleventh, if there are still Secured Moneys owing in respect of the Class B notes after the application of the preceding paragraphs, to pay the remaining Secured Moneys owing in relation to the Class B notes;

     o twelfth, to the redraw facility provider of any remaining Secured Moneys owing to the redraw facility provider;

     o thirteenth, to pay ratably to each Secured Creditor any monetary liabilities owing to that Secured Creditor under any transaction document and not satisfied under the preceding paragraphs;

     o fourteenth, to pay subsequent security interests over the assets of the trust of which the security trustee is aware, in the order of their priority; and

     o fifteenth, to pay any surplus to the issuer trustee to be distributed in accordance with the terms of the Trust Deed and the sub-fund notice. The surplus will not carry interest as against the security trustee.

     Any proceeds from the termination of either the Class A currency swap or the Class B currency swap must be applied first in accordance with, respectively, the fifth and ninth bullet points above, with any remaining proceeds to be applied in accordance with the order of priority set out above.

     Payments to US$ noteholders will be effected in US$ obtained by the security trustee either from a US$ termination payment received from a currency swap provider or by converting the A$ amount available for such payments, based on the priority set out above, at the spot exchange rate.

     Upon enforcement of the security created by the security trust deed, the net proceeds may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds shall be extinguished.

SECURITY TRUSTEE'S FEES AND EXPENSES

     The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee incurred in performing its duties under the


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security trust deed. The security trustee shall receive a fee in the amount agreed from time to time by the issuer trustee, the security trustee and the manager provided that the rating agencies must be given prior notice of any variation of the fee and the fee may not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note.


MANDATORY RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

     The security trustee must retire if:

     o an Insolvency Event occurs with respect to it in its personal capacity;

     o it ceases to carry on business;

     o the issuer trustee, where the security trustee is a related body corporate of the issuer trustee, retires or is removed from office and the manager requires the security trustee by notice in writing to retire;

     o the Voting Secured Creditors require it to retire by an Extraordinary Resolution;

     o it breaches a material duty and does not remedy the breach with 14 days' notice from the manager or the issuer trustee; or

     o there is a change in ownership of 50% or more of the issued equity share capital of the security trustee from the position as at the date of the security trust deed or effective control of the security trustee alters from the position as at the date of the security trust deed unless in either case approved by the manager, whose approval must not be unreasonably withheld.

     If the security trustee is removed, the issuer trustee, or failing it the manager, may appoint a suitably qualified person as a replacement security trustee with the approval of the rating agencies.

VOLUNTARY RETIREMENT OF THE SECURITY TRUSTEE

     The security trustee may retire on giving 3 months' written notice. If the security trustee retires, it may appoint a suitably qualified person to act in its place with the approval of the manager, which must not be unreasonably withheld, and the rating agencies. If the security trustee does not propose a replacement by onemonth prior to the date of its retirement, the manager is entitled to appoint a substitute security trustee which must be a suitably qualified person approved by the rating agencies.

     If a substitute security trustee has not been appointed at a time when the position of security trustee becomes vacant, the manager must act as security trustee and must promptly convene a meeting of all Voting Secured Creditors who may by Extraordinary Resolution appoint a replacement security trustee. While the manager acts as security trustee, it is entitled to the security trustee's fee.

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AMENDMENT

     The issuer trustee, the manager, the security trustee and the note trustee, may together agree to alter, add to or revoke any provision of the security trust deed by way of a supplemental deed, subject to the limitations described below, if the alteration, addition or revocation:

     o in the opinion of the security trustee, is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

     o in the opinion of the security trustee, or of a lawyer instructed by the security trustee, is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any governmental agency;

     o in the opinion of the security trustee, is appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency or any decision of any court including an alteration, addition or revocation which is appropriate or expedient as a result of an alteration to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the trust under the security Trust Deed; or

     o in the opinion of the security trustee is otherwise desirable for any reason.

     If any alteration, addition or revocation referred to in the last bullet point above, in the opinion of the note trustee, affects the US$ noteholders only or in a manner differently to Secured Creditors generally, alters the terms of the US$ notes or is materially prejudicial to the interests of US$ noteholders, the alteration, addition or revocation will not be effective unless the consent of US$ noteholders owning 75% of the aggregate Principal Balance of the US$ notes is obtained.

     Any alteration, addition or revocation must be notified to the rating agencies and the note trustee 5 Business Days in advance.

     The security trustee will be entitled to assume that any proposed alteration, addition or revocation will not be materially prejudicial to the interests of the US$ noteholders if each of the rating agencies confirms in writing that the proposed alteration, addition or revocation, if effected, will not lead to a reduction, qualification or withdrawal of the then rating given to the US$ notes by the rating agency.

     However, if any alteration, addition or revocation referred to above effects or purports to effect a Payment Modification, it will not be effective as against a given US$ noteholder unless consented to by that US$ noteholder.

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

THE CURRENCY SWAPS

CURRENCY SWAP PROVIDER


     The currency swap provider will be Deutsche Bank AG, acting through its New York Branch.

     Deutsche Bank AG New York Branch (the "Branch"), a branch of Deutsche Bank Aktiengesellschaft ("Deutsche Bank AG"), was established in 1978 and is licensed by the New York Superintendent of Banks. Its office is currently located at 31 West 52nd Street, New York, NY 10019. The Branch is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch. The Branch is also examined by the Federal Reserve Bank of New York.


     Pursuant to the law on the Regional Scope of Credit Institutions, Deutsche Bank, the predecessor to Deutsche Bank AG founded in 1870, was split into three regional banks in 1952. The present day Deutsche Bank AG originated from the merger of Norddeutsche Bank Aktiengesellschaft, Hamburg, Deutsche Bank Aktiengesellschaft West, Dusseldorf and Suddeutsche Bank Aktiengesellschaft, Munich. The merger and the name were entered in the Commercial Register of the District Court, Frankfurt am Main, on May 2, 1957. Deutsche Bank AG is a banking company with limited liability incorporated under the laws of Germany under registration number HRB 30 000. Deutsche Bank AG has its registered office at Taunusanlage 12, D-60325 Frankfurt am Main.

     Deutsche Bank AG is the parent company of a group consisting of banks, capital market companies, fund management companies, mortgage banks and a property finance company, installment financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies (the "Deutsche Bank Group"). Deutsche Bank Group has over 2,150 branches and offices engaged in banking business and other financial business worldwide.

     The objectives of Deutsche Bank AG, as laid down in its Articles of Association, are the transaction of banking business of every kind, the provision of financial and other services and the promotion of international economic relations. Deutsche Bank AG may realize these objectives itself or through subsidiaries and affiliated companies. To the extent permitted by law, Deutsche Bank AG is entitled to transact all business and to take all steps which appear likely to promote its objectives, in particular to acquire and dispose of real estate, to establish branches at home and abroad, to acquire, administer and dispose of interests in other enterprises, and to conclude enterprise agreements.

     As of June 30, 2001, the subscribed share capital of Deutsche Bank AG amounted to E591,215,221.76 consisting of 621,568,446 shares of no par value. The shares are fully paid up and in registered form. The shares are


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


listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the Stock Exchanges in Amsterdam, Antwerp, Brussels, London, Luxembourg, Paris, Tokyo, Vienna and the Swiss Stock Exchange.

     The long-term senior debt of Deutsche Bank AG has been assigned a rating of AA by S&P, Aa3 (outlook: positive) by Moody's and AA by Fitch. The short-term senior debt of Deutsche Bank AG has been assigned a rating of A-1+ by S&P, P-1 by Moody's and F1+ by Fitch. A credit rating may be subject to revision, suspension or withdrawal at any time by the rating organization.

     As of June 30, 2001, based on International Accounting Standards, Deutsche Bank Group had total assets of E987,846 million, total liabilities of |Hn944,850 million and total shareholder equity of E42,241 million and total Bank for International Settlements capital of E39,226 million. International Accounting Standards may not conform to generally accepted accounting principles applied by United States banks.

     Deutsche Bank AG will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of such person, a copy of the most recent Annual Report of Deutsche Bank AG, which contains the consolidated statements of Deutsche Bank AG and the most recent Interim Report of Deutsche Bank showing unaudited figures. The Interim Reports of Deutsche Bank which are made available are for purposes of information only. Written requests should be directed to: Deutsche Bank AG New York Branch, 31 West 52nd Street, New York, NY 10019, Attention: Management. The manager accepts no responsibility for the accuracy of the information provided in any Annual Report or any Interim Report distributed by Deutsche Bank AG.

     Deutsche Bank is not involved (whether as a defendant or otherwise) in, nor does it have knowledge of any threat of any legal, arbitration, administrative or other proceedings the result of which may have, in the event of an adverse determination, a significant effect on the financial condition of Deutsche Bank presented in this prospectus.


PURPOSE OF THE CURRENCY SWAPS

     Collections in relation to the housing loans and receipts under the interest rate swaps will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the US$ notes are denominated in United States dollars. In addition, receipts by the issuer trustee under the interest rate swaps are generally calculated by reference to the Bank Bill Rate but the interest obligations of the issuer trustee with respect to the US$ notes are calculated by reference to LIBOR. To hedge this currency and interest rate exposure, the issuer trustee will enter into a currency swap agreement with the currency swap provider. There will be a currency swap (the "CLASS A CURRENCY SWAP") to hedge the exposure in relation to the Class A notes and a separate currency swap (the "CLASS B CURRENCY SWAP") to hedge the exposure in relation to the Class B notes. Each currency swap will be governed by a



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standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation.

PRINCIPAL PAYMENTS

     The payments made in relation to principal on the US$ notes by the issuer trustee and the currency swap provider under the Class A currency swap and Class B currency swap are described under the heading "Description of the Cashflows of the Trust -- Payment of Principal on the US$ Notes and
A$ Subordinated Notes".

INTEREST PAYMENTS

     The payments made in relation to interest on the US$ notes by the issuer trustee and the currency swap provider under the Class A currency swap and Class B currency swap are described under the heading "Description of the Cashflows of the Trust -- Payment of Interest on the US$ Notes".

TERMINATION BY THE CURRENCY SWAP PROVIDER

     The currency swap provider will have the right to terminate the relevant currency swap in the following circumstances:

     o if the issuer trustee fails to make a payment under the currency swap within 10 days after notice of failure is given to the issuer trustee;


     o if certain bankruptcy related events occur in relation to the issuer trustee;

     o if the issuer trustee, as trustee of the trust, merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of the issuer trustee under the currency swap;

     o if due to a change in or a change in interpretation of law it becomes illegal, other than as a result of the introduction of certain exchange controls by an Australian governmental body, for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap, provided that, if the currency swap provider is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

     o if due to any action taken by a taxation authority or a change in tax law the currency swap provider is required to gross-up payments on account of a non-resident withholding tax liability or receive payments from which amounts have been withheld or deducted on account of tax, provided that, the currency swap provider will only have the right to terminate the currency swap if the note trustee is satisfied that all amounts owing to Class A noteholders will be paid in full on the date on which the Class A notes are to be redeemed; and

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
     o if an event of default occurs under the security trust deed and the security trustee has declared the notes immediately due and payable.

TERMINATION BY THE ISSUER TRUSTEE

     The issuer trustee will have the right to terminate a currency swap in the following circumstances:

     o if the currency swap provider fails to make a payment under the currency swap within 10-days after notice of failure is given to the currency swap provider;

     o if certain bankruptcy related events occur in relation to the currency swap provider;

     o if the currency swap provider merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of the currency swap provider under the currency swap;

     o if due to a change in or a change in interpretation of law it becomes illegal, other than as a result of the introduction of certain exchange controls by an Australian governmental body, for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap, provided that, if the issuer trustee is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

     o if due to any action taken by a taxation authority or a change in tax law the issuer trustee is required to receive payments from which amounts have been withheld or deducted on account of tax and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants or, in some circumstances, a breach of its tax representations;

     o if as a result of the currency swap provider merging with, or otherwise transferring all or substantially all its assets to another entity, the issuer trustee is required to receive payments from which a deduction or withholding has been made on account of a non-resident withholding tax liability and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants, or, in some circumstances, a breach of its tax representations;

     o if the currency swap provider fails to comply with its obligations described under the heading "-- Currency Swap Provider Downgrade" below following a downgrade of its credit ratings, and that failure is not remedied within 10 Business Days of notice of the failure being given to the currency swap provider or such longer period as the issuer trustee and the manager agree and the rating agencies confirm will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the notes; and


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

     o if an event of default occurs under the security trust deed and the security trustee has declared the notes immediately due and payable.

     The issuer trustee may only terminate a currency swap with the prior written consent of the note trustee.

TERMINATION BY THE NOTE TRUSTEE

     If following an event that allows the issuer trustee to terminate a currency swap, the issuer trustee does not terminate the currency swap, the note trustee may terminate the currency swap.

CURRENCY SWAP PROVIDER DOWNGRADE

     If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, the currency swap provider does not have:

     o either a long term credit rating of at least AA by Standard & Poor's or a short term credit rating of at least A-1+ by Standard & Poor's;

     o a long term credit rating of at least A2 by Moody's; and

     o a long term credit rating of at least AA- by Fitch,

     the currency swap provider must:

     o enter into a collateral agreement with the issuer trustee and the manager and transfer collateral to the issuer trustee in support of its obligations under the currency swaps to the extent required by that agreement such that each rating agency confirms that the withdrawal or downgrade of the currency swap provider's credit rating will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the notes;

     o enter into an agreement novating the currency swap to a replacement counterparty which each rating agency has confirmed will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the notes; or

     o enter into other arrangements which each rating agency has confirmed will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the notes.


     The currency swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time.

     If the currency swap provider lodges collateral with the issuer trustee, any interest or income on that collateral will be paid to the currency swap provider. Any collateral lodged by the currency swap provider with the issuer trustee will not form part of the assets of the trust, except to the extent the collateral is available to the issuer trustee under the terms of the currency swap agreement, and will not be available to Secured Creditors upon enforcement of the charge under the Security Trust Deed.

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TERMINATION PAYMENTS

     Upon termination of a currency swap, a termination payment will be due either from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee.

     The termination payment in respect of a currency swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

REPLACEMENT OF THE CURRENCY SWAP

     If a currency swap is terminated prior to its scheduled termination date, the issuer trustee may, at the direction of the manager, enter into one or more replacement currency swaps on terms and with a counterparty which the rating agencies confirm will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the notes. A termination payment received by the issuer trustee upon termination of a currency swap may be applied towards a premium payable to enter into a replacement currency swap and a premium received by the issuer trustee upon entering into a new currency swap may be applied towards a termination payment in respect of the terminated currency swap.

INTEREST RATE SWAPS
DESCRIPTION OF INTEREST RATE SWAP PROVIDERS

     At the date of this prospectus the manager and the issuer trustee have arrangements in place with each of the following interest rate swap providers for the provision of interest rate swaps.

Deutsche Bank AG Sydney Branch

     Deutsche Bank AG Sydney Branch, is a branch of Deutsche Bank AG. Deutsche Bank AG is registered as a foreign company in Australia and is authorized under the Banking Act of Australia 1959 to carry on banking business in Australia.


     The long term unsecured senior debt of Deutsche Bank AG has been assigned a rating of Aa3 by Moody's, AA by Fitch and AA by Standard & Poor's.


     The business address of Deutsche Bank AG Sydney Branch is Level 18, 225 George Street, Sydney, New South Wales, Australia.


Morgan Guaranty Trust Company of New York, London Office

     Morgan Guaranty Trust Company of New York, "Morgan Guaranty", is a wholly owned bank subsidiary of J.P. Morgan Chase & Co., "the Corporation",


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a Delaware corporation whose principal office is located in New York, New York.
The Corporation resulted from the merger on December 31, 2000 of J.P. Morgan & Co. Incorporated with The Chase Manhattan Corporation. Morgan Guaranty is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. The merger of The Chase Manhattan Bank and Morgan Guaranty is currently scheduled to occur in October 2001. Morgan Guaranty currently has long term credit ratings of AA from Standard & Poor's, AA from Fitch and Aa2 from Moody's.


     The business address of Morgan Guaranty Trust Company of NewYork, London Office is 60 Victoria Embankment, London EC4YOJP.


UBS Australia Limited

     UBS Australia Limited is one of the key operating entities of the UBS Warburg financial services group in Australia. UBS Warburg is the global investment banking division of UBS AG. The UBS Warburg group in Australia operates through a number of subsidiaries with activities relating to, amongst other things, corporate finance, equities, debt and fixed income, derivatives and corporate lending. The activities of UBS Australia Limited include financing various activities of the UBS Warburg group in Australia, corporate lending and entry into derivative products. UBS Australia Limited is a subsidiary of and guaranteed by UBS AG. UBS AG is currently rated AA+ by Standard & Poor's and Aa2 by Moody's. UBS AG currently has a long-term credit rating of AAA and a short-term credit rating of F1+ by Fitch.

     The business address of UBS Australia Limited is Level 25, 1 Farrer Place, Sydney, Australia, 2000.

Commonwealth Bank of Australia

     Commonwealth Bank of Australia is a public company listed on the Australian Stock Exchange Limited. Together with its subsidiaries Commonwealth Bank of Australia provides a wide range of banking, financial and related services to approximately 10 million customers with a branch network of approximately 1,300 locations throughout Australia and internationally.


     Commonwealth Bank of Australia currently has long term credit ratings of Aa3 by Moody's, AA by Fitch and AA- by Standard & Poor's.


     The business address of Commonwealth Bank of Australia is Level 1, 48 Martin Place, Sydney, New South Wales, Australia.

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DESCRIPTION OF INTEREST RATE SWAP ARRANGEMENTS

     The issuer trustee may receive interest on the housing loans with a fixed rate of interest or a variable rate of interest. Either case will result in an interest rate mismatch between the amounts payable under the Class A currency swap, the Class B currency swap and interest payable on the A$ redraw notes, the A$ subordinated notes and the redraw facility, on the one hand, and the rate of interest earned on those fixed rate housing loans and variable rate housing loans, on the other hand.

     In order to manage the mismatch, the issuer trustee has entered into, and will enter into, interest rate swaps with interest rate swap providers in respect of housing loans with a fixed rate of interest and may on or after the Closing Date enter into interest rate swaps in respect of housing loans with a floating rate of interest.

     The issuer trustee has standing agreements in place with various interest rate swap providers with which it can enter into an interest rate swap. Each of these agreements is governed by the terms of a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation.

     If the issuer trustee is unable to enter into the interest rate swaps required to manage the mismatch in respect of a fixed rate housing loan, the issuer trustee and the manager can:

     o exercise any rights under the loan documentation in relation to the housing loans to not allow borrowers to fix the rate on their mortgages; and/or

     o limit the term, and/or control the price, of any fixed rates that they will make available to borrowers. Before doing so, the manager will receive confirmation from the rating agencies that the ratings of the notes then outstanding will not be adversely affected; and/or

     o sell a housing loan which converts to a fixed rate to another trust within the PUMA Program, as described under the heading "Description of the Assets of the Trust -- Sale of Housing Loans".

     If the issuer trustee does not enter into the interest rate swaps required to manage the mismatch in respect of floating rate housing loans, the issuer trustee can, on the direction of the manager and subject to applicable laws and the terms of the housing loans, increase the variable rates applying to the housing loans in order meet the expenses of the trust. The manager's obligations in this regard are described under the heading "Description of the Transaction Documents and Parties -- the Manager -- Covenants".

     In some circumstances an interest rate swap provider may lodge cash or other collateral to support its obligations in respect of the relevant interest rate swap. To the extent that such collateral forms part of the assets of the trust, the interest rate swap provider will be entitled to repayment of that collateral


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on enforcement of the security trust deed in priority to noteholders but only to the extent that the issuer trustee is not entitled to utilize the collateral under the terms of the relevant interest rate swap agreement.

NEW INTEREST RATE SWAP PROVIDERS

     The issuer trustee, at the direction of the manager, may in the future enter into interest rate swaps with new interest rate swap providers provided that each new interest rate swap provider has at least the minimum credit rating specified by each rating agency, if any, in order to provide such interest rate swaps to the trust.

THE REDRAW FACILITY
REDRAW FACILITY PROVIDER

     The initial redraw facility provider is Macquarie Bank Limited. For a description of Macquarie Bank Limited, see "The Issuer Trustee, Macquarie Bank Limited and the Manager -- Macquarie Bank Limited" above.

ADVANCES AND REDRAW FACILITY LIMIT

     Under the redraw facility agreement, the redraw facility provider agrees to make advances, at the request and in the discretion of the manager, to the issuer trustee for the purpose of funding Redraws and Subordinate Funded Further Advances made by the issuer trustee and to repay outstanding advances under the redraw facility agreement.

     The redraw facility provider agrees to make advances to the issuer trustee up to the redraw facility limit. The redraw facility limit is equal to the lesser of:


    o A$10 million; and


    o the amount, if any, to which the manager or the issuer trustee has reduced the redraw facility limit,

or is such greater or lesser amount as is agreed by the redraw facility provider and the manager provided that, in the case of an increase in the redraw facility limit, each rating agency has confirmed this will not result in a downgrade, qualification or withdrawal of the credit ratings assigned to the notes.

CONDITIONS PRECEDENT TO DRAWING

     The redraw facility provider is only obliged to make an advance if:

     o no event of default under the redraw facility, and no event which, with the giving of notice or lapse of time or both, would constitute an event of default under the security trust deed, exists or will result from the provision of the advance;

     o the representations and warranties by the issuer trustee and the manager in all transaction documents are true and correct as of the date of the relevant drawdown notice and the date of the relevant drawdown;

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

     o each housing loan has the benefit of a mortgage insurance policy from a solvent insurer providing full cover for the principal of, and interest on, the housing loan, other than any principal or interest in respect of Subordinate Funded Further Advances;

     o other than statutory priorities, the redraw facility provider has not received notice of any security interest ranking in priority to or equal with its security under the security trust deed except as provided under the security trust deed; and

     o the notes have been issued and have not been redeemed in full.

INTEREST AND FEES UNDER THE REDRAW FACILITY

     Interest accrues daily on the principal outstanding under the redraw facility at the Bank Bill Rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest is payable in accordance with the subfund notice monthly in arrears on each Payment Date to the extent that funds are available for this purpose, as described under the heading "Description of the Cashflows of the Trust -- Distribution of Collections" above. Unpaid interest will be capitalized and will accrue interest from the date not paid.

     A 0.10% commitment fee with respect to the unutilized portion of the redraw limit accrues daily, calculated on the number of days elapsed and a 365 day year. The commitment fee is payable in accordance with the sub-fund notice quarterly in arrears on each Payment Date to the extent that funds are available for this purpose, as described under the heading "Description of the Cashflows of the Trust -- Distribution of Collections" above.

     The interest rate and the commitment fee under the redraw facility may be varied by agreement between the redraw facility provider and the manager. However, the issuer trustee and the rating agencies must be notified of any proposed increase and the interest rate and the commitment fee will not be increased if this would result in the reduction, qualification or withdrawal of any credit rating of a note.

DEFERRAL OF SUBORDINATED REDRAW FACILITY INTEREST

     To the extent there is a Principal Shortfall on a Payment Date after the deferral of the manager's fees as described in "Description of the Cashflows of the Trust -- Subordination and Deferral of Manager's Fees", the payment of any subordinated interest and fees on the redraw facility, to be paid to the redraw facility provider as described in the sixth bullet point under the heading "Description of the Cashflows of the Trust -- Distribution of Collections", will be deferred to the extent of that Principal Shortfall until the next Payment Date and a corresponding amount will be added to the Principal Cash Balance in reduction of the Principal Shortfall.

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

REPAYMENT OF REDRAW ADVANCES

     Advances under the redraw facility are repayable on each Payment Date, as described under the heading "Description of the Cashflows of the Trust -- Distribution of Collections" above, from the funds available for this purpose in accordance with the sub-fund notice.

     Advances drawn under the redraw facility can be divided into two categories, namely:

     o advances which do not relate to Subordinate Funded Further Advances; and

     o advances which relate to Subordinate Funded Further Advances.

     The repayment of these two categories is treated differently.

     The redraw facility provider will, prior to enforcement of the security trust deed:

     o rank equally with Class A noteholders and A$ redraw noteholders, with respect to the payment of an amount of the outstanding interest and fees on the redraw facility equal to the Senior Redraw Facility Interest Amount; and

     o rank ahead of all noteholders, with respect to repayment of a principal amount equal to the Senior Redraw Facility Principal.

     Upon enforcement of the security trust deed, the redraw facility provider will rank equally with the Class A noteholders and the A$ redraw noteholders with respect to payment of amounts owing to the redraw facility provider in respect of the Senior Redraw Facility Principal and the Senior Redraw Facility Interest Amount.

     The redraw facility provider will be subordinated to all noteholders, both prior to and upon enforcement of the security trust deed, with respect to:

     o the principal amount of the redraw facility equal to the Subordinate Funded Further Advance Amount which represents the extent to which Subordinate

       Funded Further Advances have been made by the issuer trustee on housing loans and have not yet been repaid by the relevant borrower; and

     o a part of the outstanding interest and fees on the redraw facility bearing the same proportion to the total outstanding interest and fees of the redraw facility as the Subordinate Funded Further Advance Amount bears to the outstanding principal of the redraw facility.

     For a full description of the priorities of payment of amounts under the redraw facility prior to enforcement of the security trust deed see "Description of the Cashflows of the Trust -- Distribution of Collections". For a full description of the priorities of payment of amounts under the redraw facility upon enforcement of the security trust deed, see "Description of the Transaction Documents and Parties -- The Security Trust Deed -- Priorities Under the Security Trust Deed".

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

EVENTS OF DEFAULT UNDER THE REDRAW FACILITY AGREEMENT

     The following are events of default under the redraw facility:

     o the issuer trustee fails to pay to the redraw facility provider any amount owing under the redraw facility agreement within 10 days of its due date where funds are available for this purpose under the sub-fund notice;

     o the issuer trustee alters the transaction documents without the consent of the redraw facility provider at any time after Macquarie Bank Limited no longer controls the manager; and

     o an event of default occurs under the security trust deed.

CONSEQUENCES OF AN EVENT OF DEFAULT

     At any time after an event of default under the redraw facility agreement, the redraw facility provider may do all or any of the following:

     o declare all moneys actually or contingently owing under the redraw facility agreement immediately due and payable; and

     o terminate the redraw facility.

TERMINATION

     The term of the redraw facility is 364 days from the date of the redraw facility agreement. The term may be renewed at the option of the redraw facility provider if it receives a request for an extension from the manager not less than 120 days prior to the scheduled termination. If the redraw facility provider agrees to an extension, the term of the redraw facility will be extended to the date specified by the redraw facility provider, which must not be more than 364 days, subject to any further agreed extension.

     The redraw facility will terminate upon the earlier to occur of the following:

     o if the redraw limit is reduced to zero in the manner described under the heading "Description of Transaction Documents and Parties -- The Redraw Facility -- Advances and Facility Limit";

     o the date on which the redraw facility provider declares the redraw facility terminated following an event of default under the redraw facility;

     o where it becomes unlawful or impossible for the redraw facility provider to maintain or give effect to its obligations under the redraw facility; and

     o 364 days from the date of the redraw facility agreement or any extension as set out above.

INCREASED COSTS

     If by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary or other


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

governmental agency, the redraw facility provider incurs new or increased costs, obtains reduced payments or returns or becomes liable to any payment based on the amount of advances outstanding under the redraw facility agreement, the issuer trustee must pay the redraw facility provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

REPLACEMENT OF THE REDRAW FACILITY PROVIDER

     The redraw facility provider, with the consent of the manager, may at any time transfer its rights and obligations under the redraw facility to another bank or financial institution.

     If the redraw facility is terminated the issuer trustee, upon the direction of the manager, may enter into a replacement redraw facility with a new redraw facility provider.


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

                        SERVICING OF THE HOUSING LOANS

GENERAL

     Pursuant to the Trust Deed and the management deed, the issuer trustee delegates to the manager the responsibility for managing and servicing the housing loans. Although the manager, in turn, generally delegates some of this responsibility to each mortgage manager by way of its mortgage origination deed and the PUMA Parameters, the manager continually monitors the servicing activities of the mortgage managers.

     In addition to the description of mortgage origination and the mortgage managers under the heading "PUMA Residential Loan Program -- Origination and Management of Housing Loans -- Mortgage Managers", the relationship between the manager and the mortgage manager is one where although the manager relies upon the proper care and skill of the mortgage manager in carrying out the duties of the mortgage manager under the mortgage origination deed, the manager constantly monitors and supports the mortgage manager in the fulfillment of its role under both the mortgage origination deed and the PUMA Parameters.

     Pursuant to its mortgage origination deed and the PUMA Parameters, a mortgage manager may be given responsibility for the day-to-day and direct continuing management of each housing loan as well as direct communication with borrowers. This includes processing borrower requests for partial loan security discharges, loan security substitutions, consents for subsequent mortgages, all of which are submitted to the manager for final approval, and monitoring and dealing with any housing loan which falls into arrears from time to time and, where necessary and with the agreement of the relevant mortgage insurer, the issuer trustee and the manager, the enforcement of the housing loan These duties will be undertaken by the manager in the case of any housing loan where the manager has not delegated such duties to a mortgage manager.

     The manager also has a role in relation to the continuing management of all the housing loans arising from the Trust Deed, the management deed and the PUMA Parameters. This role includes drafting and amending the PUMA Parameters, developing and signing off on new product features and related documentation, maintaining current loan records and producing reports for both the issuer trustee and mortgage managers in relation to the payment of installments in respect of each housing loan.

     To this end, the manager has in place a computerized loan management and administration system to assist in managing housing loans. This system is used for maintaining loan records and generating accounting and fee details, as well as tracking when a loan falls into arrears and providing mortgage managers with arrears reports. At all times, the manager remains in control of all key information used by the mortgage managers to service the housing loans by storing this information on the manager's computer system.

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

     Management arrangements in relation to housing loans are regularly reviewed by the manager. Subject to the manager's duty in relation to the ratings of existing notes, as described under the heading "Description of the Transaction Documents and Parties -- The Manager -- Powers", changes may be made to those management arrangements at any time as a result of these reviews.

COLLECTION AND ENFORCEMENT PROCEDURES

     Pursuant to the terms of the housing loans, borrowers must make the minimum scheduled repayments due under the terms and conditions of the housing loans, on or before each scheduled installment due date (which must be at least monthly).

     Scheduled installments are required to be paid by either direct debit, or by direct credit from the borrower's salary by their employer. For direct debits, the completed authority is obtained by the mortgage manager, panel lawyer or title insurer from the borrower before or upon settlement of the housing loan. For direct credits from the borrower's salary, the borrower provides this authority in the loan application form and advises their employer of the nominated bank account details for crediting the salary. Under the PUMA Parameters, mortgage managers are instructed not to accept cash payments from borrowers. Borrowers can make additional payments by way of direct debit, other electronic means or check.

     Direct debit payments are made on a monthly or shorter cycle into a dedicated bank account, currently held with the Australian and New Zealand Banking Group Limited, in the name of the issuer trustee as trustee for the trust. That account is kept separate from all monies unrelated to the trust.

     Payments by direct credit from the borrower's salary by their employer are made on a monthly or shorter cycle into a dedicated clearing bank account, currently held with the Westpac Banking Corporation in the name of the issuer trustee as trustee for the trust as described under the heading "Description of the Assets of the Trust -- Other Assets of the Trust -- Combined Bank Account".

     The manager credits repayments to a borrower's housing loan on the date of its receipt. Interest is accrued daily on the balance outstanding and charged at least once a month to each relevant housing loan account.

     The PUMA Parameters currently require all payments of principal and interest under housing loans to be made directly into the trust bank accounts. All interest payments on notes are therefore paid directly out of payments received from the pool of housing loans supporting the trust.

     The manager maintains the computerized loan management and administration system which monitors the housing loans, although, where this duty has been delegated by the manager, the mortgage manager monitors the collection of overdue repayments and may also maintain ancillary management systems. The performance of the mortgage managers is monitored by the manager's default management department, who in turn report payment defaults to the mortgage insurers as required under the respective mortgage insurance policies.

     A housing loan is subject to action when the issuing trustee's security position is threatened, or in relation to arrears of payment whenever the scheduled repayment is not paid by the due date.

     Where a mortgage manager is managing the relevant housing loan, on a monthly basis the manager provides a list of accounts in excess of 30 days in arrears to the mortgage manager who in turn is required to provide a suitable commentary on any accounts in excess of 60 days in arrears. Under the mortgage origination deed, the mortgage manager must be diligent in taking steps to recover arrears. Repayment arrangements are assessed on a case-by-case basis with the approval of the manager, and if necessary, referred to the mortgage insurer. The assessment process includes a review of the delinquency history, LTV and the current financial position of the borrower. The mortgage manager is also encouraged by the manager to utilize any government assistance schemes which are designed to assist borrowers with repayment difficulties. In all cases the mortgage manager must confirm that rates, taxes and general insurance are current on the security property.

COLLECTION AND ENFORCEMENT PROCESS

     In the event of the dishonoring of a direct debit payment or the non-crediting of a salary deduction constituting a default by a borrower under a housing loan, the following general process is followed in practice:

     o The manager is notified of a payment default under a housing loan.

     o The manager will send the relevant mortgage manager (where applicable) a regular arrears report, at least weekly, which will disclose to the mortgage manager the borrower's name, the reason for the default and a schedule of defaulting payments.

     o The mortgage manager, or the manager if it has not delegated management of the housing loan, will contact the borrower and attempt to collect the outstanding payments. Payments made in this manner must be made by a direct debit, a direct credit or by check in favor of the issuer trustee.

     o The mortgage manager or the manager will inform the relevant mortgage insurer of payments which are outstanding.

     o Cash flow cover may be claimed from a mortgage insurer under a housing loan, once the housing loan has been in arrears for 14 days, in accordance with the relevant mortgage insurance policy.

     o After communication between the borrower and the mortgage manager or the manager, as applicable, a decision is made by the manager in conjunction with the mortgage manager (where applicable) as to whether to commence legal proceedings, including enforcement by way of mortgagee sale, if considered appropriate, in respect of that defaulting housing loan. In cases where legal proceedings are commenced, the relevant mortgage insurer is immediately notified.

     o No housing loan will be greater than three scheduled monthly (or equivalent) installments in arrears without the issue of statutory default notices on the borrower. If the borrower does not comply with these notices within the time frame stipulated in the notices, legal action is commenced for possession of the security property and the recovery of the amount of the outstanding debt.

     o Upon taking possession of a security property, at least two local real estate agents are commissioned to provide appraisals of the security property. Furthermore, a valuation is commissioned to provide both a market value, and a forced mortgagee sale value, of the security property. Unless otherwise agreed with the mortgage insurer, the security property is generally listed for public auction.

     o In the event of a cash shortfall after sale, a claim is made on the relevant mortgage insurer in accordance with the relevant mortgage insurance policy.

     o The manager has established a collection and arrears panel of lawyers in each state and territory of Australia to act on defaulting housing loans.

     o The mortgage manager and the manager keep the relevant mortgage insurer informed of details of the mortgagee sale process.

     The mortgage managers are in regular contact with the manager in order to rectify housing loans arrears, especially in the event of legal proceedings being commenced, with each mortgage manager's conduct in such situations being guided by the instructions of the manager and, in some instances, the mortgage insurer, as well as the PUMA Parameters and the mortgage origination deed.

     It should also be noted that the issuing trustee's ability as mortgagee to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale, and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale.

     Arrears management procedures are regularly reviewed by the manager. Subject to the manager's duty in relation to the ratings of existing notes, changes may be made to those arrangements at any time as a result of these reviews or as a result of changes to legislation and guidelines established by the relevant regulatory bodies.

     The balance of each housing loan, excluding Subordinate Funded Further Advances, in the trust is covered by mortgage insurance. Therefore, default under a housing loan does not automatically lead to a loss to noteholders. Default under a housing loan, however, may result in an accelerated prepayment of that housing loan if the underlying security property is sold pursuant to enforcement proceedings, or may lead to loss to noteholders if, for any reason, the balance of the loan, excluding any Subordinate Funded Further Advances, is not claimable under the relevant mortgage insurance policy.

PUMA PROGRAM'S DELINQUENCY EXPERIENCE

     The following table summarizes the historical delinquency and loss experience for the past 5 years in respect of all housing loans held in the PUMA program with the exception of housing loans for the period during which they are held in the warehouse trust. Data pertaining to housing loans held in the warehouse trust has been excluded because this specific trust includes other housing loans which do not correspond with the eligibility criteria for inclusion in the PUMA Global Trust No.1 housing loan pool. Some examples of those excluded housing loans are uninsurable loans, loans with loan-to-value ratios in excess of 95%, loans for an amount in excess of A$1 million, loans provided for the construction of a residential dwelling and loans for which the security is a commercial property. All loans were originated in the name of Perpetual Trustees Australia Limited. This information is provided by the manager.

     All amounts specified below are given as at the date specified in the heading to the corresponding column, except amounts in relation to "Total mortgage insurance claims during the period (A$m)" and "Total mortgage insurance claims during the period as % of Average Portfolio Balances", which are calculated over the financial year ending on the date specified in the heading to the corresponding column.


     For the purpose of the information provided in the following table, a housing loan is determined to be in arrears based upon a contractual rather than a theoretical basis. A housing loan is considered to be in contractual arrears if the borrowers fails to make one or more contractual repayments. Under the theoretical assessment basis, a loan is not considered to be in arrears despite the fact that the borrower has failed to make a contractual repayment, if the current balance of the housing loan is less than its scheduled principal balance based on the amortization schedule determined at the time the housing loan was originated. This can occur where the borrower has made additional repayments at an earlier time. A loan which is equal to or more than 2 monthly contractual payments but less than 3 monthly contractual payments in arrears is classified as being in the "30-59 days" arrears band, a loan which is equal to or more than 3 monthly contractual payments but less than 4 monthly contractual payments in arrears is classified as being in the "60-89 days" arrears band, and so on.

               PUMA PROGRAM ONE-TO-FOUR FAMILY RESIDENTIAL LOANS


                                                   JUNE         JUNE         JUNE         JUNE         JUNE          JULY
                                               30, 1997     30, 1998     30, 1999     30, 2000     30, 2001      31, 2001
                                             ----------   ----------   ----------   ----------   ----------   -----------
Outstanding Balance (A$m).................    $  4,923     $  6,993     $  7,993     $  7,390     $  5,951     $  5,802
Number of Loans ..........................      41,852       58,320       67,143       63,185       52,846       51,762
% Contractually in Arrears by Number
30--59 days ..............................        0.23%        0.21%        0.13%        0.18%        0.19%        0.19%
60--89 days ..............................        0.09%        0.05%        0.08%        0.09%        0.09%        0.08%
90--119 days .............................        0.05%        0.04%        0.03%        0.04%        0.05%        0.04%
120+ days ................................        0.14%        0.09%        0.08%        0.07%        0.17%        0.15%
                                              --------     --------     --------     --------     --------     --------
Total ....................................        0.51%        0.41%        0.32%        0.38%        0.49%        0.46%
% Contractually in Arrears by Balances
30--59 days ..............................        0.27%        0.21%        0.16%        0.21%        0.20%        0.21%
60--89 days ..............................        0.12%        0.06%        0.07%        0.09%        0.09%        0.09%
90--119 days .............................        0.06%        0.04%        0.03%        0.04%        0.06%        0.04%
120+ days ................................        0.19%        0.10%        0.10%        0.08%        0.20%        0.18%
                                              --------     --------     --------     --------     --------     --------
Total ....................................        0.64%        0.41%        0.36%        0.42%        0.56%        0.53%
Total mortgage insurance claims during the
 period (A$m).............................     $  1.21      $  0.68      $  0.79      $  0.28      $  0.17      $  0.00
Total mortgage insurance claims during the
 period as % of Average Portfolio
 Balances ................................       0.030%       0.011%       0.011%       0.004%       0.003%       0.000%
Noteholder Losses ........................           0            0            0            0            0            0


     Total mortgage insurance claims for each period are net of other recoveries. Percentage total mortgage insurance claims are calculated based on the average outstanding portfolio balance for the period.

     The manager does not have available details of the PUMA Program's foreclosure experience. It is the manager's policy on enforcement of a housing loan to enter into possession of the mortgaged property, with the issuer trustee as mortgagee in possession, rather than to foreclose on the mortgage.

     The manager is not currently aware of specific trends that have affected its recent delinquency and loss experience. The Australian economy is experiencing a downturn following a prolonged period of expansion with relatively low interest rates and steadily increasing property values. If the Australian economy were to experience a further downturn, an increase in interest rates, a fall in property values or any combination of these factors, delinquencies or losses on the housing loans might increase. The manager is not aware of any specific trends that are likely to affect the future performance of its housing loan portfolio.

     There can be no assurance that the delinquency and claims against mortgage insurers experience with respect to the housing loans of the trust will correspond to the delinquency and mortgage insurance claims experience of the mortgage portfolio set forth in the foregoing table. The statistics shown in the preceding table represent the delinquency and mortgage insurance claims experience in respect of all housing loans held in the PUMA Program with the exception of housing loans for the period during which they were held in the warehouse trust. These statistics are for each of the years presented, whereas the aggregate delinquency and mortgage insurance claims experience on the housing loans of the trust will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans comprising the housing loan pool.

     Moreover, if the residential real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and mortgage insurance claims could be significantly higher than those previously experienced by the PUMA Program. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, bankruptcies and mortgage insurance claims with respect to the housing loan pool. You should note that Australia generally experienced a period of relatively low interest rates during the period covered in the preceding tables. If interest rates were to rise significantly from current levels, it is likely that the rate of delinquencies and total mortgage insurance claims would increase.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the US$ notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

GENERAL

     The rate of principal payments and aggregate amount of distributions on the US$ notes and the yield to maturity of the US$ notes will relate to the rate and timing of payments of principal on the housing loans.

     The rate of principal payments on the housing loans will in turn be affected by, amongst other things:

     o the amortization schedules of the housing loans;

     o the rate of principal prepayments, including for this purpose repayments by borrowers of amounts in excess of the contractual payment obligation, prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and refinancings; and

     o The sale of housing loans by the issuer trustee in some circumstances,

     offset by:

     o the rate and timing of Redraw and Further Advance requests by borrowers.

     Subject, in the case of fixed rate housing loans, to the payment of applicable fees in certain circumstances, the housing loans may be prepaid by the borrowers at any time.

     The rate of principal payments to US$ noteholders will also be affected by, among other things, the ability of the issuer trustee to utilize the Pre-Funding Pool along with Collections from the housing loans:

     o to acquire additional housing loans during the Substitution Period; or

     o to make Redraws and Further Advances, other than Subordinate Funded Further Advances, on existing housing loans at any time.

PREPAYMENTS TO NOTEHOLDERS

     Housing loan prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the enforcement of the security trust deed, termination of the trust, a failure to utilize the whole of the Pre-Funding Pool in acquisition of housing loans during the Pre-Funding Period and exercise of the issuer trustee's option to redeem all of the US$ notes, can result in distributions of principal amounts on the US$ notes, the A$ redraw notes and under the redraw facility. Prepayments of principal to US$ noteholders may occur in the following situations, amongst others:

     o from the Pre-Funding Pool, as a result of it not being fully utilized in the acquisition of additional housing loans during the Pre-Funding Period;

     o refinancing by borrowers with other lenders;

     o receipt by the issuer trustee of enforcement proceeds due to a borrower having defaulted on its housing loan;

     o receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

     o repurchase by a mortgage manager as a result of a breach by it of certain representations, if any:

     o receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the US$ notes; and

     o receipt by the issuer trustee of repayments by borrowers in excess of the borrower's contractual payment obligation;

     o receipt of proceeds of the sale of housing loans if the trust is terminated while any US$ notes are outstanding, for example, if required by law or for taxation or other reasons, and the housing loans are then either:

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

       o repurchased by the issuer trustee as trustee of other PUMA trusts under its right of first refusal as described under the heading "Description of the Transaction Documents and Parties -- The Security Trust Deed -- Enforcement of the Charge"; or

     o sold to a third party.

     The Prepayment Amounts described above may be reduced by repayment of principal to the redraw facility provider or on A$ redraw notes, by the making of Redraws and Further Advances and by the acquisition of additional housing loans to the extent permitted in accordance with the transaction documents.

     Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any US$ notes may vary from the anticipated yield will depend upon the following factors:

     o the degree to which a US$ note is purchased at a discount or premium; and

     o the degree to which the timing of payments on the US$ note is sensitive to prepayments, liquidations and purchases of the housing loans.

     A wide variety of factors, including economic conditions, the availability of alternative financing and home owner mobility may affect the issuer trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on housing loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

PREPAYMENT MODELS AND WEIGHTED AVERAGE LIVES

     The weighted average life of a US$ note refers to the average amount of time that will elapse from the date of issuance of the US$ note to the date each dollar in respect of principal repayable under the US$ note is received by a noteholder.

     Usually, greater than anticipated principal prepayments will increase the yield on US$ notes purchased at a discount and will decrease the yield on US$ notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the US$ notes.

     Prepayments on housing loans are commonly measured relative to a prepayment model or standard. The prepayment model used in this prospectus (the "PREPAYMENT MODEL") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of housing loans for the life of such housing loans. The Prepayment Model assumes prepayment rates of 10.8% per month of the then outstanding principal balance of the relevant housing loan in the first month of the life of such housing loan increasing by a constant percentage each month thereafter up to and including the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of such housing loan, the Prepayment Model assumes a constant prepayment rate of 27.5% per annum.

     As used in the following tables "50% of the Prepayment Model" assumes the housing loans will prepay at rates equal to 50% of the related Prepayment Model; "100% of the Prepayment Model" assumes the housing loans will prepay at rates equal to 100% of the related Prepayment Model; "150% of the Prepayment Model" assumes the housing loans will prepay at rates equal to 150% of the related Prepayment Model; and "200% of the Prepayment Model" assumes the housing loans will prepay at rates equal to 200% of the related Prepayment Model.

     As stated above, there is no assurance, however, that prepayments on the housing loans will conform to any level of the Prepayment Model, and no representation is made by the issuer trustee, the manager or any other party that the housing loans will prepay at the prepayment rates shown or any other prepayment rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

     The following tables are based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the Principal Balances outstanding and the weighted average lives of the US$ notes set forth in the tables. Furthermore, since these discrepancies exist, principal payments on the US$ notes may be made earlier or later than the tables indicate.

     For the purpose of the following tables, it is assumed that:


     o the housing loan pool consists of housing loans that have the characteristics as described under the heading "Summary -- The Housing Loan Pool -- Selected Preliminary Housing Loan Pool Data as of Close of Business on August 13, 2001";

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

     o the Closing Date for the US$ notes is September 20, 2001;

     o approximately [ ]% of the proceeds of issuance of the US$ notes will be held in the PreFunding Pool as of the Closing Date;


     o principal payments on the US$ notes are made on the Quarterly Payment Dates, regardless of the day on which payment actually occurs, commencing on the third Quarterly Payment Date and are made in accordance with the priorities described in this prospectus;


     o the scheduled monthly payments of principal and interest on the housing loans will be timely delivered on the first day of each month, except in the month of September 2001, in which case payments are calculated based on a ratable share of one month's Collections, assuming a start date of the close of business September 20, 2001, with no defaults;


     o the interest rates charged on the housing loans is unchanged over the life of the housing loan;

     o there are no payment holidays with respect to the housing loans;

     o the extent to which borrowers request Redraws or Further Advances, excluding Subordinate Funded Further Advances, has been incorporated in the monthly prepayment rate assumptions embodied in the above Prepayment Model;

       o the issuer trustee will be able to utilize part of the proceeds of issue of the US$ notes, along with Collections from the housing loans:

       o to acquire additional housing loans during the Pre-Funding Period; or

       o to acquire additional housing loans during the Substitution Period; or

       o to make Further Advances, other than Subordinate Funded Further Advances, on existing housing loans during the Substitution Period only; or

       o to fund Redraws at any time;

     o all prepayments are received on the last day of each month and include 30 days' interest on the prepayment;

     o Principal Collections are distributed according to the rules of distribution set forth in this prospectus and there are no prepayments to noteholders during the Pre-Funding Period or the Substitution Period;

     o all payments under the hedge arrangements are made as scheduled;

     o the manager does not direct the issuer trustee to exercise its right of optional redemption of the US$ notes, except with respect to the line in each table titled "Weighted Average Life -- To Call (Years)";

     o the manager does not direct the issuer trustee to issue any A$ notes; and

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

     o the manager is able to arrange an appropriate interest rate swap on terms acceptable to the manager when a borrower under the housing loan wishes to convert from a floating rate of interest to a fixed rate of interest;

     In the following table, the percentages have been rounded to the nearest whole number and the weighted average life of a class of US$ notes is determined by the following three step process:

     o multiplying the amount of each payment of principal thereof by the number of months from the date of issuance to the relevant Payment Date,

     o summing the results, and

     o dividing the sum by the aggregate distributions of principal referred to in the first bullet point above, expressing the result in years and rounding to three decimal places.

PERCENT OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE RESPECTIVE PERCENTAGE OF
                      THE PREPAYMENT MODEL SET FORTH ABOVE


                                               CLASS A NOTES
                           -----------------------------------------------------
                              50% OF        100% OF       150% OF      200% OF
                                THE           THE           THE          THE
                            PREPAYMENT    PREPAYMENT    PREPAYMENT    PREPAYMENT
YEAR                           MODEL         MODEL         MODEL        MODEL
-------------------------- ------------  ------------  ------------  -----------
September 20, 2001 .......      100%          100%          100%          100%
September 20, 2002 .......       94%           88%           83%           77%
September 20, 2003 .......       81%           66%           52%           40%
September 20, 2004 .......       69%           46%           29%           16%
September 20, 2005 .......       58%           32%           15%            5%
September 20, 2006 .......       48%           22%            7%            0%
September 20, 2007 .......       40%           14%            3%            0%
September 20, 2008 .......       34%            9%            0%            0%
September 20, 2009 .......       28%            5%            0%            0%
September 20, 2010 .......       23%            3%            0%            0%
September 20, 2011 .......       19%            1%            0%            0%
September 20, 2012 .......       15%            0%            0%            0%
September 20, 2013 .......       12%            0%            0%            0%
September 20, 2014 .......        9%            0%            0%            0%
September 20, 2015 .......        7%            0%            0%            0%
September 20, 2016 .......        5%            0%            0%            0%
September 20, 2017 .......        4%            0%            0%            0%
September 20, 2018 .......        2%            0%            0%            0%
September 20, 2019 .......        1%            0%            0%            0%
September 20, 2020 .......        0%            0%            0%            0%
September 20, 2021 .......        0%            0%            0%            0%
September 20, 2022 .......        0%            0%            0%            0%
September 20, 2023 .......        0%            0%            0%            0%
September 20, 2024 .......        0%            0%            0%            0%
September 20, 2025 .......        0%            0%            0%            0%
September 20, 2026 .......        0%            0%            0%            0%
September 20, 2027 .......        0%            0%            0%            0%
September 20, 2028 .......        0%            0%            0%            0%
September 20, 2029 .......        0%            0%            0%            0%
September 20, 2030 .......        0%            0%            0%            0%
September 20, 2031 .......        0%            0%            0%            0%
September 20, 2032 .......        0%            0%            0%            0%
September 20, 2033 .......        0%            0%            0%            0%
Weighted Average Life
 To Maturity (Years) .....    6.118         3.504         2.532         2.034
 To Call (Years) .........    4.659         3.357         2.480         2.003

                                                CLASS B NOTES
                              --------------------------------------------------
                                 50% OF       100% OF      150% OF     200% OF
                                   THE          THE          THE         THE
                               PREPAYMENT   PREPAYMENT   PREPAYMENT   PREPAYMENT
YEAR                              MODEL        MODEL        MODEL       MODEL
----------------------------- ------------ ------------ ------------ -----------
September 20, 2001 ..........       100%         100%        100%         100%
September 20, 2002 ..........       100%         100%        100%         100%
September 20, 2003 ..........       100%         100%        100%         100%
September 20, 2004 ..........       100%         100%        100%         100%
September 20, 2005 ..........       100%         100%        100%         100%
September 20, 2006 ..........       100%         100%        100%         100%
September 20, 2007 ..........       100%         100%        100%          48%
September 20, 2008 ..........       100%         100%        100%          21%
September 20, 2009 ..........       100%         100%         58%           9%
September 20, 2010 ..........       100%         100%         33%           4%
September 20, 2011 ..........       100%         100%         19%           2%
September 20, 2012 ..........       100%          89%         11%           1%
September 20, 2013 ..........       100%          62%          6%           0%
September 20, 2014 ..........       100%          44%          4%           0%
September 20, 2015 ..........       100%          31%          2%           0%
September 20, 2016 ..........       100%          21%          1%           0%
September 20, 2017 ..........       100%          15%          1%           0%
September 20, 2018 ..........       100%          10%          0%           0%
September 20, 2019 ..........       100%           7%          0%           0%
September 20, 2020 ..........       100%           5%          0%           0%
September 20, 2021 ..........        85%           3%          0%           0%
September 20, 2022 ..........        67%           2%          0%           0%
September 20, 2023 ..........        52%           1%          0%           0%
September 20, 2024 ..........        39%           1%          0%           0%
September 20, 2025 ..........        28%           1%          0%           0%
September 20, 2026 ..........        20%           0%          0%           0%
September 20, 2027 ..........        13%           0%          0%           0%
September 20, 2028 ..........         9%           0%          0%           0%
September 20, 2029 ..........         5%           0%          0%           0%
September 20, 2030 ..........         2%           0%          0%           0%
September 20, 2031 ..........         0%           0%          0%           0%
September 20, 2032 ..........         0%           0%          0%           0%
September 20, 2033 ..........         0%           0%          0%           0%
Weighted Average Life
 To Maturity (Years) ........    22.828       13.551       8.933        6.443
 To Call (Years) ............     7.000        7.000       5.250        4.000

                                USE OF PROCEEDS


     Approximately, 0.5% and [ ]% of the net proceeds from the sale of the US$ notes will, after being exchanged into A$ through the currency swaps, be invested on the Closing Date in Authorized Investments, other than housing loans, as the Principal Cash Balance and the Pre-Funding Pool, respectively. The balance of the net proceeds from the sale of the US$ notes will be used by the issuer trustee to acquire the housing loan pool on the Closing Date.


                      LEGAL ASPECTS OF THE HOUSING LOANS

     The following discussion is a summary of the material legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the laws of the applicable State or Territory and may differ between States and Territories, but not to a material extent. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales, except where it expressly provides otherwise, without referring to any specific legislation of that State.

GENERAL

     There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower or guarantor and over all unsecured creditors of the borrower or guarantor, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. A housing loan may also be secured by one or more other mortgages which may not be first ranking mortgages. Each borrower under the housing loan is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of the issuer trustee.

NATURE OF HOUSING LOANS AS SECURITY

     There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title." Almost all housing loans in the pool will be secured by Torrens title land.

     "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

     Ordinarily the relevant certificate of title, or any registered plan referred to in it, will reveal the position and dimensions of the land, the present owner, and any leases, mortgages, registered easements and other dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

     Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title," "stratum title" or "residential Crown leasehold."

     A small minority of housing loans in the pool will be secured under the title system which was used prior to the introduction of Torrens title, commonly referred to as "old system title". Old system title differs from Torrens title in that no single document proves ownership of the relevant land. Rather, ownership of land under old system title is derived from a chain of documents, which in combination provide sufficient evidence of such ownership. These documents can include deeds of conveyance, deeds of mortgage and testamentary wills. The courts and the legislative bodies recognized the difficulties in tracing this chain of documents to the original grant. The response of the courts was to allow ownership to be proven if a chain of documents for an unbroken period of 60 years could be traced back to a document, which provided a satisfactory documentary starting point. Australian conveyancing laws have since shortened this unbroken period to 30 years. The documents which prove this ownership are generally registered with the land titles office of the relevant State or Territory. This registration process assists in locating and identifying the chain of documents needed to prove ownership of the land.

STRATA TITLE AND STRATUM TITLE

     "Strata title" and "stratum title" were developed to enable the creation of, and dealings with, apartment units which are similar to condominiums in the United States, and are governed by the legislation of the State or Territory in which the property is situated. Under both strata title and stratum title, each proprietor has title to, and may freely dispose of, their apartment unit. Some parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by a "body corporate" or a "service company" for the benefit of the individual proprietors. All proprietors are members of the body corporate or service company, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors. In general, the body corporate or service company will have a charge, either registered or created by statute, over the units of its members to secure fees payable by the members or will have rights enforceable against any assignee of a member. This charge, or those rights as a matter of practice, will take priority over the mortgage securing the housing loan.

     Only Torrens title land can be the subject of strata or stratum title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata or stratum proprietor.

RESIDENTIAL CROWN LEASEHOLD

     All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as Crown leasehold. Mortgaged residential property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

    o cannot have a term exceeding 99 years, although the term can be extended in effect under a straightforward administrative process, whereby the existing lease is surrendered and a new lease is granted for a term not exceeding 99 years, unless the Commonwealth or Australian Capital Territory Government considers that the land is required for a public purpose; and

    o is subject to a nominal rent of 5 cents per annum on demand.

     As with other Torrens title land, the mortgagor's leasehold interest in the land is entered in a central register and, subject to some exceptions, the mortgagor may deal with its residential leasehold interest, including granting a mortgage over the property, without consent from the government.

     In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

     Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

TAKING SECURITY OVER LAND

     The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief overview of the material issues involved in taking security over land.

     Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

     In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in some circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

     In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

     Once the mortgagor has repaid his or her debt, a discharge executed by the mortgagee is lodged with the relevant registrar by the mortgagor or the mortgagee and the mortgage is noted as having been released.

     A mortgage under old system title does not operate as a statutory charge but rather is a transfer of the mortgagor's interest in the land to the mortgagee with a right to have that interest re-transferred to the mortgagor upon repayment on the due date. Old system title land can only be legally mortgaged by the execution of a deed which complies with the various requirements of the conveyancing laws of the relevant State or Territory. All mortgages contained in the mortgage pool, which relate to old system title land, are secured by a legal mortgage and are documented by way of a deed of mortgage.

ISSUER TRUSTEE AS MORTGAGEE

     The issuer trustee is the registered mortgagee of all the mortgages securing the housing loans.

ENFORCEMENT OF REGISTERED MORTGAGES, HOUSING LOANS AND GUARANTEES

     Subject to the discussion in this section, if a borrower defaults under a housing loan, the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower or guarantor contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

     o The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

     o The mortgagee may, in limited circumstances, lease the property to third parties.

     o The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

     o The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

     o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

     A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Australian Consumer Credit Code is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

     Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. A default interest rate will not be a penalty if the amount payable on default is a genuine pre-estimate of the loss that the lender will suffer as a result of the default. The Australian Consumer Credit Code does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001, where a company is being wound up, a loan is voidable if it is an unfair loan. A loan will only be unfair if the interest or charges on the loan were extortionate when the loan was made or have become extortionate because of a variation.

     The Australian Consumer Credit Code requires that certain fees or charges to be levied by the lender must be provided for in the contract, otherwise they cannot be levied. The regulations under the Australian Consumer Credit Code may also from time to time prohibit certain fees and charges. There are none currently so prohibited. The Australian Consumer Credit Code also requires that establishment fees, early termination fees and prepayment fees must not be unconscionable otherwise they may be reduced or set aside.

BANKRUPTCY AND INSOLVENCY

     The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

     o the disposition was made to defraud creditors; or

     o the disposition was made by an insolvent debtor within a prescribed period and that disposition had the effect of giving a creditor a preference, priority or advantage over other creditors.

     The insolvency of a company is governed by the Australian Corporations Act 2001. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a housing loan or a mortgage which is voidable under the Corporations Act 2001 because it is an uncommercial transaction, or an unfair preference to a creditor and that transaction occurs:

     o when the company is insolvent, or an act is done, or an omission is made, to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of, or because of matters including, the entering into of the transaction or the doing of an act, or the making of an omission, to give effect to the transaction; and

     o within a prescribed period prior to the commencement of the winding up of the company.

     A liquidator may also avoid a housing loan if it is an unfair loan being a loan in relation to which an extortionate interest rate or charges are levied.

ENVIRONMENTAL

     Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the states. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some States expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, lenders are expressly excluded from the definitions of one or more of these categories.

     Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

     Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

INSOLVENCY CONSIDERATIONS

     The current transaction is intended to mitigate insolvency risk. For example, the assets in the trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of the insolvency of the issuer trustee.

     If any Insolvency Event occurs with respect to the issuer trustee in its capacity as trustee of the trust, the security trust deed may be enforced by the security trustee at the direction of the Voting Secured Creditors. See "Description of the Transaction Documents and Parties -- Security Trust Deed -- Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed or is a creditor of the trust with a right of subrogation to the issuer trustee's lien over the assets of the trust. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out under the heading "Description of the Transaction Documents and Parties -- The Security Trust Deed -- Priorities under the Security Trust Deed". If the proceeds from enforcement of the security trust deed are not sufficient to redeem the US$ notes in full, some or all of the US$ noteholders will incur a loss.

TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS

     Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.

CONSUMER CREDIT CODE

     Under the Australian Consumer Credit Code, a borrower has the right to apply to a court to do the following, among other things:

     o vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

     o reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

     o have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

     o obtain an order for a civil penalty against the issuer trustee, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

     o obtain restitution or compensation from the issuer trustee in relation to breaches of the Australian Consumer Credit Code in relation to a housing loan.

     Any order under the Australian Consumer Credit Code may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the US$ notes. The manager will indemnify the issuer trustee against any civil liability under the Australian Consumer Credit Code in relation to the trust up to a maximum of A$500,000 in each 12 month period from 1 April to 31 March.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

OVERVIEW

     The following is a summary of all material United States federal income tax consequences of the purchase, ownership and disposition of the US$ notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown & Platt, special United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

     Mayer, Brown & Platt has prepared or reviewed the statements under the heading "Material United States Federal Income Tax Consequences" and is of the opinion that these statements discuss all material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the US$ notes. However, the following discussion does not discuss and Mayer, Brown & Platt is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the US$ notes by investors that are given special treatment under the United States federal income tax laws, including:

     o banks and thrifts;

     o insurance companies;

     o regulated investment companies;

     o dealers in securities;

     o investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

     o foreign investors;

     o trusts and estates; and

     o pass-through entities, the equity holders of which are any of the foregoing.

     Additionally, the discussion regarding the US$ notes is limited to the material United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the US$ notes as "capital assets" within the meaning of Section 1221 of the Code.

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

     It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the US$ notes, including the advisability of making any election discussed under "-- Market Discount" below.


     The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representations of the manager and Perpetual Trustees Australia Limited that the trust does not and will not have an office in the United States, and that the trust is not conducting, and will not conduct any activities in the United States, other than in connection with its issuance of the US$ notes, in the opinion of Mayer, Brown & Platt, the issuer trustee and the trust will not be subject to United States federal income tax.


     In addition, in the opinion of Mayer, Brown & Platt, U.S. tax counsel for the manager, the US$ notes will be characterized as debt of the issuer trustee for U.S. federal income tax purposes. Each US$ noteholder, by the acceptance of a US$ note, agrees to treat the US$ notes as indebtedness for U.S. federal income tax purposes.

GENERAL

     Mayer, Brown & Platt is of the opinion that you will be required to report interest income on the US$ notes you hold in accord with your method of accounting.

SALE OF NOTES

     Mayer, Brown & Platt is of the opinion that if you sell a US$ note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the US$ note. Your adjusted tax basis in a note will equal your cost for the US$ note, decreased by any amortized premium and any payments other than interest made on the US$ note and increased by any market discount or original issue discount previously included in income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the US$ note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income.

MARKET DISCOUNT

     In the opinion of Mayer, Brown & Platt, you will be considered to have acquired a US$ note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the


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

excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

     In the case of a sale or other disposition of a US$ note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

     In the case of a partial principal payment of a US$ note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

     Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the US$ notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This conference committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

     o for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

     o for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

     Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a US$ note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

     Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.
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


     Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

PREMIUM

     In the opinion of Mayer, Brown & Platt, you will generally be considered to have acquired a US$ note at a premium if your tax basis in the note exceeds the remaining Principal Balance of the US$ note. In that event, if you hold a US$ note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the US$ note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the US$ notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

BACKUP WITHHOLDING

     Mayer, Brown & Platt is of the opinion that, backup withholding taxes will be imposed on payments to you on interest paid, and original issue discount accrued, if any, on the US$ notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. The backup withholding tax rate of 31%, in effect for payments made on or before August 6, 2001, will be reduced to 30.5% for payments made on or after August 7, 2001, 30% for payments made during the years 2002 and 2003, 29% for payments made during the years 2004 and 2005, and 28% for payments made during the years 2006 through 2010. For payments made after the taxable year of 2010, the backup withholding rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the US$ notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

     Recently, the Treasury Department issued new regulations which modify the backup withholding and information reporting rules described in this section. We suggest that you consult your own tax advisors regarding these new regulations.

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

                          AUSTRALIAN TAX CONSEQUENCES

     The following statements with respect to Australian taxation are the material tax consequences to the United States US$ noteholders of purchasing, holding or disposing of the US$ notes and represent the opinion of Clayton Utz, Australian tax counsel for the manager and are as qualified in this summary. It is suggested that purchasers of US$ notes should consult their own tax advisers concerning the consequences, in their particular circumstances under Australian tax laws and the laws of any other taxing jurisdiction, of the ownership of or any dealing in the US$ notes.

PAYMENTS OF INTEREST

     Under existing Australian tax law, in the opinion of Clayton Utz, non-resident holders of notes or interests in any global note, other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax on payments of interest or amounts in the nature of interest, other than interest withholding tax, which is currently 10%, on interest or amounts in the nature of interest paid on the notes.

     Pursuant to section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia, an exemption from Australian interest withholding tax applies provided all prescribed conditions are met.

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

     These conditions are:

     o the issuer trustee is a company that is a resident of Australia when it issues the notes and when interest, as defined in section 128A(1AB) of the Income Tax Assessment Act, is paid;

     o the notes, or a global bond or note or interests in such a global bond or note, were issued in a manner which satisfied the public offer test as prescribed under section 128F of the Income Tax Assessment Act; and

     o the only person who is capable (whether by the exercise of a power of appointment or otherwise) of benefiting under the trust is a company, other than a company acting in the capacity of trustee.

     The issuer trustee will seek to issue the US$ notes and interests in any global US$ note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the Income Tax Assessment Act including by listing the US$ notes.

     The public offer test will not be satisfied if the issuer trustee knew or had reasonable grounds to suspect that the US$ notes were being or would later be acquired directly or indirectly by an associate of the issuer trustee within the meaning of that section, other than in the capacity of a dealer, manager or underwriter in relation to the placement of a note. "Associate" for these purposes is widely defined and means, generally speaking, in relation to an issuer acting in the capacity of a trustee, its associated companies, the beneficiaries of the trust, and any "associates" of those beneficiaries. Thus the


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

relevant associates of the issuer trustee in the present case will be the associates of Perpetual Trustees Australia Limited, Macquarie Securitisation Limited as the income and capital unitholder of the trust and the associates of Macquarie Securitisation Limited and the other beneficiaries of the trust, if any, from time to time.

     In the opinion of Clayton Utz, the exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an associate of the issuer trustee within the meaning of section 128F of the Australian Income Tax Assessment Act, which, as discussed, would be an associate of the income or capital unitholder, if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an associate of the issuer trustee.

TAX TREATY WITH THE UNITED STATES

     If, for any reason, the interest paid by the issuer trustee is not exempt from interest withholding tax, the treaty titled "Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income" between the United States and Australia may apply. This treaty provides that interest which has its source in Australia, and to which a United States resident, as defined in the treaty and who is entitled to the benefit of the treaty, is beneficially entitled, may be taxed in Australia, but that any tax charged shall not exceed 10% of the gross amount of interest. However, this provision will not apply where the indebtedness giving rise to the interest entitlement is effectively connected with:

    o the United States resident beneficial owner's permanent establishment, at or through which it carries on business in Australia; or

     o the United States resident beneficial owner's fixed base, situated in Australia, from which it performs independent personal services.

PROFIT ON SALE OR REPAYMENTS OF PRINCIPAL

     Under existing Australian law, in the opinion of Clayton Utz, non-resident holders of notes will not be subject to Australian income tax on profits or gains derived from the sale or disposal of the notes including by way of part or full repayment of principal on the notes by the issuer trustee provided that:

     o the notes are not held, and the sale or disposal does not occur, as part of a business carried on, at or through a permanent establishment in Australia; and

     o the profits do not have an Australian source.

     The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit would not be expected to have an Australian source.

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

     However, there are specific withholding tax rules that can apply to treat a portion of the sale price of notes as interest for withholding tax purposes and which amounts are not covered by the exemption conditions in section 128F of the Income Tax Assessment Act. These rules can apply when:

     o notes are sold for any amount in excess of their issue price prior to maturity to a purchaser who is either a resident who does not acquire the notes in the course of carrying on business in a country outside Australia at or through a permanent establishment in that country or a non-resident that acquires the notes in the course of carrying on a business in Australia at or through a permanent establishment in Australia; or

     o notes are sold to an Australian resident in connection with a "washing arrangement" as defined in section 128A(1AB) of the Income Tax Assessment Act.

GOODS AND SERVICES TAX

     A goods and services tax is payable by all entities which make taxable supplies in Australia. If an entity, such as the issuer trustee, makes any taxable supply it will have to pay goods and services tax equal to 1/11th of the total GST value of the consideration that it received for that supply. However, on the basis of the current goods and services tax legislation and regulations, in the opinion of Clayton Utz, the issue of the US$ notes and the payment of interest or principal on the US$ notes to you will not be taxable supplies.

     If the supply is:

     o "GST free," the issuer trustee does not have to remit goods and services tax on the supply and can obtain input tax credits for goods and services taxes included in the consideration provided for acquisitions relating to the making of this supply; or

     o "input taxed," which includes financial supplies, the issuer trustee does not have to remit goods and services tax on the supply, but will not be able to claim input tax credits for goods and services tax included in the consideration provided for acquisitions relating to the making of this supply, unless the expenses are eligible for a reduced input tax credit.

     The services which are provided to the issuer trustee are expected to be taxable supplies. Where this is the case, it will be the service provider who is liable to pay goods and services tax in respect of that supply. The service provider must rely on a contractual provision to recoup the amount of that goods and services tax from the issuer trustee.

     If amounts payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation or are increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may be restricted in its ability to claim an input tax credit for that increase and the expenses of the trust will increase, resulting in a decrease in the funds available to the trust to pay you.

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

     However, the issuer trustee may be entitled to a reduced input tax credit for some of the supplies made to the issuer trustee by service providers where the acquisition relates to the making of financial supplies. Where available, the amount of the reduced input tax credit is currently 75% of the GST which is payable by the service provider on the taxable supplies made to the issuer trustee. The availability of reduced input tax credits will reduce the extent to which the expenses of the trust will increase.

     The services that are provided to the issuer trustee include the services of the manager, the mortgage managers and Perpetual Trustees Australia Limited, in its personal capacity. In the opinion of Clayton Utz, Australian tax counsel for the manager, the services supplied by the manager are eligible for transitional relief provided under the Australian GST law and will be GST-free until July 1, 2005, the time at which transitional relief ceases to be available under the Australian GST law. As a GST-free supply, there will be no GST included in the amounts charged to the issuer trustee by the manager.

     The services supplied to the issuer trustee by Perpetual Trustees Australia Limited, in its personal capacity and the mortgage managers may be taxable supplies, and as such the fees paid by the issuer trustee for these services may include amounts on account of GST. Where the supply of services by Perpetual Trustees Australia Limited, in its personal capacity, and the mortgage managers to the issuer trustee is a taxable supply, it is the opinion of Clayton Utz, that the issuer trustee will be entitled to claim a reduced input tax credit for its acquisition of those services of the kind outlined above.

     In the opinion of Clayton Utz, because the supply of the manager's services will be GST-free until July 1, 2005 and the supply of services of Perpetual Trustees Australia Limited, in its personal capacity, and the mortgage managers, when taxable supplies, will give rise to reduced input tax credits for the issuer trustee, the impact of the GST will be considerably less than it otherwise may have been. In the opinion of the manager and Clayton Utz, the amount of GST (net of recoveries) that the trust may incur is not likely to be material.

     The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of the issuer trustee's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

     The goods and services tax legislation, in some circumstances, treats the issuer trustee as making a taxable supply if it enforces a security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. The issuer trustee may have to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of existing residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loan will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee may still have to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

     o the property is no longer being used as a residence;

     o the property is used as commercial residential premises such as a hostel or boarding house;

     o the borrower is the first vendor of the property -- the borrower built the property;

     o the borrower has undertaken substantial renovation of the property; or

     o the mortgaged property has not been used predominantly as a residence.

     Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loan will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.


AUSTRALIAN INCOME TAX


     The trust has been structured in a manner so that, in the opinion of Clayton Utz, Australian tax counsel for the manager, based on Australian tax law and the rulings and approach of the Australian Commissioner of Taxation, and subject to certain assumptions regarding the operation of the trust, neither the trust nor the issuer trustee, only in its capacity as trustee of the trust, will be liable for any Australian income tax.


TAX REFORM PROPOSALS

     However, it should be noted that the following proposed reforms which if enacted in their current form could impact upon the tax treatment of the trust.


Entity Taxation

     On October 11, 2000, the Australian Treasurer released exposure draft legislation which proposed to tax certain trusts on an entity basis (New Business Tax System (Entity Taxation) Bill 2000). Broadly, the rules are intended to apply to trusts where the entitlement of beneficiaries to the income or capital of the trust was either not vested or was capable of being defeased.

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

     However, on February 27, 2001 the Australian Treasurer withdrew this proposed legislation. Further consultation is expected to take place as well as discussions with the Board of Taxation to prevent tax abuse in the trust area. At this stage, it is not clear what alternative approach may be used, if any, to tax certain trusts as companies and therefore what impact, if any, such reforms might have on the trust. The Trust Deed contains provisions allowing it, and the sub-fund notice, to be amended to maintain the current tax treatment of the trust, as described in "Description of the Transaction Documents and Parties -- The Trust Deed and Sub-Fund Notice", which may be utilized in relation to these reforms when implemented.

Consolidation

     The Australian Treasurer has recently released exposure draft legislation on a proposed new consolidation regime (New Business Tax System (Consolidation) Bill 2000). In a press release dated March 22, 2001, it was stated by the Treasurer that this new regime is intended to be effective from July 1, 2002.

     The existing group taxation provisions will be repealed. The consolidation regime will be elective, however groups will have to consolidate to maintain group taxation benefits. Consolidation is made at the election of an Australian head entity, as defined in the draft legislation. The consolidated group will consist of the head entity and all of its wholly owned Australian resident subsidiaries including trusts, provided all members are 100% wholly owned by the head entity. An election to consolidate will consolidate the entire Australian resident group, not merely selected entities.

     If an election is made to consolidate, the tax position of the PUMA Global Trust No.1 will be subsumed within the consolidated group. Under current proposals, as a Macquarie Bank Limited group member is the sole unitholder, the PUMA Global Trust No.1 is likely to be part of the Macquarie Bank Limited group for such purposes. This could have significant tax consequences as tax neutrality will not be determined in respect of the PUMA Global Trust No.1 as a stand alone entity. However, based on current proposals, if the manager takes appropriate steps it should be possible for any adverse tax consequences to be avoided. In this regard, the Trust Deed contains provisions allowing it, and the sub-fund notice, to be amended to maintain the current tax treatment of the trust, as described in "Description of the Transaction Documents and Parties -- The Trust Deed and Sub-Fund Notice", which may be utilized by the manager and the issuer trustee. There are to be specific rules dealing with the recovery of income tax owing by the head entity of the consolidated group, where the head entity defaults on its primary obligation for the income tax debts of the consolidated group. These rules are not contained in the released exposure draft legislation.

Redefinition of debt/equity

     On June 28, 2001 the New Business Tax System (Debt and Equity) Bill 2001 was introduced into the Australian Commonwealth Parliament. This Bill


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

addresses the classification of arrangements as either debt or equity and is intended to have effect from July 1, 2001. If enacted in the current form we consider that these proposed amendments should not affect notes issued by the issuer trustee as the equity test will only apply to interests in companies.

Thin Capitalization


     On June 28, 2001, the New Business Tax System (Thin Capitalisation) Bill 2001 (the "THIN CAP BILL") was introduced into Parliament. Although the Thin Cap Bill is intended to have effect from July 1, 2001, it has yet to be enacted. Currently, the Thin Cap Bill has been passed by the House of Representatives and is due for debate in the Senate. We expect any amendments to have retrospective application.


     The Thin Cap Bill will apply to Australian resident entities that control foreign entities, are associated with such Australian entities or are included by the Thin Cap Bill grouping provisions within the Australian entity's group (if elected). Very broadly, control is where there is 50% or greater ownership by 5 or fewer entities. If the relevant safe harbour threshold (generally this is a debt to equity ratio of 3:1 or 20:1 for a financial institution, as adjusted) is breached, interest deductions may be denied to the extent of the breach.

     On the basis of the Thin Cap Bill, if the relevant election was made, the PUMA Global Trust No.1 could become a member of the thin capitalisation group of Macquarie Bank. Accordingly, the applicable threshold is that there must be equity of at least 4% of the risk weighted assets of the group as determined by APRA guidelines.


     In the opinion of Clayton Utz, if the Thin Cap Bill is enacted in the current form it is unlikely to affect the tax neutrality of the PUMA Global Trust No.1 or result in the trust having to pay Australian income tax.


OTHER TAXES

     In the opinion of Clayton Utz, no stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the US$ notes. Furthermore, a transfer of, or agreement to transfer, notes executed outside of Australia will not be subject to Australian stamp duty.

                 ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

     Each of Macquarie Securitisation Limited and Perpetual Trustee Australia Limited is an Australian company registered with limited liability under the Australian Corporations Act 2001. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of either Macquarie Securitisation Limited or Perpetual Trustees Australia Limited in respect of a note, which is for a fixed sum of money and which has not been stayed, set aside or satisfied in full, would be enforceable by action against either Macquarie Securitisation Limited or Perpetual Trustees Australia Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

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

     o the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

     o the judgment is contrary to the public policy of the relevant Australian jurisdiction;

     o the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

     o the judgment is a penal or revenue judgment;

     o there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable; or

     o the judgment is one in respect of which the Australian Commonwealth Attorney-General has made a declaration or order under the Australian Foreign Proceedings (Excess of Jurisdiction) Act 1984.

     A judgment by a court may be given in some cases only in Australian dollars. Each of Macquarie Securitisation Limited and Perpetual Trustees Australia Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Macquarie Securitisation Limited has appointed Macquarie Equities
(USA) Inc., 600 Fifth Avenue, Level 22, New York, New York 10020, Attention:
Diana Bergherr, as its agent upon whom process may be served in any such action. Perpetual Trustees Australia Limited has appointed, as its agent upon whom process may be served in any such action CT Corporation, 111 Eighth Street, New York, NY 10011, USA.

     All of the directors and executive officers of Macquarie Securitisation Limited, or Perpetual Trustees Australia Limited and certain other persons named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the US$ notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Macquarie Securitisation Limited has been advised by its Australian counsel Clayton Utz, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States. Perpetual Trustees Australia Limited has been advised by its Australian counsel


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

Mallesons Stephen Jaques, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                       EXCHANGE CONTROLS AND LIMITATIONS

     Under temporary Australian foreign exchange controls, which may change in the future, payments by an Australian resident to, or on behalf of the following payees may only be made with Reserve Bank of Australia approval:

     o the Government of Iraq or its agencies or nationals;

     o the authorities of the Federal Republic of Yugoslavia (Serbia and Montenegro);

     o the Government of Libya or any public authority or controlled entity of the Government of Libya;

     o the Taliban, also called the Islamic Emirate of Afghanistan, or any undertaking owned or controlled, directly or indirectly, by the Taliban; or

     o the National Union for the Total Independence of Angola (UNITA) or senior officials, or adult members of the immediate families of senior officials of UNITA.

                             ERISA CONSIDERATIONS

     Subject to the considerations discussed in this section, the US$ notes are eligible for purchase by employee benefit plans.

     Section 406 of the Employee Retirement Income Security Act of 1974 ("ERISA") and Section 4975 of the Internal Revenue Code prohibit a pension, profitsharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh plans and any entity deemed to hold the "plan assets" of the foregoing (each, a "BENEFIT PLAN") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also imposes certain duties on fiduciaries of a Benefit Plan subject to ERISA including those of loyalty and prudence.

     Some transactions involving the purchase, holding or transfer of the US$ notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears, at the time of their initial issuance that the US$ notes should be treated as indebtedness without substantial equity features for purposes of the regulation. The debt characterization of the US$ notes could change after their initial issuance (i.e. they could be treated as equity) if the trust incurs losses or the rating of the US$ notes changes. This risk of recharacterization is enhanced for notes that are subordinated, such as the Class B notes.

     However, without regard to whether the US$ notes are treated as an equity interest for these purposes, the acquisition or holding of the US$ notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the manager, the note trustee, a swap provider or the security trustee is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

     o Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

     o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

     o Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

     o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

     o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

     There can be no assurance that any of these, or any other exemption, will be available with respect to any transaction involving the US$ notes. By your acquisition of a US$ note, you shall be deemed to represent and warrant that your purchase and holding of the US$ note will not result in a nonexempt prohibited transaction under ERISA or the Code or any substantially similar applicable law.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements but may be subject to state or other laws that are substantially similar to ERISA or the Code.

     If you are a plan fiduciary considering the purchase of any of the US$ notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                        LEGAL INVESTMENT CONSIDERATIONS

     The US$ notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the mortgage managers as originators of the housing loans are not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the US$ notes. No representation is made as to whether the US$ notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the US$ notes as legal investments for you.

                             AVAILABLE INFORMATION

     Macquarie Securitisation Limited, as manager, has filed with the SEC a registration statement under the Securities Act with respect to the US$ notes offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov."

                             RATINGS OF THE NOTES

     The issuance of the Class A notes will be conditioned on obtaining a rating of AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch. The issuance of the Class B notes will be conditioned on obtaining a rating of AA-- by both Standard & Poor's and Fitch. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the US$ notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that each of the rating agencies expect that principal will be returned no later than the final maturity date of the notes. The ratings of the US$ notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the Class A notes, the availability of excess interest Collections after payment of interest on the notes and the trust's expenses, the mortgage insurance policies and the creditworthiness of the swap providers and the mortgage insurers. None of the rating agencies have been involved in the preparation of this prospectus.

                              PLAN OF DISTRIBUTION

UNDERWRITING


     Under the terms and subject to the conditions contained in the underwriting agreement among the issuer trustee, the manager and Deutsche Banc Alex. Brown Inc. as the representative of the underwriters, the issuer trustee has agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase the principal amount of the US$ notes set forth opposite its name below:



                                                    PRINCIPAL AMOUNT     PRINCIPAL AMOUNT
                                                       OF CLASS A           OF CLASS B
                   UNDERWRITER                         NOTES (US$)         NOTES (US$)
------------------------------------------------   ------------------   -----------------
Deutsche Banc Alex. Brown Inc. .................          $[  ]               $[  ]
Credit Suisse First Boston Corporation .........          $[  ]               $[  ]
Salomon Smith Barney Inc. ......................          $[  ]               $[  ]


     The underwriting agreement provides that the underwriters are obligated, subject to certain conditions in the underwriting agreement, to purchase all of the US$ notes if any are issued. In certain circumstances, the underwriting agreement may be terminated if there is a default by an underwriter. The underwriters may sell all or a portion of their allotment of the US$ notes to one or more of their affiliates.

     The underwriters propose to initially offer the US$ notes at the public offering prices on the cover page of this prospectus and to selling group members at the price less a concession not in excess of the respective amounts set forth in the following table, expressed as a percentage of the relative Principal Balance. The underwriters and selling group members may reallow a discount not in excess of the respective amounts set forth in the following table to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.

                             SELLING       REALLOWANCE
                           CONCESSIONS      DISCOUNT
                          -------------   ------------
Class A notes .........      [   ]%          [   ]%
Class B notes .........      [   ]%          [   ]%


     The manager estimates that the out-of-pocket expenses for this offering will be approximately US$1,350,000.

     Deutsche Banc Alex. Brown Inc. has informed the manager that the underwriters do not expect discretionary sales by them to exceed 5% of the Principal Balance of the US$ notes.


     The representative, on behalf of the underwriters, may engage in transactions that stabilize, maintain or otherwise affect the price of the US$ notes. The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

     o Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

     o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

     o Syndicate covering transactions involve purchases of the US$ notes in the open market after the distribution has been completed in order to cover syndicate short positions;

     o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the US$ notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

     Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the US$ notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

     Pursuant to the underwriting agreement, the manager and Macquarie Bank Limited have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to certain payments which the underwriters may be responsible for.

     In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with the manager and its affiliates.

OFFERING RESTRICTIONS

UNITED KINGDOM

     Each underwriter has severally represented and agreed with the issuer trustee that:

     o it has not offered or sold and will not offer or sell any US$ notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended) or the United Kingdom Financial Services Act;

     o it has complied and will comply with all applicable provisions of the United Kingdom Financial Services Act with respect to anything done by it in relation to the US$ notes in, from or otherwise involving the United Kingdom; and

     o it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the US$ notes, other than any document which consists of or of any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the United Kingdom Financial Services Act, to a person who is of a kind described in Article 11(3) of the United Kingdom Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

AUSTRALIA

     Each underwriter has severally represented and agreed, in connection with the initial distribution of the US$ notes, that it has not offered, and will not offer, for issue, and has not invited, and will not invite, applications for the issue of, the US$ notes or offer the US$ notes for sale or invite offers to purchase the US$ notes, to a person, where the offer or invitation is received by that person in the Commonwealth of Australia unless the minimum amount payable to the relevant underwriter for the US$ notes, after disregarding any amount paid or payable or lent by the relevant underwriter or any associate (as defined and determined under sections 10 to 17 of the Australian Corporations Act 2001) of that underwriter, on acceptance of the offer by that person is at least A$500,000 (or the equivalent thereof in any other currency). In addition, each underwriter has agreed that it will not sell US$ notes to, or invite or induce offers for US$ notes from, any person identified as an associate of the issuer trustee, Macquarie Bank Limited or the manager on a list provided, or from time to time specified in writing to the relevant underwriter, by the issuer trustee, Macquarie Bank Limited and the manager, respectively.

OTHER JURISDICTIONS

     Other than in the United States of America no person has taken or will take any action that would permit a public offer of the US$ notes in any country or jurisdiction. The US$ notes may be offered non-publicly in other jurisdictions. The US$ notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations.


                              GENERAL INFORMATION


UK PAYING AGENCY MATTERS

     The issuer trustee will maintain a paying agent in the United Kingdom until the date on which the US$ notes are finally redeemed.

     In May 1998, the European Commission presented to the Council of Ministers of the European Union a proposal for a Directive on the taxation of savings income which would oblige member states to adopt either a "withholding tax system" or an "information reporting system" in relation to interest, discounts and premiums. The "withholding tax system" would require a paying agent established in a member state to withhold tax from any interest, discount or premium paid to an individual resident in another member state unless such an individual presents an appropriate certificate obtained from the tax authorities of the member state in which he is resident confirming that those authorities are aware of the payment due to that individual. The "information reporting system" would require a member state to supply to other member states details of any payments of interest, discounts or premiums made by paying agents within its jurisdiction to individuals resident in another member state. For these purposes the term "paying agent" is widely defined and includes an agent who collects interest, discounts or premiums on behalf of an individual beneficially entitled thereto.

     In June 2000, new proposals for the Directive were adopted at a meeting of the Council of Ministers of Finance and Economics in Feira. At a further Council of Ministers of Finance and Economics meeting in Brussels in November 2000, these proposals were refined and then approved. The principal points arising from the proposals include the following:

     (a) exchange of information (that is, an information reporting system) should be the ultimate objective of the European Union, in order to ensure that all citizens resident in a member state pay the tax due on all their savings income;

     (b) there may however be an interim period (not to exceed seven years from implementation of the Directive) during which member states may either exchange information on savings income with other member states or operate a withholding tax (currently expected to be at the rate of 15 per cent for the first three years of the interim period and 20 per cent for the remainder of the interim period);

     (c) discussions are to be held with key non-European Union countries to promote the adoption of equivalent measures in those countries, and member states are to promote the adoption of the same measures in their dependent or associated territories;

     (d) subject to a satisfactory outcome of the discussions described in paragraph (c), the Council of Ministers of Finance and Economics will decide on the implementation of the Directive no later than December 31, 2002.

     Pending agreement on the scope, form and precise text of the Directive, it is not possible to predict what effect, if any, the adoption of the proposed Directive would have on the notes or on the payments of principal of interest on the notes.

AUTHORIZATION

     The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the US$ notes. The issue of the US$ notes has been authorized by the resolutions of the board
of directors of Perpetual Trustees Australia Limited passed on [   ], 2001.

LITIGATION

     The issuer trustee is not, and has not been, involved in any legal or arbitration proceedings that may have, or have had during the twelvemonths preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such legal or arbitration proceedings pending or threatened.

EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

     The US$ notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg with the following CUSIP numbers and ISIN Common Codes:

                                  ISIN
                     CUSIP     COMMON CODE
                    -------   ------------
Class A .........    [   ]       [   ]
Class B .........    [   ]       [   ]

TRANSACTION DOCUMENTS AVAILABLE FOR INSPECTION

     Copies of the following transaction documents may be inspected during normal business hours on any weekday, excluding Saturdays, Sundays and United Kingdom public holidays, at the offices of The Bank of New York, London Branch, One Canada Square, 48th Floor, London E14 5AL, U.K. during the period of fourteen days from the date of this prospectus:

     o the constitution documents of the issuer trustee;

     o the Trust Deed;

     o the restated management deed among the issuer trustee and the manager dated June 8, 1993 (as amended);

     o the ISDA Master Agreement dated June 13, 1996 between the issuer trustee, the manager and Morgan Guaranty Trust Company of New York;

     o the ISDA Master Agreement dated July 22, 1996 between the issuer trustee and UBS Australia Limited;

     o the ISDA Master Agreement dated February 28, 1995 between the issuer trustee and Deutsche Bank AG;

     o the ISDA Master Agreement dated October 13, 2000 between the issuer trustee, the manager and Commonwealth Bank of Australia.

     o the following, each of which, prior to the Closing Date, will be in draft form:

       o the sub-fund notice from the manager to the issuer trustee dated [ ], 2001;

       o the security trust deed among the issuer trustee, the manager, the security trustee and the note trustee, dated [ ], 2001;

       o the note trust deed among the issuer trustee, the manager and the note trustee, to be dated [ ], 2001;

       o the agency agreement among the issuer trustee, the manager, the note trustee, the principal paying agent, the agent bank, the note registrar and the paying agent to be dated [ ], 2001;

       o the redraw facility agreement among the issuer trustee, the manager and the redraw facility provider, dated [ ], 2001;


       o the currency swap agreement between the issuer trustee, the manager and the currency swap provider, together with the related schedules and confirmations, dated [ ], 2001;


       o the powers of attorney from Macquarie Securitisation Limited, dated
         [         ], 2001;


       o the underwriting agreement among Macquarie Bank Limited, the manager, the issuer trustee and the underwriters, dated [ ], 2001;


       o the transaction opinion of Clayton Utz dated [ ], 2001; and

       o the transaction opinion of Mayer, Brown & Platt dated [ ], 2001.

                                 ANNOUNCEMENT

     By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

     o the US$ notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

     o in connection with the issue, DTC will confer rights in the US$ notes to the noteholders and will record the existence of those rights; and

     o as a result of the issue of the US$ notes in this manner, these rights will be created.

                                 LEGAL MATTERS


     Mayer, Brown & Platt, New York, New York, have passed or will pass upon some legal matters with respect to the US$ notes, including the material U.S. federal income tax matters for Macquarie Securitisation Limited. Clayton Utz, Sydney, Australia, have passed or will pass upon some legal matters, including the material Australian tax matters, with respect to the US$ notes for Macquarie Securitisation Limited. Mallesons Stephen Jaques, Sydney, Australia have passed and will pass upon some legal matters with respect to the US$ notes for Perpetual Trustees Australia Limited including the enforceability of foreign judgments against Perpetual Trustees Australia Limited. Certain legal matters relating to the US$ notes will be passed upon for the underwriters by Stroock & Stroock & Lavan LLP, New York,
New York.

                                    GLOSSARY

     The contents of this Glossary forms an integral part of this Prospectus as if each definition set out below had been set out in full.

A$ CLASS A INTEREST AMOUNT...  means, with respect to any Quarterly Payment
                               Date, the product of (i) the A$ Equivalent of the aggregate Principal Balances of the Class A notes on the preceding Quarterly Payment Date (after giving effect to all distributions to be made on such date), (ii) the three month Bank Bill Rate on the preceding Quarterly Payment Date plus the applicable margin, and (iii) the actual number of days during the Quarterly Period immediately preceding that Quarterly Payment Date divided by 365.


A$ CLASS A PRINCIPAL
  AMOUNT ....................  see page 131.


A$ CLASS B INTEREST AMOUNT...  means, with respect to any Quarterly Payment
                               Date, the product of (i) the A$ Equivalent of the aggregate Principal Balances of the Class B notes on the preceding Quarterly Payment Date (after giving effect to all distributions to be made on such date), (ii) the three month Bank Bill Rate on the preceding Quarterly Payment Date plus the applicable margin, and (iii) the actual number of days during the Quarterly Period immediately preceding that Quarterly Payment Date divided by 365.


A$ CLASS B PRINCIPAL
  AMOUNT ...................   see page 131.


A$ EQUIVALENT...............   in relation to an amount which is calculated,
                               determined or expressed in US$, or which includes a component determined or expressed in US$, means that US$ amount or US$ component (as the case may be) multiplied by the A$ Exchange Rate.

A$ EXCHANGE RATE............   means the fixed exchange rate under the
                               currency swaps, being a rate of A$1.00 = US$[  ].


AUTHORIZED INVESTMENTS......   see page 66.


BANK BILL RATE..............   in relation to a date and a specified term
                               means the rate appearing at approximately 10:00 am Sydney time on that date on the Reuters

                               Screen page "BBSW" as being the average
                               of the mean buying and selling rates appearing on that page for a bill of exchange having a tenor equal to that specified term, rounded to 4 decimal places. If:

                               o fewer than 4 banks quote on the Reuters Screen page "BBSW" and the manager cannot obtain a similar rate from 4 banks in the manner specified in the sub-fund notice; or

                               o for any other reason the rate for that day cannot be determined in accordance with the foregoing procedures,

                               then BANK BILL RATE means the rate specified by the manager in good faith having regard to comparable indices then available.


BENEFIT PLAN................   see page 203.


BUSINESS DAY................   means any day on which banks are open for
                               business in Sydney, New York City and London other than a Saturday, a Sunday or a public holiday in Sydney, New York City or London.

CLASS A CURRENCY SWAP.......   see page 157.

CLASS B CURRENCY SWAP.......   see page 157.

CLEARSTREAM, LUXEMBOURG.....   means Clearstream Banking, societe anonyme.


CLOSING DATE................   means on or about September 20, 2001.

COLLECTIONS.................   see page 118.

CONSUMER CREDIT CODE........   means, as applicable, the provisions set out in
                               the Appendix to the Consumer Credit (Queensland)
                               Act 1995 as in force or applied as a law of any jurisdiction in Australia or the provisions set out in the Appendix to the Consumer Credit
                               (Western Australia) Act 1996 or set out in the Appendix to the Consumer Credit (Tasmania) Act
                               1996.

DISTRIBUTABLE PRINCIPAL.....   see page 129.


ELIGIBLE TRUST CORPORATION...  means any person eligible for appointment as an institutional trustee under an indenture to be qualified pursuant to the Trust Indenture Act of 1939 as prescribed in section 310(a) of the Trust Indenture Act.

EUROCLEAR...................   means Euroclear Bank S.A./N.V., as operator of
                               the Euroclear System under licence from Euroclear
                               Clearance System Public Limited Company.

EUROCLEAR OPERATOR..........   see page 103.


EXTRAORDINARY RESOLUTION....   in relation to Voting Secured Creditors or a
                               class of Voting Secured Creditors, means:

                               o a resolution which is passed at a meeting of the then Voting Secured Creditors or, where applicable, a class of Voting Secured Creditors duly convened and held in accordance with the provisions of the security trust deed by a majority consisting of not less than 75% of the votes of the persons present and voting at the meeting who are then Voting Secured Creditors or Voting Secured Creditors of that class, or representing then Voting Secured Creditors or, if a poll is demanded, by such Voting Secured Creditors, or Voting Secured Creditors of that class, holding or representing between them Voting Entitlements comprising in aggregate a number of votes which is not less than 75% of the aggregate number of votes comprised in the Voting Entitlements held or represented by all the persons present at the meeting voting on such poll; or

                               o a written resolution signed by all the Voting Secured Creditors or the class of Voting Secured Creditors (as the case may be).

FEES AND EXPENSES...........   see page 137.


FITCH.......................   means Fitch, Inc.

FURTHER ADVANCES............   means, in relation to a housing loan which is
                               an asset of the trust, a further advance by the issuer trustee under the terms of the housing loan to the extent to which it will cause the scheduled balance of that housing loan, determined prior to any variation to the terms of the housing loan which increases the scheduled balance, to be exceeded.

INCOME RESERVE..............   see page 125.

INSOLVENCY EVENT............   in relation to a body corporate means any of
                               the following events:

                               o an order is made that the body corporate be wound up;

                               o  a liquidator, provisional liquidator,
                                  controller (as defined in the Australian
                                  Corporations Act 2001) or administrator is appointed in respect of the body corporate or a substantial portion of its assets whether or not under an order;

                               o except to reconstruct or amalgamate on terms reasonably approved by the security trustee, or in the case of a reconstruction or amalgamation of the security trustee, on terms reasonably approved by the manager, the body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors;

                               o the body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of its intention to do so, except to reconstruct or amalgamate on terms reasonably approved by the security trustee, or in the case of a reconstruction or amalgamation of the security trustee, except on terms reasonably approved by the manager, or is otherwise wound up or dissolved;

                               o the body corporate is or states that it is insolvent;

                               o  as a result of the operation of section
                                  459F(1) of the Australian Corporations Act
                                  2001, the body corporate is taken to have failed to comply with a statutory demand;

                               o the body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation;

                               o any writ of execution, attachment, distress or similar process is made, levied or issued against or in relation to a substantial portion of the body corporate's assets and is not satisfied or withdrawn or contested in good faith by the body corporate within 21 days; or

                               o anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

LIBOR.......................   means:

                               o  the rate for three-month deposits in US
                                  dollars which appears on Telerate Page 3750
                                  (or, if Telerate Page 3750 ceases to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the agent bank or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the agent bank and approved by the note trustee) as of 11.00 am, London time on the second London and New York Business Day before the beginning of the accrual period;

                               o if that rate does not appear, the rate for that accrual period will be determined as if the issuer trustee and the agent bank had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the 2000 ISDA Definitions of the International Swaps and Derivatives Association, Inc. (except that reference to London Banking Days in the ISDA definitions becomes reference to London and New York Business Days).

                               If LIBOR cannot be determined in accordance with the foregoing paragraphs it will remain as the most recent rate so determined.

LONDON AND NEW YORK
BUSINESS DAY................   means any day on which banks are open for
                               business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

LTV.........................   means, in relation to a housing loan and the
                               relevant mortgaged property, the ratio of the principal amount of that housing loan to the value of the mortgaged property -- determined in the manner as described under the heading "PUMA
                               Residential Loan Program -- Approval and
                               Underwriting Process -- Valuation of Mortgaged
                               Property".

MONTHLY PAYMENT DATE........   see page 116.


MOODY'S.....................   means Moody's Investor Services, Inc.

NET INCOME AMOUNT...........   means, in relation to a Quarterly Payment Date,
                               the aggregate of a specified fraction of A$1,250 and the residual amount, if any, of the net income of the trust after it has been applied to the manager's fees in accordance with the management deed for the immediately preceding quarterly period.

NET LOSS....................   means, in relation to a quarterly period, any
                               income loss incurred by the trust during that quarterly period.

PAYMENT DATE................   means each Monthly Payment Date and each
                               Quarterly Payment Date but does not include any Monthly Payment Date (which is not a Quarterly
                               Payment Date) upon which no amounts are payable by the issuer trustee in respect of the A$ redraw notes or the redraw facility.

PAYMENT MODIFICATION........   see page 112.


PREPAYMENT AMOUNT...........   means any amount paid, or assets lodged by, the
                               manager or any other party to a transaction document to or with the issuer trustee as:

                               o a prepayment of any obligation by that person to the issuer trustee under a transaction document to the extent that such amount has not, except as a prepayment, become payable to the issuer trustee in accordance with that transaction document; or

                               o collateral for any obligation by that person to the issuer trustee under a transaction document to the extent that such amount has not been utilized by the issuer trustee in accordance with that transaction document, and includes any amount or any assets specified in a transaction document to be a Prepayment Amount.

PREPAYMENT MODEL............   see page 178.


PRE-FUNDING PERIOD..........   means the period commencing on the Closing Date
                               and ending at 5 pm (Sydney time) on the day falling seven Business Days prior to the first
                               Quarterly Payment Date.

PRE-FUNDING POOL............   see page 59.


PRINCIPAL BALANCE...........   means:

                               o in relation to a US$ note, the amount stated on the face of that US$ note less the aggregate of all amounts previously paid in relation to that US$ note on account of principal; and

                               o in relation to an A$ note, A$100,000 less the aggregate of all amounts previously paid in relation to that A$ note on account of principal.

PRINCIPAL CASH BALANCE......   see page 123.


PRINCIPAL COLLECTIONS.......   means, in relation to any day, the amount
                               determined by the following calculation:

  PC    =   POA  -  COA  +  PRP  -  FRP  +  PFP

  where:

  PC    =   the Principal Collections;

  POA   =   the aggregate amount outstanding, plus all
            accrued but unpaid interest, at the end of the
            seventh Business Day prior to the
            immediately preceding Payment Date in
            respect of housing loans which were then
            assets of the PUMA Trust;

  COA   =   the aggregate amount outstanding, plus all
            accrued but unpaid interest, at the beginning
            of that day in respect of housing loans which
            are then assets of the PUMA Trust;


  PRP   =   the aggregate of the amounts in respect of the
            immediately preceding Payment Date which were to
            be applied on a subsequent date towards the
            acquisition of housing loans or the funding of
            Further Advances or Redraws but which have not
            yet been so applied and the amount invested or
            retained as Principal Collections on the
            immediately preceding Payment Date as described
            in the fifteenth bullet point under "Description
            of the Cashflows of the Trust -- Distribution of
            Collections";

  FRP   =   if the Principal Collections are being
            determined in relation to a Payment Date, the
            amounts in respect of that Payment Date which
            are to be applied on a subsequent date towards
            the acquisition of housing loans or the funding
            of Further Advances or Redraws or, if the
            Principal Collections are not being determined
            in relation to a Payment Date, zero; and

  PFP   =   if the Principal Collections are being
            determined in relation to the first Quarterly
            Payment Date and the balance held in the
            Pre-Funding Pool at the end of the Pre-Funding
            Period is less than A$ 1 million, the amount of
            the Pre-Funding Pool (if any) applied towards
            Collections as described in "Description of the
            Cashflows of the Trust -- Pre-Funding Pool", or
            if the Principal Collections are not being
            determined in relation to the first Quarterly
            Payment Date, zero,

                               provided that if the result of the above calculation is less than zero, the Principal Collections at that time will be zero. The Principal Collections in relation to a Payment

                               Date is the amount determined in accordance with the foregoing definition as at the end of the seventh Business Day prior to that Payment Date. The Principal Collections in relation to any Payment Date is a notional amount of the Collections on that Payment Date.

PRINCIPAL SHORTFALL.........   see page 126.


PRIOR INTEREST..............   means the lien over, and right of
                               indemnification from, the assets of the trust held by the issuer trustee under, and calculated in accordance with, the Trust Deed for Fees and Expenses payable to the issuer trustee (including the Senior Fee Amount), other than the Secured
                               Moneys, and the Subordinated Fee Amount, which are unpaid, or paid by the issuer trustee but not reimbursed to the issuer trustee from the assets of the trust.

PUMA PROGRAM................   means the warehouse trusts and other subfunds
                               constituted under the Trust Deed.

PUMA PARAMETERS.............   means the parameters established by the
                               manager, or under the Trust Deed, in relation to the origination and management of housing loans in the PUMA program.

QUARTERLY PAYMENT DATE......   see page 116.

QUARTERLY PERIOD............   see page 116.

REDRAWS.....................   means, in relation to a housing loan which is
                               an asset of the trust, a further advance by the issuer trustee under the terms of the housing loan which does not cause the scheduled balance, determined prior to any variation to the terms of the housing loan which increases the scheduled balance, of that housing loan to be exceeded.

REDRAW FACILITY INTEREST....   means, in relation to a Payment Date or a date
                               upon which a distribution is made to the redraw facility provider under the security trust deed, the fees and interest due on that Payment Date or date, as the case may be, and any fees and interest unpaid from prior Payment Dates, and interest on them, outstanding pursuant to the terms of the redraw facility agreement.

SECURED CREDITORS...........   see page 145.


SECURED MONEYS..............   means, without double counting, the aggregate
                               of all moneys owing to the security trustee or to a Secured Creditor under any of the transaction documents provided that the Secured Moneys do not include any fees or value added tax payable to the note trustee or any agent for which the issuer trustee is personally liable.

SECURITY ENHANCEMENT........   means any mortgage insurance policy, any
                               standby arrangement, any certification,
                               representation, warranty or indemnity provided by any person, including any certification by the manager, and/or such other security, support, rights and/or benefits made available to the issuer trustee in support or substitution for an Authorized Investment or income or benefit relating to an Authorized Investment as permitted by the Trust Deed.

SENIOR FEE AMOUNT...........   means, in relation to a Payment Date, the
                               amount determined by the following calculation:

          SFA = TPB x 0.25% x n/365

  where:

  SFA     =   the Senior Fee Amount;

  TPB     =   the total Principal Balance of all the notes
              on that Payment Date, before any
              repayments of principal of the notes on
              that date; and

  n       =   the number of days in the period from
              (and including) the immediately preceding
              Quarterly Payment Date to (but excluding)
              that Payment Date.

                               In relation to a day upon which a distribution is made under the security trust deed, the Senior Fee Amount (for which the manager has priority over Secured Creditors) is the aggregate of the Senior Fee Amount of manager's fees remaining unpaid from preceding Quarterly Payment Dates.

SENIOR REDRAW FACILITY
INTEREST AMOUNT.............   means, in relation to a Payment Date or a date
                               upon which a distribution is made to the redraw facility provider under the security trust deed, an amount determined by the following calculation:

          SRFIA = SRP/RP x RFI RFI

  where:

  SRFIA   =   the Senior Redraw Facility Interest
              Amount;

  SRP     =   the Senior Redraw Facility Principal on that
              Payment Date or date;

  RP      =   the principal outstanding under the redraw
              facility on that Payment Date or date; and

  RFI     =   the Redraw Facility Interest on that
              Payment Date or date.


SENIOR REDRAW FACILITY
PRINCIPAL...................   means, in relation to a Payment Date or a date
                               upon which a distribution is made to the redraw facility provider under the security trust deed, the amount, if any, by which the principal outstanding under the redraw facility in relation to that Payment Date or date exceeds the aggregate Subordinate Funded Further Advance
                               Amounts in respect of the housing loans, which are, or were, assets of the trust, in relation to that Payment Date or date.

STANDARD & POOR'S...........   means Standard & Poor's Ratings Group.

SUBORDINATE FUNDED FURTHER
ADVANCE.....................   means a Further Advance which has or will be
                               funded by the issuer trustee in the circumstances set out in "Description of the Assets of the Trust -- Redraws, Further Advances and
                               Subordinate Funded Further Advances".

SUBORDINATE FUNDED FURTHER
ADVANCE AMOUNT..............   means, in relation to a Payment Date or a date
                               upon which a distribution is made to the redraw facility provider under the security trust deed and a housing loan, the amount, if any, by which at the end of the seventh Business Day preceding that Payment Date, or the earlier of the date of that distribution or date of sale of the relevant housing loan, as the case may be, the principal balance outstanding of that housing loan exceeds the scheduled balance of that housing loan as a result of Subordinate Funded Further Advances made by the issuer trustee pursuant to the terms of the sub-fund notice on the basis that repayments of principal on that housing loan by a borrower are applied first towards any scheduled principal payments on that housing loan and then towards those Subordinate Funded Further Advances (but not as a result of capitalized interest in respect of those Subordinate Funded Further Advances). If a housing loan is written off by the manager as unrecoverable in the quarterly period then:

                               o  subject to the following, the Subordinate
                                  Funded Further Advance Amount in relation to that housing loan will be the Subordinate Funded Further Advance Amount, as determined in accordance with the above paragraph, immediately before the housing loan was written off as unrecoverable;

                               o if there is no Net Loss in relation to that quarterly period, the Subordinate Funded Further Advance Amount in relation to that housing loan will be reduced to zero on the Quarterly Payment Date at the end of that quarterly period;

                               o and if there is a Net Loss in relation to that quarterly period, the Subordinate Funded Further Advance Amount in relation to that housing loan on and from the Quarterly Payment Date at the end of that quarterly period will, subject to the following, be the lesser of the amount referred to in the first bullet point above and that Net Loss. The Subordinate Funded Further Advance
                                  Amount in relation to that housing loan will be reduced to zero at the end of the next Payment Date on or after that Quarterly Payment Date upon which the Principal Shortfall is reduced to zero.

SUBORDINATION LEVEL.........   see page 130.

SUBORDINATED FEE AMOUNT.....   means in relation to the date upon which a
                               distribution is made under the security trust deed, the amount determined in accordance with the following calculation:

           SFA = AMF Senior FA

  where:

  SFA      =   the Subordinated Fee Amount;

  AMF      =   the amount of the manager's fee
               outstanding on that date;

  Senior   =   an amount equal to the Senior Fee

  FA           Amount


                               If the result of the above calculation is less than zero, the Subordinated Fee Amount is zero.

SUBSTITUTION PERIOD.........   means the period from the Closing Date up to
                               and including the seventh business day prior to the second Quarterly Payment Date.

SUPPORT FACILITY............   means each interest rate swap agreement,
                               guaranteed investment contract (if any), mortgage insurance policy, title insurance policy and stand-by arrangement entered into by or transferred to the issuer trustee, or which the issuer trustee has the benefit of, as trustee of that trust and includes any other agreement or instrument which is specified by the issuer trustee and the manager to be a Support Facility in relation to the trust.

SUPPORT FACILITY PROVIDER...   means a party to a Support Facility other than
                               the issuer trustee and the manager.


THIN CAP BILL...............   means the Australian New Business Tax System
                               (Thin Capitalisation) Bill 2001.


TRUST DEED..................   means the trust deed among the issuer trustee
                               and the person referred to therein as the Founder
                               dated July 13, 1990 (as amended and supplemented,
                               including without limitation by a 12th Deed of
                               Variation dated [   ] 2001).

UNPAID A$ CLASS A INTEREST
AMOUNT......................   means in relation to a Quarterly Payment Date
                               the aggregate of:

                               o any A$ Class A Interest Amounts, and amounts referred to in the following paragraph, remaining unpaid from prior Quarterly Payment Dates; and

                               o interest on the amounts referred to in the above paragraph at the A$ Class A Interest Rate applicable from time to time from the date that such amounts first became payable until (but not including) the date actually paid.

UNPAID A$ CLASS B INTEREST
AMOUNT......................   means in relation to a Quarterly Payment Date
                               the aggregate of:

                               o any A$ Class B Interest Amounts, and amounts referred to in the following paragraph, remaining unpaid from prior Quarterly Payment Dates; and

                               o interest on the amounts referred to in the above paragraph at the A$ Class B Interest Rate applicable from time to time from the date that such amounts first became payable until (but not including) the date actually paid.

US$ EQUIVALENT..............   in relation to an amount which is calculated,
                               determined or expressed in A$, or which includes a component determined or expressed in A$, means that A$ amount or A$ component (as the case may be) multiplied by the US$ Exchange Rate.

US$ EXCHANGE RATE...........   means the fixed exchange rate under the
                               currency swaps, being a rate of US$1.00 =
                               A$[   ].

VOTING ENTITLEMENTS.........   means, on a particular date the number of votes
                               which a Voting Secured Creditor would be entitled to exercise if a meeting of Voting Secured
                               Creditors were held on that date, being in respect of a given Voting Secured Creditor, the number calculated by dividing the Secured Moneys owing to that Voting Secured Creditor by 10 and rounding the resultant figure down to the nearest whole number provided that if the note trustee is a then Voting Secured
                               Creditor it will have a Voting Entitlement equal to the aggregate Voting Entitlement
                               (determined in accordance with the foregoing) for all US$ noteholders on whose behalf it is acting.

VOTING SECURED CREDITORS....   means:

                               for so long as the Secured Moneys of the noteholders are 75% or more of the then total Secured Moneys:

                               o if any Class A note then remains outstanding, the note trustee acting on behalf of the Class A noteholders (or, if the note trustee has become bound to notify, or seek directions from, the Class A noteholders or to take steps and/or to proceed under the note trust deed and fails to do so as and when required by the note trust deed and such failure is continuing, the Class A noteholders) and, if any A$ redraw notes remain outstanding, the redraw noteholders; or

                               o if no Class A note or A$ redraw note then remains outstanding, the note trustee acting on behalf of the Class B noteholders (or if the note trustee has become bound to notify, or seek directions from, the Class B noteholders or to take steps and/or to proceed under the note trust deed and fails to do so as and when required by the note trust deed and such failure is continuing, the Class B noteholders) and the A$ subordinated noteholders; and otherwise:

                               o if any US$ notes remain outstanding, the note trustee acting on behalf of such noteholders (or, if the note trustee has become bound to take steps and/or to proceed under the note trust deed and fails to do so as and when required by the note trust deed and such failure is continuing, the Class A noteholders (if any) and the Class B noteholders); and

                               o each other then Secured Creditor (other than the note trustee and the US$ noteholders).

================================================================================
                             PUMA GLOBAL TRUST NO. 1


                         US$1,158,000,000 (APPROXIMATE)
                   CLASS A MORTGAGE BACKED FLOATING RATE NOTES
                           US$42,000,000 (APPROXIMATE)
                   CLASS B MORTGAGE BACKED FLOATING RATE NOTES


                                     [LOGO]


                        MACQUARIE SECURITISATION LIMITED
                              (ABN 16 003 297 336)

                                     MANAGER

                      PERPETUAL TRUSTEES AUSTRALIA LIMITED
                              (ABN 86 000 431 827)

              IN ITS CAPACITY AS TRUSTEE OF PUMA GLOBAL TRUST NO.1


                                 ISSUER TRUSTEE

                        ---------------------------------
                                   PROSPECTUS
                        ---------------------------------

                            DEUTSCHE BANC ALEX. BROWN
                           CREDIT SUISSE FIRST BOSTON
                              SALOMON SMITH BARNEY


     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the US$ notes in any state or jurisdiction where the offer is not permitted.

     Dealers will deliver a prospectus when acting as underwriters of the
US$ notes and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the US$ notes will deliver a prospectus until
[    ] , 2001.
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions are set forth below. All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of the notes. All estimates in the table below which relate to estimated fees to be paid in Australian dollars have been converted to United States dollars using a rate of US$0.5130=A$1.00, which was the noon buying rate in New York City for cable transfers in Australian dollars certified for customs purposes by the Federal Reserve Bank of New York on August 10, 2001.

SEC Registration Fee....................................   $300,000
Printing and Engraving..................................    $80,000
Legal Fees and Expenses.................................   $680,000
Trustee Fees and Expenses...............................    $10,000
Rating Agency Fees......................................   $220,000
Accounting Fees & Expenses..............................    $50,000
Miscellaneous...........................................    $10,000


         Total.......................................... $1,350,000

ITEM 32. SALES TO SPECIAL PARTIES.

         None.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

         The following information relates to securities of the registrant issued or sold by the registrant that were not registered under the Securities
Act:

         The registrant was incorporated on May 13, 1987. One hundred fully paid shares of A$1 each were issued to Macquarie Bank Limited on June 17, 1991, and 49,900 fully paid shares of A$1 each were issued to Macquarie Bank Limited on May 22, 1992.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         Pursuant to Clause 42(1) of the Constitution of the registrant, the registrant generally indemnifies every person who is or has been a director or secretary of the registrant, or a wholly-owned subsidiary of the registrant, against (i) every liability incurred by that person in that capacity (except any liability for legal costs), and (ii) all legal costs incurred by that person in defending any legal proceedings related to that person's capacity as a director or secretary in which judgment is given in that person's favor, or in which the person is acquitted, unless the liability is owed to the registrant or an affiliate of the registrant or the liability did not arise out of conduct taken in good faith. The registrant will not indemnify a director or secretary of the registrant, or a wholly-owned subsidiary of the registrant, for legal costs incurred by that person in defending against proceedings commenced by the Australian Securities and Investments Commission or a liquidator for a court order.

         In addition, pursuant to Clause 42(2) of the Constitution of the registrant, the registrant may pay or agree to pay an insurance premium to insure a director or secretary of the registrant, or a wholly-owned subsidiary of the registrant, against any liability for legal costs incurred by the person in that capacity, unless the liability arises out of conduct involving a willful breach of that person's duty to the registrant.

         However, the right of indemnity against the registrant and the right to recovery under any insurance contract may, in certain circumstances, be limited by the provisions of the Australian Corporations Act of 2001.


         The underwriting agreement will provide that the underwriters will indemnify the registrant and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act of 1933, relating to certain information provided or actions taken by the underwriters.

         Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 36. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


1.1       Form of Underwriting Agreement.

3.1       Constitution of Registrant.*

4.1       Master Trust Deed.*

4.2       Form of Sub-Fund Notice.*

4.3       Form of Security Trust Deed.*

4.4       Form of Note Trust Deed.*

4.5       Form of Note Terms and Conditions.*

4.6       Form of Agency Agreement.*

5.1       Opinion of Mayer, Brown & Platt as to legality of the Notes.

5.2       Opinion of Mallesons Stephen Jaques as to legality of the Notes.

8.1 Opinion of Mayer, Brown & Platt as to certain tax matters (included in Exhibit 5.1 hereof).

8.2       Opinion of Clayton Utz as to certain tax matters.

10.1 Interest Rate Swap with Deutsche Bank AG, Sydney Branch (ISDA Master Agreement, Schedule and form of Confirmation)

10.2 Interest Rate Swap with Morgan Guaranty Trust Company of New York, London Office (ISDA Master Agreement, Schedule and form of Confirmation)

10.3 Interest Rate Swap with UBS Australia Limited (ISDA Master Agreement, Schedule and form of Confirmation)

10.4 Interest Rate Swap with Commonwealth Bank of Australia (ISDA Master Agreement, Schedule and form of Confirmation)

10.5      Form of the Currency Swap.

10.6      Form of Redraw Facility Agreement.*

10.7      Restated Management Deed.

23.1      Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereof).

23.2      Consent of Clayton Utz (included in Exhibit 8.2 hereof).*

23.3 Consent of Mallesons Stephen Jaques (included in Exhibit 99.2 hereof).*

24.1      Power of Attorney.

25.1      Statement of Eligibility of Note Trustee.*

99.1 Opinion of Clayton Utz as to Enforceability of U.S. Judgments against the Manager under Australian Law.*

99.2 Opinion of Mallesons Stephen Jaques as to Enforceability of U.S. Judgments against the Issuer Trustee under Australian Law.*

          * Previously filed.


ITEM 37. UNDERTAKINGS.

         The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 24th day of August, 2001.


                                            Macquarie Securitisation Limited


                                            By: /s/ Diana E. Bergherr
                                               ---------------------------------
                                            Name:  Diana E. Bergherr
                                            Title: Attorney-in-fact

         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed, for and on behalf of Macquarie Securitisation Limited, by the following persons in the capacities and on the dates indicated.



     SIGNATURE                           TITLE                       DATE


                               Anthony Peter Gill
*                              Managing Director
----------------------         (Principal Executive Officer)    August 24, 2001

*                              Philip Jack Richards
----------------------         Treasurer and Director
                               Principal Financial Officer      August 24, 2001

*                              Patrick Tuttle
----------------------         Principal Accounting Officer     August 24, 2001

*                              Frank Nicolas Ganis
----------------------         Director                         August 24, 2001


* /s/ Diana E. Bergherr
----------------------------
  By: Diana E. Bergherr

Attorney-in-fact pursuant to a power of
attorney filed as Exhibit 24.1 to this
Registration Statement

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE


Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the Registrant with respect to the Registration Statement and signs this Pre-Effective Amendment No. 1 to the Registration Statement solely in such capacity and for the limited purpose of said Section 6(a).


                                          MACQUARIE EQUITIES (USA) INC.


                                          By: /s/ Diana E. Bergherr
                                             -----------------------------------
                                          Name: Diana E. Bergherr
                                          Title: Compliance Director
                                          Address: 600 Fifth Avenue
                                                   Level 22
                                                   New York, New York 10020
                                                   (212) 548-2542

                                 EXHIBITS INDEX

EXHIBIT
  NO.         DESCRIPTION OF EXHIBIT
              ----------------------


  1.1         Form of Underwriting Agreement.

  3.1         Constitution of the Registrant.*

  4.1         Master Trust Deed.*

  4.2         Form of Sub-Fund Notice.*

  4.3         Form of Security Trust Deed.*

  4.4         Form of Note Trust Deed.*

  4.5         Form of Note Terms and Conditions.*

  4.6         Form of Agency Agreement.*

  5.1         Opinion of Mayer, Brown & Platt as to legality of the Notes.

  5.2         Opinion of Mallesons Stephen Jaques as to legality of the Notes.


  8.1 Opinion of Mayer, Brown & Platt as to certain tax matters (included in Exhibit 5.1 hereof).
  8.2         Opinion of Clayton Utz as to certain tax matters.


  10.1 Interest Rate Swap with Deutsche Bank AG, Sydney Branch (ISDA Master Agreement, Schedule and form of Confirmation)

  10.2 Interest Rate Swap with Morgan Guaranty Trust Company of New York, London Office (ISDA Master Agreement, Schedule and form of Confirmation)

  10.3 Interest Rate Swap with UBS Australia Limited (ISDA Master Agreement, Schedule and form of Confirmation)

  10.4 Interest Rate Swap with Commonwealth Bank of Australia (ISDA Master Agreement, Schedule and form of Confirmation)

  10.5        Form of the Currency Swap.

  10.6        Form of Redraw Facility Agreement.*

  10.7        Restated Management Deed.

  23.1        Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereof).

  23.2        Consent of Clayton Utz (included in Exhibit 8.2 hereof).*

  23.3 Consent of Mallesons Stephen Jaques (included in Exhibit 99.2 hereof).*

  24.1        Power of Attorney.

  25.1        Statement of Eligibility of Note Trustee.*

  99.1 Opinion of Clayton Utz as to Enforceability of U.S. Judgments against the Manager under Australian Law.*

  99.2        Opinion of Mallesons Stephen Jaques as to Enforceability of U.S.
              Judgments against the Issuer Trustee under Australian Law.*

              * Previously filed.